As filed with the Securities and Exchange Commission on February 11, 2004

Registration No. 333 –

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MICHAEL FOODS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2015	13-4151741
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

301 Carlson Parkway, Suite 400

Minnetonka, Minnesota 55305

(952) 258-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John D. Reedy

Michael Foods, Inc.

301 Carlson Parkway, Suite 400

Minnetonka, Minnesota 55305

(952) 258-4000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

See Table of Additional Registrants Below

Copies to:

Todd R. Chandler, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale of the securities to the public:    As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

8% Senior Subordinated Notes due 2013	$150,000,000	100%	$150,000,000	$19,005

Guarantees of 8% Senior Subordinated Notes due 2013	—	—	—	—	(2)

(1)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.
(2)	The Additional Registrants will guarantee the payment of the 8% Senior Subordinated Notes due 2013. Pursuant to Section 457(n) of the Securities Act, no separate registration fee for the guarantees is payable

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices
Casa Trucking, Inc.	Minnesota	4212	22-3493806	301 Carlson Parkway, Suite 400 Minnetonka, Minnesota 55305

Crystal Farms Refrigerated Distribution Company	Minnesota	5143	41-1669454	6465 Wayzata Blvd., Suite 200 Minneapolis, Minnesota 55426

Farm Fresh Foods, Inc.	Nevada	2033	91-2086470	3840 North Civic Center Dr. “B” North Las Vegas, Nevada 89030

KMS Dairy, Inc.	Minnesota	5143	41-0845810	301 Carlson Parkway, Suite 400 Minnetonka, Minnesota 55305

M.G. Waldbaum Company	Nebraska	2015	47-0445304	301 Carlson Parkway, Suite 400 Minnetonka, Minnesota 55305

Michael Foods of Delaware, Inc.	Delaware	2015	41-1579532	301 Carlson Parkway, Suite 400 Minnetonka, Minnesota 55305

Minnesota Products, Inc.	Minnesota	2033	41-1394918	301 Carlson Parkway, Suite 400 Minnetonka, Minnesota 55305

Northern Star Co.	Minnesota	2033	41-1468193	301 Carlson Parkway, Suite 400 Minnetonka, Minnesota 55305

Papetti Electroheating Corporation	New Jersey	2015	22-3301353	One Papetti Plaza Elizabeth, New Jersey 07926

Papetti’s Hygrade Egg Products, Inc.	Minnesota	2015	22-3493805	301 Carlson Parkway, Suite 400 Minnetonka, Minnesota 55305

WFC, Inc.	Wisconsin	5143	41-1698341	450 North CP Avenue Lake Mills, Wisconsin 53551

Wisco Farm Cooperative	Wisconsin	5143	39-1524981	450 North CP Avenue Lake Mills, Wisconsin 53551

The name, address, including zip code and telephone number, including area code, of agent for service for each of the Additional Registrants is:

John D. Reedy

301 Carlson Parkway, Suite 400

Minnetonka, Minnesota 55305

(952) 258-4000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated February 11, 2004

PROSPECTUS

Offer to exchange all outstanding

$150,000,000 principal amount of

8% Senior Subordinated Notes due 2013

for

$150,000,000 principal amount of

8% Senior Subordinated Notes due 2013

registered under the Securities Act of 1933

We are offering to exchange our outstanding notes described above for the new, registered notes described above. In this prospectus we refer to the outstanding notes as the “old notes” and our new notes as the “registered notes,” and we refer to the old notes and the registered notes, together, as the “notes.” The form and terms of the registered notes are identical in all material respects to the form and terms of the old notes, except for transfer restrictions, registration rights and additional interest payment provisions relating only to the old notes. We do not intend to apply to have any notes listed on any securities exchange or automated quotation system and there may be no active trading market for them.

Material Terms of the Exchange Offer

•	The exchange offer expires at , New York City time, on , 2004, unless extended. Whether or not the exchange offer is extended, the time at which it ultimately expires is referred to in this prospectus as the time of expiration.

•	The only conditions to completing the exchange offer are that the exchange offer not violate any applicable law, regulation or interpretation of the staff of the Securities and Exchange Commission and that no injunction, order or decree of any court or governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer shall be in effect.

•	All old notes that are validly tendered and not validly withdrawn will be exchanged.

•	Tenders of old notes in the exchange offer may be withdrawn at any time prior to the time of expiration.

•	We will not receive any cash proceeds from the exchange offer.

None of our affiliates, no broker-dealers that acquired old notes directly from us and no persons engaged in a distribution of registered notes may participate in the exchange offer. Any broker-dealer that acquired old notes as a result of market-making or other trading activities and receives registered notes for its own account in exchange for those old notes must acknowledge that it will deliver a prospectus in connection with any resale of those registered notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for that purpose. We have agreed that, for a period ending on the earlier of (a) 180 days after the time of expiration and (b) the date on which broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus available to any broker-dealer for use in connection with any resales by that broker-dealer. See “Plan of Distribution.”

Consider carefully the “ Risk Factors” beginning on page 13 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004

i

TRADEMARKS

Sunny Side Up®, Simply Eggs®, Easy Eggs®, Crystal Farms®, Simply Potatoes®, Deep Chill®, Better ’n Eggs®, Table Ready®, Quaker State Farms®, Broke N’ Ready®, Centrova®, Emulsa® and Diner’s Choice® are registered United States trademarks of Michael Foods, Inc., or Michael Foods, or of its wholly owned subsidiaries. All Whites™, Chef’s Omelet™, Farm Fresh™, Logan Valley™, Michael Foods™, Express Eggs™, Canadian Inovatech™, Centromax™ and Inovatech™ are our trademarks. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders.

MARKET, RANKING AND OTHER DATA

The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, is based on reports of government agencies or published industry sources and our estimates based on our management’s knowledge and experience in the markets in which we operate. Our estimates have been based on information obtained from our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. In addition, consumption patterns and consumer preferences can and do change rapidly, which could result in changes in data presented in this prospectus. As a result, you should be aware that market, ranking and other similar data included in this prospectus, and estimates and beliefs based on that data, may not be reliable.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain items in this prospectus are “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future sales and performance, capital expenditures, financing needs, intentions relating to acquisitions, competitive strengths and weaknesses and business strategy and the trends we anticipate in the industries and economies in which we operate and other information that is not historical information and, in particular, appear under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but there can be no assurance that our expectations, beliefs and projections will be realized.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the results referred to in the forward-looking statements contained in this prospectus. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this prospectus include changes in domestic and international economic conditions. Additional risks and uncertainties include variances in the demand for our products due to consumer and industry developments, as well as variances in the costs to produce such products, including normal volatility in egg, feed and other raw material costs. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. We do not undertake any obligation to update or revise these forward-looking statements to reflect future events or circumstances.

ii

TERMS USED IN THIS PROSPECTUS

Except as otherwise required by the context, in this prospectus (a) “our company,” “we,” “us” or “our” refer to the historical and current business now operated by Michael Foods, Inc. and its subsidiaries, (b) the “issuer” refers to Michael Foods, Inc. exclusive of its subsidiaries, (c) the “predecessor” refers to the combined business of Michael Foods, Inc., which was incorporated in Minnesota, and all its then existing subsidiaries after its acquisition in April 2001 by an investor group comprised of members of senior management, two equity sponsors and affiliates of the Michael family and prior to its acquisition by affiliates of Thomas H. Lee Partners, L.P. and certain members of our senior management in November 2003, and (d) the “2001 predecessor” refers to the combined business of Michael Foods, Inc. and all its then existing subsidiaries prior to its acquisition in April 2001.

This prospectus was prepared by Michael Foods, Inc. which is a wholly owned subsidiary of M-Foods Holdings, Inc. (formerly known as THL Food Products Holding Co.), or Holdings. Holdings is a Delaware corporation formed by an affiliate of Thomas H. Lee Partners, L.P. Holdings is owned by Michael Foods Investors, LLC (formerly known as THL-MF Investors, LLC), or MF Investors, whose members include affiliates of Thomas H. Lee Partners, L.P. and certain members of our senior management. For more information on the beneficial ownership of MF Investors, see “Security Ownership of Certain Beneficial Owners and Management.” The information contained in this prospectus has been provided by us, certain members of our senior management and by other sources identified in this prospectus.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all the information that you may consider important in making your investment decision. Therefore, you should read the entire prospectus carefully, including, in particular, the section entitled “Risk Factors” and the financial statements and the related notes to those statements. All references to market share contained in this prospectus are based on sales volumes unless otherwise indicated.

We are a leading producer and distributor of specialty egg and refrigerated potato products to the foodservice, retail and industrial ingredient markets. We also distribute refrigerated food items, primarily cheese and other dairy products, to the retail grocery market predominantly in the central United States. For the twelve months ended September 30, 2003, we generated net sales of $1,086.7 million on a pro forma basis after giving effect to the sale of our dairy products division, which we sold in October 2003.

The following charts set forth the net sales and operating profit of our three divisions—egg products, potato products and refrigerated distribution—as a percentage of total net sales and operating profit for these three divisions for the twelve months ended September 30, 2003.

Egg Products. We believe our egg products division is the largest producer of processed egg products and the third largest egg producer in the United States. For the twelve months ended September 30, 2003, the egg products division represented approximately 69% and 72% of the net sales and the operating profit of our three divisions, respectively.

Potato Products. We believe our potato products division is the largest processor and distributor in the United States of a wide variety of refrigerated potato products sold to the retail grocery and foodservice markets. Our products principally include hash browns and diced, sliced, mashed and other specialty potato products. For the twelve months ended September 30, 2003, the potato products division represented approximately 7% and 10% of the net sales and the operating profit of our three divisions, respectively.

Refrigerated Distribution. Our refrigerated distribution division is a distributor of over 400 branded and private label refrigerator case items to retailers and wholesale warehouses predominantly in the central United States. For the twelve months ended September 30, 2003, the refrigerated distribution division represented approximately 24% and 18% of the net sales and operating profit of our three divisions, respectively.

Industry Trends

We believe that our specialty egg and refrigerated potato products are well positioned to continue capitalizing on the growth of the foodservice industry, which is being driven by increasing food consumption away from home. Our business is influenced by the following industry trends:

•	Growth in the foodservice industry.

•	Growth in egg consumption.

•	Growth in higher value-added processed egg products.

•	Consolidation in the foodservice distribution channel.

Our Competitive Strengths

We believe that the following key competitive strengths will contribute to our continued success:

•	Extensive portfolio of specialty and branded products with leading regional and national market positions.

•	Long-standing customer relationships.

•	Large scale operator with efficient manufacturing operations.

•	Industry-leading product development capabilities.

•	Strong, proven management team with significant equity interest.

•	Strong and stable free cash flow generation.

Our Business Strategy

Our strategy has enabled us to capitalize upon key industry trends, specifically the increases in both food prepared away from the home and the consumption of further-processed eggs. The primary components of our business strategy include the following:

•	Move customers up the “value chain,” particularly for egg products.

•	Capitalize on growth opportunities.

•	Continue strategic sourcing and cost reduction programs.

•	Pursue attractive acquisition and joint venture opportunities.

Recent Developments

On October 15, 2003, we completed the sale of our dairy products division to Dean Foods Company, or Dean Foods, for $155.0 million in cash. We used net after tax proceeds of approximately $127.0 million to repay debt under our then existing credit facility. The dairy products division had 2002 net sales of approximately $190.6 million and has three plants located in White Bear Lake, Minnesota, Sulphur Springs, Texas and Newington, Connecticut. The dairy products division product line consists primarily of ice cream mixes, creamers and soy and organic milk. The sale of the dairy products division allows us to focus on our core businesses.

The Transactions

On October 10, 2003, we entered into a merger agreement pursuant to which affiliates of Thomas H. Lee Partners, L.P. and certain members of our senior management acquired us for approximately $1.055 billion in cash, subject to certain adjustments. The acquisition and related financing transactions, described below, were consummated on November 20, 2003.

Concurrently with the acquisition, the following financing transactions occurred:

•	an investment by affiliates of Thomas H. Lee Partners, L.P. totaling $290.0 million in cash;

•	an equity investment by certain members of our senior management team of $33.0 million;

•	the entering into of a senior secured credit facility providing for $495.0 million in term loans, which were drawn at closing and a revolving credit facility for working capital and general corporate purposes of $100.0 million, with available borrowing capacity at closing of approximately $93.5 million;

•	the entering into of a senior unsecured term loan facility providing for loans of up to $135.0 million, which were drawn at closing; and

•	the offering of $150.0 million in aggregate principal amount of old notes.

The proceeds from the financing transactions were used to:

•	pay all amounts due to the former equityholders of M-Foods Holdings, the parent of our predecessor, under the terms of the merger agreement;

•	repay all outstanding indebtedness under the predecessor’s then existing credit facility;

•	repurchase the predecessor’s 11 3/4% senior subordinated notes due 2011 pursuant to a tender offer and consent solicitation by THL Food Products Co.; and

•	pay the fees and expenses related to the acquisition and the related financing transactions.

We refer to the acquisition, these financing transactions and the application of the proceeds from the financing transactions as the “transactions.”

Michael Foods, Inc. is a corporation organized under the laws of the State of Delaware. Our principal executive offices are located at 301 Carlson Parkway, Suite 400, Minnetonka, Minnesota 55305, and our telephone number is (952) 258-4000. Our worldwide web address is www.michaelfoods.com. Our web site and the information contained on our web site is not a part of this prospectus.

Summary of the Terms of the Exchange Offer

On November 20, 2003, the issuer issued $150.0 million aggregate principal amount of its 8% senior subordinated notes due 2013 in a transaction exempt from registration under the Securities Act of 1933. We refer to the issuance of the old notes in this prospectus as the “original issuance.”

At the time of the original issuance, we entered into an agreement in which we agreed to register new notes, with substantially the same form and terms of the old notes, and to offer to exchange the registered notes for the old notes. This agreement is referred to in this prospectus as the “registration rights agreement.”

Unless you are a broker-dealer and you satisfy the conditions set forth below under “—Resales of the Registered Notes,” we believe that the registered notes to be issued to you in the exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act. You should read the discussions under the headings “The Exchange Offer” and “Description of Notes” for further information regarding the registered notes.

Registration Rights Agreement

Under the registration rights agreement, the issuer is obligated to offer to exchange the old notes for registered notes with terms identical in all material respects to the old notes. The exchange offer is intended to satisfy that obligation. After the exchange offer is complete, except as set forth in the next paragraph, you will no longer be entitled to any exchange or registration rights with respect to your old notes.

The registration rights agreement requires the issuer to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for your benefit if you would not receive freely tradeable registered notes in the exchange offer or you are ineligible to participate in the exchange offer and indicate that you wish to have your old notes registered under the Securities Act. See “The Exchange Offer—Procedures for Tendering.”

The Exchange Offer

The issuer is offering to exchange $1,000 principal amount of its 8% senior subordinated notes due 2013, which have been registered under the Securities Act, for each $1,000 principal amount of its unregistered 8% senior subordinated notes due 2013 that were issued in the original issuance.

In order to be exchanged, an old note must be validly tendered and accepted. All old notes that are validly tendered and not validly withdrawn before the time of expiration will be accepted and exchanged.

As of this date, there are $150.0 million aggregate principal amount of old notes outstanding.

The issuer will issue the registered notes promptly after the time of expiration.

Resales of the Registered Notes

Except as described below, we believe that the registered notes to be issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and (except with respect to broker-dealers) prospectus delivery provisions of the Securities Act if (but only if) you meet the following conditions:

	•	you are not an “affiliate” of the issuer, as that term is defined in Rule 405 under the Securities Act.

	•	if you are a broker-dealer, you acquired the old notes which you seek to exchange for registered notes as a result of market making or other trading activities and not directly from us and you comply with the prospectus delivery requirements of the Securities Act;

	•	the registered notes are acquired by you in the ordinary course of your business;

	•	you are not engaging in and do not intend to engage in a distribution of the registered notes; and

	•	you do not have an arrangement or understanding with any person to participate in the distribution of the registered notes.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us. The staff has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer.

If you do not meet the above conditions, you may not participate in the exchange offer or sell, transfer or otherwise dispose of any old notes unless (i) they have been registered for resale by you under the Securities Act and you deliver a “resale” prospectus meeting the requirements of the Securities Act or (ii) you sell, transfer or otherwise dispose of the registered notes in accordance with an applicable exemption from the registration requirements of the Securities Act.

Any broker-dealer that acquired old notes as a result of market-making activities or other trading activities, and receives registered notes for its own account in exchange for old notes, must acknowledge that it will deliver a prospectus in connection with any resale of the registered notes. See “Plan of Distribution.” A broker-dealer may use this prospectus for an offer to resell or to otherwise transfer those registered notes for a period of 180 days after the time of expiration.

Time of Expiration	The exchange offer will expire at , New York City time, on , 2004, unless we decide to extend the exchange offer. We do not intend to extend the exchange offer, although we reserve the right to do so. We will not extend the exchange offer past , 2004.

Conditions to the Exchange Offer	The only conditions to completing the exchange offer are that the exchange offer not violate any applicable law, regulation or applicable interpretation of the staff of the SEC and that no injunction, order or decree of any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer shall be in effect. See “The Exchange Offer—Conditions.”

Procedures for Tendering Old Notes Held in the Form of Book-Entry Interests

The old notes were issued as global notes in fully registered form without interest coupons. Beneficial interests in the old notes held by direct or indirect participants in The Depository Trust Company, or DTC, are shown on, and transfers of those interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

If you hold old notes in the form of book-entry interests and you wish to tender your old notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the time of expiration of the exchange offer either:

	•	a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, at the address set forth on the cover page of the letter of transmittal; or

	•	a computer-generated message transmitted by means of DTC’s Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

The exchange agent must also receive on or prior to the expiration of the exchange offer either:

	•	a timely confirmation of book-entry transfer of your old notes into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfers described in this prospectus under the heading “The Exchange Offer—Book-Entry Transfer;” or

	•	the documents necessary for compliance with the guaranteed delivery procedures described below.

A letter of transmittal for your notes accompanies this prospectus. By executing the letter of transmittal or delivering a computer-generated message through DTC’s Automated Tender Offer Program system, you will represent to us that, among other things:

	•	you are not an affiliate of the issuer;

	•	you are not a broker-dealer who acquired the old notes that you are sending to the issuer directly from the issuer;

	•	the registered notes to be acquired by you in the exchange offer are being acquired in the ordinary course of your business;

	•	you are not engaging in and do not intend to engage in a distribution of the registered notes; and

	•	you do not have an arrangement or understanding with any person to participate in the distribution of the registered notes.

Procedures for Tendering Certificated Old Notes

If you are a holder of book-entry interests in the old notes, you are entitled to receive, in limited circumstances, in exchange for your book-entry interests, certificated notes which are in equal principal amounts to your book-entry interests. See “Description of Notes—Exchange of Global Notes for Certificated Notes.” If you acquire certificated old notes prior to the expiration of the exchange offer, you must tender your certificated old notes in accordance with the procedures described in this prospectus under the heading “The Exchange Offer—Procedures for Tendering—Certificated Old Notes.”

Special Procedures for Beneficial Owners

If you are the beneficial owner of old notes and they are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See “The Exchange Offer—Procedures for Tendering—Procedures Applicable to All Holders.”

Guaranteed Delivery Procedures	If you wish to tender your old notes in the exchange offer and:

	(1)	they are not immediately available;

	(2)	time will not permit your old notes or other required documents to reach the exchange agent before the expiration of the exchange offer; or

	(3)	you cannot complete the procedure for book-entry transfer on a timely basis,

you may tender your old notes in accordance with the guaranteed delivery procedures set forth in “The Exchange Offer— Procedures for Tendering—Guaranteed Delivery Procedures.”

Acceptance of Old Notes and Delivery of Registered Notes

Except under the circumstances described above under “The Exchange Offer—Conditions,” the issuer will accept for exchange any and all old notes which are properly tendered prior to the time of expiration. The registered notes to be issued to you in the exchange offer will be delivered promptly following the time of expiration. See “The Exchange Offer—Terms of the Exchange Offer.”

Withdrawal	You may withdraw the tender of your old notes at any time prior to the time of expiration. We will return to you any old notes not accepted for exchange for any reason without expense to you as promptly after withdrawal, rejection of tender or termination of the exchange offer.

Exchange Agent	Wells Fargo Bank Minnesota, National Association is serving as the exchange agent in connection with the exchange offer.

Consequences of Failure to Exchange	If you do not participate in the exchange offer for your old notes, upon completion of the exchange offer, the liquidity of the market for your old notes could be adversely affected. See “The Exchange Offer—Consequences of Failure to Exchange.”

United States Federal Income Tax Consequences of the Exchange Offer	The exchange of old notes for registered notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See “United States Federal Income Tax Consequences.”

Summary of Terms of the Registered Notes

The form and terms of the registered notes are the same as the form and terms of the old notes, except that the registered notes will be registered under the Securities Act. As a result, the registered notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damages provisions contained in the old notes. The registered notes represent the same debt as the old notes. Both the old notes and the registered notes are governed by the same indenture.

The summary below describes the principal terms of the registered notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains a more detailed description of the terms and conditions of the notes.

Issuer	Michael Foods, Inc., a Delaware corporation.

Securities	$150.0 million in principal amount of 8% senior subordinated notes due 2013 registered under the Securities Act.

Maturity	November 15, 2013.

Interest	Annual rate: 8%.

Payment frequency: every six months on May 15 and November 15.

First payment: May 15, 2004.

Ranking	The registered notes will be our unsecured senior subordinated debt. Accordingly, they will rank:

• junior to all of our existing and future senior debt, including borrowings under our senior credit facility and our senior unsecured term loan facility;

• equally with any of our future unsecured senior subordinated debt;

• senior to any of our future debt that expressly provides that it is subordinated to the registered notes; and

• effectively subordinated to any existing or future debt or other liabilities of any of our subsidiaries that do not guarantee the registered notes.

Assuming the acquisition and the related financing transactions, including the offering of the old notes, were completed on September 30, 2003, the notes would have been subordinated to approximately $639.8 million of our senior debt, of which $630.0 million would have consisted of borrowings under our senior credit facility and our senior unsecured term loan facility.

Guarantees	The registered notes will be unconditionally guaranteed on an unsecured senior subordinated basis by each of our existing and future domestic subsidiaries, other than subsidiaries treated as unrestricted subsidiaries and other than immaterial subsidiaries. We refer to these subsidiaries as subsidiary guarantors and the guarantees that such subsidiary guarantors provide as the guarantees. The guarantees will rank:

	•	junior to all existing and future senior debt of the subsidiary guarantors, including the subsidiary guarantors’ guarantees of borrowings under our senior credit facility and our senior unsecured term loan facility;

	•	equally with any future unsecured senior subordinated debt of the subsidiary guarantors; and

	•	senior to all future debt of the subsidiary guarantors that expressly provides that it is subordinated to the guarantees.

Assuming the acquisition and the related financing transactions, including the offering of the old notes, were completed on September 30, 2003, the guarantees would have been subordinated to approximately $639.8 million (excludes guarantees of payment of certain industrial revenue bonds in the amount of $6.4 million) of senior debt of the subsidiary guarantors, of which $630.0 million would have consisted of guarantees of the issuer’s borrowings under our senior credit facility and our senior unsecured term loan facility.

Optional Redemption	We may redeem the registered notes, in whole or in part, at any time on or after November 15, 2008, at the redemption prices described in the section “Description of Notes—Optional Redemption,” plus accrued and unpaid interest.

In addition, on or before November 15, 2006, we may redeem up to 40% of the registered notes with the net cash proceeds from certain equity offerings at the redemption price listed in “Description of Notes—Optional Redemption.” However, we may only make such redemptions if at least 60% of the aggregate principal amount of registered notes initially issued under the indenture remains outstanding immediately after the occurrence of such redemption.

Change of Control	Upon the occurrence of a change in control, we must offer to repurchase the registered notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

Certain Covenants	The indenture governing the registered notes, among other things, limits our ability and the ability of our restricted subsidiaries to:

	•	borrow money;

	•	pay dividends on or redeem or repurchase stock;

	•	make certain types of investments and other restricted payments;

•	create liens;

•	sell certain assets or merge with or into other companies;

•	enter into certain transactions with affiliates;

•	sell stock in our restricted subsidiaries; and

•	restrict dividends or other payments from our subsidiaries.

These covenants contain important exceptions, limitations and qualifications. For more information, see “Description of Notes.”

You should refer to “Risk Factors,” beginning on page 13 for an explanation of the material risks of participating in the exchange offer and of investing in the registered notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for the fiscal years ended December 31, 1998, 1999, and 2000, the three months ended March 31, 2001, the nine months ended December 31, 2001, the year ended December 31, 2002 and the nine months ended September 30, 2002 and September 30, 2003:

	2001 Predecessor								Predecessor
	Year Ended December 31,						Three Months Ended March 31, 2001		Nine Months Ended December 31, 2001		Year Ended December 31, 2002		Nine Months Ended September 30,
	1998		1999		2000								2002		2003
Ratio of earnings to fixed charges (1)	6.16	x	6.11	x	5.83	x	2.72	x	1.48	x	1.86	x	1.80	x	2.00	x

(1)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes and extraordinary items, plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs and a portion of operating lease rental expense deemed to be representative of the interest factor.

RISK FACTORS

Participating in the exchange offer and investing in the registered notes involves a high degree of risk. You should read and consider carefully each of the following factors, as well as the other information contained in this prospectus, before making a decision on whether to participate in the exchange offer. Additional risks and uncertainties not currently known to us or those we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Associated with the Exchange Offer

Because there is no public market for the registered notes, you may not be able to resell your registered notes.

The registered notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their registered notes; or

•	the price at which the holders would be able to sell their registered notes.

If a trading market were to develop, the registered notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and our financial performance.

We understand that the initial purchasers of the old notes presently intend to make a market in the notes. However, they are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active trading market will exist for the registered notes or that any trading market that does develop will be liquid.

In addition, any holder who tenders in the exchange offer for the purpose of participating in a distribution of the registered notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see “The Exchange Offer.”

Your old notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your old notes will continue to be subject to existing transfer restrictions and you may not be able to sell your old notes.

We will not accept your old notes for exchange if you do not follow the exchange offer procedures. We will issue registered notes as part of this exchange offer only after a timely receipt of your old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you wish to tender your old notes, please allow sufficient time to ensure timely delivery. If we do not receive your old notes, letter of transmittal and other required documents by the time of expiration of the exchange offer, we will not accept your old notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding old notes for exchange. If there are defects or irregularities with respect to your tender of old notes, we will not accept your old notes for exchange.

If you fail to exchange your old notes, they will continue to be restricted securities and may become less liquid.

Following the exchange offer, old notes that you do not tender or that are not accepted will continue to be restricted securities. You may not offer or sell restricted securities except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The issuer will issue registered notes in exchange for the old notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions described elsewhere in this prospectus. These procedures and conditions include timely receipt by the exchange agent of the old notes and of a properly completed and duly executed letter of transmittal. Because we anticipate that most holders of old notes will elect to exchange their old notes, we expect that the liquidity of the market for any old notes remaining after the completion of the exchange offer may be substantially limited.

Risks Relating to the Notes

Our substantial indebtedness could adversely affect our financial health and prevent the issuer from fulfilling its obligations under these notes and reduce the cash available to support our business and operations.

As a result of the transactions, we have a significant amount of indebtedness. The following table sets forth our long-term debt, shareholder’s equity and ratio of earnings to fixed charges, after giving effect to the sale of our predecessor’s dairy products division and the repayment of a portion of our predecessor’s indebtedness under our predecessor’s then existing credit facility with the net after tax proceeds received therefrom, and the transactions, including the offering of the old notes and the application of the net proceeds therefrom as intended, as if they occurred on September 30, 2003 or January 1, 2002 in the case of the ratio of earnings to fixed charges:

Pro Forma At September 30, 2003
(in thousands)
Total debt	$789,784
Shareholder’s equity	$212,564

Pro Forma Twelve Months Ended December 31, 2002
Ratio of earnings to fixed charges (1)	1.28x

(1)	For purposes of computing ratio of earnings to fixed charges, earnings consist of income before taxes for the period plus fixed charges deductible in calculating income before taxes for the period. Fixed charges consist of interest incurred, amortization of deferred financing costs, and an amount representing the interest factor included in rental expense.

Our substantial indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for the issuer to satisfy its obligations with respect to the notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a substantial portion of its cash flow from operations to payments on its indebtedness, thereby reducing the availability of its cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in its business and the markets in which it operates;

•	increase our vulnerability to interest rate increases as borrowings under its senior credit facility and senior unsecured term loan facility are at variable rates;

•	place us at a competitive disadvantage compared to its competitors that have less debt; and

•	limit, among other things, our ability to borrow additional funds.

In addition, we may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the notes, the senior credit facility and the senior unsecured term loan facility would allow us to issue and incur additional debt upon satisfaction of certain conditions. As of September 30, 2003, on a pro forma basis after giving effect to the transactions, we would have had $93.5 million available for additional borrowing under the revolving credit facility under the senior credit facility after taking into account $6.5 million of outstanding letters of credit. If new debt is added to current debt levels, the related risks described above could intensify.

Your right to receive payments on the notes is junior to the issuer’s existing senior indebtedness and possibly all of its future borrowings. Further, the guarantees of the notes are junior to all of the guarantors’ existing senior indebtedness and possibly to all their future borrowings.

The notes and the guarantees are unsecured and rank junior to all of the issuer’s and the subsidiary guarantors’ existing senior indebtedness, including the issuer’s borrowings and the related guarantees by the subsidiary guarantors under the senior credit facility and the senior unsecured term loan facility, and all of the issuer’s and the subsidiary guarantors’ future senior indebtedness. Assuming our predecessor had completed the sale of its dairy products division and the application of the net proceeds therefrom and the transactions, including the offering of the old notes on September 30, 2003, these notes would have been subordinated to approximately $639.8 million of senior debt of the issuer of which $630.0 million would have consisted of borrowings under the senior credit facility and senior unsecured term loan facility, and the guarantees would have been subordinated to approximately $646.2 million of senior debt of the subsidiary guarantors, of which $630.0 million would have consisted of guarantees of the issuer’s borrowings under the senior credit facility and senior unsecured term loan facility. In addition, approximately $93.5 million would have been available for borrowing as additional senior debt under the revolving credit facility of the senior credit facility. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future.

As a result of that subordination, upon any distribution to the issuer’s creditors or the creditors of the subsidiary guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to the issuer or the subsidiary guarantors or the issuer’s or the guarantors’ property, the holders of senior debt of the issuer and the subsidiary guarantors will be entitled to be paid in full before any payment may be made with respect to the notes or the subsidiary guarantees. In addition, all payments on the notes and the guarantees will be blocked in the event of a payment default on designated senior debt and may be blocked for up to 179 consecutive days in the event of certain non-payment defaults on designated senior debt. In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to the issuer or the subsidiary guarantors, the indenture relating to the notes requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead until the holders of the senior debt are paid in full. As a result, holders of the notes may not receive all amounts owed to them and may receive less, ratably, than holders of trade payables and other unsubordinated indebtedness in any such proceeding.

Furthermore, upon default in payment to certain of the issuer’s and the subsidiary guarantors’ commodity suppliers, federal and state laws, including the Perishable Agricultural Commodities Act and the Minnesota Wholesale Produce Distributors Act, may create for these suppliers a floating statutory trust, which in effect grants these unpaid suppliers a claim on all of the issuer’s and the subsidiary guarantors’ inventories and products before the holders of secured or unsecured debt, including the notes.

Since the notes are unsecured, your right to enforce remedies is limited by the rights of holders of secured debt.

In addition to being contractually subordinated to all its existing and future senior debt, the issuer’s obligations under the notes will be unsecured while its obligations under the senior credit facility will be secured by substantially all of its assets and those of its subsidiaries. If the issuer becomes insolvent or is liquidated, or if payment under the senior credit facility is accelerated, the lenders under the senior credit facility will be entitled to exercise the remedies available to a secured lender under applicable law. These lenders will have a claim on all assets securing the senior credit facility before the holders of unsecured debt, including the notes. See “Description of Credit Facilities.”

The issuer will require a significant amount of cash to service its indebtedness. Its ability to generate cash depends on many factors beyond the issuer’s control.

The ability of the issuer to make payments on and to refinance its indebtedness, including the notes and amounts borrowed under the senior credit facility and the senior unsecured term loan facility, and to fund planned capital expenditures and expansion efforts and any strategic acquisitions we may make, if any, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond its control.

Based on its current level of operations, we believe our cash flow from operations, together with available cash and available borrowings under the revolving credit facility of our senior credit facility, will be adequate to meet our future liquidity needs for at least the next twelve months. However, we cannot assure you that our business will generate sufficient cash flow from operations in the future, that our currently anticipated growth in net sales and cash flow will be realized on schedule or that future borrowings will be available to us under its senior credit facility in an amount sufficient to enable the repayment of indebtedness, including the notes, or to fund other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our debt, including the senior credit facility, the senior unsecured term loan facility and the notes, on commercially reasonable terms or at all.

The senior credit facility, the senior unsecured term loan facility and the indenture related to the notes contain various covenants which limit our management’s discretion in the operations of our business.

The senior credit facility, the senior unsecured term loan facility and the indenture related to the notes contain various provisions which limit our management’s discretion by, among other things, restricting our ability to:

•	borrow money;

•	pay dividends on stock or repurchase stock;

•	make certain types of investments and other restricted payments;

•	create liens;

•	use assets as security in other transactions;

•	sell certain assets or merge with or into other companies;

•	enter into certain transactions with affiliates;

•	sell stock in certain of our subsidiaries; and

•	restrict dividends or other payments to the issuer of the notes.

In addition, the senior credit facility requires us to meet certain financial ratios. Covenants in the senior credit facility also require us to use a portion of the proceeds we receive in specified debt or equity issuances to repay outstanding borrowings under our senior credit facility.

Any failure to comply with the restrictions of the senior credit facility, the senior unsecured term loan facility, the indenture related to the notes or any other subsequent financing agreements may result in an event of default. Such default may allow the creditors, if the agreements so provide, to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provisions applies. In addition, the lenders may be able to terminate any commitments they had made to provide us with further funds.

The issuer may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

Upon the occurrence of certain specific kinds of change of control events, the issuer will be required to offer to repurchase all outstanding notes. However, it is possible that the issuer will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in the senior credit facility will not allow such repurchases. The issuer’s ability to repurchase these notes upon certain specific kinds of change of control events may be limited by the terms of its senior indebtedness and the subordination provisions of the indenture. For example, the senior credit facility will prohibit the issuer from repurchasing the notes after certain specific kinds of change of control events until it first repays debt under the senior credit facility in full or obtains a waiver from the bank lenders. If the issuer fails to repurchase the notes in that circumstance, it will go into default under the indenture related to the notes and the senior credit facility. The senior unsecured term loan facility also contains similar provisions to those specified in this paragraph. Any future debt which we incur may also contain restrictions on repayment which come into effect upon certain specific kinds of change of control events. If a change of control occurs, we cannot assure you that we will have sufficient funds to repay other debt obligations which will be required to be repaid, in addition to the notes. See “Description of Notes—Repurchase at the Option of Holders—Change of Control” and “Description of Credit Facilities.”

Federal and state statutes allow courts, under specific circumstances, to void the notes or the guarantees and require noteholders to return payments received from the issuer or the subsidiary guarantors.

If a bankruptcy case or lawsuit is initiated by unpaid creditors of the issuer or any subsidiary guarantor, the debt represented by the notes or the guarantees may be reviewed under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, the notes or the guarantee could be voided, or claims in respect of the notes or the guarantees could be subordinated to the issuer’s or the applicable subsidiary guarantor’s other debt, if, among other things, the issuer or such subsidiary guarantor, at the time it issued the notes or entered into the guarantee:

•	received less than reasonably equivalent value or fair consideration for issuing the notes or entering into the guarantee; and

•	either:

•	was insolvent or rendered insolvent by reason of issuing the notes or entering into the guarantee; or

•	was engaged in a business or transaction for which the issuer’s or such subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that the issuer or such subsidiary guarantor would incur, debts or contingent liabilities beyond the issuer’s or such subsidiary guarantor’s ability to pay such debts or contingent liabilities as they become due.

In addition, any payment by the issuer or a subsidiary guarantor pursuant to the notes or the guarantees, as the case may be, could be voided and required to be returned to the issuer or such subsidiary guarantor, or to a fund for the benefit of the creditors of the issuer or such subsidiary guarantor.

If a guarantee were voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the notes would be solely creditors of the issuer and creditors of our other subsidiaries that have validly guaranteed the notes. The notes then would be effectively subordinated to all obligations of the subsidiary whose guarantee was voided.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, the issuer or the subsidiary guarantor would be considered insolvent if:

•	the sum of the issuer’s or such subsidiary guarantor’s debts, including contingent liabilities, were greater than the fair saleable value of all of the issuer’s or such subsidiary guarantor’s assets; or

•	if the present fair saleable value of the issuer’s or such subsidiary guarantor’s assets were less than the amount that would be required to pay the issuer’s or such subsidiary guarantor’s probable liability on the issuer’s or such subsidiary guarantor’s existing debts, including contingent liabilities, as they become absolute and mature; or

•	the issuer or such subsidiary guarantor could not pay its debts or contingent liabilities as they become due.

To the extent that the claims of the holders of the notes against the issuer or any subsidiary guarantor were subordinated in favor of other creditors of the issuer or such subsidiary guarantor, such other creditors would be entitled to be paid in full before any payment could be made on these notes or the guarantees. If one or more of the guarantees is voided or subordinated, we cannot assure you that after providing for all prior claims, there would be sufficient assets remaining to satisfy the claims of the holders of these notes.

Based upon financial and other information, we believe that the notes and the guarantees are being incurred for proper purposes and in good faith and that the issuer and each subsidiary guarantor is solvent and will continue to be solvent after this exchange offer is completed, will have sufficient capital for carrying on business after such issuance and will be able to pay debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

Risks Relating to Our Company, Our Industry and the Industries We Serve

Our operating results are significantly affected by egg, potato and cheese market prices and the prices of other raw materials, such as grain, which can fluctuate widely.

Our operating results are significantly affected by egg, potato and cheese prices and the prices of corn and soybean meal, which are the primary feedstock used in our internal production of eggs. For example, for the year ended December 31, 2002, costs of eggs purchased from third-party suppliers and corn and soybean meal fed to our internal flocks were approximately $237.0 million, which represented 46% of total cost of sales for the egg products division. A majority of this amount consisted of purchases of eggs from third-party suppliers.

Eggs, corn and soybean meal are each commodities that are subject to significant price fluctuations due to market conditions. For illustrative purposes, our yearly average cost of eggs, corn and soybean meal for the past ten years is set forth below:

	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	(in dollars)
Liquid whole eggs (per pound)	$0.38	$0.35	$0.36	$0.50	$0.43	$0.38	$0.31	$0.30	$0.30	$0.31
Corn (per bushel)	2.39	2.50	2.81	3.68	2.75	2.38	2.11	2.11	2.10	2.28
Soybean meal (per ton)	196	180	181	240	246	158	139	169	163	166

In general, the pricing of eggs is affected by an inelasticity of supply and demand, in connection with which small increases in production or decreases in demand can have a large effect on prices. Our operating profit has historically been adversely affected when egg and grain prices rise. In addition, our operating profit has historically been negatively impacted during extended periods of low egg prices. For example, during 2000 the operating profits for our lower value-added egg products sold mostly to industrial ingredient customers declined by approximately $14.0 million due, in part, to a decline in egg prices to a fifteen year low in mid 2000. This resulted in a decline in operating profit for the egg products division as a whole, as the growth in sales and earnings of our higher value-added products was insufficient to fully offset this decline. Egg prices have experienced an upward trend since 2002 and have risen to historical highs in late 2003 and early 2004. We cannot assure you that changes in the price of eggs, corn or soybean meal will not have a material adverse affect on our business, prospects, results of operations or financial condition. We also can experience similar negative effects on our results of operations because of increases in the price of potatoes and cheese. Although we can take steps to mitigate the effects of changes to our raw material costs, fluctuations in prices are outside of our control. For a description of our risk management strategy designed to reduce the impacts of changes in these commodity prices, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Commodity Risk Management” and “Business—Egg Products Division—Commodity Risk Management.”

We produce and distribute food products that are susceptible to microbial contamination.

Many of our food products, particularly egg products, are vulnerable to contamination by disease producing organisms, or pathogens, contained in food, such as Listeria monocytogenes and Salmonella enteritidis. These pathogens are generally found in the environment and as a result, there is a risk that they will be present in our processed food products. The risk may be controlled, but may not be eliminated, by adherence to good manufacturing practices and finished product testing. Also, products purchased from others for repacking or distribution may contain contaminants that may be inadvertently redistributed by us. Once contaminated products have been shipped for distribution, illness and death may result if the pathogens are not eliminated by processing at the foodservice or consumer level. In 2000, our refrigerated distribution division recalled certain cheese products manufactured for us by a third party due to a possible listeria contamination. Even an inadvertent shipment of adulterated products is a violation of law and may lead to an increased risk of exposure to product liability claims, as discussed below, product recalls and increased scrutiny by federal and state regulatory agencies and may have a material adverse effect on our reputation, business, prospects, results of operations and financial condition. See “Business—Food Safety.”

As a result of selling food products, we face the risk of exposure to product liability claims.

We face the risk of exposure to product liability claims and adverse public relations in the event that our quality control procedures fail and the consumption of our products cause injury or illness. If a product liability claim is successful, our insurance may not be adequate to cover all liabilities we may incur, and we may not be able to continue to maintain such insurance, or obtain comparable insurance at a reasonable cost, if at all. We generally seek contractual indemnification and insurance coverage from parties supplying us products, but this indemnification or insurance coverage is limited by the creditworthiness of the indemnifying party, and their insurance carriers, if any, as well as the insured limits of any insurance provided by suppliers. If we do not have adequate insurance or contractual indemnification available, product liability claims relating to defective products could have a material adverse effect on our business reputation and earnings. In addition, even if a product liability claim is not successful or is not fully pursued, the negative publicity surrounding any assertion that our products caused illness or injury could have a material adverse effect on our reputation with existing and potential customers and on our business, prospects, results of operations and financial condition. See “Business—Food Safety.”

A decline in egg consumption or in the consumption of processed food products would have a material adverse effect on our net sales and results of operations.

For the twelve months ended September 30, 2003, the egg products division represented approximately 69% and 72% of the net sales and operating profit of our three divisions, respectively. Per capita consumption of eggs declined from the early 1980s through the early 1990s due, in part, to public health and safety concerns regarding blood cholesterol levels and bacterial contamination from eggs. While egg consumption has experienced an upward trend over the past several years, there is no assurance that the consumption of eggs will not decline again. Adverse publicity relating to health concerns and the nutritional value of eggs and egg products could adversely affect demand for our processed egg products, which would have a material adverse effect on our business, prospects, results of operations and financial condition. In addition, as almost all of our operations consist of the production and distribution of processed food products, a change in consumer preferences relating to processed food products or in consumer perceptions regarding the nutritional value of processed food products could adversely affect demand, which would have a material adverse effect on our business, prospects, results of operations and financial condition.

The segments of the food industry in which we operate are highly competitive, and our inability to compete successfully could adversely affect our business, prospects, results of operations and financial condition.

Competition in each of the segments of the food industry within which we operate is intense. In particular, we compete with major companies such as Cargill Incorporated, Kraft Foods, Inc. and ConAgra Foods. Each of these companies has substantially greater financial resources, name recognition, research and development, marketing and human resources than we have. In addition, our competitors may succeed in developing new or enhanced products which are better than our products. These companies may also prove to be more successful than we are in marketing and selling these products. We cannot assure you that we will be able to compete successfully with any or all of these companies. Increased competition against any of our products could result in price reduction, reduced margins and loss of market share, which could negatively affect our business, prospects, results of operations and financial condition.

Our largest customers have historically accounted for a significant portion of our net sales volume. Accordingly, our business may be adversely affected by the loss of, or reduced purchases by, one or more of our large customers.

For the twelve months ended September 30, 2003, the egg products division sales to Sysco and U.S. Foodservice accounted for approximately 16% and 18% of the egg products division’s net sales volume, respectively, and sales to the egg products division’s top ten customers in the aggregate accounted for approximately 50% of the egg products division’s total sales volume. For the twelve months ended September 30, 2003, our potato products division sales to Sysco and U.S. Foodservice accounted for approximately 25% and 21%, respectively, of the potato products division’s net sales volume, and sales to the top ten customers in the aggregate accounted for approximately 67% of the potato products division’s total sales volume. For the twelve months ended September 30, 2003, our refrigerated distribution division sales to SUPERVALU and its affiliates accounted for approximately 43% of the refrigerated distribution division’s net sales volume. If, for any reason, one of our key customers were to purchase significantly less of our products in the future or were to terminate its purchases from us, and we are not able to sell our products to new customers at comparable or greater levels, it could have a material adverse effect on our business, prospects, financial condition and results of operations. For more information, see the “Customers” section for each of our divisions in “Business.”

Our business relies on patents and trademarks. The loss or expiration of a patent, whether licensed or owned, or the loss of any trademark could negatively impact our ability to produce and sell the products associated with such patent or trademark, which could have a material adverse effect on our sales volume and net income.

We rely on patents, trademarks, trade secrets and other intellectual property in our business. In 1988, we obtained an exclusive license to use patented processes developed and owned by North Carolina State University involving the ultrapasteurization of liquid eggs. Four of the five patents licensed to us under this license expire 2006 and are used in the production of ESL liquid egg products. Our license to use each of these patents will continue until the expiration of the patents. In addition to some of our competitors already using these patented processes in violation of our rights under the license, we believe additional parties may begin to produce and market processed egg products that are similar to ours when the licensed patents expire. Moreover, our competitors may develop and use technology in the production and development of liquid egg products that does not violate the patents that we license.

We have been engaged in extensive legal proceedings, along with the owner of the licensed patents, against some of the parties we believe are currently infringing on the licensed patents. See “Business—Legal Proceedings” for a summary of these proceedings.

We also own several registered and unregistered trademarks that are used in the marketing and sale of our products. We have invested a substantial amount of money in promoting our trademarked brands. However, the degree of protection that these trademarks afford us is unknown.

We may not have the resources necessary to engage in actions to prevent infringement of our trademarks or the patents that we license. We cannot be certain that steps we have taken to protect our intellectual property rights will be adequate or that third parties will not infringe or misappropriate our intellectual property rights. Any such infringement or misappropriation or the termination of the patent license, or the expiration, lapsing, or invalidation of the licensed patents, our trademarks or other intellectual property could have a material adverse effect on our business, prospects, results of operations and financial condition. For more information, see “Business—Proprietary Technologies and Trademarks.”

Government regulation could increase our costs of production and increase our legal and regulatory expenses.

The manufacture, processing, packaging, storage, distribution and labeling of food products are subject to extensive federal, state and local regulation. We are regulated by the Food and Drug Administration, the FDA, the United States Department of Agriculture, or the USDA, and various state and local health and agricultural agencies. Public health concerns about animal feed could lead to modified regulations regarding hen feed. Such regulatory changes could require us to replace ingredients we currently use in feeding our internal flocks with more expensive alternatives. As a result, our egg production costs could increase, adversely affecting our results of operations and financial position. In addition, some of our facilities are subject to continuous on-site inspections. Applicable statutes and regulations governing food products include “standards of identity” for the content of specific types of foods, nutritional labeling and serving size requirements and “good manufacturing practices” with respect to production processes. In addition, our production and distribution facilities are subject to various federal, state and local environmental and workplace regulations. Failure to comply with all applicable laws and regulations could subject us to civil remedies, including fines, injunctions, recalls or seizures, and criminal sanctions, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, compliance with current or future laws or regulations could require us to make material expenditures or otherwise adversely affect the way we operate our business, our prospects, results of operations and financial condition.

We may incur unexpected costs associated with compliance with environmental regulations.

We are subject to federal, state, and local environmental requirements, including those governing discharges to air and water, the management of hazardous substances, the disposal of solid and hazardous wastes, and the remediation of contamination. If we do not fully comply with environmental regulations, or if a release of hazardous substances occurs at or from one of our facilities, we may be subject to penalties and/or held liable for the cost of remedying the condition. For example, in 2000, 2002 and 2003, we were required to upgrade the wastewater treatment systems at three of our facilities and in 2003 we paid fines in connection with regulatory noncompliance relating to one of the facilities. We may be required to upgrade the systems at other facilities in the future. The operational and financial effects associated with compliance with the variety of environmental regulations we are subject to could require us to make material expenditures or otherwise adversely affect the way we operate our business and our prospects, results of operations and financial condition. See “Business—Environmental Regulation.”

Extreme weather conditions, disease and pests could harm our business.

All of our business activities are subject to a variety of agricultural risks. Unusual weather conditions, disease and pests can materially and adversely affect the quality and quantity of the food products we produce and distribute. There can be no assurance that these factors will not affect a substantial portion of our production facilities in any year and have a material adverse effect on our business, prospects, results of operations or financial condition.

The segments of the food industry in which we compete are labor intensive, and if we cannot attract and retain qualified employees, we may not be able to implement our operating strategies.

The segments of the food industry in which we compete are labor intensive. Some of our operations have experienced a high rate of employee turnover and could continue to experience high turnover in the future. Labor shortages, the inability to hire or retain qualified employees or increased labor costs could have a material adverse effect on our ability to control expenses and efficiently conduct our operations. We cannot assure you that we will be able to continue to hire and retain the sufficiently skilled labor force necessary to operate efficiently and to support our operating strategies, that we will continue to experience favorable labor relations or that our labor expenses will not increase as a result of a continuing shortage in the supply of personnel.

Strikes, work stoppages and slowdowns could negatively affect our results of operations.

We currently participate in a union contract which extends through December 31, 2007, that covers, as of December 31, 2003, 183 employees of our potato products division, constituting approximately 72.1% of the division’s employees and 4.8% of all our 3,806 employees. We cannot assure you that our relations with the unionized portion of our workforce will remain positive or that such employees will not initiate a strike, work stoppage or slowdown in the future. In the event of such an action, our business, prospects, results of operations and financial condition could be adversely affected and we cannot assure you that we would be able to adequately meet the needs of our customers utilizing our remaining workforce. In addition, we cannot assure you that we would not have similar actions with our non-unionized workforce or that our non-unionized workforce will not become unionized in the future.

Our industry and the sales of our products are subject to seasonal variations and, as a result, our quarterly operating results may fluctuate.

Our quarterly operating results are affected by the seasonal fluctuations of our net sales and operating profits. Shell eggs prices typically rise seasonally in the first and fourth quarters of the year due to increased demand during holiday periods. Consequently, we generally experience higher net sales from our egg products division in our first and fourth quarters. Operating profits from the potato products division are less seasonal, but tend to be higher in the second half of the year, coinciding with the potato harvest. Our refrigerated distribution division typically experiences higher net sales and operating profits in the fourth quarter as a result of increasing consumer demand during the holiday season. As a result of these seasonal and quarterly fluctuations, we believe that comparisons of our sales and operating results between different quarters within a single fiscal year are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of our future performance.

Our business operations could be significantly disrupted if we lost members of our management team.

Our success depends to a significant degree upon the continued contributions of our executive officers and key employees, both individually and as a group. Our future performance will be substantially dependent on our ability to retain and motivate them. The loss of the services of any of our executive officers or key employees, particularly our president and chief executive officer, Gregg A. Ostrander, our chief operating officer, James D. Clarkson, and our executive vice president and chief financial officer, John D. Reedy, could prevent us from executing our business strategy. See “Management—Directors, Executive Officers and Key Employees.”

Pressure from animal rights groups regarding the treatment of animals may subject us to additional costs to conform our practices to comply with these developing standards or subject us to marketing costs to defend challenges to our current practices and protect our image with our customers.

Many of our customers are facing pressure from animal rights groups, such as People for the Ethical Treatment of Animals, or PETA, to require that any companies that supply them with food products operate their business in a manner that treats animals in conformity with certain standards developed by these animal rights groups. As a result, we are facing increasing pressure from some of our largest customers to change our operating procedures with respect to our flock of 13.4 million hens to meet some or all of these developing treatment standards. The treatment standards would, among other things, require that we provide increased cage space for our hens, stop beak trimming and stop forced molting (the act of putting birds into a regeneration cycle). Changing our procedures and infrastructure to conform to these guidelines would add significant additional costs to our internal production of eggs, including cost increases from housing and feeding the increased flock population resulting from the termination of molting practices, and the cost for us to purchase eggs from our third-party suppliers. While these increased costs have traditionally been passed on to our customers who required us to meet these standards, we cannot assure you that we can continue to pass on these costs in the future.

Under a provision of the State of Nebraska’s constitution, we may be required to divest real property we hold in that state, which could subject us to prolonged litigation and have a material adverse effect on our business, prospects, financial condition and results of operations.

In the twelve months ended September 30, 2003, approximately 24% of our total shell egg requirements were met by the Nebraska operations of our egg products division and approximately 70% of our producing hens were located in Nebraska. A provision of the constitution of the State of Nebraska generally prohibits corporations from engaging in farming or ranching in Nebraska. Although the constitutional provision contains an exemption for agricultural land operated by a corporation for the purpose of raising poultry, the Attorney General of Nebraska has, in written opinions, taken the position that facilities devoted primarily to the production of eggs do not fall within such exemption and therefore remain subject to the restrictions contained in the constitutional provision. The constitution empowers the Attorney General of Nebraska, or if the Attorney General fails to act, any citizen of Nebraska, to obtain a court order to, among other things, force a divestiture of land held in violation of this constitutional provision. If land subject to such a court order is not divested within a two-year period, the constitutional provision directs the court to declare the land escheated, or forfeited, to the State of Nebraska. Although we believe our egg production facilities in Nebraska are part of integrated facilities for the production, processing and distribution of egg products and therefore we believe they are used for non-farming and non-ranching purposes, our operations in Nebraska may be subject to the constitutional provision. Although we are not currently aware of any proceedings under this constitutional provision pending or threatened against us, we cannot assure you that this will continue to be the case. In the event we are forced to divest our egg production operations in Nebraska or become involved in prolonged litigation or other proceedings relating to a possible divestiture, our business, prospects, results of operations and financial condition could be materially adversely affected. For more information, see “Business—Government Regulation.”

The interests of the issuer’s controlling stockholder could conflict with those of the holders of the notes.

The issuer is a wholly owned subsidiary of Holdings. Holdings is a corporation wholly owned by MF Investors, whose members include affiliates of Thomas H. Lee Partners, L.P. and certain members of our senior management. Affiliates of Thomas H. Lee Partners, L.P. own approximately 90% of MF Investors’ issued and outstanding units. MF Investors has the ability to elect all of the members of the issuer’s and each subsidiary guarantor’s board of directors, appoint new management and approve any action requiring the approval of the issuer’s or any subsidiary guarantor’s stockholders. The directors have the authority to make decisions affecting our capital structure, including the issuance of additional indebtedness and the declaration of dividends. In addition, transactions may be pursued that could enhance their equity investment while involving risks to your interests. There can be no assurance that the interests of our controlling stockholders will not conflict with the holders of the notes.

THE TRANSACTIONS

On October 10, 2003, we entered into a merger agreement with affiliates of Thomas H. Lee Partners, L.P., M-Foods Holdings, our former parent, and the shareholders of M-Foods Holdings, pursuant to which affiliates of Thomas H. Lee Partners, L.P., and certain members of our senior management acquired us for approximately $1.055 billion in cash, subject to certain adjustments.

On October 20, 2003, Thomas H. Lee Partners, L.P., through one of its affiliates commenced a tender offer and consent solicitation to repurchase all of Michael Foods’ then outstanding 11 3/4% senior subordinated notes due 2011 and solicit consents from the holders of those notes to amend the indenture governing those notes to eliminate substantially all of the restrictive covenants and effect certain other amendments to that indenture. Approximately 99.98% of the 11 3/4% senior subordinated notes due 2011 were tendered into the tender offer and consent solicitation, and we received the requisite number of consents to effect the proposed amendments to the indenture.

Concurrently with the closing of the acquisition, Michael Foods entered into (i) a senior secured credit facility providing for aggregate borrowings of up to $595.0 million consisting of a revolving credit facility of $100.0 million and a term loan facility of $495.0 million and (ii) a senior unsecured term loan facility providing for $135.0 million in term loans. See “Description of Credit Facilities.”

To partially finance the purchase price for the acquisition, affiliates of Thomas H. Lee Partners, L.P. invested $290.0 million and certain members of senior management made an equity investment of $33.0 million. These funds, together with borrowings under our senior credit facility, the borrowings under our senior unsecured term loan facility and the proceeds from the offering of the old notes, were used to pay all amounts due to the equity holders of M-Foods Holdings under the terms of the merger agreement, to repay indebtedness under Michael Foods’ then existing senior credit facility, to repurchase Michael Foods’ then outstanding 11 3/4% senior subordinated notes due 2011 pursuant to the tender offer and consent solicitation and to pay the related fees and expenses.

THE EXCHANGE OFFER

Purpose and Effect

We issued the old notes on November 20, 2003, in a private placement to a limited number of qualified institutional buyers, as defined under the Securities Act, and to a limited number of persons outside the United States. In connection with this original issuance, we entered into an indenture and a registration rights agreement. The registration rights agreement requires that we file a registration statement under the Securities Act with respect to the registered notes to be issued in the exchange offer and, upon the effectiveness of the registration statement, offer to you the opportunity to exchange your old notes for a like principal amount of registered notes. Except as set forth below, these registered notes will be issued without a restrictive legend and we believe, may be reoffered and resold by you without registration under the Securities Act. After we complete the exchange offer, our obligations with respect to the registration of the old notes and the registered notes will terminate, except as provided in the last paragraph of this section. Copies of the indenture relating to the notes and the registration rights agreement have been filed as exhibits to the registration statement on Form S-4 of which this prospectus forms a part.

Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties unrelated to us, we believe that the registered notes issued to you in the exchange offer may be offered for resale, resold and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act, unless you are a broker-dealer that receives registered notes in exchange for old notes acquired by you as a result of market-making or other trading activities. This interpretation, however, is based on your representation to us that:

•	the registered notes to be issued to you in the exchange offer are being acquired in the ordinary course of your business;

•	you are not engaging in and do not intend to engage in a distribution of the registered notes to be issued to you in the exchange offer; and

•	you have no arrangement or understanding with any person to participate in the distribution of the registered notes to be issued to you in the exchange offer.

If you have any of the disqualifications described above or cannot make any of the representations set forth above, you may not rely on this interpretation by the staff of the SEC referred to above. Under those circumstances, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a sale, transfer or other disposition of any notes unless you are able to utilize an applicable exemption from all of those requirements. Each broker-dealer that receives registered notes for its own account in exchange for old note where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of those registered notes. See “Plan of Distribution.”

If you will not receive freely tradeable registered notes in the exchange offer or are not eligible to participate in the exchange offer, you may elect to have your old notes registered in a “shelf” registration statement on an appropriate form pursuant to Rule 415 under the Securities Act. If we are obligated to file a shelf registration statement, we will be required to keep the shelf registration statement effective until the earlier of (a) the time when the securities covered by the shelf registration statement may be sold pursuant to Rule 144, (b) two years from the date the securities were originally issued or (c) the date on which all the securities registered under the shelf registration statement are disposed in accordance with the shelf registration statement. Other than as set forth in this paragraph, you will not have the right to require us to register your old notes under the Securities Act. See “—Procedures for Tendering.”

Consequences of Failure to Exchange

After we complete the exchange offer, if you have not tendered your old notes, you will not have any further registration rights, except as set forth above. Your old notes may continue to be subject to certain restrictions on transfer. Therefore, the liquidity of the market for your old notes could be adversely affected upon completion of the exchange offer if you do not participate in the exchange offer.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to the time of expiration. We will issue a principal amount of registered notes in exchange for the principal amount of old notes accepted in the exchange offer. You may tender some or all of your old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000 principal amount.

The form and terms of the registered notes are substantially the same as the form and terms of the old notes, except that the registered notes to be issued in the exchange offer have been registered under the Securities Act and will not bear legends restricting their transfer. The registered notes will be issued pursuant to, and entitled to the benefits of, the indenture which governs the old notes. The registered notes and old notes will be deemed a single issue of securities under the indenture.

As of the date of this prospectus, $150.0 million aggregate principal amount of old notes was outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the old notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

We will be deemed to have accepted validly tendered old notes when, as, and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as our agent for the tendering holders for the purpose of receiving the registered notes from us. If we do not accept any tendered old notes because of an invalid tender or the failure of any conditions to the exchange offer to be satisfied, we will return the unaccepted old notes, without expense, to the tendering holder as promptly after the time of expiration. For the conditions of the exchange offer see “—Conditions.”

You will not be required to pay brokerage commissions or fees or, except as set forth below under “—Transfer Taxes,” transfer taxes with respect to the exchange of your old notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See “—Fees and Expenses” below.

Expiration; Amendments

The exchange offer will expire at         , New York City time, on             , 2004, unless we determine, in our sole discretion, to extend the exchange offer, in which case it will expire at the later date and time to which it is extended. We do not intend to extend the exchange offer, although we reserve the right to do so. If we do extend the exchange offer, we will give oral or written notice of the extension to the exchange agent and give each registered holder of old notes for which the exchange offer is being made notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date of the exchange offer. We will not extend the exchange offer past             , 2004.

We also reserve the right, in our sole discretion,

•	to delay accepting any old notes or, if any of the conditions set forth below under “—Conditions” have not been satisfied or waived, to terminate the exchange offer by giving oral or written notice of the delay or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner by complying with Rule 14e-1(d) under the Exchange Act of the extent that rule applies.

We acknowledge and undertake to comply with the provisions of Rule 14e-1(c) under the Exchange Act, which require us to return the old notes surrendered for exchange promptly after the termination or withdrawal of the exchange offer. We will notify you promptly of any extension, termination or amendment.

Procedures for Tendering

Book-Entry Interests

The old notes were issued as global notes in fully registered form without interest coupons. Beneficial interests in the global notes, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

If you hold old notes in the form of book-entry interests and you wish to tender your old notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the time of expiration either:

•	a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by that letter of transmittal, to the exchange agent at the address set forth on the cover page of the letter of transmittal; or

•	a computer-generated message transmitted by means of DTC’s Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

In addition, in order to deliver old notes held in the form of book-entry interests:

•	a timely confirmation of book-entry transfer of those old notes into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfers described below under “—Book-Entry Transfer” must be received by the exchange agent prior to the time of expiration; or

•	you must comply with the guaranteed delivery procedures described below.

The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the time of expiration. You should not send the letter of transmittal or old notes to us. You may request your broker, dealer, commercial bank, trust company or other nominee to effect the above transactions for you.

Certificated Old Notes

Only registered holders of certificated old notes may tender those notes in the exchange offer. If your old notes are certificated notes and you wish to tender those notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the time of expiration, a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address set forth below under “—Exchange Agent.” In addition, in order to validly tender your certificated old notes:

•	the certificates representing your old notes must be received by the exchange agent prior to the time of expiration; or

•	you must comply with the guaranteed delivery procedures described below.

Procedures Applicable to All Holders

If you tender an old note and you do not withdraw the tender prior to the time of expiration, you will have made an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

If your old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program, each an “eligible institution,” unless:

•	old notes tendered in the exchange offer are tendered either:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the holder’s letter of transmittal; or

•	for the account of an eligible institution; and

•	the box entitled “Special Registration Instructions” on the letter of transmittal has not been completed.

If the letter of transmittal is signed by a person other than you, your old notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those old notes.

If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the letter of transmittal proper evidence satisfactory to us of any such persons’s authority to act on your behalf.

We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes. This determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes; provided, however, that, in the event we waive any condition of tender for any noteholder, we will waive that condition for all noteholders. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

You must cure any defects or irregularities in connection with tenders of your old notes within the time period we determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your old notes will be returned to you if:

•	you improperly tender your old notes;

•	you have not cured any defects or irregularities in your tender; and

•	we have not waived those defects, irregularities or improper tender.

Unless otherwise provided in the letter of transmittal, the exchange agent will return your old notes as soon as practicable following the expiration of the exchange offer.

In addition, we reserve the right in our sole discretion to:

•	purchase or make offers for, or offer registered notes for, any old notes that remain outstanding subsequent to the expiration of the exchange offer;

•	terminate the exchange offer upon the failure of any condition to the exchange offer to be satisfied; and

•	to the extent permitted by applicable law, purchase notes in the open market, in privately negotiated transactions or otherwise.

The terms of any of these purchases or offers could differ from the terms of the exchange offer. By tendering in the exchange offer, you will represent to us that, among other things:

•	you are not an “affiliate” of the issuer, as defined in Rule 405 under the Securities Act;

•	if you are a broker-dealer, you acquired the old notes which you seek to exchange for registered notes as a result of market making or other trading activities and not directly from the issuer and you comply with the prospectus delivery requirements of the Securities Act;

•	the registered notes to be issued to you in the exchange offer are being acquired in the ordinary course of your business;

•	you are not engaging in and do not intend to engage in a distribution of the registered notes to be issued to you in the exchange offer; and

•	you do not have an arrangement or understanding with any person to participate in the distribution of the registered notes to be acquired by you in the exchange offer.

In all cases, issuance of registered notes for old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for your old notes or a timely book-entry confirmation of your old notes into the exchange agent’s account at DTC, a properly completed and duly executed letter of transmittal and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged old notes, or old notes in substitution therefor, will be returned without expense to you. In addition, in the case of old notes, tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described below, the non-exchanged old notes will be credited to your account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

Guaranteed Delivery Procedures

If you desire to tender your old notes and your old notes are not immediately available or one of the situations described in the immediately preceding paragraph occurs, you may tender if:

•	you tender through an eligible institution;

•	on or prior to the time of expiration, the exchange agent receives from an eligible institution, a written or facsimile copy of a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us; and

•	the certificates for all certificated old notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

The notice of guaranteed delivery may be sent by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery must set forth:

•	your name and address;

•	the amount of old notes you are tendering; and

•	a statement that your tender is being made by the notice of guaranteed delivery and that you guarantee that within three New York Stock Exchange trading days after the execution of the notice of guaranteed delivery, the eligible institution will deliver the following documents to the exchange agent:

•	the certificates for all certificated old notes being tendered, in proper form for transfer or a book-entry confirmation of tender;

•	a written or facsimile copy of the letter of transmittal, or a book-entry confirmation instead of the letter of transmittal; and

•	any other documents required by the letter of transmittal.

Book-Entry Transfer

The exchange agent will establish accounts with respect to book-entry interests at DTC for purposes of the exchange offer promptly after the date of this prospectus. You must deliver your book-entry interest by book-entry transfer to the account maintained by the exchange agent at DTC for the exchange offer. Any financial institution that is a participant in DTC’s systems may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the relevant account of the exchange agent at DTC in accordance with DTC’s procedures for transfer.

If you are unable to:

•	deliver a book-entry confirmation of book-entry delivery of your book-entry interests into the relevant account of the exchange agent at DTC; or

•	deliver all other documents required by the letter of transmittal to the exchange agent prior to the time of expiration,

then you must tender your book-entry interests according to the guaranteed delivery procedures discussed above.

Withdrawal Rights

You may withdraw tenders of your old notes at any time prior to the time of expiration.

For your withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below under “—Exchange Agent” prior to the time of expiration.

The notice of withdrawal must:

•	state your name;

•	identify the specific old notes to be withdrawn, including the certificate number or numbers and the principal amount of old notes to be withdrawn;

•	be signed by you in the same manner as you signed the letter of transmittal when you tendered your old notes, including any required signature guarantees, or be accompanied by documents of transfer sufficient for the exchange agent to register the transfer of the old notes into your name; and

•	specify the name in which the old notes are to be registered, if different from yours.

We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any withdrawn tenders of old notes will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to you without cost as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under “—Procedures for Tendering” above at any time on or prior to the time of expiration.

Conditions

Notwithstanding any other provision of the exchange offer and subject to our obligations under the registration rights agreement, we will not be required to accept for exchange, or to issue registered notes in exchange for, any old notes in the exchange offer and may terminate or amend the exchange offer, if at any time before the acceptance of any old notes for exchange in the exchange offer any of the following events occur:

•	any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer; or

•	the exchange offer violates any applicable law, regulation or interpretation of the staff of the SEC.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to them, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition to the exchange offer in our sole discretion. If we waive a condition, we may be required to extend the expiration of the exchange offer in order to comply with applicable securities laws. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights, and these rights will be deemed ongoing rights which may be asserted at any time and from time to time (in the case of any condition involving governmental approvals necessary for the completion of the exchange offer) and at any time prior to the time of expiration (in the case of all other conditions).

In addition, we will not accept for exchange any old notes tendered, and no registered notes will be issued in exchange for any of those old notes, if at the time the old notes are tendered any stop order is threatened by the SEC or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

The exchange offer is not conditioned on any minimum principal amount of old notes being tendered for exchange.

Exchange Agent

We have appointed Wells Fargo Bank Minnesota, National Association as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be directed to the exchange agent addressed as follows:

By Hand, Regular, Registered or Certified Mail or Overnight Courier:

Wells Fargo Bank Minnesota, National Association

Corporate Trust Department

213 Court Street, Suite 703

Middletown, CT 06457

Attention: Joseph P. O’Donnell

By Facsimile:

Wells Fargo Bank Minnesota, National Association

Corporate Trust Department

Attention: Joseph P. O’Donnell

Fax No. 860-704-6219

For more information or confirmation by telephone please call 860-704-6217. Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

Fees and Expenses

We will not pay brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail. Additional solicitations, however, may be made in person or by telephone by our officers and employees.

We will pay the cash expenses to be incurred in connection with the exchange offer.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with a tender of your old notes for exchange unless you instruct us to register registered notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, in which event, the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer and the unamortized expenses related to the issuance of the old notes over the term of the registered notes under generally accepted accounting principles.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the registered notes. In consideration for issuing the registered notes as contemplated in this prospectus, the issuer will receive, in exchange, an equal number of old notes in like principal amount. The form and terms of the registered notes are identical in all material respects to the form and terms of the old notes. The old notes surrendered in exchange for the registered notes will be retired and marked as cancelled and cannot be reissued.

CAPITALIZATION

The following table sets forth our unaudited cash and cash equivalents and our unaudited capitalization as of September 30, 2003 on an actual basis and on a pro forma basis giving effect to the disposition of our predecessor’s dairy products division, the application of the net after tax proceeds therefrom to repay debt under our predecessor’s then existing credit facility and the transactions. This table should be read in conjunction with “Use of Proceeds,” “Selected Historical Financial Data,” “Unaudited Pro Forma Condensed Consolidated Financial Statements,” our consolidated financial statements and related notes and other financial information appearing elsewhere in this prospectus.

	As of September 30, 2003
	Actual	Pro Forma
	(unaudited) (dollars in millions)
Cash and cash equivalents	$25.3	$—	(1)

Debt:
Current maturities of long-term debt	$13.8	$5.5	(2)
Revolving credit facility (3)	—	—
Term loans, excluding current maturities (4)	219.1	490.1
Senior unsecured term loan facility	—	135.0
Other, excluding current maturities	9.2	9.2
11 3/4% senior subordinated notes due 2011	200.0	—
Senior subordinated notes offered hereby	—	150.0

Total debt (5)	442.1	789.8
Total shareholder’s equity (6)	210.8	212.6

Total capitalization	$652.9	$1,002.4

(1)	Reflects (i) $5.6 million in cash used to pay interest rate swap termination fees and accrued interest expense related to the early repayment of debt and subsequent interest rate swap with respect to the sale of the dairy products division and (ii) $19.7 million in cash on hand used to repay indebtedness under our predecessor’s then existing credit facility.
(2)	Includes current maturities of $0.6 million of capital leases and $4.9 million of term loans.
(3)	Assuming the completion of the acquisition and related financing transactions on September 30, 2003, on a pro forma basis, we would have had approximately $93.5 million of unused borrowing capacity under the revolving credit facility of our senior credit facility after taking into account $6.5 million of outstanding letters of credit.
(4)	Reflects repayment of $146.7 million of indebtedness under our existing senior credit facility with $127.0 million of net after tax proceeds from the sale of our dairy products division and $19.7 million cash on hand and borrowings from our senior credit facility and our senior unsecured term loan facility.
(5)	Excludes guarantees of payment of certain industrial revenue bonds in the amount of $6.4 million. For more information see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Debt Guarantees.”
(6)	Pro forma amount includes equity contribution of $297.8 million from management and our new equity investors net of deemed dividend of $85.2 million reflecting the residual interest retained by the continuing management investors in the merger.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements have been derived by the application of pro forma adjustments to the historical consolidated financial statements of our predecessor (also named Michael Foods, Inc.) included elsewhere in this prospectus. The unaudited pro forma condensed consolidated balance sheet data gives effect to the disposition of the dairy products division, the application of the net after tax proceeds therefrom of $127.0 million to repay debt under our predecessor’s then existing credit facility and the transactions, including the offering of the old notes, as if they had all occurred on September 30, 2003. The unaudited pro forma condensed consolidated statements of operations data for the periods presented gives effect to the disposition of the dairy division, the application of $127.0 million to repay debt under our predecessor’s then existing credit facility, the offering of the old notes and the transactions as if they had been consummated on the first day of each of the periods presented. Assumptions underlying the pro forma adjustments are described in the accompanying notes which should be read in conjunction with these unaudited pro forma condensed consolidated financial statements.

The pro forma adjustments related to the purchase price allocation and financing of the acquisition are preliminary and based on information obtained to date and are subject to revision as additional information becomes available. The actual purchase accounting adjustments described in the accompanying notes will be recorded during the close of our year end 2003 financial records and may differ from those reflected in these unaudited pro forma condensed consolidated financial statements. Revisions to the preliminary purchase price allocation of the acquisition may have a significant impact on the pro forma amounts of total assets, total liabilities and shareholder’s equity, cost of sales, selling, general and administrative expenses, depreciation and amortization and interest expense.

The unaudited pro forma condensed consolidated financial statements should not be considered indicative of actual results that would have been achieved had the disposition of the dairy products division and the transactions been consummated on the date or for the periods indicated and do not purport to indicate consolidated balance sheet data or results of operations as of any future date or any future period.

The unaudited pro forma condensed consolidated financial statements also include adjustments, which are based upon preliminary estimates, to reflect the issuance of the notes and their interest rate plus amortization of estimated financing costs. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the information contained in “Selected Historical Financial Data,” “The Transactions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes thereto appearing elsewhere in this prospectus.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

At September 30, 2003

(in thousands)

	Actual	Dairy Products Division Sale Pro Forma Adjustments (8)		Combined	Transactions Pro Forma Adjustments (8)		Pro Forma
Current assets
Cash and equivalents	$25,316	$(5,638	)(1)	$19,678	$(19,678	)(9)	$—
Accounts receivable, less allowances	106,162	—		106,162	—		106,162
Inventories	89,681	—		89,681	4,320	(10)	94,001
Prepaid expenses and other	10,921	—		10,921	27,966	(15)	38,887
Assets held for sale	58,909	(58,909	)(2)	—	—		—

Total current assets	290,989	(64,547)		226,442	12,608		239,050
Property, plant and equipment	230,725	—		230,725	63,000	(10)	293,725
Other assets
Goodwill, net	336,094	—		336,094	233,452	(10)	569,546
Joint ventures and other assets	33,050	(3,286	)(3)	29,764	206,522	(11)	236,286

	369,144	(3,286)		365,858	439,974		805,832

Total assets	$890,858	$(67,833)		$823,025	$515,582		$1,338,607

Current liabilities
Current maturities of long-term debt	$13,841	$—		$13,841	$(8,334	)(12)	$5,507
Accounts payable	66,931	—		66,931	—		66,931
Accrued liabilities	115,841	(18,005	)(4)	97,836	(15,921	)(13)	81,915

Total current liabilities	196,613	(18,005)		178,608	(24,255)		154,353
Term loans, excluding current maturities	219,057	(127,036	)(5)	92,021	398,029	(12)	490,050
Senior unsecured term loan facility	—	—		—	135,000	(12)	135,000
Other debt, excluding current maturities	9,227	—		9,227	—		9,227
Senior subordinated notes	200,000	—		200,000	(50,000	)(12)	150,000
Deferred income taxes	55,127	1,560	(6)	56,687	105,544	(10)	162,231
Deferred compensation	—	—		—	25,182	(16)	25,182
Total shareholder’s equity	210,834	75,648	(7)	286,482	(73,918	)(14)	212,564

Total liabilities and shareholder’s equity	$890,858	$(67,833)		$823,025	$515,582		$1,338,607

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Notes to the Unaudited Pro Forma

Condensed Consolidated Balance Sheet

(in thousands)

(1)	Records cash used to pay interest rate swap termination fees and accrued interest expense related to the early repayment of debt and subsequent termination of interest rate swaps.

(2)	Eliminates the assets of the dairy products division sold in the sale of that business.

(3)	Records estimated write-off of deferred financing costs related to the early repayment of debt.

(4)	Eliminates the dairy products division liability assumed in the transaction of $6,800, the reduction of income taxes payable for the tax benefit associated with the estimated loss on the early repayment of debt of approximately $5,600, the payment of accrued interest on the early repayment of debt of approximately $1,600 and the payment on interest rate swap liability due to the early repayment of debt of approximately $4,000.

(5)	Records proceeds from the sale of the dairy products division and the use of such proceeds to repay outstanding borrowings. The proceeds related to the sale were approximately $155,000, of which approximately $42,600 was received directly by our predecessor for its portion of the sale proceeds and $84,400 received from M-Foods Holdings, Inc., the parent of our predecessor, as its share of proceeds reinvested in our predecessor, with the remaining $28,000 being paid directly to the shareholders as a dividend to fund tax obligations incurred from the dairy products division sale. The $127,000 of proceeds retained by our predecessor was used to repay outstanding principal balances under the predecessor’s senior credit facility.

(6)	Reflects the reduction of deferred tax assets associated with the interest rate swap liability.

(7)	Records the reinvestment by M-Foods Holdings, Inc. of $84,400 of proceeds from the sale, net of an estimated loss by our predecessor from its share of the proceeds and the loss related to the early retirement of debt totaling approximately $8,700, net of taxes.

(8)	All of the financial estimates in connection with the dairy products division sale, the offering and the transactions are subject to post-closing adjustments and reconciliations.

(9)	Records the net use of cash related to transactions and the offering.

(10)	Reflects the write-up to fair value for the change in ownership for the transactions.

(11)	Reflects the write-up of identifiable intangible assets of $205,900 for the change in ownership for the transactions, the recording of deferred financing costs of $23,700 capitalized for the senior subordinated notes and senior secured credit facility, net of the write-off of deferred financing costs related to the early repayment of debt of $7,800 and the removal of previously recorded trademarks totaling $13,300.

(12)	Records the original notes of $150,000 and the senior credit facility of $495,000 ($4,950 included in current maturities), and the senior unsecured term loan facility of $135,000, net of the repayment of outstanding borrowings under the predecessor’s then existing 11 3/4% senior subordinated notes due 2011 of $200,000 and our predecessor’s then existing credit facility of $105,300 ($13,300 included in current maturities), which represents the balance of the existing credit facility at September 30, 2003 of $232,300, net of the repayment of $127,000 from proceeds of the dairy products division disposition.

(13)	Reflects the payment of accrued interest paid on the retirement of existing debt of $13,000, and the payment of existing interest rate swap liability due to the retirement of existing debt of approximately $2,900.

(14)	Records the new equity investment of $297,800, net of a deemed dividend of $85,200 reflecting the residual interest retained by the continuing management investors in the transaction.

(15)	Records estimated refundable income taxes as a result of the transaction.

(16)	Records a new deferred compensation plan for certain members of management.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the nine months ended September 30, 2003

(in thousands)

	Actual	Dairy Products Division Sale Pro Forma Adjustments (2)		Combined	Transactions Pro Forma Adjustments (5)		Pro Forma
Net sales	$968,209	$(144,667	)(1)	$823,542	$—		$823,542
Cost of sales	800,753	(125,775	)(1)	674,978	656	(6)	675,634

Gross profit	167,456	(18,892)		148,564	(656)		147,908
Selling, general and administrative expenses	91,545	(6,598	)(1)	84,947	12,477	(7)	97,424

Operating profit	75,911	(12,294)		63,617	(13,133)		50,484
Interest expense, net	35,840	(7,188	)(3)	28,652	3,599	(8)	32,251

Earnings (loss) before income taxes	40,071	(5,106)		34,965	(16,732)		18,233
Income tax expense (benefit)	15,556	(1,965	)(4)	13,591	(5,860	)(4)	7,731

Net earnings (loss)	$24,515	$(3,141)		$21,374	$(10,872)		$10,502

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2002

(in thousands)

	Actual	Dairy Products Division Sale Pro Forma Adjustments (2)		Combined	Transactions Pro Forma Adjustments (5)		Pro Forma
Net sales	$1,168,160	$(190,578	)(1)	$977,582	$—		$977,582
Cost of sales	953,333	(172,089	)(1)	781,244	2,394	(6)	783,638

Gross profit	214,827	(18,489)		196,338	(2,394)		193,944
Selling, general and administrative expenses	116,444	(8,071	)(1)	108,373	17,441	(7)	125,814

Operating profit	98,383	(10,418)		87,965	(19,835)		68,130
Interest expense, net	50,179	(10,089	)(3)	40,090	3,571	(8)	43,661

Earnings (loss) before income taxes	48,204	(329)		47,875	(23,406)		24,469
Income tax expense (benefit)	18,543	(127	)(4)	18,416	(8,236	)(4)	10,180

Net earnings (loss)	$29,661	$(202)		$29,459	$(15,170)		$14,289

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the twelve months ended September 30, 2003

(in thousands)

	Actual	Dairy Products Division Sale Pro Forma Adjustments (2)		Combined	Transactions Pro Forma Adjustments (5)		Pro Forma
Net sales	$1,274,233	$(187,518	)(1)	$1,086,715	$—		$1,086,715
Cost of sales	1,051,447	(164,614	)(1)	886,833	1,393	(6)	888,226

Gross profit	222,786	(22,904)		199,882	(1,393)		198,489
Selling, general and administrative expenses	119,333	(8,481	)(1)	110,852	16,725	(7)	127,577

Operating profit	103,453	(14,423)		89,030	(18,118)		70,912
Interest expense, net	48,179	(10,210	)(3)	37,969	3,211	(8)	41,180

Earnings (loss) before income taxes	55,274	(4,213)		51,061	(21,329)		29,732
Income tax expense (benefit)	21,139	(1,623	)(4)	19,516	(7,436	)(4)	12,080

Net earnings (loss)	$34,135	$(2,590)		$31,545	$(13,893)		$17,652

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

(in thousands)

(1)	Eliminates the historical results of operations of the dairy products division.

(2)	The loss related to the sale of the dairy products division and the loss associated with the early retirement of debt of approximately $8,700 have not been reflected, but will be recorded in the quarter ending December 31, 2003. All of the financial estimates in connection with the sale are subject to post-closing adjustments and reconciliations.

(3)	Represents an estimated reduction in interest expense due to repayment of outstanding borrowings, on a pro forma basis, from proceeds received in connection with the sale of the dairy products division.

(4)	Income tax expense reflects income taxes for the pro forma results on a stand-alone basis.

(5)	All of the financial estimates in connection with the offering and the transactions are subject to post-closing adjustments and reconciliations.

(6)	To reflect the adjustment for depreciation related to the new basis of property, plant and equipment.

(7)	To reflect the following:

	Nine Months Ended September 30, 2003	Year Ended December 31, 2002	Twelve Months Ended September 30, 2003
Adjustment related to the new basis of property, plant and equipment	$579	$1,611	$1,026
Adjustment to annual management fee	175	200	69
New deferred compensation plan expense	1,511	2,014	2,014
Amortization of identifiable intangible assets(a)	10,212	13,616	13,616

Net adjustment to selling, general and administrative expenses	$12,477	$17,441	$16,725

(a)	Reflects the estimated amortization expense of customer relationships intangible of approximately $205 million being amortized over 15 years.

(8)	To adjust interest expense associated with the notes offered hereby, the senior credit facility, the senior unsecured term loan facility and to eliminate interest expense on the refinanced debt:

	Nine Months Ended September 30, 2003	Year Ended December 31, 2002	Twelve Months Ended September 30, 2003
Interest on term loan(a)	$13,857	$21,211	$18,806
Interest on senior unsecured term loan facility(b)	5,700	7,472	6,816
Interest on 8.00% senior subordinated notes due 2013	9,000	12,000	12,000
Interest on revolving credit facility(a)	2	10	9
Commitment fee on revolving credit facility	375	499	499
Amortization on new deferred financing costs	2,230	2,973	2,973
Elimination of interest expense related to refinanced debt	(27,565)	(40,594)	(37,892)

Net adjustment to interest expense	$3,599	$3,571	$3,211

(a)	Reflects borrowings under the senior credit facility at a rate of LIBOR plus 250 basis points.
(b)	Reflects borrowings under the senior unsecured term loan facility at a rate of LIBOR plus 375 basis points.

The actual interest rates will vary from those used to compute the above adjustment of interest expense due to floating rates applicable to our senior credit facility and the senior unsecured term loan facility. The effect on pre-tax income of a  1/8% variance in these rates would be approximately $975 for an annual period.

SELECTED HISTORICAL FINANCIAL DATA

The following table sets forth selected financial data for us. The selected historical consolidated statement of operations data and balance sheet data as of and for the fiscal years ended December 31, 1998, 1999 and 2000, the three months ended March 31, 2001, the nine months ended December 31, 2001 and the fiscal year ended December 31, 2002 have been derived from our audited consolidated financial statements. The unaudited historical condensed consolidated financial data as of and for the nine months ended September 30, 2002 and September 30, 2003, have been derived from our unaudited condensed consolidated financial statements. The unaudited consolidated financial statements as of and for the nine months ended September 30, 2002 and September 30, 2003, reflect all adjustments (consisting of normal, recurring adjustments) which are, in the opinion of our management, necessary for a fair presentation of our financial position, results of operations and cash flows as of and for the periods presented. The selected historical results included below and elsewhere in this document are not necessarily indicative of our future performance and results for the nine months ended September 30, 2003 are not necessarily indicative of our results of operations for the full year. The selected historical financial data for the periods indicated below includes the results of our dairy products division, which we sold on October 15, 2003.

The selected historical financial data presented below includes financial data of the 2001 predecessor and our predecessor, both of which were also named Michael Foods, Inc. In April 2001, we were acquired by an investor group comprised of members of senior management, two equity sponsors and affiliates of the Michael family. The financial data presented below for the 2001 predecessor relates to our company and its consolidated subsidiaries for the periods prior to that acquisition in 2001. Due to the acquisition in 2001, which was accounted for as a purchase, different bases of accounting have been used to prepare our predecessor’s and the 2001 predecessor’s consolidated financial statements. The acquisition resulted in additional interest expense for new indebtedness that our predecessor incurred and higher depreciation and amortization of fixed assets and other intangible assets recorded. The accompanying balance sheet and statements of operations data as of and for the three months ended March 31, 2001, and as of and for the fiscal years ended December 31, 1998, 1999 and 2000, of the 2001 predecessor were prepared from the historical books and records of the 2001 predecessor.

The selected historical financial data set forth below is not necessarily indicative of the results of future operations and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes and other financial information appearing elsewhere in this prospectus.

	2001 Predecessor				Predecessor
	Year Ended December 31,			Three Months Ended March 31, 2001	Nine Months Ended December 31, 2001	Year Ended December 31, 2002	Nine Months Ended September 30,
	1998	1999	2000				2002	2003
	(dollars in thousands)
Statement of Operations Data:
Net sales	$1,020,484	$1,053,272	$1,080,601	$275,627	$885,642	$1,168,160	$862,136	$968,209
Cost of sales	847,383	860,256	889,138	227,707	734,008	953,333	702,639	800,753

Gross profit	173,101	193,016	191,463	47,920	151,634	214,827	159,497	167,456
Selling, general and administrative expenses	93,548	106,686	104,657	27,376	87,484	116,444	88,656	91,545
Transaction expenses	—	—	—	11,050	—	—	—	—

Operating profit	79,553	86,330	86,806	9,494	64,150	98,383	70,841	75,911
Interest expense	10,136	11,664	13,206	3,293	42,335	50,179	37,840	35,840

Earnings before other expense and income taxes	69,417	74,666	73,600	6,201	21,815	48,204	33,001	40,071
Other expense (1)	—	—	—	15,513	—	—	—	—

Earnings (loss) before income taxes	69,417	74,666	73,600	(9,312)	21,815	48,204	33,001	40,071
Income tax expense	29,160	30,610	28,890	(3,659)	12,000	18,543	12,960	15,556

Net earnings (loss)	$40,257	$44,056	$44,710	$(5,653)	$9,815	$29,661	$20,041	$24,515

Balance Sheet Data (at period end):
Working capital	$61,297	$51,764	$78,628	$73,459	$65,477	$59,145	$76,771	$94,376
Total assets	551,516	597,917	612,904	619,721	897,133	893,022	931,316	890,858
Long-term debt, including current maturities	166,107	178,534	198,809	192,200	553,094	511,389	546,360	442,125
Shareholder’s equity	244,149	264,599	258,733	257,151	152,990	179,326	172,804	210,834
Other Financial Data:
Depreciation and amortization	35,804	42,564	47,983	12,535	46,945	54,258	40,893	41,286
Capital expenditures	64,777	74,125	37,373	10,837	23,299	27,394	19,242	22,802
Segment Data:
Net sales
Egg products division	$607,688	$620,719	$637,355	$163,529	$482,324	$657,824	$483,018	$575,570
Potato products division	52,345	57,353	60,731	15,585	51,268	72,170	52,774	54,943
Refrigerated distribution division	221,586	230,335	241,114	61,185	201,496	247,588	178,617	193,029
Dairy products division	138,865	144,865	141,401	35,328	150,554	190,578	147,727	144,667

Total net sales	$1,020,484	$1,053,272	$1,080,601	$275,627	$885,642	$1,168,160	$862,136	$968,209

Operating profit
Egg products division	$69,295	$73,531	$67,658	$12,915	$48,648	$71,717	$52,712	$51,119
Potato products division	3,890	6,751	7,650	1,688	6,639	10,832	7,551	6,268
Refrigerated distribution division	7,288	10,656	16,001	3,639	4,947	13,744	8,306	12,557
Dairy products division	6,748	3,750	1,322	3,958	7,885	9,918	7,914	11,918
Corporate division	(7,668)	(8,358)	(5,825)	(12,706)	(3,969)	(7,828)	(5,642)	(5,951)

Total operating profit	$79,553	$86,330	$86,806	$9,494	$64,150	$98,383	$70,841	$75,911

(1)	Loss associated with the early retirement of debt in connection with our acquisition in 2001.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and the notes to those statements and other financial information appearing elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those indicated in forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

General

Overview. We are a leading producer and distributor of specialty egg and refrigerated potato products to the foodservice, retail and industrial ingredient markets. We also distribute refrigerated food items, primarily cheese and other dairy products, to the retail grocery market predominantly in the central United States. We focus our growth efforts on the specialty segments within our food categories and strive to be a market leader in product innovation and low-cost production. Our strategic focus on value-added processing of food products is designed to capitalize on key food industry trends, such as the desire for improved safety and convenience, reduced labor and waste, as well as growth of food consumption away from home. We believe our operational scale, product breadth and geographic scope make us an attractive and important strategic partner for our customers, which include food service distributors, major restaurant chains and industrial ingredient companies. In recent years, our net sales and operating profit have each increased as a result of our focus on value-added products combined with favorable food industry trends.

Capital Expenditures. From 1998 through 2003, we invested approximately $226 million in capital expenditures, excluding capital expenditures made in our recently sold dairy products division. Of this amount, approximately $125 million was used for growth investments to expand our manufacturing capacity for value-added egg products, to upgrade our potato products operations, to improve and expand our distribution centers, to install a new company-wide management information system and to otherwise position ourselves for future growth. These expenditures included the installation of new precooked egg production lines, a new dried egg facility, automated packaging machines and quality control systems. We expect these investments to improve manufacturing efficiencies, customer service and product quality.

Acquisitions/Joint Ventures. We have grown both organically and through acquisitions. Since 1988, we have completed 17 acquisitions and three joint ventures, including the $106 million acquisition of Papetti’s in 1997. The acquisition of Papetti’s significantly increased our egg products division’s market share, scale, geographic scope and product offerings. We have focused in recent years on making small acquisitions that expand our current product offerings and/or geographic scope and broaden our technological expertise. For example, in August 2002, we bought the egg products division of Canadian Inovatech, Inc., one of the largest providers of processed egg products in Canada, which greatly expanded our presence in international markets, particularly in the industrial ingredients market.

Commodity Risk Management. Our principal exposure to market risks that may adversely affect our results of operations and financial condition include changes in future commodity prices and interest rates. We seek to minimize or manage these market risks through normal operating and financing activities and through the use of commodity contracts and interest rate swap agreements, where practicable. We believe that the use of these instruments to manage risk is in our best interest. We do not trade or use instruments with the objective of earning financial gains on commodity prices or interest rate fluctuations, nor do we use instruments where there are not underlying exposures. See “—Commodity Risk Management.”

Sale of Dairy Products Division. In October 2003, we completed the sale of our dairy products division to Dean Foods for approximately $155.0 million from which we received $127.0 million in net after tax proceeds. In accordance with a transition services agreement, we will be compensated for certain transition services we provide to the buyer for a period currently anticipated to be twelve to eighteen months after the closing of the transaction. These transition services include services such as information technology, sales, customer service and procurement. We determined that the sale did not meet the accounting criteria for “discontinued operations,” but did meet the accounting criteria for classification as “held for sale.” Accordingly, the related assets and liabilities of the dairy products division were classified as current assets and liabilities held for sale at September 30, 2003, and related depreciation and amortization of the assets ceased beginning in June 2003. The results of operations of the dairy products division are included in our statements of operations through September 30, 2003.

Purchase Accounting Effects. Our acquisition by MF Investors was accounted for using the purchase method of accounting. As a result, the acquisition will prospectively affect our results of operations in certain significant respects. The aggregate merger consideration, including the assumption of liabilities and estimated transaction expenses, of approximately $680.4 million will be allocated to the tangible and intangible assets acquired and liabilities assumed by us based upon their respective fair values as of the date of the acquisition. The allocation of the purchase price of the assets acquired in the acquisition will result in a significant increase in our annual depreciation and amortization expense. In addition, due to the effects of the increased borrowings to finance the acquisition, our interest expense will increase significantly in the periods following the acquisition. On a pro forma basis, giving effect to the transactions, our interest expense would have been $43.8 million for the twelve months ended September 30, 2003.

Results of Operations

The following table summarizes the historical results of our divisional operations and such data as a percentage of total net sales for the periods indicated. The consolidated financial data as of and for the fiscal year ended December 31, 2000, the three months ended March 31, 2001, the nine months ended December 31, 2001 and the fiscal year ended December 31, 2002 have been derived from our audited consolidated financial statements. The unaudited historical condensed consolidated financial data as of and for the nine months ended September 30, 2002 and September 30, 2003, have been derived from our unaudited condensed consolidated financial statements. The unaudited consolidated financial statements as of and for the nine months ended September 30, 2002 and September 30, 2003, reflect all adjustments (consisting of normal, recurring adjustments), which are in the opinion of our management, necessary for a fair presentation of our financial position, results of operations and cash flows as of and for the periods presented. The financial data presented for the periods below include the results of our dairy products division, which we sold on October 15, 2003. The information contained in this table should be read in conjunction with “Selected Historical Financial Data” and the consolidated financial statements and related notes included elsewhere in this prospectus.

The consolidated historical financial data presented below includes financial data of our 2001 predecessor and our predecessor, both of which were also named Michael Foods, Inc. The financial data presented below for the 2001 predecessor relates to our company and its consolidated subsidiaries for the periods prior to the acquisition of the 2001 predecessor in 2001 by an investor group consisting of members of our senior management, two equity sponsors and affiliates of the Michael family. Due to the acquisition in 2001, which we accounted for as a purchase, different bases of accounting have been used to prepare our predecessor’s and the 2001 predecessor’s consolidated financial statements. The acquisition resulted in additional interest expense for new indebtedness that our predecessor incurred and higher depreciation and amortization of fixed assets and other intangible assets recorded. The statements of operations data for the three months ended March 31, 2001, and for the fiscal year ended December 31, 2000, of the 2001 predecessor were prepared from the historical books and records of the 2001 predecessor.

	2001 Predecessor				Predecessor
	Year Ended December 31, 2000		Three Months Ended March 31, 2001		Nine Months Ended December 31, 2001		Year Ended December 31, 2002		Nine Months Ended September 30,
									2002		2003
	$	%	$	%	$	%	$	%	$	%	$	%
	(in thousands)
Statement of Operations Data:
Net sales:
Egg products division	637,355	59.0	163,529	59.3	482,324	54.4	657,824	56.3	483,018	56.0	575,570	59.5
Potato products division	60,731	5.6	15,585	5.7	51,268	5.8	72,170	6.2	52,774	6.1	54,943	5.7
Refrigerated distribution division	241,114	22.3	61,185	22.2	201,496	22.8	247,588	21.2	178,617	20.8	193,029	19.9
Dairy products division	141,401	13.1	35,328	12.8	150,554	17.0	190,578	16.3	147,727	17.1	144,667	14.9

Total net sales	1,080,601	100.0	275,627	100.0	885,642	100.0	1,168,160	100.0	862,136	100.0	968,209	100.0
Cost of sales	889,138	82.3	227,707	82.6	734,008	82.9	953,333	81.6	702,639	81.5	800,753	82.7

Gross profit	191,463	17.7	47,920	17.4	151,634	17.1	214,827	18.4	159,497	18.5	167,456	17.3
Selling, general and administrative expenses	104,657	9.7	27,376	9.9	87,484	9.9	116,444	10.0	88,656	10.3	91,545	9.5
Transaction expenses	—	—	11,050	4.0	—	—	—	—	—	—	—	—

Operating profit:
Egg products division	67,658	6.2	12,915	4.7	48,648	5.5	71,717	6.1	52,712	6.1	51,119	5.3
Potato products division	7,650	0.7	1,688	0.6	6,639	0.7	10,832	0.9	7,551	0.9	6,268	0.6
Refrigerated distribution division	16,001	1.5	3,639	1.3	4,947	0.6	13,744	1.2	8,306	1.0	12,557	1.3
Dairy products division	1,322	0.1	3,958	1.4	7,885	0.8	9,918	0.8	7,914	0.9	11,918	1.2
Corporate	(5,825)	(0.5)	(12,706)	(4.6)	(3,969)	(0.4)	(7,828)	(0.6)	(5,642)	(0.7)	(5,951)	(0.6)

Total operating profit	86,806	8.0	9,494	3.4	64,150	7.2	98,383	8.4	70,841	8.2	75,911	7.8

Interest expense, net	13,206	1.2	3,293	1.2	42,335	4.8	50,179	4.3	37,840	4.4	35,840	3.7
Net earnings (loss)	44,710	4.1	(5,653)	(2.1)	9,815	1.1	29,661	2.5	20,041	2.3	24,515	2.5

Results for the Nine Months Ended September 30, 2003 Compared to the Nine Months Ended September 30, 2002

Net Sales. Net sales for the nine months ended September 30, 2003 were $968.2 million, an increase of 12%, compared to net sales of $862.1 million in the nine months ended September 30, 2002. The sales growth in the nine months ended September 30, 2003 was principally due to an increase in external net sales of 19% in our egg products division.

Egg Products Division Sales. Egg products division external net sales for the nine months ended September 30, 2003 increased by $92.6 million, or 19%, to $575.6 million from $483.0 million in the nine months ended September 30, 2002. Net sales reflected increased sales from core operations related to improved sales efforts which increased market penetration and the impact of our recently acquired Canadian operations, which increased sales by approximately $37.1 million in the nine months ended September 30, 2003 compared to the nine months ended September 30, 2002. Except for frozen items and shell eggs, unit sales rose in all categories, including an 11% increase in higher value-added items.

Potato Products Division Sales. Potato products division external net sales for the nine months ended September 30, 2003 increased $2.1 million, or 4%, to $54.9 million from $52.8 million in the nine months ended September 30, 2002. Net sales reflected modest increases in both volume and selling prices. Sales were particularly strong for mashed potato products in both the retail and foodservice markets. Unit sales for mashed potato products rose nearly 25% year over year. New account activity, same-account sales growth, expanded distribution and higher marketing spending levels all contributed to the sales increase.

Refrigerated Distribution Division Sales. Refrigerated distribution division external net sales for the nine months ended September 30, 2003 increased by $14.4 million, or 8%, to $193.0 million from $178.6 million in the nine months ended September 30, 2002. The increase in net sales reflected higher unit sales for the key product categories of cheese, butter and eggs. Pricing was mixed, rising slightly in total, but declining slightly for the key cheese category, reflective of market conditions.

Dairy Products Division Sales. Dairy products division external net sales for the nine months ended September 30, 2003 decreased $3.0 million, or 2%, to $144.7 million from $147.7 million in the nine months ended September 30, 2002. Net sales reflected lower unit sales due to lower sales of carton products related to a customer diversifying its supplier base, which were not fully offset by unit sales gains from creamers. In addition, pricing rose slightly from its levels in the nine months ended September 30, 2002. We sold our dairy products division to Dean Foods on October 15, 2003.

Gross Profit. Gross profit in the nine months ended September 30, 2003 increased $8.0 million, or 5%, to $167.5 million from $159.5 million in the nine months ended September 30, 2002. Our gross profit margin was 17.3% of net sales in the nine months ended September 30, 2003 compared to 18.5% in the nine months ended September 30, 2002. The decrease in our gross profit margin for the nine months ended September 30, 2003 compared to the nine months ended September 30, 2002 reflected the factors discussed below, particularly increased raw material costs in the egg products, potato products and refrigerated distribution divisions. It is our strategy to increase value-added product sales as a percent of total sales over time, while decreasing commodity-sensitive products’ contribution to consolidated sales. These efforts historically have been beneficial to gross profit margins in most periods.

Selling, General and Administrative Expenses. Selling, general and administrative expenses in the nine months ended September 30, 2003 increased $2.8 million, or 3%, to $91.5 million from $88.7 million in the nine months ended September 30, 2002 and reflected the partial litigation settlements gain of $2.7 million. These expenses were 9.5% of net sales in the nine months ended September 30, 2003, compared to 10.3% of net sales in the nine months ended September 30, 2002, and were reflective of the strong sales growth we achieved, our cost control efforts across all divisions and the approximate $2.7 million litigation gain. Operating expenses, excluding the litigation settlements, rose approximately 6% in the nine months ended September 30, 2003.

Operating Profit. Operating profit in the nine months ended September 30, 2003 increased $5.1 million, or 7%, to $75.9 million from $70.8 million in the nine months ended September 30, 2002, inclusive of the litigation gain. Our operating profit margin was 7.8% of net sales in the nine months ended September 30, 2003 compared to 8.2% in the nine months ended September 30, 2002. The decline in gross profit margin more than offset the improvement seen in the selling, general and administrative expense ratio in the nine months ended September 30, 2003, resulting in the lower operating profit margin.

Egg Products Division Operating Profit. Egg products division operating profit for the nine months ended September 30, 2003 decreased approximately $1.6 million, or 3%, to $51.1 million from $52.7 million for the nine months ended September 30, 2002. Graded shell egg prices increased approximately 23% compared to their levels in the nine months ended September 30, 2002, as reported by Urner Barry Publications, an industry pricing service. These egg market increases raised the cost of purchased eggs which was not fully reflected in our selling prices and resulted in lower margins for most of our egg products. Approximately two-thirds of the egg products division’s annual egg needs are purchased under contracts or in the spot market. A substantial majority of these eggs are priced according to the cost of grain inputs or to egg market prices as reported by Urner Barry. Approximately one-third of our annual egg needs are sourced from internal flocks where feed costs typically represent roughly two-thirds of the cost of producing such eggs. Feed costs were higher in the nine months ended September 30, 2003 compared to the nine months ended September 30, 2002. Costs for our largest feed component, corn, rose by approximately 22% in the nine months ended September 30, 2003, compared to the nine months ended September 30, 2002. As a result of higher open market egg prices and higher feed costs, overall egg costs increased significantly in the nine months ended September 30, 2003, compared to the nine months ended September 30, 2002. Operating profit for the nine months ended September 30, 2003 also included a gain of approximately $2.7 million from the partial settlements of two litigation matters.

Potato Products Division Operating Profit. Potato products division operating profit for the nine months ended September 30, 2003 decreased approximately $1.3 million, or 17%, to $6.3 million from $7.6 million for the nine months ended September 30, 2002. This decrease is primarily attributable to lower processing yields, which resulted from a lower quality 2002 potato harvest, and increased sales and marketing spending related to raising customer awareness of our mashed potato products.

Refrigerated Distribution Division Operating Profit. Refrigerated distribution division operating profit increased by approximately $4.3 million, or 51%, to $12.6 million from $8.3 million for the nine months ended September 30, 2002. This increase is primarily attributable to an improvement in cheese margins, due to historically low cheese costs through the first half of 2003. Cheese costs in the nine months ended September 30, 2002 were higher than in the nine months ended September 30, 2003, but were in-line with historical levels. Also, we increased our allowance for doubtful accounts in the nine months ended September 30, 2003 by approximately $1.7 million due to the bankruptcy filing by a major customer.

Dairy Products Division Operating Profit. Dairy products division operating profit for the nine months ended September 30, 2003 increased approximately $4.0 million, or 51%, to $11.9 million from $7.9 million for the nine months ended September 30, 2002. This increase reflects improved ingredient costs related to national dairy market conditions. Also, production costs were more favorable than those experienced in the nine months ended September 30, 2002, particularly for the Texas facility. Operating profit for the nine months ended September 30, 2003 excludes approximately $1.8 million of depreciation due to the dairy products division’s “held for sale” status.

Interest Expense and Taxes. Interest expense in the nine months ended September 30, 2003 declined by approximately $2.0 million, or 5%, to $35.8 million compared to $37.8 million in the nine months ended September 30, 2003, reflecting lower debt levels and lower short-term interest rates. Our tax rate was 38.8% in the nine months ended September 30, 2003 compared to 39.3% in the nine months ended September 30, 2002.

Results for the Year Ended December 31, 2002 Compared to the Combined Results for the Year Ended December 31, 2001

Net Sales. Net sales for the year ended December 31, 2002 increased $6.9 million, or approximately 1%, to $1,168.2 million from $1,161.3 million for the year ended December 31, 2001. The strongest divisional sales growth occurred in the potato products division, which recorded an 8% external net sales increase. External net sales growth of 2% and 3% was recorded by the egg products and dairy products divisions, respectively, with the egg products division benefiting from the acquisition of our Canadian egg products business in August 2002. Refrigerated distribution external net sales declined by 6% due to lower commodity prices for butter, lower unit sales and customer store closings.

Egg Products Division Sales. Egg products division external net sales for the year ended December 31, 2002 increased $11.9 million, or 2%, to $657.8 million from $645.9 million for the year ended December 31, 2001. Sales rose for higher value-added products, in total, including precooked items, egg substitutes and hardcooked eggs, and declined for the more commodity price sensitive products, such as frozen and dried egg products. Reflecting our strategy to sell more higher value-added egg products, shell egg sales declined by 7% in 2002, while shell egg dozens sold decreased by over 12%. During 2002, shell egg prices increased by approximately 3%, as reported by Urner Barry resulting in somewhat better margins for frozen and dried egg products. However, in some cases, we declined to renew contracts for frozen products last year because of a lack of margin contribution. The Canadian egg products business acquired in August 2002, and the related consolidation of Trilogy Egg Products, Inc., one of our joint ventures, added approximately 3% to the 2002 egg products division’s net sales. Sales of higher value-added egg products represented approximately 64% of the egg products division’s sales in both 2002 and 2001.

Potato Products Division Sales. Potato products division external net sales for the year ended December 31, 2002 increased $5.3 million, or 8%, to $72.2 million from $66.9 million for the year ended December 31, 2001.

This increase was mainly due to strong unit sales growth for retail refrigerated potato products, which increased approximately 16% from 2001. Foodservice unit sales increased by approximately 4%. Sales to new customers, growth in sales to existing customers, increased marketing and new product introductions all contributed to the sales increase, with mashed potato products showing the greatest growth in both retail and foodservice markets.

Refrigerated Distribution Division Sales. Refrigerated distribution division external net sales for the year ended December 31, 2002 decreased $15.1 million, or 6%, to $247.6 million from $262.7 million for the year ended December 31, 2001. This decrease was due, in part, to lower unit sales for cheese, margarine and bakery items. Customer store closings and a sluggish domestic food sales environment contributed to this sales decline. While net sales declined 6%, quantities of distributed products fell by less than 1%. Further, shell egg dozens sold declined by 6%, which was in line with our strategy to increase our focus on higher value-added egg products. Deflation also contributed significantly to the divisional sales decline, with lower market prices prevailing for butter and margarine.

Dairy Products Division Sales. Dairy products division external net sales for the year ended December 31, 2002 increased $4.7 million, or 3%, to $190.6 million from $185.9 million for the year ended December 31, 2001. This increase mainly was due to strong unit sales volumes for certain specialty cartoned items contract packed for other dairies and notable growth in non-refrigerated creamer sales. National dairy ingredient prices decreased during the year, resulting in a lower pricing environment of approximately 4%, on average, for the products sold by the dairy products division resulting in lower external net sales growth in 2002. We sold our dairy products division on October 15, 2003.

Gross Profit. Gross profit for the year ended December 31, 2002 increased $15.2 million, or approximately 7%, to $214.8 million from $199.6 million for the year ended December 31, 2001. Our gross profit margin was 18.4% of net sales in 2002, whereas the combined gross profit margin was 17.2% in 2001. The increase in gross profit margin was due to increased gross profits from many products, including egg substitutes, precooked egg products, cheese and specialty dairy products. In general, raw material costs were more favorable in 2002 than in 2001, and cost savings were realized from production efficiencies in several product categories.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended December 31, 2002 increased $1.5 million, or 1%, to $116.4 million from $114.9 million for the year ended December 31, 2001. Selling, general and administrative expenses were nearly consistent at 10% of net sales in 2002 versus 9.9% for 2001. Whereas 2002 expenses no longer included goodwill amortization, there were increases in depreciation and incentives accruals in 2002. The former reflected a full year of increased asset values, due to the purchase accounting at the time of the 2001 acquisition, being depreciated as compared to a partial year in 2001. Separate from selling, general and administrative expenses in 2001, the predecessor recorded non-recurring expenses related to the 2001 acquisition for financial, legal, advisory and regulatory filing fees. These expenses of approximately $11.1 million are reflected in our consolidated statements of operations included elsewhere in this prospectus as transaction expenses.

Operating Profit. Operating profit for the year ended December 31, 2002 increased $24.8 million, or approximately 34%, to $98.4 million from $73.6 million for the year ended December 31, 2001. This increase was due mainly to the increase in gross profit, as described above. Also, 2001 results included one-time transaction expenses for the predecessor relating to the 2001 acquisition.

Egg Products Division Operating Profit. Egg products division operating profit for the year ended December 31, 2002 increased $10.1 million, or 16%, to $71.7 million from $61.6 million for the year ended December 31, 2001. Operating profit for higher value-added egg products increased by $9.3 million, or 15%, from 2001, while operating profits from other egg products were near break-even levels, collectively, as compared to modest profitability in 2001. The increase in divisional operating margin was due mainly to increased gross profits from value-added items, resulting from favorable raw material costs and production efficiencies. The 2001 operating profit for the division was affected by an approximate $1.6 million loss from the egg product division’s termination of The Lipid Company S.A., a European egg products joint venture.

Potato Products Division Operating Profit. Potato products division operating profit for the year ended December 31, 2002 increased $2.5 million, or 30%, to $10.8 million from $8.3 million for the year ended December 31, 2001. This increase reflected gross profit improvement tied to volume growth, particularly from the more profitable retail segment, and continuing improvements in plant operations.

Refrigerated Distribution Division Operating Profit. Refrigerated distribution division operating profit for the year ended December 31, 2002 increased $5.1 million, or 59%, to $13.7 million from $8.6 million for the year ended December 31, 2001. Profit margin for our key product line, cheese, rose in 2002 due to more normalized product costs prevailing through much of the year. However, operating profit results for the first several months of 2002 were depressed due to cheese hedging, which resulted in cheese costs being in excess of market levels. When cheese inventory costs returned to more normal levels, due to a reduction in hedging, operating profits for the division increased significantly in the latter part of the year.

Dairy Products Division Operating Profit. Dairy products division operating profit for the year ended December 31, 2002 decreased $1.9 million, or 16%, to $9.9 million from $11.8 million for the year ended December 31, 2001. Operating profit for the dairy products division in 2001 included a $3.2 million final insurance settlement payment related to our 1999 milk recall. Exclusive of this settlement amount, the operating profit for the dairy products division increased $1.3 million in 2002. This reflected more favorable ingredient costs, which more than offset higher than expected production costs at one of our dairy plants.

Combined Results for the Year Ended December 31, 2001 Compared to the 2001 Predecessor’s Results for the Year Ended December 31, 2000

Net Sales. Net sales for the year ended December 31, 2001 increased $80.7 million, or 7%, to $1,161.3 million from $1,080.6 million for the year ended December 31, 2000. Over one-half of this increase was the result of a 31% increase in net sales from the dairy products division, with both volume growth and higher dairy market pricing contributing to this growth. External net sales growth of 10% and 9% was recorded by the potato products and the refrigerated distribution divisions. Refrigerated distribution sales growth was roughly half from unit sales growth and half from price inflation, particularly in the important cheese category. Potato products sales growth was primarily from increased unit sales, with particularly strong growth in the retail category. Sales in the egg products division grew minimally due to fairly stable volume and pricing.

Egg Products Division Sales. Egg products division external net sales for the year ended December 31, 2001 increased $8.5 million, or 1%, to $645.9 million from $637.4 million for the year ended December 31, 2000. Sales growth for certain higher value-added products, such as precooked patties and omelets, egg substitutes and hardcooked eggs, offset lower sales from commodity price sensitive products such as dried egg products. During 2001, shell egg prices declined by approximately 3%, as reported by Urner Barry, resulting in narrow margins for frozen, short-shelf life liquid and dried egg products. As a result, we limited sales volumes for frozen products, in particular, because of the adverse pricing and margin environment.

Potato Products Division Sales. Potato products division external net sales for the year ended December 31, 2001 increased $6.2 million, or 10%, to $66.9 million from $60.7 million for the year ended December 31, 2000. This increase was mainly due to a strong unit sales growth for retail refrigerated potato products, which increased approximately 25% from 2000. Also, foodservice unit sales increased by approximately 7%. Sales to new customers, growth in sales to existing customers, marketing spending and new product introductions all contributed to the sales increase.

In early 1999, we evaluated a soured milk complaint from a customer and discovered a pathogen presence in nine cartons of milk. As a result, we initiated a recall of approximately five million cartons of milk and related products. Our operating results for the dairy products division for 1999 and 2000 were adversely impacted as a result of volume declines and operating inefficiencies associated with the recall. We settled the only major claim with respect to the product recall for $1.7 million, the majority of which was covered by our insurance policies.

Refrigerated Distribution Division Sales. Refrigerated distribution division external net sales for the year ended December 31, 2001 increased $21.6 million, or 9%, to $262.7 million from $241.1 million for the year ended December 31, 2000. This increase was mainly due to unit sales growth in cheese, margarine and bagels. Cheese sales growth was somewhat constrained, and butter sales declined, as a result of high retail prices during much of the year due to a high national butterfat market. Volume growth in the refrigerated distribution division in 2001 resulted from sales to new customers, particularly in new territories, promotional activity and increased consumer advertising and higher dairy prices.

Dairy Products Division Sales. Dairy products division external net sales for the year ended December 31, 2001 increased by $44.5 million, or 31%, to $185.9 million from $141.4 million for the year ended December 31, 2000. This increase was mainly due to strong unit sales volumes for certain specialty cartoned items contract packed for other dairies and growth in non-refrigerated creamer sales. National dairy ingredient price increases during the year resulted in a higher pricing environment for the products sold by the dairy products division contributing to the higher dairy products division external net sales in 2001. Sales in 2000 were adversely impacted as a result of volume declines and operating inefficiencies associated with the aftermath of our 1999 recall of cartoned milk.

Gross Profit. Gross profit for the year ended December 31, 2001 increased $8.1 million, or approximately 4%, to $199.6 million from $191.5 million for the predecessor in the year ended December 31, 2000. The combined gross profit margin was 17.2% of net sales for 2001, as compared to 17.7% of net sales for the predecessor in 2000. The decrease in gross profit margin was mainly due to decreased gross profit from frozen egg products, resulting from market price pressures, and reduced gross margins from cheese and butter sales due to the significant rise in product costs in 2001, which outpaced our ability to adjust our selling prices for much of the year.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended December 31, 2001 increased $10.2 million, or 10%, to $114.9 million from $104.7 million for the predecessor for the year ended December 31, 2000. Selling, general and administrative expenses increased as a percent of sales in 2001, as compared to the predecessor results in 2000. Higher expenses were incurred in 2001 to support retail and foodservice marketing efforts and broadened sales efforts, and to establish a centralized purchasing department. Additionally, operating expenses reflected the impact of incremental amortization related to the 2001 acquisition, of approximately $3.0 million, which resulted in the slightly higher expense as a percentage of sales. Separate from selling, general and administrative expenses in 2001, the predecessor recorded non-recurring expenses related to the 2001 acquisition for financial, legal, advisory and regulatory filing fees. These expenses of approximately $11.1 million are reflected in the predecessor’s consolidated statements of operations, included elsewhere in this prospectus, as transaction expenses.

Operating Profit. Operating profit for the year ended December 31, 2001 decreased $13.2 million, or approximately 15%, to $73.6 million from $86.8 million for the predecessor for the year ended December 31, 2000. This decrease was mainly due to the 2001 acquisition expenses incurred by the predecessor in the first three months of 2001, as discussed above.

Egg Products Division Operating Profit. Egg products division operating profit for the year ended December 31, 2001 decreased $6.1 million, or 9%, to $61.6 million from $67.7 million for the year ended December 31, 2000. Operating profit for higher value-added egg products decreased by $5.5 million, or 8%, from 2000, while operating profits from other egg products remained relatively flat. The decrease in operating margins was mainly due to an approximately $4.0 million increase in amortization of goodwill and increased depreciation of approximately $6.2 million as a result of asset appraisals related to the 2001 acquisition. The 2001 operating profit for the egg products division was also affected by an approximately $1.6 million loss from the termination of The Lipid Company S.A., a European egg products joint venture. A break-even return was recorded from the same joint venture in 2000.

Potato Products Division Operating Profit. Potato products division operating profit for the year ended December 31, 2001 increased $0.7 million, or 9%, to $8.3 million from $7.6 million for the year ended December 31, 2000. This increase reflected benefits from volume growth, particularly from the more profitable retail segment, and continuing improvements in plant operations.

Refrigerated Distribution Division Operating Profit. Refrigerated distribution division operating profit for the year ended December 31, 2001 decreased $7.4 million, or 46%, to $8.6 million from $16.0 million for the year ended December 31, 2000. Profit margins for key lines, such as cheese and butter, were depressed due to a rapid and sustained increase in dairy market-based ingredient costs through much of the year, without a comparable increase in retail selling prices. These market conditions were in sharp contrast to those which prevailed in 2000.

Dairy Products Division Operating Profit. Dairy products division operating profit for the year ended December 31, 2001 increased significantly, up $10.5 million to $11.8 million from $1.3 million for the year ended December 31, 2000. Operating profit for the dairy products division increased substantially as a result of strong unit sales growth, particularly from specialty items such as non-refrigerated creamers and improved plant operating costs. Operating profits were also favorably impacted by a $3.2 million final insurance settlement payment related to a 1999 cartoned milk recall and reduced amortization expense of $1.2 million resulting from the appraisal of a non-compete agreement due to the 2001 acquisition. Operating profit for the dairy products division was depressed in 2000 due to the loss of a major industrial ingredient customer, increased bad debt expense resulting from a foodservice distributor’s bankruptcy filing, higher overhead expenses and above-average operating expenses as a result of the recall.

Seasonality and Inflation

Our quarterly operating results are affected by the seasonal fluctuations of our net sales and operating profits. Specifically, shell egg prices typically rise seasonally in the first and fourth quarters of the year due to increased demand during holiday periods. Consequently, net sales in the egg products division increase in the fourth quarter. Operating profits from the potato products division are less seasonal, but tend to be higher in the second half of the year coinciding with the potato harvest. Generally, the refrigerated distribution division has higher net sales and operating profits in the fourth quarter, coinciding with incremental consumer demand during the holiday season. In recent years, other than fluctuations in raw material costs, largely related to short-term supply and demand variances, inflation has not been a significant factor in our operations. Inflation is not expected to have a significant impact on the business, results of operations or financial condition since we can generally offset the impact of inflation through a combination of productivity gains and price increases. See “Risk Factors—Risks Relating to Our Company, Our Industry and the Industries We Serve—Our industry and the sales of our products are subject to seasonal variations and, as a result, our quarterly operating results may fluctuate.”

Liquidity and Capital Resources

Historically, we have financed our liquidity requirements through internally generated funds, senior bank borrowings and the issuance of other indebtedness. We believe such sources remain viable financing alternatives to meet our anticipated needs. Our investments in acquisitions, joint ventures and capital expenditures have been a significant use of capital. We plan to continue to invest in advanced production facilities to enhance our competitive position.

Cash flow provided by operating activities was $98.4 million for the nine months ended September 30, 2003, compared to $78.6 million for the nine months ended September 30, 2002. The increase in our cash flow provided by operating activities for the nine months ended September 30, 2003 compared to the nine months ended September 30, 2002 is primarily attributable to increases in cash flow from operations, accounts payable and accrued expenses. Cash flow provided by operating activities was $83.0 million for the year ended

December 31, 2002, compared to $114.8 million, combining our and the predecessor results, for the year ended December 31, 2001, and $69.1 million for the predecessor’s year ended December 31, 2000. The decrease in cash flow provided by operating activities from 2001 to 2002 was primarily attributable to an increase in operating working capital related to our Canadian acquisition. The increase in our and the predecessor’s cash flow provided by operating activities from 2000 to 2001 was primarily attributable to significantly reduced operating working capital.

In April 2001, we entered into a credit agreement with various lenders, including commercial banks, other financial institutions and investment groups, which was scheduled to expire in 2007 and 2008 and provided credit facilities which originally provided for $470.0 million in loans. Within these credit facilities, there was a $100.0 million revolving line of credit. At September 30, 2003, there was approximately $6.5 million utilized under the revolving line of credit for letters of credit, while the outstanding balance of the term A portion of that credit facility approximated $51.8 million and the term B portion approximated $180.6 million. We reduced our debt under that credit agreement by approximately $68.0 million in the nine months ended September 30, 2003 through a combination of scheduled payments and voluntary prepayments. In addition, in October 2003, we used the net after tax proceeds from the sale of the dairy products division of approximately $127.0 million to repay debt under that credit facility. We used the proceeds of the transactions to repay all borrowings under, and terminate, that credit facility. The weighted average interest rate for our borrowings under the credit facility, adjusted for the effects of hedging activities, was approximately 7.4% at September 30, 2003.

As a result of the 2001 acquisition, we incurred approximately $580 million of long-term debt, including $380 million of borrowings under a senior credit agreement and $200 million of indebtedness through the issuance of 11 3/4% senior subordinated notes due 2011. Our total annual interest expense related to the term loans under the credit agreement and the notes was approximately $51 million in 2002.

As a result of our acquisition in 2003, we incurred approximately $780.0 million of long-term debt, including $495.0 million of borrowings under our senior credit facility and $135.0 million of borrowings under the senior unsecured term loan facility and $150.0 million from the original issuance of the old notes.

The senior credit facility that we entered into in connection with the transactions, currently provides a $100.0 million revolving credit facility that will mature in six years from the original issuance and a $495.0 million term loan facility that will mature in seven years from the original issuance. In connection with the transactions, we also entered into a senior unsecured term loan facility of $135.0 million that will mature in eight years from the original issuance. For more information, see “Description of Credit Facilities.”

We used borrowings under the term loan facility of our senior credit facility, borrowings under the senior unsecured term loan facility and the net proceeds of the offering of the old notes to consummate the transactions (including repayment in full of our then existing credit facility), pay fees and expenses incurred in connection with the transactions and to provide for working capital and other general corporate purposes, including other permitted acquisitions after the consummation of the transactions described in this prospectus. Given our business trends and cash flow, we did not significantly use the revolving line of credit during the fourth quarter of 2003.

As a result of the transactions, including the offering of the old notes, we have substantially increased our cash interest expense.

Our senior credit facility requires us to meet a minimum interest coverage ratio and a maximum leverage ratio. In addition, the senior credit facility, the senior unsecured term loan facility and the indenture relating to the notes contains certain restrictive covenants which, among other things, limit the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, prepayments of other indebtedness, liens and encumbrances and other matters customarily restricted in these agreements. Our failure to comply with these covenants could result in an event of default, which if not cured or waived could have a material adverse effect on our results of operations, financial position and cash flow.

The following is a calculation of our minimum interest coverage and maximum leverage ratios under our senior credit facility. The terms and related calculations are defined in the senior credit facility agreement which has been included as Exhibit 10.1 of the registration statement of which this prospectus forms a part.

	Year Ended December 31,				Trailing Twelve Months Ended September 30,
	2001		2002		2002		2003
	(dollars in thousands)
Calculation of Interest Coverage Ratio:
Consolidated EBITDA (1)	$145,757		$155,487		$153,431		$160,976
Consolidated cash interest expense	51,213		46,720		47,541		43,734
Actual Interest Coverage Ratio (2)	2.85	x	3.33	x	3.23	x	3.68	x
Minimum Permitted Interest Coverage Ratio	2.00	x	2.00	x	2.00	x	2.00	x

Calculation of Leverage Ratio:
Funded Indebtedness	$563,297		$526,940		$552,100		$456,074
Less: Cash and cash equivalents	(27,660)		(20,572)		(57,127)		(25,316)

	535,637		506,368		494,973		430,758
Consolidated EBITDA (1)	145,757		155,487		153,431		160,976
Actual Leverage Ratio (3)	3.67	x	3.26	x	3.23	x	2.68	x
Maximum Permitted Leverage Ratio	4.75	x	4.50	x	4.75	x	4.50	x

(1)	Consolidated EBITDA is defined in our senior credit facility as follows:

	Year Ended December 31,		Trailing Twelve Months Ended September 30,
	2001	2002	2002	2003
	(dollars in thousands)

Net earnings	$4,162	$29,661	$24,891	$34,135
Interest expense, excluding amortization of debt issuance costs	43,269	45,961	46,831	43,304
Amortization of debt issuance costs	2,359	4,218	3,687	4,876
Income tax expense	8,341	18,543	18,900	21,139
Depreciation and amortization	59,480	54,258	56,223	54,654
Equity sponsor management fee (a)	725	1,300	1,182	1,431
Industrial revenue bonds related expenses (b)	905	961	944	957
Other expense, early extinguishment of debt (c)	15,513	—	—	—
Transaction expenses (d)	11,050	—	—	—
Other (e)	(47)	585	773	480

Consolidated EBITDA, as defined in our senior credit facility	$145,757	$155,487	$153,431	$160,976

(a)	Reflects management fees paid to our equity sponsor.
(b)	Reflects fees associated with industrial revenue bonds guaranteed by certain of our subsidiaries.
(c)	Reflects loss associated with the early retirement of debt in connection with our acquisition in 2001.
(d)	Reflects expenses incurred in connection with our acquisition in 2001.

(e)	Reflects (i) equity (earnings) losses of our unconsolidated subsidiaries totaling $1,576, ($132), $256 and ($4) for the years ended December 31, 2001 and 2002 and for the trailing twelve months ended September 30, 2002 and 2003, respectively; (ii) gains from the sale of assets not in the ordinary course of business totaling ($59), ($58) and ($1) for the year ended December 31, 2002 and the trailing twelve months ended September 30, 2002 and 2003, respectively; (iii) interest income of $410, $776, $575 and $485 for the years ended December 31, 2001 and 2002 and for the trailing twelve months ended September 30, 2002 and 2003, respectively; (iv) reduced margin on sales of certain finished goods inventory as a result of the application of purchase price allocations to our inventory totaling approximately $1,142 for the year ended December 31, 2001, and (v) insurance reimbursement for the year ended December 31, 2001 totaling ($3,175).

(2)	Represents ratio of consolidated EBITDA to consolidated interest expense.

(3)	Represents ratio of funded indebtedness less cash and cash equivalents to consolidated EBITDA.

Our ability to make payments on and to refinance our debt, including the notes, and to fund planned capital expenditures will depend on our ability to generate sufficient cash in the future. This, to some extent, is subject to general economic, financial, competitive and other factors that are beyond our control. We believe that, based on current levels of operations, we will be able to meet our debt service obligations when due. Significant assumptions underlie this belief, including, among other things, that we will continue to be successful in implementing our business strategy and that there will be no material adverse developments in our business, liquidity or capital requirements. If our future cash flows from operations and other capital resources are insufficient to pay our obligations as they mature or to fund our liquidity needs, we may be forced to reduce or delay our business activities and capital expenditures, sell assets, obtain additional debt or equity capital or restructure or refinance all or a portion of our debt, including the notes, on or before maturity. We can provide no assurances that we would be able to accomplish any of these alternatives on a timely basis or on satisfactory terms, if at all. In addition, the terms of our existing and future indebtedness, including the notes, our senior credit facility and our senior unsecured term loan facility may limit our ability to pursue any of these alternatives.

Our longer-term planning is focused on growing our sales, earnings and cash flows primarily by focusing on our existing business lines, through expanding product offerings, increasing production capacity for value-added products and broadening customer bases. We believe our financial resources are sufficient to meet the working capital and capital spending necessary to execute our longer-term plans. In executing these plans, we expect to reduce debt over the coming years. However, possible significant acquisition activity could result in us seeking additional financing resources, which we would expect would be available to us if they are sought.

Capital Spending

We invested approximately $27.4 million in capital expenditures during the year ended December 31, 2002, and we made capital investments of approximately $34.1 million in 2001 and approximately $37.4 million in 2000. Of these amounts, approximately $6.4 million, $11.7 million and $9.6 million were made in our recently sold dairy products division in 2002, 2001 and 2000, respectively. Also, during 2002, we purchased substantially all of the egg product-related assets of Canadian Inovatech Inc. for approximately $18.0 million. We invested approximately $22.8 million in capital expenditures during the nine months ended September 30, 2003. Of this amount, approximately $6.2 million in capital expenditures were made in the dairy products division. Capital expenditures in 2000, 2001, 2002 and the nine months ended September 30, 2003 were funded from cash flow from operations and borrowings under our then existing credit facility. We spent approximately $7.0 million in total capital expenditures during the fourth quarter of 2003, which was used to maintain existing production facilities and to expand production capacity for value-added products. This spending was funded from operating cash flow. We expect to spend approximately $38.0 million in total capital expenditures in 2004.

Debt Guarantees

Certain of our subsidiaries have guaranteed the repayment of certain industrial revenue bonds used for the expansion of the wastewater treatment facilities of several municipalities where we have food processing facilities. The repayment of these bonds is funded through the wastewater treatment charges paid by us.

However, should those charges not be sufficient to pay the bond payments as they become due, we have agreed to pay any shortfall. The remaining principal balance of these bonds at September 30, 2003 was approximately $6.4 million.

Insurance

In general, our insurance costs have increased over the past three years. The insurance industry trends of significant increases in premiums were accelerated by the events of September 11th. In 2003, however, our property and casualty insurance premiums did not significantly increase. In recent years, we have also experienced, and expect to continue to experience, rising premiums for our portion of health and dental insurance benefits offered to our employees.

Commodity Risk Management

The primary raw materials used in the production of eggs are corn and soybean meal. We purchase these materials to feed our approximately 13.4 million hens, which produce approximately a third of our annual egg requirements. Shell and liquid eggs are purchased from third-party suppliers and in the spot market for the remainder of the egg products division’s needs. Eggs, corn and soybean meal are commodities that are subject to significant price fluctuations due to market conditions which, in certain circumstances, can adversely affect our results of operations.

In order to reduce the impact of changes in commodity prices on our operating results, we have developed a risk management strategy that includes the following elements:

•	We hedge a significant percentage of our grain commodity requirements for both internal egg production and third-party egg procurement contracts that are priced based on grain prices. This activity protects against unexpected increases in grain prices and provides predictability with respect to a portion of future raw materials costs. Hedging can diminish the opportunity to benefit from the improved margins that would result from an unanticipated decline in grain prices. The degree to which we are hedged varies based on our expectation of future commodity prices.

•	We seek to align our procurement and sales volumes by matching the percentage of variable pricing contracts with our customers and the percentage of raw materials procured on a variable basis. This matching of our variable priced procurement contracts with that of variable priced sales contracts provides us with a natural hedge during times of grain and egg market volatility. As part of this effort, we are attempting to transition customers to variable pricing contracts that are priced off the same index used to purchase shell and liquid eggs. These efforts have generally been successful over the past two years.

•	We have negotiated agreements with certain of our fixed price customers which allow us to raise prices by giving 30 to 60 days notice in response to increased commodity prices. The majority of these contracts are with major broad-line foodservice customers who are generally less sensitive to price increases because their customers purchase food products from them on a cost-plus basis.

•	We are continuing to transition customers from lower value-added egg products to higher margin, higher value-added specialty products. These products are less sensitive to fluctuations in underlying commodity prices because the raw material component is a smaller percentage of total cost and we generally have the ability to pass through certain cost increases related to our higher value-added egg products to customers. This transition to higher value-added specialty products has taken place gradually over the last five to six years. These products represented approximately 64% of our egg products sales in 2002, up from approximately 49% in 1997.

The following table illustrates a sensitivity analysis that estimates our exposure to market risk associated with corn and soybean meal futures contracts. The notional value of commodity positions represents the notional value of the corn and soybean meal futures contracts for the nine months ended September 30, 2003. Market risk is estimated as the potential loss in fair value resulting from a hypothetical 10% adverse change in commodity prices.

	Notional Value	Market Risk
	(in thousands)
Corn futures contracts:
Highest position	$28,955	$2,896
Lowest position	11,556	1,156
Average position	19,297	1,930
Soybean meal futures contracts:
Highest position	$12,889	$1,289
Lowest position	5,271	527
Average position	9,157	916

During 2001, we began using futures contracts to cover a portion of our estimated cheese procurement needs. During 2002, we used these contracts to hedge a portion of our needs for a portion of the year. As of September 30, 2003, there were no such contracts.

Additionally, we hedge some of our natural gas requirements for producing our products by fixing the price for a portion of our natural gas usage. At September 30, 2003, the net fair value of these fixed price purchases was approximately $1.2 million. These monthly purchases have been made through March 2004 and cover approximately 36% of our estimated usage requirements during that period. The potential loss in fair value of these contacts resulting from a 10% adverse change in the underlying commodity prices would be approximately $0.1 million.

We also partially mitigate the risk of variability of our transportation-related fuel costs through the use of home heating oil futures contracts. At September 30, 2003, the net fair value of these contracts was approximately $2.3 million. These contracts expire monthly from May 2004 through December 2004 and cover approximately 47% of our estimated usage and exposure during that period. The potential loss in fair value of these contracts resulting from a 10% adverse change in the underlying commodity prices would be approximately $0.2 million.

See also “Business—Egg Products Division—Commodity Risk Management” and “Risk Factors—Risks Relating to Our Company, Our Industry and the Industries We Serve—Our operating results are significantly affected by egg, potato and cheese market prices and the prices of other raw materials, such as grain, which can fluctuate widely.”

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations is based upon the consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate estimates, including those related to the allowance for doubtful accounts, valuation of goodwill and intangible assets, accrued promotion costs, accruals for insurance, financial instruments and income tax provision. We base these estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies reflect the significant judgments and estimates used in the preparation of our consolidated financial statements:

Allowance for Doubtful Accounts. We estimate the uncollectibility of our accounts receivable. In determining the adequacy of the allowance, we analyze the value of our customer’s financial statements, historical collection experience, aging of receivables and other economic and industry factors. It is possible that the accuracy of the estimation process could be materially impacted by different judgments as to collectibility based on the information considered and further deterioration of accounts.

Valuation of Goodwill and Intangibles. We assess the impairment of identifiable intangibles, long-lived assets and related goodwill whenever events or changes in circumstances indicate the carrying value may not be recoverable. Factors which could trigger an impairment review include significant under-performance relative to expected historical or projected future operating results, significant changes in the use of acquired assets or our strategy and significant negative industry or economic trends. For intangible assets and long-lived assets, an assessment may occur if the carrying value of the asset exceeds the undiscounted cash flows from the asset. When we determine that the carrying value of intangibles, long-lived assets and related goodwill may not be recoverable based upon the existence of an impairment, we measure any potential impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in our current business model. On January 1, 2002, we adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” and were required to assess our goodwill for impairment issues upon adoption, and are required to do so at least annually now.

Accrued Promotion Costs. The amount and timing of expense recognition for customer promotion activities involve management judgment related to estimated participation, performance levels and historical promotion data and trends. The vast majority of year-end liabilities associated with these activities are resolved within the following fiscal year and, therefore, do not require highly uncertain long-term estimates.

Accruals for Insurance. We are primarily self-insured for our medical and dental liability costs. We maintain “high deductible” insurance policies for our workers compensation and general and automobile liability costs. It is our policy to record our self-insurance liabilities based on claims filed and an estimate of claims incurred but not yet reported. Any projection of losses concerning medical, dental, workers compensation and general and automobile liability is subject to a considerable degree of variability. Among the causes of this variability are unpredictable external factors affecting future inflation rates, litigation trends, legal interpretations, benefit level changes and claim settlement patterns.

Financial Instruments. We use derivative financial instruments to manage our exposure to various market risks, including certain interest rates, grain and natural gas costs.

Income Tax Provision. Income tax expense involves management judgment as to the ultimate resolution of any tax issues. Historically, our assessments of the ultimate resolution of tax issues have been reasonably accurate. The current open issues are not dissimilar from historical items.

Recent Accounting Pronouncements

On January 1, 2002, we adopted EITF Issue No. 01-09, Accounting for Consideration given by a Vendor to a Customer (including a Reseller of the Vendor’s Products), effective January 1, 2002. The adoption of EITF Issue No. 01-09 did not have a material effect on our consolidated financial statements.

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 143, “Accounting for Asset Retirement Obligations” which provides accounting requirements for retirement obligations associated with tangible long-lived assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002 and was adopted by us effective January 1, 2003. The adoption of SFAS No. 143 did not have a material effect on our consolidate financial statements.

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statement 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” SFAS No. 145 rescinds SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt” Under SFAS No. 4, all gains and losses from extinguishment of debt were required to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. SFAS No. 145 requires that gains and losses from extinguishment of debt be classified as an extraordinary item only if they are part of the entities recurring operations and not unusual or infrequent. The effect of adopting this standard on our financial statements was to reclassify our extraordinary loss in the three-months ended March 31, 2001 to other expense in the statement of operations.

In June 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. Prior to the adoption of this Standard, a liability for an exit cost, as defined by Emerging Issues Task Force Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring),” was recognized at the date of an entity’s commitment to an exit plan. SFAS No. 146 was effective for the Company for exit plans or disposal activities initiated after December 31, 2002. Effective January 1, 2003, we adopted the provisions of SFAS 146, which had no impact on our financial statements.

In November 2002, the FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” This interpretation elaborates on the disclosure requirements in the financial statements concerning obligations under certain guarantees. The interpretation also clarifies the requirements related to the recognition of liabilities by a guarantor at the inception of certain guarantees. The disclosure requirements of this interpretation were effective for us on December 31, 2002, but did not require any additional disclosure. The recognition provisions of the interpretation are applicable only to guarantees issued or modified after December 31, 2002. The adoption of this standard did not impact our financial statements.

FIN 46, “Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51,” as amended, clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” to entities in which investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The transitional disclosure provisions of FIN 46 were effective for all financial statements issued after January 31, 2003. FIN 46 applied immediately to variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date. For variable interest entities created before February 1, 2003, FIN 46 is effective for the first period ending after December 15, 2003. At September 30, 2003, the Company did not have ownership in any variable interest in variable interest entities. We will apply the consolidation requirements of FIN 46 in future periods should an interest in a variable interest entity be acquired.

In May 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS No. 149 was effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have a material impact on our financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” The statement requires that an issuer classify financial instruments that are within its scope as a liability. Many of those instruments were classified as equity under previous guidance. SFAS No. 150 was effective for all financial instruments entered into or modified after May 31, 2003. Otherwise, it was effective on July 1, 2003. The adoption of SFAS No. 150 did not have a material effect on our financial position or results of operations.

Interest Rates

We are exposed to changes in interest rates. Our senior credit facility and senior unsecured term loan facility are variable rate debt. Interest rate changes therefore generally do not affect the market value of that debt but do impact the amount of our interest payments and, therefore, our future earnings and cash flows, assuming other factors are held constant. Conversely, for fixed rate debt, interest rate changes do not impact future cash flows and earnings, but do impact the fair market value of that debt, assuming other factors are held constant. Assuming we had completed the transactions including the offering of the old notes, and applied the proceeds as intended as of September 30, 2003, we would have had variable rate debt of approximately $630.0 million. Holding other variables constant, including levels of indebtedness, a one percentage point increase in interest rates would have had an estimated impact on pre-tax earnings and cash flows for the next twelve month period of $6.3 million. As required under our senior credit facility, we recently entered into an interest rate “cap” agreement, which provides us protection against sharp increases in short-term interest rates, for a portion of our variable rate debt, from November 2004 through November 2006.

BUSINESS

Overview

We are a leading producer and distributor of specialty egg and refrigerated potato products to the foodservice, retail and industrial ingredient markets. We also distribute refrigerated food items, primarily cheese and other dairy products, to the retail grocery market predominantly in the central United States. For the twelve months ended September 30, 2003, we generated net sales of $1,086.7 million on a pro forma basis after giving effect to the sale of the dairy products division, which the predecessor sold in October 2003.

Our largest operating division, our egg products division, is the largest producer of processed egg products in the United States with an estimated 44% share of the processed egg market, and we believe it is three times larger than its closest competitor. We estimate that we currently have a 58% share of the higher value-added segment of the U.S. processed egg market, which includes extended shelf-life, or ESL, liquid eggs, precooked egg patties and omelets, low/no cholesterol liquid eggs and hardcooked eggs. During the twelve months ended September 30, 2003, we processed approximately 1.3 billion pounds of eggs through our fully-integrated national operations, and we believe we are the lowest cost producer of processed egg products in the United States.

As the market leader for processed egg products, we have benefited from the consistent growth in the demand for eggs over the last decade. Since 2000, we have grown our sales volumes of higher value-added egg products at more than twice the industry growth rate for egg consumption. Moreover, we have benefited from our ability to capitalize on favorable consumer and food industry trends by introducing new, higher value-added egg products. This ability has helped us to improve our egg products division’s operating profit margin from 3.3% in 1992 to 9.3% for the twelve months ended September 30, 2003.

We offer our customers a wide range of products within our food categories. Our strategy within these categories is to focus on higher-margin specialty segments (such as ESL liquid eggs, precooked egg products and refrigerated potato products) which we believe are growing at a higher rate than their respective food categories. We also seek to develop and market products that address key food industry concerns, including food safety, convenience, product quality and consistency and labor and waste reduction. Our products are primarily sold through long-standing preferred supplier relationships with major foodservice distributors and national restaurant chains. The following charts set forth the net sales and operating profit of our three divisions—egg products, potato products and refrigerated distribution—as a percentage of total net sales and operating profit for these three divisions for the twelve months ended September 30, 2003.

Egg Products. Our egg products division is the largest producer of processed egg products and the third largest egg producer in the United States. Our higher-margin specialty products include ESL liquid eggs, precooked egg patties and omelets, low/no cholesterol liquid egg products and hardcooked eggs. Within the higher value-added segment of the processed egg market, we currently have an estimated 58% market share in the United States. We are also the leader in producing frozen, dried and short shelf-life liquid egg products. Our retail grocery brands include Better ’n Eggs and All Whites and our foodservice brands include Table Ready and Easy Eggs. The egg products division’s major customers include leading foodservice distributors, such as Sysco Corporation and U.S. Foodservice, national restaurant chains, such as Burger King Corporation, IHOP Corp. (International House of Pancakes), Sonic Corp. and Dunkin’ Donuts Incorporated, major retail grocery store chains, such as Costco Wholesale Corporation, Wal-Mart Stores Inc. and Ahold USA Retail Operations and major industrial ingredient customers, such as General Mills, Inc. and Unilever Bestfoods North America Foodservice. For the twelve months ended September 30, 2003, the egg products division represented approximately 69% and 72% of the net sales and the operating profit of our three divisions, respectively.

Potato Products. Our potato products division produces and distributes refrigerated potato products to the retail grocery and foodservice markets. Our products principally include hash browns and diced, sliced, mashed and other specialty potato products. The potato products division is the national market leader in refrigerated potato products with an estimated 55% share in the retail grocery market under the Simply Potatoes and Diner’s Choice brands and an estimated 60% share in the foodservice market, principally under the Northern Star and Farm Fresh brands. Our branded retail refrigerated potato products’ annual volume has doubled since 1997. Due to their freshness and quality, refrigerated potato products are generally sold at higher price points than frozen potato products and, according to our consumer studies, have superior taste and texture characteristics. In addition, we use a production process that produces a 75-day shelf-life for our potato products, which we believe is the longest in the retail refrigerated potato products market. The potato products division’s largest customers include major retail grocery store chains, such as The Kroger Co., Publix Super Markets, Inc. and Food Lion LLC and major foodservice distributors, such as Sysco and U.S. Foodservice. For the twelve months ended September 30, 2003, the potato products division represented approximately 7% and 10% of the net sales and the operating profit of our three divisions, respectively.

Refrigerated Distribution. Our refrigerated distribution division is a distributor of over 400 branded and private label refrigerator case items to retailers and wholesale warehouses predominantly in the central United States. The refrigerated distribution division’s principal product line is its Crystal Farms branded cheese, which has a strong presence in the upper Midwest region of the United States and the largest market share for branded cheese in Minnesota. Crystal Farms branded cheese generated approximately $128.0 million of net sales in the twelve months ended September 30, 2003. This division also distributes shell eggs, bagels, butter, margarine and our refrigerated potato and other products. The refrigerated distribution division’s largest customers include major grocery retailers, such as SUPERVALU Inc./Cub Foods Stores and Roundy’s, Inc. For the twelve months ended September 30, 2003, the refrigerated distribution division represented approximately 24% and 18% of the net sales and operating profit of our three divisions, respectively.

Industry Trends

We believe that our specialty egg and refrigerated potato products are well positioned to continue capitalizing on the growth of the foodservice industry, which is being driven by increasing food consumption away from home. We also believe that the egg products division will benefit from several trends, including continued increases in processed egg consumption. Our business is influenced by the following industry trends:

Growth in Foodservice. According to the USDA, purchases of food prepared away from home in the United States have grown from 35.8% of total food purchases in 1975 to 46.1% in 2002, and we expect this trend to continue. The increase in foodservice sales has been largely driven by demographic changes, including the increases in personal disposable income, single parent households and dual income families. This growth in foodservice sales is expected to continue to lead to increased demand for processed food products. Additionally, we believe that the focus of the foodservice industry on increasing product safety, reducing preparation costs and outsourcing more of the food preparation process complements our product portfolio and new product development efforts.

Growth in Egg Consumption. According to the USDA, egg consumption increased at a compounded annual growth rate of 2.0% between 1991 and 2001. This growth was partially due to a shift in consumer perception of the health attributes of eggs, as well as new applications for eggs. In addition, we believe the recent increase in popularity of high protein, low carbohydrate diets has had a positive impact on egg consumption in the United States. In 2000, the American Heart Association revised its nutritional recommendations that limited the weekly intake of eggs. We believe this action helped improve the perception of eggs as a healthy part of a balanced diet.

Growth in Higher Value-Added Processed Egg Products. The growth in food consumption away from home and the development of new egg products has resulted in an increase in the production and consumption of processed egg products. According to the USDA, approximately 28.9% of all eggs consumed in the United States in 2001 were processed, up from approximately 21.7% in 1991. This represents a 4.9% compounded annual growth rate in consumption of processed eggs from 1991 to 2001 compared with an overall increase in the consumption of eggs at a compounded annual growth rate of 2.0% during that period. Requirements of the foodservice industry for food safety and concerns regarding product quality, consistency and convenience have served to increase the consumption of higher value-added egg products such as ESL liquid eggs and precooked eggs. We have witnessed this trend within our customer base as former shell egg purchasers such as Burger King and IHOP recognize the operational and economic benefits of processed egg products.

Consolidation in Foodservice Distribution Channel. Leading foodservice distributors continue to consolidate the foodservice industry in an effort to improve and broaden their product offerings, competitiveness and profitability. For example, according to ID Magazine, a foodservice industry publication, the top 20 foodservice distributors have increased their share of total industry sales from 22.5% in 1991 to 32.6% in 2001. As foodservice distributors consolidate, we believe they will increasingly choose to do business with national suppliers that have broad product lines and extensive service capabilities to meet both the scale and the scope of their operational requirements.

Our Competitive Strengths

We believe that the following key competitive strengths will contribute to our continued success:

Extensive Portfolio of Specialty and Branded Products with Leading Regional and National Market Positions. We specialize in the development, production and distribution of specialty food products that address many of the needs of the foodservice and the retail markets. We have been successful in developing new and innovative products as evidenced by a broad portfolio of strong market positions and leading brands, as shown in the table below.

Division	Products	Key Brands	Market Position (1)
Egg Products	ESL liquid eggs Precooked eggs Hardcooked eggs Low/no cholesterol liquid eggs Other (2)	Easy Eggs Table Ready Better’n Eggs All Whites

No. 1 U.S. market share of processed egg products

No. 1 U.S. market share of ESL liquid egg products

No. 1 U.S. market share of precooked egg products

No. 1 U.S. market share of hardcooked eggs

No. 2 U.S. market share of retail low/no cholesterol egg products

Potato Products	Refrigerated cut and mashed potato products	Northern Star Simply Potatoes Diner’s Choice	No. 1 U.S. foodservice market share No. 1 U.S. retail market share

Refrigerated Distribution	Processed and wrapped cheeses and other products	Crystal Farms	No. 1 Minnesota market share for branded cheese Strong upper Midwest market share $128.0 million retail cheese brand

(1)	Market position data is derived primarily from our own estimates, which are based on information we obtained from customers, distributors, suppliers and trade and business organizations.
(2)	“Other” egg products include short shelf-life liquid eggs, dried eggs, frozen eggs and shell eggs.

Long-Standing Customer Relationships. Our high quality products, manufacturing scale and capability, extensive focus on customer service and customer-focused product development have helped us to build and retain a strong and diverse customer base. We have long-standing preferred supplier relationships with the major broad-line foodservice distributors, serving as their leading supplier of specialty egg and refrigerated potato products. In addition, we have long-standing relationships with many national restaurant chains that serve breakfast, major industrial ingredient companies and major retail grocery store chains. Our average length of relationship with our top ten egg products and potato products customers exceeds 10 years. We believe these long-standing relationships are the result of our high quality products and service levels.

Large Scale Operator with Efficient Manufacturing Operations. During the twelve months ended September 30, 2003, we processed approximately 1.3 billion pounds of eggs. We believe our significant annual volume combined with our diversified egg procurement and highly automated manufacturing facilities provide us with a cost advantage in the marketplace. Over the last six years, we have invested to expand our manufacturing capacity for value-added egg products, to upgrade our potato product operations, to improve and expand our distribution centers, to install a new company-wide management information system and to otherwise position ourselves for future growth. These investments include the installation of new precooked egg production lines, a new dried egg facility, automated packaging equipment and quality control systems. Additionally, our diverse geographic presence, with core manufacturing facilities in the Midwest and eastern United States, allows us to serve customers cost-effectively throughout the United States. We believe that our operational scale, product breadth and geographic scope make us an attractive and important strategic partner for foodservice distributors, major restaurant chains and industrial ingredient companies.

Industry Leading Product Development Capability. We believe our innovation and product development continue to help us earn attractive margins for our specialty products. We conduct our research and development activities through designated facilities, including our state-of-the-art pilot plant for egg products in Gaylord, Minnesota. Our staff works closely with current and prospective customers to either adapt existing products to meet specific customer applications or to create and commercialize new customized specialty food products. Over the last few years, we have introduced, both independently and in conjunction with our customers, several new products and line extensions including precooked puffed egg patties and specialty dried eggs products. Products currently being test marketed include omelets for the retail market, precooked egg fillings for breakfast wraps, refrigerated French fries and French toast sticks.

Strong, Proven Management Team with Significant Equity Interest. We have an experienced and successful senior management team that has an average of over 20 years of food industry experience, each of whom has been with Michael Foods for over 10 years. The management team is headed by Gregg Ostrander, who has been our president and chief executive officer since 1994 and has 28 years of food industry experience, including management positions with Beatrice Foods Company and Armour Swift-Eckrich, a division of ConAgra Foods, Inc. Our management team has a strong track record of product innovation, cost containment and operating excellence during periods of both rising and falling commodity prices and while operating under a high degree of financial leverage. Our management team has increased our net sales and Adjusted EBITDA at a compound annual growth rate of 4.8% and 7.3%, respectively, from 1998 to the twelve months ended September 30, 2003, through product innovation, market share gains and careful cost management. Our management team has also successfully executed an operational turnaround and subsequent sale of our dairy products division. Furthermore, our senior management’s commitment to the business is evidenced by their equity investment of $33.0 million, representing, after the transactions, approximately 10.2% of the total equity invested in our company.

Strong and Stable Free Cash Flow Generation. Our business has generated strong free cash flow due to the combination of our sales growth, strong operating margins, stable egg products business and low capital expenditure and working capital requirements. As evidence of our strong free cash flow, we have reduced our total debt from approximately $602.3 million as of April 1, 2001, to $442.1 million as of September 30, 2003.

Our Business Strategy

Our strategy has enabled us to capitalize upon key industry trends, specifically the increases in both food prepared away from the home and the consumption of further-processed eggs. The primary components of our business strategy include the following:

Move Customers Up the “Value Chain.” We seek to continually transition our customers from lower value-added products to higher value-added, higher-margin products that offer improved food safety, reduced labor and waste and improved product quality and consistency. For example, in 1989 we worked with Burger King to help it transition from shell eggs to our value-added ESL liquid eggs and then, in 1998, to our higher value-added precooked egg patties. We believe this transition has reduced Burger King’s waste and labor costs and has improved product consistency nationwide. In 2002, we assisted IHOP in transitioning from shell eggs to ESL liquid eggs, and became its exclusive supplier of ESL liquid eggs. We believe assisting customers in these transitions will continue to drive our future financial performance. In addition, we are actively encouraging and assisting current and prospective customers who may wish to enter into, or expand their presence in, the profitable foodservice breakfast segment. For example, Sonic and Dunkin’ Donuts are using our precooked egg products as part of their evolving breakfast strategies.

Capitalize On Growth Opportunities. We believe that significant growth opportunities exist in each of our divisions. We are focused on increasing our specialty egg products sales to quick service restaurants, coffee oriented venues and convenience stores that are seeking to grow revenues by either broadening their existing breakfast offerings or introducing a breakfast menu to add to their existing lunch and dinner offerings. For example, we have had success working with Sonic and Dunkin’ Donuts to introduce hot breakfast menus that include our high value-added egg products. We are also currently working with several major national restaurants to introduce a breakfast menu that includes our higher value-added egg products. In our potato products division, we plan to continue to participate in the fast growing refrigerated potato products market. According to ACNielsen Corporation, the retail refrigerated potato products category was the fastest growing segment of the retail potato products market from 2000 to 2002, exhibiting growth of 17% annually during that time period. In our refrigerated distribution division, we intend to expand our geographic reach and increase existing market penetration for our Crystal Farms branded cheese, while introducing new products and line extensions under the Crystal Farms label.

Continue Strategic Sourcing and Cost Reduction Programs. We began a strategic sourcing program in our egg products division in 2002 in an effort to improve efficiency in our procurement operations and reduce overall costs. Our strategy involves focusing our procurement efforts on our key suppliers and working with them on improving all aspects of the procurement process, including the egg and grain purchasing function and farm and plant operations. Enhanced communication and coordination with these key suppliers has served to streamline the procurement process and has already resulted in benefits to both our suppliers and to us. Additionally, we have increased volume commitments with our key suppliers in exchange for improved pricing and terms. We believe the strategic sourcing program will continue to provide us with operational and financial benefits, and we expect we will continue to see improved results from this program over the next several years.

In mid-2003, we began a purchasing and supply chain management, or PSM, initiative, with the goal of reducing our effectable spending in areas other than raw material procurement for our egg products division by a cumulative amount of $55.0 million between 2003 and 2007. This cost reduction initiative is focused on areas where our managers believe there are significant opportunities for cost improvement, such as potato and cheese purchases, freight, packaging materials, technology costs and other fixed overhead categories. We have formed a dedicated task force, which includes key managers from each of our divisions, to administer this initiative. The task force has identified several cost saving opportunities and initiated programs which have already resulted in cost savings.

Pursue Attractive Acquisition and Joint Venture Opportunities. We will continue to evaluate and selectively pursue acquisitions and joint ventures that expand our product offerings and/or geographic reach and broaden our technological expertise to complement our existing businesses. Since 1988, we have completed 17 acquisitions and three joint ventures, including the $106 million acquisition of Papetti’s Hygrade Egg Products, Inc. in 1997. The acquisition of Papetti’s significantly increased our market share, scale, geographic scope and offerings for our egg products division. In recent years, we have focused on making small strategic acquisitions. For example, in the past four years, we acquired Ingredient Supply LLC, which expanded our egg products division’s hardcooked eggs product line, acquired the egg products division of Canadian Inovatech, Inc., one of the largest providers of processed egg products in Canada, which greatly expanded our presence in international markets, particularly for the industrial ingredient market, and invested in foreign egg products joint ventures to expand the geographic coverage of our egg products division and pursue new technologies.

Egg Products Division

Our egg products division produces, processes and distributes a variety of egg products and shell eggs. Our egg products division is the largest producer of processed egg products in the United States with an estimated 44% share of the processed egg market and we believe it is three times larger than its closest competitor. We estimate that we currently have 58% share of the higher value-added segment of the United States processed egg market, which includes ESL liquid eggs, precooked egg patties and omelets, low/no cholesterol liquid eggs and hardcooked eggs. We believe our egg products division is the only North American egg products industry participant serving all market channels, foodservice, retail and industrial ingredient, with a comprehensive product line. During the twelve months ended September 30, 2003, the egg products division processed approximately 1.3 billion pounds of eggs through its integrated facilities. The division focuses on producing higher value-added egg products that we believe are safe, easy to prepare and consistent in quality.

Demand for higher value-added egg products in both the retail and foodservice markets has been driven by the following factors:

Food Safety	Processed egg products are pasteurized and quality controlled, which reduces the likelihood of contamination. As a result, foodservice companies and major restaurant chains are choosing processed egg products as a lower-risk alternative to unprocessed eggs.

Labor Reduction/Ease of Use	Processed egg products require less preparation time, reducing labor costs for foodservice companies and increasing convenience for individual purchasers.

Product Quality and Consistency	Foodservice companies and national restaurant chains require consistency of products throughout their operations. Processed egg products, particularly precooked egg products which are produced to distinct specifications, provide foodservice companies and national restaurant chains with a processed egg product that provides a more consistent taste, quality and serving size than shell eggs.

Efficiency/Waste Reduction	Processed egg products reduce the need for disposal of partially used product and have fewer packaging and space requirements.

Products. Our higher value-added processed egg products are detailed below:

ESL liquid eggs: We have an estimated 62% market share in the ESL liquid egg market in the United States. These products are packaged in cartons and bag-in-box packaging principally for use in foodservice markets. We use proprietary ultra-high temperature pasteurization processes to produce our ESL liquid eggs. These processes produce an egg product that is salmonella and listeria-negative, as defined by federal law, with a refrigerated shelf-life of up to three months. Our ESL egg products are marketed under the Easy Eggs and Table Ready brand names.

Precooked eggs: We are the leader in precooked omelets and egg patties with an approximate 60% market share in the United States. These products are fully-cooked and packaged at the manufacturing facility and then reheated at the point of consumption. Foodservice companies and quick service restaurant chains find these products attractive because they can reduce labor costs and waste, improve consistency and require only a minimal infrastructure investment. We will continue to direct significant production and marketing resources to this product as usage increases.

Low/no cholesterol eggs: We hold the number two market share position in the United States in the retail egg substitutes category and believe we also hold the number two market share in the United States foodservice egg substitutes category. These egg products consist primarily of egg whites sold in retail grocery market under the names Better ’n Eggs, and All Whites. Egg substitutes are increasingly popular among health conscious consumers, and are developing a high level of acceptance in the retail market.

Hardcooked eggs: We believe that we hold an approximate 60% market share in the hardcooked egg market in the United States. These products are hard-boiled eggs, which are packaged in pails with brine solution or in modified atmosphere packs that are designed to increase both shelf-life and food safety. Hardcooked eggs are sold primarily to foodservice accounts for use in salads and other dishes.

In addition, our other egg products include frozen eggs, short shelf-life liquid eggs and dried eggs that we supply in order to provide our customers with a broad range of egg products. We believe we are the leading processor of these types of products. Frozen eggs are used primarily by foodservice and industrial ingredient customers. Short shelf-life liquid eggs are liquid eggs packaged with standard pasteurization and are convenient for industrial ingredient customers, such as bakeries, who will use a large quantity of eggs within a short time period to produce other products. Dried eggs are used primarily by industrial ingredient customers in the production of mayonnaise, salad dressings and baking mixes.

Customers. The egg products division has long-standing preferred supplier relationships with many of its customers. Our customers include many of the major broad-line foodservice distributors and many national restaurant chains that serve breakfast. As the largest processed egg producer in the industry, we offer our customers a broad product selection, large-scale manufacturing capabilities and specialized service. The egg products division’s major customers in each of its market channels include leading foodservice distributors, such as Sysco and U.S. Foodservice, national restaurant chains, such as Burger King, International House of Pancakes, Sonic Corp. and Dunkin’ Donuts, major retail grocery store chains, such as Costco, Wal-Mart and Ahold group stores and major industrial ingredient customers, such as General Mills, Inc. and Unilever Bestfoods North America Foodservice.

The strength of the egg products division’s customer base is demonstrated by low turnover and the long-standing nature of the relationships, exemplified by an average relationship length in excess of ten years for its top ten customers. As an example of this type of relationship, the egg products division has a five year preferred supplier contract (terminable upon six months notice) with U.S. Foodservice pursuant to which we supply a substantial majority of U.S. Foodservice’s egg products needs. This relationship is over 20 years old. Our volume with U.S. Foodservice grew 7% during 2002 and we estimate it will be up approximately 9% in 2003.

Competition. The egg processing industry is heavily concentrated, especially when compared to the shell egg industry. Sunny Fresh Foods, a subsidiary of Cargill, is our largest higher value-added egg products competitor. We also compete with other egg products processors including Sonstegard Foods Company, Rose Acre Farms, Inc., Echo Lake Farm Produce, Cutler Egg Products, Inc. and ConAgra Foods.

Sales and Marketing. The division distributes its egg products to food processors and foodservice customers primarily throughout the United States, with international sales in the Far East, South America and Europe. The largest selling product line within the egg product division, ESL liquid eggs, and other egg products are marketed nationally to a wide variety of food service and industrial ingredient customers. Nearly all of the division’s annual shell egg sales are made to our refrigerated distribution division, which, in turn, distributes them predominantly in the central United States.

In 2002, the egg products division derived approximately 97% of net sales from egg products, with 3% of net sales coming from shell eggs. Pricing for shell eggs and certain egg products in the United States reflects levels reported by Urner Barry. Prices of certain higher value–added egg products, such as ESL liquid eggs, egg substitutes, and hardcooked and precooked egg products, typically are not significantly affected by Urner Barry quoted price levels. These products accounted for approximately 64% of the egg product division’s 2002 sales. Prices for the egg products division’s other products, including frozen and short shelf-life liquid eggs, certain dried products and, particularly, shell eggs, are significantly affected by frequently changing market levels as reported by Urner Barry.

Sales Dynamics. The egg products division’s supply agreements with its customers typically last one year. These contracts generally stipulate a number of conditions including the types of products to be supplied, volume targets, pricing levels (with weekly, monthly, quarterly or annual revision options), discount options, delivery and other logistical and administrative parameters. The contracts are not “take or pay” contracts and typically can be terminated early without penalty. We sell our egg products based on a mix of variable, semi-variable and fixed price contracts, of which variable contracts constitute a significant portion. Sales of egg products under variable priced sales contracts are tied to a pricing index, either an Urner Barry egg market or grain index. Price changes under these sales contracts are based on a formula and generally allow for a pass-through of cost increases. Our semi-variable sales contracts generally allow us to change prices by giving 30 to 60 days notice. These contracts are with major broad-line foodservice distributors who are generally less sensitive to price increases because their customers purchase food products from them on a cost-plus basis. Our fixed price egg products sales contracts generally have durations of up to one year and maturity dates that are generally staggered throughout the year, effectively reducing our commitment to fixed priced contracts. We use fixed price contracts because our large national foodservice customers require fixed pricing in order to manage the prices at which they sell their products.

Suppliers. In 2002, the egg products division produced approximately a third of its shell egg requirements at multiple internal egg production facilities. A majority of the remainder of the division’s egg requirements are purchased under contracts with numerous cooperatives and egg producers at prices primarily derived from grain-based costs and Urner Barry market indices. No egg supplier provides more than 10% of the division’s annual egg requirements.

Commodity Risk Management. Since variable costs, principally feed costs and the cost to purchase eggs, represent a large percentage of the total costs of our egg products, significant price fluctuations in these raw materials could have an adverse affect on our results of operations. See “Risk Factors—Risk Relating to Our Company, Our Industry and the Industries We Serve—Our operating results are significantly affected by egg, potato and cheese market prices and the prices of other raw materials, such as grain, which can fluctuate widely.” Historically, feed costs have generally been less volatile than egg market prices. Internally produced eggs typically cost less than eggs we purchase from our suppliers. We partially hedge key feed costs, such as corn and soybean meal, by using futures and other purchase contracts. There is no market mechanism for hedging egg prices. The egg products division has endeavored to moderate the effects of egg market commodity factors through an emphasis on value-added products and the internal production of eggs, where egg cost is somewhat controllable. Further, the egg products division attempts to match market-affected egg sourcing with the production of egg products whose selling prices are also market-affected, and cost-affected egg sourcing, as best can be managed, with higher value-added products priced over longer terms, generally 6-12 months. The former allows the division to typically realize a modest processing margin on such sales, even though there are notable commodity influences on both the egg sourcing cost and the egg products pricing, with each changing as frequently as daily. Shell eggs are essentially a commodity and are sold based upon reported egg prices. Egg prices are significantly influenced by modest shifts in supply and demand. Pricing of shell eggs is also typically affected by seasonal demand related to increased consumption during holiday periods. Our operating profit is significantly affected by egg market prices and prices of other raw materials, such as grain, which can fluctuate widely. We have a risk management strategy to mitigate these risks. For more information on our risk management strategy, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Commodity Risk Management.”

Facilities. Our principal egg processing plants are located in New Jersey, Minnesota, Nebraska, Pennsylvania, Iowa, Manitoba and Ontario. Certain of our facilities are fully integrated from the production and maintenance of laying flocks through the processing of eggs products. Fully automated laying barns, housing approximately 13.4 million producing hens, are located in Nebraska, Minnesota and South Dakota, of which approximately 1.6 million are housed in contract facilities. Major laying facilities also maintain their own grain and feed storage facilities. We also maintain facilities with approximately 2.8 million pullets, or hens that are less than 16 weeks old.

Potato Products Division

The potato products division produces and distributes refrigerated potato products to the retail grocery and foodservice markets. This division’s products principally include hash browns and diced, sliced, mashed and other specialty potato products. The potato products division is the national market leader in refrigerated potato products with an estimated 55% share in the retail grocery market under the Simply Potatoes and Diner’s Choice brands and an estimated 60% share in the foodservice market, principally under the Northern Star and Farm Fresh brands. Our branded retail refrigerated potato products’ annual volume has doubled since 1997. Due to their freshness and quality, refrigerated potato grocery products are generally sold at higher price points than frozen potatoes and, according to our consumer studies, have superior taste and texture characteristics. In addition, we use a production process that produces refrigerated potato products for retail having a shelf-life of 75 days, which we believe to be the longest shelf-life in this category. The shelf-life of our competitors’ retail products are advertised as being approximately 45 to 60 days.

Products. The potato products division produces and sells refrigerated hash browns, diced, sliced, mashed and other specialty potato products which are marketed to the foodservice market under the Northern Star, Farm Fresh and Quality Farms brand names and under the Simply Potatoes and Diner’s Choice brand names to the retail market. Historically, the Simply Potatoes brand has achieved consistent growth despite minimal consumer advertising expenditures.

Growth in the potato products division is the result of several factors, including the growth in specialty potato products and increasing consumer awareness of the refrigerated potato category. For example, refrigerated mashed potatoes continue to be a popular category in both the retail and foodservice markets, particularly special recipe mashed potatoes, including deluxe mashed potatoes (prepared with butter and sour cream), seasoned mashed, red skin garlic mashed and mashed with onion. The potato products division’s ability to create such customized mashed potato products has attracted interest from chain restaurants in the foodservice market, such as International House of Pancakes, which use these blends as signature menu items. In addition, we have had success with other products such as special cut potatoes, including thick-sliced russets and red skin wedges, and seasoned hash browns.

We have invested significant capital in our Minneapolis potato processing facility, including re-designing the plant layout and upgrading the equipment. Since 1997, production yields have improved, labor costs have declined and gross profit per pound has increased to 31.7% for the twelve months ended September 30, 2003 compared to 22.5% in 1997.

Customers. The potato products division leverages existing relationships with national foodservice distributor customers of our egg products division. Many of our top potato products division’s customers are also long-standing customers of the egg products division. We provide foodservice distributors the convenience of centrally sourcing many different types of refrigerated potato and egg products. The potato products division’s largest customers include major foodservice distributors, such as Sysco and U.S. Foodservice and major retail grocery store chains, such as Kroger, Publix and Food Lion. These relationships provide a foundation for our potato products division and provide potential growth opportunities.

Competition. We were the first to introduce nationally branded refrigerated potato products in the late 1980s to the United States’ foodservice and retail markets. We are currently the largest processor and distributor by volume in the United States of a broad-line of refrigerated potato products. The potato products division’s largest competitor is Reser’s Fine Foods Inc., a national producer of refrigerated products. Other competitors include Bob Evans Farms Inc. and Yoder’s as well as smaller local and regional processors, including I&K Distributors, Inc. and Naturally Potatoes. In the broader potato products category, other large national producers, particularly those that produce frozen potato products, compete indirectly with our potato products division.

Suppliers. A high-quality, consistent-cost potato supply is important to the potato products division’s profitability. Historically, potato prices have remained relatively stable. A substantial portion of our annual potato requirements are met through contracts with potato producers, with a high percentage of such production coming from irrigated land, allowing for relatively consistent raw material quality. In addition, the potato products division contracts with a geographically diverse supplier group to hedge weather and quality risk. The remaining portion of the potato products division’s potato requirements are purchased on the spot market. Potatoes are mainly sourced from Minnesota, North Dakota and Wisconsin, with lesser quantities sourced from California, Idaho, Oregon and Nevada.

Refrigerated Distribution Division

The refrigerated distribution division is a leading distributor of refrigerated products to retailers and wholesale warehouses predominantly in the central region of the United States. The refrigerated distribution division distributes its own Crystal Farms branded cheese, with sales for the twelve months ended September 30, 2003 of approximately $128.0 million. With a reputation for quality and a market position between national brands such as Kraft and private label brands, Crystal Farms cheese drives this division’s sales and profitability. In addition, the refrigerated distribution division distributes a wide range of refrigerated food products primarily on a direct-store-delivery basis, offering customers a high level of service and quality alternatives to nationally branded products. The refrigerated distribution division has strong distribution capabilities with over 400 different branded and private label refrigerated food products.

Products. The refrigerated distribution division offers a broad selection of refrigerated products, which consist principally of cheese, eggs, bagels, butter, margarine, muffins, potato products, juice and ethnic foods, such as corn and flour tortillas. Cheese products are the refrigerated distribution division’s most significant entry point with new customers. While most of the division’s products are supplied by vendors or our other divisions, the refrigerated distribution division operates a cheese packaging facility in Lake Mills, Wisconsin, which processes and packages various cheese products acquired in bulk from third-party suppliers for its Crystal Farms brand and its private label customers.

The refrigerated distribution division has historically taken its products to market on a direct-to-store delivery basis and it has more recently experienced success dealing with larger chains and wholesalers through warehouse delivery of goods. The refrigerated distribution division is working with retailers and wholesalers to develop partnerships and to respond to the changing needs of the food industry.

Customers. The refrigerated distribution division has customer relationships with large food store chains that rely on us to deliver a variety of dairy case products in a timely and efficient manner. For the year ended December 31, 2002, the division served approximately 4,800 retail locations, inclusive of stores receiving products through warehouse delivery. SUPERVALU Inc., or SUPERVALU, the food industry’s largest distributor, is the refrigerated distribution division’s largest customer. For the twelve months ended September 30, 2003, sales to warehouse operations of SUPERVALU and SUPERVALU-owned and franchised stores, including Cub Foods Stores, bigg’s, Shopper’s Food Warehouse and Farm Fresh, accounted for approximately 43% of the refrigerated distribution division’s sales. Other principal customers include Roundy’s, Coborn’s Inc., Nash-Finch Company and Wal-Mart Stores, Inc.

Competition. While the division competes with the refrigerated products of larger suppliers such as Beatrice, Kraft, Land O’ Lakes, Inc. and Sargento Foods Inc., we believe that we have successfully positioned Crystal Farms as an alternative mid-priced brand, operating at price points below national brands and above retail store brands. The refrigerated distribution division’s emphasis on a high level of service and lower-priced branded products has enabled it to compete effectively with much larger national brand companies. We believe that Crystal Farms branded cheese currently has an estimated 3% market share in the United States and an estimated 45% market share in Minnesota.

Suppliers. This division obtains products from a number of different co-packers and, in the case of cheese, purchases the product in bulk and repackages it under the Crystal Farms brand and private labels.

Sales, Marketing and Customer Service

Each of our three divisions has developed a marketing strategy, which emphasizes high product quality and superior customer service. Michael Foods Sales, an internal sales group, coordinates the foodservice and retail sales of the egg products and potato products divisions, primarily for national and regional accounts, and is supported by a centralized order entry and customer service staff. A group of foodservice brokers is used by Michael Foods Sales to supplement its internal sales efforts. In addition, the egg products division uses a separate nationwide system of brokers for the retail market. That division also maintains a small sales group which handles certain industrial egg product sales. We employ a small marketing staff, which executes marketing plans in the foodservice market, with additional resources available from outside agencies and consultants as needed. In addition, the egg products division has a consumer support program to support several of its egg products which are sold in the retail market.

The refrigerated distribution division’s internal and external sales personnel obtain orders from retail stores which are usually placed no more than one day ahead of the requested delivery date. That division’s marketing efforts are primarily focused on in-store and cooperative advertising programs, which are executed with grocers on a market-by-market basis. Beginning in 1999, Crystal Farms increased its consumer marketing support efforts by using television, radio, outdoor and in-store programs, with favorable sales volume results.

Proprietary Technologies and Trademarks

We use a combination of patent, trademark and trade secrets laws to protect the intellectual property for our products. We own patents and have exclusive license agreements for several patents and technologies. In 1988, we obtained an exclusive license agreement to use patented processes developed and owned by North Carolina State University involving the ultrapasteurization of liquid eggs. Four of the five patents licensed to us under this agreement expire in 2006. Our license to use these four patents will continue until the expiration of the patents. The patented technology produces liquid eggs that are salmonella and listeria-negative, as defined by federal law, and extends the shelf-life of liquid eggs from less than two weeks to over ten weeks.

We also own an exclusive license to use a patented process, owned and developed by the University of Missouri, to eliminate salmonella from shell eggs. The licensed patents are set to expire in 2014. Our license to use these patents will also continue until the expiration of the patents. We currently use this technology for processing in-shell pasteurized eggs sold through our refrigerated distribution division. We also have acquired licenses to other patents and technology from other third parties, including the University of Nebraska.

We believe that certain of our competitors infringe upon some of our patents and the patents licensed to us. We, along with North Carolina State University, have initiated litigation against several processors of competing liquid egg products claiming infringement of the original and subsequent related process patents licensed to us by North Carolina State University relating to ultrapasteurized liquid egg production. In 1992, a jury for the United States District Court for the Middle District of Florida found the original patent to be valid and that a processor, Bartow Food Co., willfully and deliberately infringed one of the patents. In another action, the United States District Court for the District of New Jersey found in 1992 and 1993 that Papetti’s had infringed certain of the patents and that the licensed patents are valid and enforceable. In 1994, the Court of Appeals for the Federal Circuit upheld this judgment. In 1993, Nulaid Foods Inc., or Nulaid Foods, sought a declaratory judgment that the licensed patents are invalid. This action was subsequently settled, and Nulaid Foods agreed that it would not contest the validity and enforceability of the patents as well as their past infringement of the patents. Nulaid Foods is currently using the patented process by operating under a sublicense agreement. Reissue and reexamination proceedings were initiated by us and our competitors with the U.S. Patent and Trademark Office, or PTO, seeking to determine the scope and validity of some of the patents that we license from North Carolina State University. The PTO ruled that claims in the licensed patents are valid and in full force and effect. In 2000, Sunny Fresh Foods, a division of Cargill, filed an action seeking declaratory judgment that Sunny Fresh Foods does not infringe upon some of our licensed patents and that the licensed patents are invalid. In August 2003, a jury found the patents to be valid and enforceable, but ruled that Sunny Fresh Foods has not infringed the licensed patents. We have filed an appeal to reverse the non-infringement ruling. Infringement litigation actions were recently settled with two other egg processors, Rose Acre Farms and Cutler Egg Products. Both parties agreed that the patents are valid and enforceable. Both parties are now operating under sublicense agreements. For more information, see “—Legal Proceedings.”

Although we believe that our competitors may be deterred from competing with us because of our active enforcement of our patent rights, we do not believe that the expiration of our patent rights will have a material adverse affect on our business or market share within the corresponding product segments because of our processing expertise, strong market position and cost-efficiencies due, in part, to scale.

The egg products division maintains numerous trademarks and/or trade names for its products, including “Logan Valley,” “Sunny Side Up,” “Michael Foods,” “Deep Chill,” “Simply Eggs Brand,” “Better ‘n Eggs,” “All Whites,” “Chef’s Omelet Brand,” “Express Eggs,” “Quaker State Farms,” “Broke N’ Ready,” “Canadian Inovatech,” “Centromax,” “Centrova,” “Emulsa,” and “Inovatech.” Ultrapasteurized liquid eggs are marketed using the “Easy Eggs” and “Table Ready” trade names.

Within the potato products division, we market our refrigerated potato products to foodservice customers under a variety of brands, including “Northern Star,” “Farm Fresh” and “Quality Farms.” The “Simply Potatoes” and “Diner’s Choice” brands are used for retail refrigerated products.

Refrigerated distribution division products are marketed principally under the “Crystal Farms” trade name.

Food Safety

We believe that we take extensive precautions to ensure the safety of our products. In addition to routine inspections by state and federal regulatory agencies, including continuous USDA inspection of many facilities, we have instituted quality systems plans in each of our divisions which address topics such as supplier control, ingredient, packaging and product specifications, preventive maintenance, pest control and sanitation. Each of our facilities also has in place a hazard analysis critical control points plan which identifies critical pathways through which contaminants may enter our facilities and mandates control measures that must be used to prevent, eliminate or reduce all relevant foodborne hazards. For example, at our egg products division facilities, sanitization and pasteurization steps are in place to eliminate the risk of microbial contamination of our employees entering certain facilities use, including the use of, foot baths to reduce the risk of product contamination. Each of our divisions has also instituted a product recall plan, including lot identifiability and traceability measures, that allows us to act quickly to reduce the risk of consumption of any product of which we suspect a problem.

Recently, we engaged a third-party food regulatory consulting firm to assess our food regulatory compliance. This firm focused on our ability to ensure the safety of our food products for human consumption. Based on its review of our regulatory reports and documents, as well as site visits, the consulting firm concluded that no significant food safety issues have been found.

In March 2003, Belovo S.A., our egg products joint venture in Belgium, notified the Belgian government of a potential processed egg powder contamination issue. Following the notification, production ceased for a month and the egg powders were recalled. The Belgian government held the egg powder in quarantine. As of December 31, 2003, approximately 60% of the quarantined inventory (measured by value) has been released. Belovo is working with the Belgian government to resolve the status of the remaining inventory. The potential loss, if any, related to this matter has not been determined. However, we expect that governmental relief and product liability insurance coverage will mitigate the financial impact of this recall.

In November 2000, the refrigerated distribution division initiated a recall of 60,000 pounds of two cheese products manufactured by a co-packer due to a possible contamination of listeria. No illnesses were reported with the recall, and the impact on the refrigerated distribution division’s sales and earnings was minimal. Our co-packer paid all costs associated with the recall. We were the first company to recall the cheese, which had been produced for numerous firms nationally, and through our direct share distribution network we were able to rapidly collect the recalled product.

We currently maintain general liability insurance coverage, including product liability insurance, which we believe to be sufficient to cover potential product liabilities.

Government Regulation

All of our divisions are subject to federal, state and local government regulations relating to grading, quality control, product branding and labeling, waste disposal and other aspects of their operations. Our divisions are also subject to USDA and FDA regulation regarding grading, quality, labeling and sanitary control. The processing plants of our egg products division that break eggs, and some of our other egg processing operations, are subject to continuous on-site USDA inspection. All of our other processing plants are subject to periodic inspections by the USDA, FDA and state regulatory authorities.

Crystal Farms cheese and butter products are affected by milk price supports established by the USDA. The support price serves as an artificial minimum price for these products, which may not be indicative of market conditions that would prevail if these supports were abolished. A substantial portion of the egg production operations of our egg products division are located in the State of Nebraska. With certain exceptions, a provision of the Nebraska constitution generally prohibits corporations from engaging in farming or ranching in Nebraska. Although the constitutional provision contains an exemption for agricultural land operated by a corporation for the purpose of raising poultry, the Nebraska Attorney General has, in written opinions, taken the position that facilities devoted primarily to the production of eggs do not fall within such exemption and therefore are subject to the restrictions contained in the constitutional provision. We believe that our egg production facilities in Nebraska are part of integrated facilities for the production, processing and distribution of egg products, and therefore, that any agricultural land presently owned by us in Nebraska is being used for non-farming and non-ranching purposes.

The constitution empowers the Nebraska Attorney General, or if the Attorney General fails to act, a Nebraska citizen, to obtain a court order to, among other things, force a divestiture of land held in violation of this constitutional provision. If land subject to such a court order is not divested within a two-year period, the constitutional provision directs the court to declare the land escheated, or forfeited, to the State of Nebraska. We are not aware of any proceedings under this over 75 year-old constitutional provision pending or threatened against us or any other companies engaging in farming or ranching activities in Nebraska. We believe that we have adequate contingency arrangements in place in the event a determination is made that we engage in farming and/or ranching activities proscribed by the Nebraska constitution. Until the scope of such provision has been clarified by further judicial, legislative, or executive action, there can be no assurance as to the effect, if any, that it may have on our egg products division.

Environmental Regulation

We are subject to federal, state and local environmental regulations and requirements, including those governing discharges to air and water, the management of hazardous substances, the disposal of solid and hazardous wastes, and the remediation of contamination.

We have an ongoing relationship with an environmental consulting firm that aids us in our environmental compliance efforts. As a result of our efforts, we believe we are currently in material compliance with all environmental regulations and requirements. Nonetheless, as is the case with any business, if we do not fully comply with environmental regulations, or if a release of hazardous substances occurs at or from one of our facilities, we may be subject to penalties and/or held liable for the cost of remedying the condition.

Many of our facilities discharge wastewater pursuant to wastewater discharge permits. We dispose of our waste from our internal egg production primarily by providing it to farmers for use as fertilizer. We dispose of our solid waste from potato processing by selling the waste to a processor who converts it to animal feed.

We received a request for information from the U.S. Environmental Protection Agency, or the EPA, in July 2003 regarding the wastewater disposal practices and procedures of all of our facilities in and around Wakefield, Nebraska. We responded to this request for information in September 2003. We have received no communication from the EPA regarding our response.

We have made, and will continue to make, expenditures to comply with environmental requirements. We have upgraded the wastewater treatment system at our Klingerstown, Pennsylvania facility. We have paid the city of Lenox, Iowa the cost to construct and have agreed to continue to pay Lenox to operate a wastewater treatment plant used by our facility located there. In addition, we updated our wastewater system at our egg production facility in Bloomfield, Nebraska in 2002. These expenditures have reduced the current and future risk of wastewater violations at these facilities. We are reviewing the adequacy of our wastewater treatment systems at the egg products division’s facility in Gaylord, Minnesota. We may elect to upgrade the wastewater controls at this facility or we may be required to upgrade such controls in the future. In response to ongoing discussions with environmental regulators in New Jersey relating to wastewater discharges at our Elizabeth, New Jersey facilities, we may be required to pay certain fines and to upgrade the wastewater treatments systems at these facilities. However, we do not anticipate being required to make any material capital expenditures for such upgrades in the foreseeable future.

Facilities

Corporate. We maintain leased space for our corporate headquarters, customer service office, sales office and information services group in suburban Minneapolis, Minnesota. Leased space within the same building houses the headquarters, financial and administrative service staffs of the egg products and potato products divisions, as well as our customer service, distribution, sales, marketing and information services groups.

Egg Products Division. The following table summarizes information relating to the primary facilities of our egg products division:

Location	Principal Use	Size (square feet)	Owned/Leased
Elizabeth, New Jersey	Processing	75,000	Leased
Elizabeth, New Jersey	Processing	125,000	Leased
Bloomfield, Nebraska	Processing	80,000	Owned
LeSueur, Minnesota	Processing	29,000	Owned
Wakefield, Nebraska	Processing	380,000	Owned
Klingerstown, Pennsylvania	Processing and Distribution	139,000	Leased
Klingerstown, Pennsylvania	Processing and Distribution	19,000	Leased
Lenox, Iowa	Processing and Distribution	143,000	Owned
Gaylord, Minnesota	Processing and Distribution	230,000	Owned
Elizabeth, New Jersey	Sales and Distribution	80,000	Leased
Bloomfield, Nebraska	Egg Production	619,000	Owned
Wakefield, Nebraska	Egg Production	658,000	Owned
LeSueur, Minnesota	Egg Production	345,000	Owned
Gaylord, Minnesota	Egg Production	349,000	Owned
Gaylord, Minnesota	Pullet Houses	130,000	Owned
Wakefield, Nebraska	Pullet Houses	432,000	Owned
Plainview, Nebraska	Pullet Houses	112,000	Owned
Winnipeg, Manitoba	Processing	102,000	Leased
St. Mary’s, Ontario	Processing	42,000	Leased
Mississauga, Ontario	Distribution	8,000	Leased
Abbotsford, British Columbia	Sales Office	5,000	Leased

The egg products division owns or leases, primarily for egg production operations, approximately 1,600 acres of land in Nebraska and Minnesota.

Potato Products Division. The potato products division owns a processing plant and land located in Minneapolis, Minnesota, consisting of approximately 175,000 square feet of production area. This division leases a building in North Las Vegas, Nevada, consisting of approximately 31,000 square feet.

Refrigerated Distribution Division. The refrigerated distribution division leases administrative and sales offices in suburban Minneapolis and several small warehouses across the United States, including a 17,000 square foot distribution center in Hudson, Colorado. It owns a distribution center located near LeSueur, Minnesota, which is approximately 33,000 square feet. The refrigerated distribution division also owns and operates a 48,200 square foot refrigerated warehouse and a 19,000 square foot cheese packaging facility on a 19 acre site in Lake Mills, Wisconsin.

The total annual base rent of the facilities described above is approximately $4.4 million. The leases for these facilities have varying length terms ranging from month-to-month to 2017. We believe that our owned and leased facilities, together with budgeted capital projects in each of our three operating divisions, are adequate to meet anticipated requirements for our current lines of business for the foreseeable future. All of our owned property are pledged to secure repayment of our senior credit facility.

Employees

At December 31, 2003, we had 3,806 employees. The egg products division employed 2,694 full-time and 208 part-time employees none of whom are represented by a union. The potato products division employed 254 persons, 183 of whom were represented by the Bakery, Laundry, Allied Sales Drivers and Warehousemen Union, which is affiliated with the Teamsters. The refrigerated distribution division employed 514 employees, none of whom are represented by a union. Our corporate, sales, distribution and customer service and information systems groups collectively employed 136 people at December 31, 2003.

Legal Proceedings

Four patents for ultrapasteurizing liquid eggs licensed to us by North Carolina State University were involved in proceedings before the PTO. In 1996, an examiner rejected certain claims under these patents as a result of challenges from competitors. We and North Carolina State University appealed this rejection to the PTO’s Board of Patent Appeals and Interferences, or the PTO Board. In September 1999, we and North Carolina State University received a favorable ruling whereby the PTO Board reversed the examiner’s rejection of the claims made under the patents. As a result of these proceedings, process claims of all four patents continue to be valid and in full force and effect. Also, the fourth patent was reissued in 2001 to include product claims.

On September 13, 2000, Sunny Fresh Foods, a division of Cargill, filed a declaratory judgment action in the United States District Court for the District of Minnesota requesting the adjudication of the unenforceability and invalidity of those patents exclusively licensed to us by North Carolina State University. In August 2003, a jury found the patents to be valid and enforceable, but ruled that Sunny Fresh Foods has not infringed the licensed patents. We have filed an appeal to reverse the non-infringement ruling. We also settled litigation regarding infringement of these patents with Rose Acre Farms and Cutler Egg Products in January 2004.

In addition, we are from time to time party to litigation, administrative proceedings and union grievances that arise in the ordinary course of our business. We do not have pending any litigation that, separately or in the aggregate, would in the opinion of management have a material adverse effect on our results of operations or financial condition.

MANAGEMENT

Directors, Executive Officers and Key Employees

Michael Foods is a wholly owned subsidiary of Holdings, a corporation owned by MF Investors, whose members include affiliates of Thomas H. Lee Partners, L.P. and members of our senior management. Each member of the management committee of MF Investors is also a director of Michael Foods. For more information, see “Certain Relationships and Related Transactions—Certain Agreements Relating to the Acquisition—Securityholders Agreement.”

The names of the executive officers, directors and key employees of Michael Foods, and their ages and positions, are as follows:

Name	Age	Position
Gregg A. Ostrander	50	President, Chief Executive Officer and Chairman
James D. Clarkson	51	Chief Operating Officer
John D. Reedy	58	Executive Vice President, Chief Financial Officer
Mark D. Witmer	46	Treasurer and Secretary
Mark B. Anderson	43	President—Refrigerated Distribution Division
Max R. Hoffmann	45	Chief Financial Officer—Refrigerated Distribution Division
James Mohr	51	Senior Vice President—Supply Chain Logistics
Todd M. Abbrecht	35	Director
Anthony J. DiNovi	41	Director
Jerome J. Jenko	65	Director
Kent R. Weldon	36	Director

Gregg A. Ostrander is our President and Chief Executive Officer and has held these positions since 1994. Mr. Ostrander has also been our Chairman since 2001. Mr. Ostrander has been a director of Michael Foods since 1994. In 1993, Mr. Ostrander served as our Chief Operating Officer. From 1989 to 1993, prior to joining Michael Foods, Mr. Ostrander was President of the Armour Swift-Eckrich Prepared Food Division, a division of ConAgra Foods. From 1986 to 1989, Mr. Ostrander served as a Vice President of Marketing and Senior Vice President of Marketing for Armour Swift-Eckrich. Prior to that time, Mr. Ostrander was employed by Beatrice Foods Company for ten years serving most recently as its Director of Marketing. Mr. Ostrander is also a director of Arctic Cat Inc. and Birds Eye Foods, Inc.

James D. Clarkson is our Chief Operating Officer, a position he was appointed to in January 2004. Prior to this appointment, Mr. Clarkson was President of our potato products and refrigerated distribution divisions, positions he held since 1995 and 2002, respectively. Mr. Clarkson joined us in 1994 as Vice President and General Manager of Crystal Farms, a subsidiary of our refrigerated distribution division. Prior to joining us, Mr. Clarkson worked in the Lykes Pasco organization as an Industrial Engineer and Warehouse Manager for three years, at Pillsbury/Green Giant as Production Superintendent for four years and in various assignments with Armour Swift-Eckrich, most recently as Vice President and General Manager of the Armour Business.

John D. Reedy is our Executive Vice President and Chief Financial Officer and has held these positions since 2000. From 1988 to 2000, Mr. Reedy was our Vice President—Finance and Chief Financial Officer. Prior to joining Michael Foods in 1988, Mr. Reedy was at Grant Thornton LLP for 18 years, most recently as an Audit Partner.

Mark D. Witmer is our Treasurer and Secretary. Mr. Witmer has held the former position since 2003 and the latter since 2001. Mr. Witmer joined Michael Foods as the Director of Corporate Communications in 1989. From 1986 to 1989, prior to joining us, Mr. Witmer was a Partner and research analyst at Wessels, Arnold & Henderson, an institutional brokerage firm.

Mark B. Anderson is the President of our refrigerated distribution division, a position he has held since January 2004. From 2002 to 2003, Mr. Anderson served as Vice President/General Manager of the division. From 1995 to 2001, Mr. Anderson served as Controller of the division.

Max R. Hoffmann is the Chief Financial Officer for our refrigerated distribution division, a position he has held since early 2002. From 1995 to 2003, Mr. Hoffman served as Chief Financial Officer of our potato products division. He previously served as Controller of the refrigerated distribution division from 1993 to 1995. From 1986 to 1993, Mr. Hoffmann served as Assistant Controller of the refrigerated distribution division.

James Mohr is our Senior Vice President—Supply Chain Logistics, a position he has held since January 2004, having previously served as Vice President—Supply Chain Logistics since 1996. From 1994 to 1996, he was the Vice President of Distribution for Crystal Farms, a subsidiary of our refrigerated distribution division. Prior to joining us in 1994, Mr. Mohr was a Distribution Center Manager at Armour Swift-Eckrich from 1987 to 1994.

Todd M. Abbrecht has been a director of Michael Foods since November 2003 following the consummation of the transactions. Mr. Abbrecht is a Managing Director of Thomas H. Lee Partners, L.P., where he has been employed since 1992. Prior to Thomas H. Lee Partners, L.P., Mr. Abbrecht held a position in the mergers and acquisitions department of Credit Suisse First Boston. Mr. Abbrecht is a director of Affordable Residential Communities, Inc. and National Waterworks, Inc.

Anthony J. DiNovi has been a director of Michael Foods since November 2003 following the consummation of the transactions. Mr. DiNovi is a Managing Director of Thomas H. Lee Partners, L.P., where he has been employed since 1988. Prior to Thomas H. Lee Partners, L.P., Mr. DiNovi held various positions in the corporate finance departments of Goldman, Sachs & Co. and Wertheim Schroder & Co., Inc. Mr. DiNovi is a director of American Media, Inc., Endurance Specialty Holdings, Inc., Eye Care Centers of America, Inc., FairPoint Communications, Inc., Fisher Scientific International, Inc., National Waterworks, Inc., US LEC Corporation, Vertis, Inc. and various private corporations.

Jerome J. Jenko has been a director and a member of the management committee of M-Foods Investors since 2001 and a director of Michael Foods since 1998. Mr. Jenko had been a director and a member of the management committee of M-Foods Investor LLC, our predecessor’s parent prior to the 2003 acquisition. He has been a Senior Advisor with Goldsmith, Agio, Helms and Company, an investment banking firm, since 1997. Mr. Jenko is a director of Ocean Spray Cranberries, Inc.

Kent R. Weldon has been a director of Michael Foods since November 2003 following the consummation of the transactions. Mr. Weldon is a Managing Director of Thomas H. Lee Partners, L.P, where he has been employed since 1991. Prior to Thomas H. Lee Partners, L.P., Mr. Weldon held a position in the corporate finance department of Morgan Stanley & Co. Incorporated. Mr. Weldon is a director of FairPoint Communications, Inc. and Syratech Corporation.

Executive Compensation

The following table sets forth information concerning the compensation of our chief executive officer and each of our four most highly compensated executive officers, referred to as the named executive officers, during each of the last three fiscal years.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus(1)		Securities Underlying Options(2)	LTIP Payouts(3)		All Other Compensations(4)
Gregg A. Ostrander Chairman, President and Chief Executive Officer	2003 2002 2001	$682,500 650,000 618,269	$	— 520,000 463,702	7,784 — 5,250	$	— — 110,226	$13,433 13,654 12,000

John D. Reedy Executive Vice President and Chief Financial Officer	2003 2002 2001	310,000 295,000 283,462		— 218,300 184,250	2,773 — 1,875		— — 53,157	14,267 14,557 12,909

Bill L. Goucher President–Egg products division(5)	2003 2002 2001	309,885 295,000 283,462		— 218,300 184,250	— — 1,875		— — 49,153	14,267 12,192 10,706

James D. Clarkson Chief Operating Officer	2003 2002 2001	310,000 295,000 272,885		— 218,300 177,375	2,648 — 1,500		— — 43,133	8,676 10,580 8,999

Bradley L. Cook Executive Vice President–Egg products division	2003 2002 2001	218,846 208,846 197,692		— 113,550 92,718	— — 500		— — 25,194	8,288 8,270 6,956

(1)	Bonus amounts earned in 2003 are not calculable as of the date of this prospectus.
(2)	M-Foods Holdings, Inc., the parent of our predecessor, issued options to all the named executive officers in 2001. Our predecessor’s parent and our current parent issued options to certain named executive officers in 2003.
(3)	Reflects the cash value of shares awarded under our 1994 Executive Incentive Plan, as amended, which vested upon the 2001 acquisition affecting a change in control. These share awards had been provisionally earned in previous years, but were not vested prior to the 2001 acquisition. Upon the 2001 acquisition, the share awards were converted to cash based upon the 2001 acquisition price of $30.10 per share. Also, includes amounts received in 2003 for termination of the M-Foods Holdings, Inc. 2001 Stock Option Plan, as the options granted under the plan were converted to cash upon the completion of the 2003 acquisition.
(4)	Reflects the value of contributions made under the retirement savings plan and the value of life insurance premiums paid by us.
(5)	Mr. Goucher retired in January 2004.

Note:	All the above amounts exclude any deferred compensation arrangements from our predecessor’s parent company.

The following table sets forth information concerning individual grants of stock options (whether or not in tandem with SARs), and freestanding SARs (including options and SARs that subsequently have been transferred) made during the last completed fiscal year to each of the named executive officers:

Option/SAR Grants in Last Fiscal Year

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Number of Securities Underlying Options/SARs Granted (#)	Percentage of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Gregg A. Ostrander	1,375 6,409	8.1 37.7%	$469.27 626.99	(1) 11-20-13	N/A $2,527,137	N/A $6,404,257
John D. Reedy	500 2,273	2.9 13.4	469.27 626.99	(1) 11-20-13	N/A 896,267	N/A 2,271,318
Bill L. Goucher	—	—	—	—	—	—
James D. Clarkson	375 2,273	2.2 13.4	469.27 626.99	(1) 11-20-13	N/A 896,267	N/A 2,271,318
Bradley L. Cook	—	—	—	—	—	—

(1)	Exercised upon the completion of the 2003 acquisition.

The following table sets forth information concerning each exercise of stock options (or tandem SARs), and freestanding SARs made during the last completed fiscal year by each of the named executive officers, and the fiscal year-end value of unexercised options and SARs:

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

(a)	(b)	(c)	(d)	(e)
Name	Shares Acquired on Exercise (#)	Value Realized (1)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the- Money Options/SARs at FY-End ($) Exercisable/Unexercisable(2)

Gregg A. Ostrander	6,625	$6,342,234	0/6,409	—
John D. Reedy	2,375	2,276,631	0/2,273	—
Bill L. Goucher	1,875	1,794,972	—	—
James D. Clarkson	1,875	1,794,971	0/2,273	—
Bradley L. Cook	500	478,659	—	—

(1)	Reflects the value of options exercised upon the completion of the 2003 acquisition, based on the purchase price paid for the shares underlying such options pursuant to the terms of the 2003 acquisition.
(2)	Fair market value of the underlying securities cannot be determined by us in the absence of a market therefor.

Compensation Committee Interlocks and Insider Participation

The compensation arrangements for our chief executive officer and each of our executive officers was established pursuant to the terms of the respective employment agreements between us and each executive officer. The terms of the employment agreements were established pursuant to arms-length negotiations between representatives of Thomas H. Lee Partners, L.P. or senior executives and each executive officer.

Board of Directors Compensation

All members of our board of directors are reimbursed for their usual and customary expenses incurred in connection with attending all board and other committee meetings.

Deferred Compensation Plan

Upon the closing of the acquisition, certain managers participating in the investment described above became participants in the Holdings 2003 Deferred Compensation Plan. Each participant contributed certain proceeds to the Deferred Compensation Plan. The Deferred Compensation Plan is a nonqualified, unfunded obligation of Holdings. Each participant’s deferred compensation account under the plan will track certain distributions to be made to the Class A Units of MF Investors, however, the plan will not hold actual Class A Units of MF Investors. Participants in the plan will be entitled to a distribution from their deferred compensation account upon the earlier of (i) a change of control of Holdings (ii) the tenth anniversary of the date of the plan and (iii) upon the exercise of any put or call of the participants Class B Units of MF Investors. All payments made under the plan shall be made in cash by Holdings.

Incentive Plans

Each of the named executive officers is a participant in incentive plans providing for cash bonuses of up to 100% of base salary, subject to our achieving certain target goals in 2004 and based on our financial performance for that fiscal year.

Management Participation

Members of management made investments in M-Foods Holdings, our predecessor’s parent company, of $33.0 million of securities of MF Investors, our parent. When the transactions were consummated, these members of management contributed shares of M-Foods Holdings in exchange for Class A, Class B and Class C limited liability company units of MF Investors. Certain members of management also contributed certain proceeds related to deferred compensation accounts, bonuses related to the sale of the dairy products division and proceeds in respect of options that would otherwise be payable to them in connection with the transactions to a deferred compensation plan of Holdings.

Employment Agreements

General Provisions. The employment agreement with Gregg A. Ostrander provides for a term of two years beginning on the closing date of the transactions, subject to certain termination rights, and automatic one year extensions beginning with the second anniversary of the closing of the transactions. The Ostrander employment agreement provides that Mr. Ostrander will receive an annual base salary of at least $715,000 and that he will participate in certain bonus arrangements, long-term incentive plans and employee benefit plans of Michael Foods. Mr. Ostrander will be subject to a noncompetition covenant and a nonsolicitation provision.

The employment agreement with John D. Reedy provides for a term of two years beginning on the closing date of the transactions, subject to certain termination rights and automatic one year extensions beginning with the second anniversary of the closing of the transactions. The Reedy employment agreement provides that Mr. Reedy will receive an annual base salary of at least $400,000 and that he will participate in certain bonus arrangements, long-term incentive plans and employee benefit plans of Michael Foods. Mr. Reedy will be subject to a noncompetition covenant and a nonsolicitation provision.

The employment agreement with James D. Clarkson provides for a term of two years beginning on the closing date of the transactions, subject to certain termination rights and automatic one year extensions beginning with the second anniversary of the closing of the transactions. Mr. Clarkson’s annual base salary will be at least

$400,000, and he will participate in certain bonus arrangements, long-term incentive plans and employee benefit plans of Michael Foods. Mr. Clarkson will be subject to a noncompetition covenant and a nonsolicitation provision.

The employment agreement with James Mohr provides for a term beginning with the close of the acquisition through the first anniversary of the closing of the transactions, subject to certain termination rights and automatic one year extensions beginning on the first anniversary of the closing of the transactions. Mr. Mohr’s annual base salary will be at least $189,000, and he will participate in certain bonus arrangements and employee benefit plans of Michael Foods. Mr. Mohr will be subject to a noncompetition covenant and a nonsolicitation provision.

The employment agreement with Max R. Hoffmann provides for a term beginning with the close of the acquisition through the first anniversary of the closing of the transactions, subject to certain termination rights and automatic one year extensions beginning on the first anniversary of the closing of the transactions. Mr. Hoffmann’s annual base salary will be at least $165,000, and he will participate in certain bonus arrangements and employee benefit plans of Michael Foods. Mr. Hoffmann will be subject to a noncompetition covenant and a nonsolicitation provision.

Termination Provisions. The Ostrander employment agreement provides that if Mr. Ostrander’s employment is terminated by his death or disability, Mr. Ostrander, or his estate or beneficiaries, will receive a payment equal to any annual base salary through the date of termination not yet paid, plus the target bonus for the year prorated for months of employment in that year, plus any eligible unpaid other benefits, plus three times the total of Mr. Ostrander’s current annual base salary and target bonus. In addition, Mr. Ostrander will receive for three years following the termination date, or until such earlier time as Mr. Ostrander becomes eligible to receive comparable benefits, certain medical, dental and life insurance benefits for himself and his family.

If Mr. Ostrander’s employment is terminated for cause or he terminates without good reason, as described below, Mr. Ostrander will receive his annual base salary through the date of termination and other benefits not yet paid under any plan, program, policy, contract or agreement with or practice of Michael Foods. “Good reason” includes, among other things, any diminution in position, authority, duties and responsibilities or any requirement to relocate or travel extensively. If Mr. Ostrander terminates his employment for good reason or if Michael Foods terminates his employment other than for cause, death or disability, Mr. Ostrander will receive a lump sum in an amount equal to any annual base salary through the date of termination not yet paid, plus the target bonus for the year prorated for months of employment in that year, plus any eligible unpaid other benefits, plus three times the total of Mr. Ostrander’s current annual base salary and target bonus. In addition, Mr. Ostrander will receive for three years following the termination date, or until such earlier time as Mr. Ostrander becomes eligible to receive comparable benefits, certain medical, dental and life insurance benefits for himself and his family.

Mr. Ostrander may, under certain circumstances, also be eligible to receive, subject to certain limitations, an additional payment of any excise tax imposed by Section 4999 of the Internal Revenue Code in connection with payments made in connection with the acquisition and any future transactions, as well as a gross up payment such that he will retain an amount equal to the excise taxes, after all income taxes, interest and penalties associated with all such payments.

The Reedy employment agreement provides that if Mr. Reedy’s employment is terminated by his death or disability, Mr. Reedy, or his estate or beneficiaries, will receive a payment equal to any annual base salary through the date of termination not yet paid, plus the target bonus for the year prorated for months of employment in that year, plus any eligible unpaid other benefits, plus two times the total of Mr. Reedy’s current annual base salary and target bonus. In addition, Mr. Reedy will receive for two years following the termination date, or until such earlier time as Mr. Reedy becomes eligible to receive comparable benefits, certain medical, dental and life insurance benefits for himself and his family.

If Mr. Reedy’s employment is terminated for cause or he terminates without good reason, such term having a meaning substantially similar to the meaning given such term in the Ostrander employment agreement, Mr. Reedy will receive his annual base salary through the date of termination and other benefits not yet paid under any plan, program, policy, contract or agreement with or practice of Michael Foods. If Mr. Reedy terminates his employment for good reason or if Michael Foods terminates his employment other than for cause, death or disability, Mr. Reedy will receive a lump sum in an amount equal to any annual base salary through the date of termination not yet paid, plus the target bonus for the year prorated for months of employment in that year, plus any eligible unpaid other benefits, plus two times the total of Mr. Reedy’s current annual base salary and target bonus. In addition, Mr. Reedy will receive for two years following the termination date, or until such earlier time as Mr. Reedy becomes eligible to receive comparable benefits, certain medical, dental and life insurance benefits for himself and his family.

Mr. Reedy may, under certain circumstances, also be eligible to receive, subject to certain limitations, an additional payment of any excise tax imposed by Section 4999 of the Internal Revenue Code in connection with payments made in connection with the acquisition and any future transactions, as well as a gross up payment such that he will retain an amount equal to the excise taxes, after all income taxes, interest and penalties associated with all such payments.

The Clarkson employment agreement provides that if Mr. Clarkson is terminated by his death or disability, Mr. Clarkson, or his estate or beneficiaries, will receive a payment equal to any annual base salary through the date of termination not yet paid, plus the target bonus for the year pro rated for the months of employment in that year, plus any eligible unpaid other benefits, plus two times the total of an amount equal to Mr. Clarkson’s current annual base salary and target bonus.

If Mr. Clarkson’s employment is terminated for cause or he terminates without good reason, such term having a meaning substantially similar to the meaning given such term in the Ostrander employment agreement, Mr. Clarkson will receive his annual base salary through the date of termination and other benefits not yet paid under any plan, program, policy, contract or agreement with or practice of Michael Foods. If Mr. Clarkson terminates his employment for good reason or if Michael Foods terminates his employment other than for cause, death or disability, Mr. Clarkson will receive a lump sum in an amount equal to any annual base salary through the date of termination not yet paid, plus the target bonus for the year prorated for months of employment in that year, plus any eligible unpaid other benefits, plus two times the total of Mr. Clarkson’s current annual base salary and target bonus. In addition, Mr. Clarkson will receive for two years following the termination date, or until such earlier time as Mr. Clarkson becomes eligible to receive comparable benefits, certain medical, dental and life insurance benefits for himself and his family.

Mr. Clarkson may, under certain circumstances, also be eligible to receive, subject to certain limitations, an additional payment of any excise tax imposed by Section 4999 of the Internal Revenue Code, in connection with payments made in connection with the acquisition and any future transactions, as well as a gross up payment such that he will retain an amount equal to the excise taxes, after all income taxes, interest and penalties associated with all such payments.

The Mohr employment agreement provides that if Mr. Mohr is terminated by his death or disability, Mr. Mohr, or his estate or beneficiaries, will receive a payment equal to any annual base salary through the date of termination not yet paid, plus the target bonus for the year pro rated for the months of employment in that year, plus any eligible unpaid other benefits, plus an amount equal to Mr. Mohr’s current annual base salary. In addition, Mr. Mohr will receive for one year following the termination date, or until such earlier time as Mr. Mohr becomes eligible to receive comparable benefits, certain medical, dental and life insurance benefits for himself and his family.

If Mr. Mohr is terminated for cause or he terminates without good reason, as defined in the Mohr employment agreement, Mr. Mohr will receive his annual base salary through the date of termination and other benefits not yet paid under any plan, program, policy, contract or agreement with or practice of Michael Foods. If Mr. Mohr terminates his employment for good reason or if we terminate his employment other than for cause, death or disability, Mr. Mohr will receive a lump sum in an amount equal to any annual base salary through the date of termination not yet paid, plus the target bonus for the year prorated for months of employment in that year, plus any eligible unpaid other benefits, plus an amount equal to Mr. Mohr’s current annual base salary. In addition, Mr. Mohr will receive for one year following the termination date, or until such earlier time as Mr. Mohr becomes eligible to receive comparable benefits, certain medical, dental and life insurance benefits for himself and his family.

Mr. Mohr may, under certain circumstances, also be eligible to receive, subject to certain limitations, an additional payment of any excise tax imposed by Section 4999 of the Internal Revenue Code, in connection with payments made in connection with the acquisition and any future transactions, as well as a gross up payment such that he will retain an amount equal to the excise taxes, after all income taxes, interest and penalties associated with all such payments.

The Hoffmann employment agreement contains severance provisions substantially identical to the severance provisions contained in the Mohr employment agreement.

Mr. Hoffmann may, under certain circumstances, also be eligible to receive, subject to certain limitations, an additional payment of any excise tax imposed by Section 4999 of the Internal Revenue Code, in connection with payments made in connection with the acquisition and any future transactions, as well as a gross up payment such that he will retain an amount equal to the excise taxes, after all income taxes, interest and penalties associated with all such payments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The issuer is a wholly owned subsidiary of Holdings, a corporation owned, in part, by MF Investors, whose members include affiliates of Thomas H. Lee Partners, L.P. and certain members of our senior management.

The following table sets forth certain information regarding beneficial ownership of MF Investors by: (i) each person or entity owning any class of MF Investors’ outstanding securities and (ii) each member of MF Investors’ management committee (which is identical to the board of directors of Michael Foods), each of our named executive officers and all members of the management committee and executive officers as a group. MF Investors’ outstanding securities consist of approximately 2,966,317.98 Class A Units, 263,682.02 Class B Units and 330,000 Class C Units. The Class A Units, Class B Units and Class C Units generally have identical rights and preferences, except that the Class C Units are non-voting and have different rights with respect to certain distributions described in “Certain Relationships and Related Transactions—Certain Agreements Relating to the Acquisition—Limited Liability Company Agreement of MF Investors.” To our knowledge, each of these securityholders has sole voting and investment power as to the units shown unless otherwise noted. Beneficial ownership of the securities listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934.

	Securities Beneficially Owned
Name and Address	Number of Class A Units	Number of Class B Units	Percentage of Class A and B Units	Number of Class C Units	Percentage of Class C Units
Principal Securityholders:
Thomas H. Lee Partners L.P. and affiliates (1)	2,900,000	—	89.8%	—	—
Management Committee Members and Executive Officers:
Gregg A. Ostrander (2)	22,806.09	118,193.91	4.4%	141,000	42.7%
John D. Reedy (2)(3)	7,707.96	27,292.04	0.8%	35,000	10.6%
Anthony J. DiNovi (1)	—	—	—	—	—
Kent R. Weldon (1)	—	—	—	—	—
Todd M. Abbrecht (1)	—	—	—	—	—
James D. Clarkson (2)	16,206.50	33,793.50	1.5%	50,000	15.2%
Jerome J. Jenko (4)	—	—	—	—	—
Max R. Hoffmann (2)	6,863.43	10,136.57	0.5%	17,000	5.2%
James Mohr (2)	5,728.70	11,271.30	0.5%	17,000	5.2%
All management committee members and named executive officers as a group (9 persons)	59,312.68	200,687.32	8.0%	260,000	78.8%

(1)

Includes interests owned by each of Thomas H. Lee Equity Fund V, L.P., Thomas H. Lee Parallel Fund V, L.P., Thomas H. Lee Equity (Cayman) Fund V, L.P., Thomas H. Lee Investors Limited Partnership, 1997 Thomas H. Lee Nominee Trust, Putnam Investments Holdings, LLC, Putnam Investments Employees’ Securities Company I, LLC, and Putnam Investments Employees’ Securities Company II, LLC. Thomas H. Lee Equity Fund V, L.P. and Thomas H. Lee Parallel Fund V, L.P. are Delaware limited partnerships, whose general partner is THL Equity Advisors V, LLC, a Delaware limited liability company. Thomas H. Lee Equity (Cayman) Fund V, L.P. is an exempted limited partnership formed under the laws of the Cayman Islands, whose general partner is THL Equity Advisors V, LLC, a Delaware limited liability company registered in the Cayman Islands as a foreign company. Thomas H. Lee Advisors, LLC, a Delaware limited liability company, is the general partner of Thomas H. Lee Partners, L.P., a Delaware limited partnership, which is the sole member of THL Equity Advisors V, LLC. Thomas H. Lee Investors Limited Partnership (f/k/a THL-CCI Limited Partnership) is a Massachusetts limited partnership, whose general partner is THL Investment Management Corp., a Massachusetts corporation. The 1997 Thomas H. Lee Nominee Trust is a trust with US Bank, N.A. serving as Trustee. Thomas H. Lee, a managing director of Thomas H. Lee Advisors, LLC, has voting and investment control over common shares owned of record by the 1997 Thomas H. Lee Nominee Trust. Each of Anthony J. DiNovi, Kent R. Weldon and Todd M. Abbrecht are managing directors of Thomas H. Lee Advisors, LLC. Each of Mr. DiNovi, Mr. Weldon and Mr. Abbrecht may be deemed to beneficially own member units of MF Investors, LLC held of record by Thomas H. Lee Equity Fund V, L.P., Thomas H. Lee Parallel Fund V, L.P. and Thomas H. Lee Equity (Cayman) Fund V, L.P. Each of these individuals disclaims beneficial ownership of these units except to the extent of their pecuniary interest therein. The address of Thomas H. Lee Equity Fund V, L.P., Thomas H. Lee Parallel Fund V, L.P., Thomas H. Lee Equity (Cayman) Fund V, L.P., Thomas H. Lee Investors Limited Partnership, the 1997 Thomas H. Lee Nominee Trust, Anthony J. DiNovi and Kent R. Weldon is 75 State Street, Boston, MA 02109. Putnam Investments Holdings LLC, Putnam Investments Employees’ Securities Company I, LLC and Putnam Investments Employees’ Securities Company II, LLC are co-investment entities of Thomas H. Lee Partners and each disclaims beneficial ownership of any securities other than the securities held directly by such entity. The address for the Putnam entities is One Post Office Square, Boston, MA 02109.

(2)	The address for Messrs. Ostrander, Reedy, Clarkson, Hoffmann and Mohr is c/o Michael Foods, Inc., 301 Carlson Parkway, Suite 400, Minnetonka, MN 55305.
(3)	In December 2003, Mr. Reedy gifted 15,000 Class B Units and 15,000 Class C Units to his adult children. Mr. Reedy disclaims beneficial ownership of these units.
(4)	The address for Mr. Jenko is c/o Goldsmith, Agio, Helms and Company, First Bank Place, Suite 4600, 601 Second Avenue South, Minneapolis, MN 55402.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Agreements Relating to the Acquisition

The Merger Agreement. On October 10, 2003, Holdings and its wholly owned subsidiary, THL Food Products Co., entered into an agreement and plan of merger with M-Foods Investors, LLC, as stockholder representative, M-Foods Holdings, the sole stockholder of our predecessor and its stockholders, pursuant to which THL Food Products Co. merged with and into M-Foods Holdings, with M-Foods Holdings being the surviving entity. Holdings is a corporation which is owned by MF Investors, LLC, whose members include affiliates of Thomas H. Lee Partners, L.P. and members of our senior management.

In connection with the merger, each share of common stock of M-Foods Holdings was converted into the right to receive cash equal to the quotient determined by dividing approximately $1.055 billion (subject to certain adjustments), by the fully diluted number of shares (including options) of M-Foods Holdings outstanding at the effective time of the merger. Each option to purchase common stock was cancelled and converted into the right to receive an amount equal to the amount paid to each share of common stock less the applicable exercise price payable upon the exercise of such option.

Shares of preferred stock of M-Foods Holdings were generally converted into the right to receive cash equal to the unpaid liquidation value and the dividend value of these shares at the effective time of the merger.

None of the representations and warranties set forth in the agreement and plan of merger survived the closing. The stockholders party to the agreement and plan of merger agreed to indemnify Holdings and M-Foods Holdings (as the surviving corporation) for any loss relating to a breach of certain representations and warranties relating to title to securities and authority to enter into the transaction set forth in the securities purchase agreement governing the sale of the dairy products division.

Immediately after the merger of THL Food Products Co. with and into M-Foods Holdings, Michael Foods merged with and into M-Foods Holdings, with M-Foods Holdings as the surviving corporation, and M-Foods Holdings was renamed “Michael Foods, Inc,” a Delaware corporation.

Limited Liability Company Agreement of MF Investors. The limited liability company agreement of MF Investors authorizes MF Investors to issue Class A Units, Class B Units and Class C Units. The Class A Units, Class B Units and Class C Units generally have identical rights and preferences, except that the Class C Units are nonvoting and have different rights as to certain distributions described below. MF Investors also have the authority to create and issue preferred units, with the terms and provisions more fully described in the management unit subscription agreements, in connection with certain repurchases by MF Investors of Class B Units and Class C Units held by former executives of Michael Foods and its subsidiaries.

Distributions of property of MF Investors will be made in the following order:

•	first, holders of Class A Units, Class B Units and Class C Units will receive a return of their invested capital;

•	second, the holders of the Class A Units and Class B Units will receive an 8% cumulative preferred return on their invested capital; and

•	thereafter, holders of the Class A Units and Class B Units, on the one hand, and the holders of the Class C Units, on the other, will receive certain percentages of all remaining distributions, based on satisfaction of certain minimum internal rate of return or multiple of investment hurdles.

A management committee has the exclusive authority to manage and control the business and affairs of MF Investors. The management committee’s composition is determined in accordance with the provisions of the securityholders agreement described below.

Securityholders Agreement. Pursuant to the securityholders agreement entered into in connection with the acquisition, units of MF Investors (or common stock following change in corporate form) beneficially owned by the Michael Foods executives and any other employees of MF Investors and its subsidiaries, which we collectively refer to as the management investors, are subject to certain restrictions on transfer, other than certain exempt transfers as defined in the securityholders agreement, as well as the other provisions described below. When reference is made to “units” of MF Investors in the discussion that follows, that reference is deemed to include common stock of MF Investors following a change in corporate form, whether in preparation for an initial public offering or otherwise.

The securityholders agreement provides that Thomas H. Lee Partners, L.P., the management investors and all other parties to the agreement will vote all of their units to elect and continue in office management committees or boards of directors of MF Investors and each of its subsidiaries, other than subsidiaries of Michael Foods, consisting of up to five members or directors composed of:

•	one person designated by Thomas H. Lee Equity Fund V, L.P.;

•	one person designated by Thomas H. Lee Parallel Fund V, L.P.;

•	one person designated by Thomas H. Lee Cayman Fund V, L.P.;

•	the chief executive officer of MF Investors; and

•	one person designated by the chief executive officer of MF Investors.

The securityholders agreement also provides:

•	the management investors with customary “tag-along” rights with respect to transfers of MF Investors units beneficially owned by Thomas H. Lee Partners, L.P., its partners or their transferees;

•	Thomas H. Lee Partners, L.P. with “drag-along” rights with respect to MF Investors units owned by the management investors in a sale of MF Investors; and

•	Thomas H. Lee Partners, L.P. with registration rights to require MF Investors to register units held by them under the Securities Act.

If MF Investors issues or sells any new units to Thomas H. Lee Partners, L.P., subject to certain exceptions, each management investor shall have the right to subscribe for a sufficient number of new MF Investors units to maintain its respective ownership percentage in MF Investors.

Management Unit Subscription Agreements. Under the management unit subscription agreements, management, immediately prior to the acquisition, contributed to MF Investors shares of M-Foods Holdings common stock for Class A Units, Class B Units and Class C Units of MF Investors based on a $100 per Class A Unit price and a $2.00 per Class B and Class C Unit price. Following the acquisition, the executives held approximately 10% of the outstanding Class A and Class B units combined, and 100% of the outstanding Class C units.

Under certain circumstances MF Investors may be required to purchase all of an executive’s units. In addition, in certain circumstances, MF Investors has the right to purchase all or a portion of an executive’s units, if an executive’s employment is terminated or that executive is deemed to be engaging in certain competitive activities. However, if MF Investors elects or is required to purchase any units pursuant to the call and put options described in the preceding sentences, and that payment would result in a violation of law applicable to MF Investors or a default under certain of its financing arrangements, Investors may make the portion of the cash payment so affected by the delivery of preferred units of MF Investors with a liquidation preference equal to the amount of the cash payment affected.

In addition, each management stock purchase and unit subscription agreement contains customary representations, warranties and covenants made by the respective executive or party thereto.

Management Agreement. Pursuant to the management agreement entered into in connection with the transactions, THL Managers V, LLC, an affiliate of Thomas H. Lee Partners, L.P., renders to Michael Foods and each of its subsidiaries, certain advisory and consulting services. In consideration of those services, we will pay to THL Managers V, LLC semi-annually, an aggregate per annum management fee equal to the greater of:

•	$1,500,000; and

•	an amount equal to 1.0% of our consolidated earnings before interest, taxes, depreciation and amortization for that fiscal year, but before deduction of any such fee.

We also paid to THL Managers V, LLC at the closing of the transactions a transaction fee equal to $15,000,000 plus all out of pocket expenses incurred by Thomas H. Lee Partners, L.P. prior to the closing of the transaction for services rendered by them in connection with the transactions.

We also agreed to indemnify THL Managers V, LLC and its affiliates from and against all losses, claims, damages and liabilities arising out of or related to the performance by THL Managers V, LLC of the services pursuant to the management agreement.

DESCRIPTION OF CREDIT FACILITIES

In connection with the transactions, we entered into:

•	a senior credit facility with Bank of America, N.A., as administrative agent, and various other lenders; and

•	a senior unsecured term loan facility with Bank of America, N.A., as administrative agent and various other lenders.

Set forth below is a summary of the terms of the senior credit facility and the senior unsecured term loan facility.

We borrowed amounts under the senior credit facility and the senior unsecured term loan facility to provide a portion of the proceeds required to consummate the transactions, pay fees and expenses incurred in connection with the transactions and to provide for working capital and other general corporate purposes, including other permitted acquisitions.

Senior Credit Facility

The senior credit facility provides for aggregate borrowings by us of up to $595.0 million. The senior credit facility provides for:

•	a revolving credit facility of up to $100.0 million in revolving credit loans, including a letter of credit sub-limit; and

•	a term loan facility of $495.0 million.

In addition, in the absence of a default, we may request, on up to three different occasions, an increase in the commitments under the senior credit facility of up to $100.0 million, of which up to $50.0 million may be provided in revolving credit commitments. If our then existing lenders decline our request or do not respond within a specified time period, we may invite certain eligible persons, approved by the administrative agent, to provide us with the requested increase in commitments and become lenders under the senior credit facility.

All revolving loans incurred under the senior credit facility will mature in 2009. The term loan facility will mature in 2010.

The following is a summary of the material terms of the senior credit facility.

The senior credit facility is secured by, among other things:

•	a first priority security interest in substantially all of our assets, including all of our receivables, contracts, contract rights, equipment, intellectual property, inventory and all other tangible and intangible assets, and the assets of each of our direct and indirect domestic subsidiaries, subject to certain customary exceptions; and

•	a pledge of (i) all of our capital stock and that of any of our direct and indirect domestic subsidiaries and (ii) 65% of the capital stock of first-tier foreign subsidiaries.

In addition, the senior credit facility is guaranteed by Holdings and each of the issuer’s existing and future direct and indirect domestic subsidiaries. Borrowings under the senior credit facility bear interest at a floating rate, which can be either a LIBOR rate plus an applicable margin or, at our option, a base rate (defined as the higher of (x) the Bank of America prime rate and (y) the federal funds effective rate, plus one half percent (.50%) per annum) plus an applicable margin. The initial applicable margin for LIBOR loans and base rate loans under the revolving credit facility is 2.50% and 1.50% per annum, respectively. Commencing after delivery of a compliance certificate in respect of the March 31, 2004, fiscal quarter, the applicable margin under the revolving credit facility will be subject to adjustment based on a performance pricing grid based upon the leverage ratio. The initial applicable margin for LIBOR loans and base rate loans under the term loan facility is 2.50% and 1.50% per annum, respectively. Commencing after delivery of a compliance certificate in respect of the fiscal quarter ending March 31, 2004, the applicable margin under the term loan facility will be subject to adjustment in accordance with a performance pricing grid based on the leverage ratio. The interest rate payable under the senior credit facility will increase by 2.00% per annum during the continuance of any payment or bankruptcy event of default.

For LIBOR loans, we may select interest periods of one, two, three or six months and, to the extent available to all lenders, nine or twelve months. Interest will be payable at the end of the selected interest period, but no less frequently than every three months within the selected interest period.

Under the senior credit facility we are also required to pay a commitment fee equal to 0.50% per annum times the actual daily amount by which the committed amounts exceed amounts actually borrowed under the revolving credit facility. Such commitment fee is payable quarterly in arrears.

Prior to the maturity date, funds borrowed under the revolving credit facility may be borrowed, repaid and reborrowed, without premium or penalty. The term loan facility will be subject to amortization in equal quarterly installments of principal as set forth in the table below.

Year	Term Loan Facility
1	$4.95 million
2	$4.95 million
3	$4.95 million
4	$4.95 million
5	$4.95 million
6	$4.95 million
7	$465.30 million

Voluntary prepayments of principal amounts outstanding under the senior credit facility will be permitted at any time. However, if a prepayment of principal is made with respect to a LIBOR loan on a date other than the last day of the applicable interest period, we will be required to compensate the lenders for losses and expenses incurred as a result of the prepayment.

In addition, we will be required to prepay amounts outstanding under the senior credit facility in an amount equal to:

•	100% of insurance proceeds and net cash proceeds from certain asset dispositions by Holdings, us or our subsidiaries, subject to certain exceptions and reinvestment provisions;

•	100% of the net cash proceeds from the issuance of any additional debt by Holdings, us or our subsidiaries (excluding certain permitted debt);

•	50% (which percentage will be reduced upon the achievement of specified performance targets) of the net cash proceeds from the issuance of equity by Holdings in a public offering or in a private placement underwritten, placed or initially purchased by an investment bank, excluding proceeds of equity issuances or sales to certain investors and other customary exceptions; and

•	50% (which percentage will be reduced upon the achievement of specified performance targets) of excess cash flow, as defined in the senior credit facility.

The senior credit facility requires us to meet a minimum interest coverage ratio and a maximum leverage ratio. In addition, the senior credit facility contains certain restrictive covenants which, among other things, limit the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, prepayments of other indebtedness, liens and encumbrances and other matters customarily restricted in such agreements.

The senior credit facility contains customary events of default, including without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, judgment defaults in excess of specified amounts, failure of any guaranty or security document supporting the senior credit facility to be in full force and effect, and a change of control.

Senior Unsecured Term Loan Facility

The senior unsecured term loan facility provides for aggregate borrowings by us of $135.0 million in term loans maturing in 2011.

The senior unsecured term loan facility is not secured by any of our or our subsidiaries’ assets. The senior unsecured term loan facility is guaranteed on an unsecured basis by Holdings and each of Michael Foods’ existing and future direct and indirect domestic subsidiaries.

Borrowings under the senior unsecured term loan facility bear interest at a floating rate which can be either a LIBOR rate plus 3.75% per annum or, at our option, a base rate (defined as the higher of (x) the Bank of America prime rate and (y) the federal funds effective rate, plus one half percent (.50%) per annum) plus 2.75% per annum. The interest rate payable under the senior unsecured term loan facility will increase by 2.00% per annum during the continuance of any payment or bankruptcy event of default.

We may select interest periods of one, two, three or six months and, to the extent available to all lenders, nine or twelve months for LIBOR rate advances. Interest will be payable at the end of the selected interest period, but no less frequently than every three months within the selected interest period.

The loans made under the senior unsecured term loan facility were available in a single borrowing on the closing date and will be payable in full at maturity.

We may prepay the senior unsecured term loan facility at any time. However, any voluntary prepayment within one year from the closing date will require a prepayment premium of 3.00%, any prepayment within two years from the closing date, but subsequent to the first anniversary of the closing date, will require a prepayment premium of 2.00% and any prepayment within three years from the closing date, but subsequent to the second anniversary of the closing date, will require a prepayment premium of 1.00%. In addition, if a prepayment of principal is made with respect to a LIBOR loan on a date other than the last day of the applicable interest period, we will be required to compensate the lenders for losses and expenses incurred as a result of the prepayment.

Within 365 days after the receipt of any net proceeds from an asset sale we may apply these net proceeds at our option:

•	to repay senior secured debt and, if the senior secured debt repaid is revolving credit indebtedness, to correspondingly reduce commitments with respect thereto;

•	to acquire all or substantially all of the assets of, or a majority of the voting equity interests of, another person engaged in a permitted business;

•	to acquire other assets or to make capital expenditures, that, in either case, are used or useful in a permitted business; or

•	any combination of the foregoing.

Any net proceeds from asset sales that are not applied or invested as provided above will constitute “excess proceeds.” If as a result of an asset sale there will be any excess proceeds, we will be required to prepay the senior unsecured term loan facility without premium or penalty from and after the third anniversary of the closing date. Any such mandatory prepayment within one year from the closing date will require a prepayment premium of 3.00%, any prepayment within two years from the closing date, but subsequent to the first anniversary of the closing date, will require a prepayment premium of 2.00% and any prepayment within three years from the closing date, but subsequent to the second anniversary of the closing date, will require a prepayment premium of 1.00%. In addition, upon the occurrence of a change in control, we must prepay the senior unsecured term loan facility at 101% of the outstanding principal amount, plus accrued and unpaid interest, if any, to the date of prepayment.

The senior unsecured term loan facility limits our ability to make restricted payments and the amounts of restricted payments we may make. In addition, the senior unsecured term loan facility contains certain restrictive covenants which, among other things, limit the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, prepayments of other indebtedness, liens and encumbrances, changes in nature of business and other matters customarily restricted in such agreements.

The senior unsecured term loan facility contains events of default that are substantially the same as in the senior credit facility.

DESCRIPTION OF NOTES

The following description is a summary of the material provisions of the Indenture and the Registration Rights Agreement. It does not restate those agreements in their entirety. We urge you to read the Indenture and the Registration Rights Agreement because they, and not this description, define your rights as holders of the Notes. We have filed copies of the Indenture and the Registration Rights Agreement as exhibits to the registration statement. You may also request copies of these agreements at our address set forth under the heading “Available Information.”

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” Certain defined terms used in this description but not defined below under “Certain Definitions” have the meanings assigned to them in the Indenture. In this description, the word “issuer” refers only to the Surviving Corporation, and not to any of the subsidiaries of the Surviving Corporation.

The Issuer issued the old notes and will issue the registered notes under an Indenture, dated November 20, 2003 (as supplemented, the “Indenture”), among itself, the Guarantors party thereto and Wells Fargo Bank Minnesota, National Association, as trustee (the “Trustee”), in a private transaction that is not subject to the registration requirements of the Securities Act. The old notes and the registered notes will be identical in all material respects, except that the registered notes have been registered under the Securities Act. Accordingly, unless specifically stated to the contrary, the following description applies equally to the old notes and the registered notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Brief Description of the Notes and the Note Guarantees

The Notes

The Notes are:

•	unsecured, senior subordinated obligations of the issuer;

•	subordinated in right of payment to all existing and future Senior Debt of the issuer;

•	pari passu in right of payment with any future senior subordinated Indebtedness of the issuer; and

•	guaranteed by the Guarantors.

Assuming the transactions, including the offering of the old notes, were completed on September 30, 2003, the Notes would have been subordinated to approximately $639.8 million of the issuer’s Senior Debt, of which $630.0 million would have consisted of borrowings under our senior credit facility and our senior unsecured term loan facility.

The Note Guarantees

The Notes will be guaranteed by all of the current and future Domestic Subsidiaries of the issuer, other than a Receivables Subsidiary or an Immaterial Subsidiary. See “—Additional Note Guarantees.” As of the date of the Indenture, all of the issuer’s subsidiaries, other than MFI Food Canada, Inc., will be “Domestic Subsidiaries” and Guarantors. In the future, the issuer may have additional subsidiaries that are not “Domestic Subsidiaries.”

Each Note Guarantee is:

•	an unsecured, senior subordinated obligation of the Guarantor;

•	subordinated in right of payment to all existing and future Senior Debt of the Guarantor; and

•	pari passu in right of payment with any future senior subordinated Indebtedness of the Guarantor.

Assuming the transactions including the offering of the old notes were completed on September 30, 2003, the Note Guarantees would have been subordinated to approximately $646.2 million of Senior Debt of the Guarantors, $630.0 million of which would have consisted of guarantees of borrowings under our senior credit facility and our senior unsecured term loan facility. As indicated above and as discussed in detail below under the subheading “—Subordination,” payments on the Notes and under the Note Guarantees will be subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Debt. The Indenture permits the issuer and the Guarantors to incur additional Senior Debt.

As of the date of the Indenture, all of the issuer’s subsidiaries were “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” the issuer will be permitted to designate certain of its subsidiaries as “Unrestricted Subsidiaries.” The issuer’s Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. The issuer’s Unrestricted Subsidiaries will not guarantee the Notes.

Principal, Maturity and Interest

The Indenture provides for the issuance by the issuer of Notes with an unlimited principal amount, of which $150.0 million were issued on November 20, 2003. The issuer may issue additional notes (the “Additional Notes”) from time to time after the offering of the old notes. Any offering of Additional Notes is subject to the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The issuer will issue Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on November 15, 2013.

Interest on the Notes will accrue at the rate of 8% per annum and will be payable semi-annually in arrears on May 15 and November 15, commencing on May 15, 2004. The issuer will make each interest payment to the Holders of record on the immediately preceding May 1 and November 1.

Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the issuer, the issuer will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder’s Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The Trustee is currently the Paying Agent and Registrar. The issuer may change the Paying Agent or Registrar without prior notice to the Holders, and the issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange registered Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The issuer is not required to transfer or exchange any Note selected for redemption.

Also, the issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered Holder of a Note will be treated as the owner of it for all purposes.

Note Guarantees

The Guarantors will jointly and severally guarantee the issuer’s obligations under the Notes. Each Note Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Relating to the Notes—Federal and state statutes allow courts, under specific circumstances, to void the notes or the guarantees and require noteholders to return payments received from the issuer or the subsidiary guarantors.”

The Indenture provides that a Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not that Guarantor is the surviving Person), another Person, other than the issuer or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a corporation, partnership or limited liability company, organized or existing under (i) the laws of the United States, any state thereof or the District of Columbia or (ii) the laws of the same jurisdiction as that Guarantor and, in each case, assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) such sale or other disposition complies with the “Asset Sale” provisions of the Indenture, including the application of the Net Proceeds therefrom.

The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the issuer, if the sale or other disposition of all or substantially all of the assets of that Guarantor complies with the “Asset Sale” provisions of the Indenture, including the application of the Net Proceeds therefrom;

(2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the issuer, if the sale of all such Capital Stock of that Guarantor complies with the “Asset Sale” provisions of the Indenture, including the application of the Net Proceeds therefrom;

(3) if the issuer properly designates any Restricted Subsidiary that is a Guarantor (other than the Egg Products Division) as an Unrestricted Subsidiary; or

(4) in connection with any sale of Capital Stock of a Guarantor (other than the Egg Products Division) to a Person that results in the Guarantor no longer being a Subsidiary of the issuer, if the sale of such Capital Stock of that Guarantor complies with the “Asset Sale” provisions of the Indenture, including the application of the Net Proceeds therefrom.

Subordination

The payment of principal, interest and premium and Liquidated Damages, if any, on the Notes will be subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the issuer, including Senior Debt of the issuer incurred after the date of the Indenture.

The holders of Senior Debt of the issuer will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt of the issuer (including interest after the commencement of any bankruptcy proceeding at the rate specified in the documentation for the applicable Senior Debt of the issuer) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under “—Legal Defeasance and Covenant Defeasance”), in the event of any distribution to creditors of the issuer:

(1) in a liquidation or dissolution of the issuer;

(2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the issuer or its property;

(3) in an assignment for the benefit of creditors; or

(4) in any marshaling of the issuer’s assets and liabilities.

The issuer also may not make any payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under “—Legal Defeasance and Covenant Defeasance”) if:

(1) a payment default on Designated Senior Debt of the issuer occurs and is continuing beyond any applicable grace period; or

(2) any other default occurs and is continuing on any series of Designated Senior Debt of the issuer that permits holders of that series of Designated Senior Debt of the issuer to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from a representative of the holders of any Designated Senior Debt of the issuer.

Payments on the Notes may and shall be resumed:

(1) in the case of a payment default on Designated Senior Debt of the issuer, upon the date on which such default is cured or waived; and

(2) in case of any default referred to in clause (2) of the immediately preceding paragraph on Designated Senior Debt of the issuer, the earlier of (x) the date on which such default is cured or waived, (y) 179 days after the date on which the applicable Payment Blockage Notice is received or (z) the date the Trustee receives notice from the representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of such Designated Senior Debt of the issuer has been accelerated.

No new Payment Blockage Notice may be delivered unless and until:

(1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(2) all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the Notes that have come due have been paid in full in cash.

No default referred to in clause (2) of the third immediately preceding paragraph that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

If the Trustee or any Holder of the Notes receives a payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under “—Legal Defeasance and Covenant Defeasance”) when:

(1) the payment is prohibited by these subordination provisions; and

(2) the Trustee or the Holder has actual knowledge that the payment is prohibited; provided that such actual knowledge will not be required in the case of any payment default on Designated Senior Debt of the Issuer;

the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt of the issuer. Upon the proper written request of the holders of Senior Debt of the issuer or if there is any payment default on any Designated Senior Debt, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt of the issuer or their proper representative.

The issuer and the Trustee must promptly notify holders of its Senior Debt if payment of the Notes is accelerated because of an Event of Default.

As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the issuer, Holders of Notes may recover less ratably than creditors of the issuer who are holders of Senior Debt of the issuer.

Payments under the Note Guarantee of each Guarantor will be subordinated to the prior payment in full of all Senior Debt of such Guarantor, including Senior Debt of such Guarantor incurred after the date of the Indenture, on the same basis as provided above with respect to the subordination of payments on the Notes by the issuer to the prior payment in full of Senior Debt of the issuer. See “Risk Factors—Risks Relating to the Notes—Your right to receive payments on these notes is junior to the issuer’s existing senior indebtedness and possibly all of its future borrowings. Further, the guarantees of these notes are junior to all of the guarantors’ existing senior indebtedness and possibly to all their future borrowings.”

“Designated Senior Debt” means:

(1) any Indebtedness outstanding under the Credit Agreement; and

(2) any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the issuer as “Designated Senior Debt.”

“Permitted Junior Securities” means:

(1) Equity Interests in the issuer or the Parent; or

(2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt at least to the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt under the Indenture.

“Senior Debt” means:

(1) all Indebtedness of the issuer or any Guarantor outstanding under the Credit Agreement and the Senior Unsecured Term Loan Agreement and all Hedging Obligations with respect thereto, whether outstanding on the date of the Indenture or incurred thereafter;

(2) any other Indebtedness of the issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Note Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by the issuer;

(2) any Indebtedness of the issuer to any of its Subsidiaries or other Affiliates;

(3) any trade payables; or

(4) the portion of any Indebtedness that is incurred in violation of the Indenture.

In the case of Indebtedness incurred under clause (1)(b) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” an Officers’ Certificate of the issuer as to the amount of the Borrowing Base shall be conclusive absent manifest error for purposes of clause (4) above.

Optional Redemption

At any time prior to November 15, 2006, the issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 108% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings of the issuer (or of the Parent to the extent such proceeds are contributed to the common equity of the issuer); provided that:

(1) at least 60% of the aggregate principal amount of Notes initially issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the issuer and its Subsidiaries); and

(2) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

Except pursuant to the preceding paragraph, the Notes will not be redeemable at the issuer’s option prior to November 15, 2008. The issuer is not prohibited, however, from acquiring the Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market transactions or otherwise, assuming such acquisition does not otherwise violate the terms of the Indenture.

On or after November 15, 2008, the issuer may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

Year	Percentage
2008	104.000%
2009	102.667%
2010	101.334%
2011 and thereafter	100.000%

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of Notes will have the right to require the issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, the issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

On the Change of Control Payment Date, the issuer will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the issuer.

The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

Prior to complying with any of the provisions of this “Change of Control” covenant, but in any event within 90 days following a Change of Control, the issuer will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Credit Agreement and the Senior Unsecured Term Loan Agreement prohibit the issuer from purchasing any Notes, and also provide that certain change of control events with respect to the issuer would constitute a default under those agreements. Any future credit agreements or other agreements relating to Senior Debt to which the issuer becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the issuer is prohibited from purchasing Notes, the issuer could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the issuer does not obtain such a consent or repay such borrowings, the issuer will remain prohibited from purchasing Notes. In such case, the issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

The provisions described above that require the issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. A Change in Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. Notes repurchased pursuant to a Change of Control Offer will be retired and cancelled.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the issuer to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

The issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) such fair market value is determined by the issuer’s Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee; and

(3) at least 75% of the consideration therefor received by the issuer or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof. For purposes of this provision, each of the following shall be deemed to be cash:

(a) any liabilities (as shown on the issuer’s or such Restricted Subsidiary’s most recent balance sheet) of the issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets and, in the case of liabilities other than Non-Recourse Debt, where the issuer and all Restricted Subsidiaries are released from any further liability in connection therewith; and

(b) any securities, notes or other obligations received by the issuer or any such Restricted Subsidiary from such transferee that are converted by the issuer or such Restricted Subsidiary into cash within 180 days thereafter (to the extent of the cash received in that conversion).

For purposes of paragraph (3) above, any liabilities of the issuer or any Restricted Subsidiary that are not assumed by the transferee of such assets in respect of which the issuer and all Restricted Subsidiaries are not released from any future liabilities in connection therewith shall not be considered consideration.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the issuer may apply such Net Proceeds at its option:

(1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

(3) to acquire other assets, including investments in property, or to make capital expenditures, that, in either case, are used or useful in a Permitted Business; or

(4) any combination of the foregoing.

Pending the final application of any such Net Proceeds, the issuer may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, the issuer will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the issuer may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such

Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness to be purchased shall be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

The Credit Agreement and the Senior Unsecured Term Loan Agreement prohibit the issuer from purchasing any Notes. Any future credit agreements or other agreements relating to Senior Debt to which the issuer becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the issuer is prohibited from purchasing Notes, the issuer could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the issuer does not obtain such a consent or repay such borrowings, the issuer will remain prohibited from purchasing Notes. In such case, the issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

Restricted Payments

The issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the issuer or any of its Restricted Subsidiaries), other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the issuer or to the issuer or a Restricted Subsidiary of the issuer;

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the issuer) any Equity Interests of the issuer or the Parent;

(3) make any payment of principal or premium on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Notes or the Note Guarantees, except a payment of principal at the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2) the issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the issuer and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (6), (7), (8), (10) and (11) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the issuer for the period (taken as one accounting period) beginning on the date of the Indenture and ending on the date of the issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net proceeds (including the fair market value of property) received by the issuer subsequent to the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the issuer (other than Excluded Contributions or net proceeds from the issue and sale of Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the issuer); plus

(c) an amount equal to the net reduction in Investments by the issuer and its Restricted Subsidiaries, subsequent to the date of the Indenture, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of assets, in each case to the issuer or any such Restricted Subsidiary from any such Investment, or from the net cash proceeds from the sale of any such Investment, or from a redesignation of an Unrestricted Subsidiary to a Restricted Subsidiary, but only if and to the extent such amounts are not included in the calculation of Consolidated Net Income and not to exceed in the case of any Investment the amount of the Investment previously made by the issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; provided that any amounts in excess of the amount of the Investment previously made may be added to the amounts otherwise available under this clause (c) to make Restricted Investments pursuant to this clause (3).

The preceding provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the issuer or any Restricted Subsidiary or of any Equity Interests of the issuer or any Parent in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the issuer) of, Equity Interests of the issuer other than Disqualified Stock; provided that the amount of any such net proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

(3) the repayment, defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the issuer or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend by a Restricted Subsidiary of the issuer to the holders of any series or class of its common Equity Interests on a pro rata basis;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the issuer and any distribution, loan or advance to the Parent for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent, in each case held by any former or current employees, officers, directors or consultants of the issuer or any of its Restricted Subsidiaries or their respective estates, spouses, former spouses or family members under any management equity plan or stock option or other management or employee benefit plan upon the death, disability or termination of employment of such Persons, in an amount not to exceed $3.0 million in any calendar year; provided that the issuer may carry over and make in subsequent calendar years, in addition to the amounts permitted for such calendar year, the amount of such purchases, redemptions or other acquisitions or retirements for value permitted to have been made but not made in any preceding calendar year up to a maximum of $9.0 million in any calendar year; and provided further that such amount in any calendar year may be increased by an amount not to exceed (i) the net cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the issuer (or the Parent to the extent such net cash proceeds are contributed to the common equity of the issuer) to employees, officers, directors or consultants of the issuer and its Restricted Subsidiaries that occurs after the date of the Indenture (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments pursuant to clause (2) above or previously applied to the payment of Restricted Payments pursuant to this clause (5)) plus (ii) the cash proceeds of key man life insurance policies received by the issuer and its Restricted Subsidiaries after the date of the Indenture less any amounts previously applied to the payment of Restricted Payments pursuant to this clause (5); provided further that cancellation of Indebtedness owing to the issuer from employees, officers, directors and consultants of the issuer or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the issuer from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the Indenture; provided further that the net cash proceeds from such sales of Equity Interests described in clause (i) of this clause (5) shall be excluded from clause 3(b) of the preceding paragraph to the extent such proceeds have been or are applied to the payment of Restricted Payments pursuant to this clause (5);

(6) the payment of dividends or other distributions or the making of loans or advances to the Parent in amounts required for the Parent to pay franchise taxes and other fees required to maintain its existence and provide for all other operating costs of the Parent to the extent attributable to the ownership or operation of the issuer and its Restricted Subsidiaries, including, without limitation, in respect of director fees and expenses, administrative, legal and accounting services provided by third parties and other costs and expenses including all costs and expenses with respect to filings with the SEC, of up to an aggregate under this clause (6) of $500,000 per fiscal year plus any indemnification claims made by directors or officers of the Parent attributable to the ownership or operation of the issuer and its Restricted Subsidiaries;

(7) the payment of dividends or other distributions by the issuer to the Parent in amounts required to pay the tax obligations of the Parent attributable to the issuer and its Subsidiaries determined as if the issuer and its Subsidiaries had filed a separate consolidated, combined or unitary return for the relevant taxing jurisdiction; provided that any refunds received by the Parent attributable to the issuer or any of its

Subsidiaries shall promptly be returned by the Parent to the issuer through a contribution to the common equity of, or the purchase of common stock (other than Disqualified Stock) of the issuer from, the issuer; and provided further that the amount of any such contribution or purchase shall be excluded from clause (3)(b) of the preceding paragraph;

(8) repurchases of Capital Stock deemed to occur upon the cashless exercise of stock options and warrants;

(9) other Restricted Payments not otherwise permitted pursuant to this covenant in an aggregate amount not to exceed $30.0 million;

(10) Restricted Payments to holders of equity interests of M-Foods Holdings Inc. contemplated by the Merger Agreement, including in connection with any post-closing purchase price adjustments pursuant to the Merger Agreement;

(11) the declaration and payment of dividends and distributions to holders of any class or series of Disqualified Stock of the issuer or any of its Restricted Subsidiaries issued or incurred in accordance with the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(12) Investments that are made with Excluded Contributions;

(13) following the first Public Equity Offering of the issuer or the Parent after the date of the Indenture, the payment of dividends on the issuer’s common stock (and, in the case of a Public Equity Offering of the Parent, solely for the purpose of paying dividends on the Parent’s common stock) in an amount not to exceed 6% per annum of the gross proceeds of such Public Equity Offering received by, and in the case of a Public Equity Offering of the Parent, contributed to the common equity capital of, the issuer (other than any such gross proceeds constituting Excluded Contributions);

(14) upon the occurrence of a Change of Control and within 60 days after completion of the offer to repurchase Notes pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Change of Control” (including the purchase of all Notes tendered), any purchase or redemption of Indebtedness of the issuer subordinated to the Notes that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control, at a purchase price not greater than 101% of the outstanding principal amount thereof (plus accrued and unpaid interest);

(15) dividends paid after September 30, 2004 in an amount equal to any reduction in taxes actually realized by the issuer and its Restricted Subsidiaries in the form of cash refunds or from deductions when applied to offset income or gain as a direct result of (i) the tender costs, including the costs of any premium paid or interest expense, incurred in connection with repurchasing the 11 3/4% Senior Subordinated Notes due 2011 of Michael Foods, (ii) swap termination costs incurred in connection with terminating interest rate swap arrangements in respect of Indebtedness being refinanced as a result of the transactions, (iii) compensation expense incurred in connection with the repurchase or rollover of stock options or transaction bonuses, or (iv) the write off of deferred financing charges as a result of the refinancing contemplated by the transaction, in each case in connection with the Mergers; provided, that the aggregate amount of dividends pursuant to this clause (15) shall not exceed $30.0 million;

provided, however, that in the case of clauses (2), (3), (4), (5), (6), (9), (11), (13), (14) and (15) above, no Default or Event of Default has occurred and is continuing.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall, if the fair market value thereof exceeds $2.0 million, be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $15.0 million. Not later than the date of making any Restricted Payment, the issuer shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock

The issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred stock; provided, however, that the issuer and the Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and the Guarantors may issue preferred stock, if the Fixed Charge Coverage Ratio for the issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) (a) the incurrence by the issuer or any Guarantor of Indebtedness under Credit Facilities (and the incurrence by the Guarantors of guarantees thereof) in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the issuer and the Guarantors thereunder) not to exceed $730.0 million and (b) the incurrence by the issuer or any Guarantor of additional Indebtedness under Credit Facilities (and the incurrence by the Guarantors of guarantees thereof) in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the issuer and the Guarantors thereunder) not to exceed the amount, if any, by which (x) the amount of the Borrowing Base as of the date of such incurrence exceeds (y) the aggregate amount of Indebtedness permitted to be incurred pursuant to the immediately preceding clause (a) as of the date of such incurrence, less, in the case of each of clause (a) and (b) the aggregate amount of all Net Proceeds of Asset Sales applied by the issuer or any Guarantor to repay any Indebtedness under Credit Facilities (and, in the case of any revolving credit Indebtedness under a Credit Facility, to effect a corresponding commitment reduction thereunder) pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(2) the incurrence by the issuer or any Guarantor of the Existing Indebtedness;

(3) the incurrence by the issuer and its Restricted Subsidiaries of Indebtedness represented by the Notes to be issued on the date of the Indenture and the related Note Guarantees and the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

(4) the incurrence by the issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price, or cost of construction or improvement, of property (real or personal), plant or equipment used in the business of the issuer or any of its Restricted Subsidiaries (whether through the direct acquisition of such assets or the acquisition of Equity Interests of any Person owning such assets) in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed, at any time outstanding, the greater of (x) $20 million and (y) 5% of Total Tangible Assets;

(5) the incurrence by the issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5) or (15) of this paragraph;

(6) the incurrence by the issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the issuer and any of its Restricted Subsidiaries; provided, however, that:

(a) if the issuer or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the issuer, or the Note Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the issuer or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the issuer or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the incurrence by the issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(8) the guarantee by the issuer or any Restricted Subsidiary of Indebtedness of the issuer or a Restricted Subsidiary of the issuer that was permitted to be incurred by another provision of this covenant; provided that, in the case of a guarantee of any Restricted Subsidiary that is not a Guarantor, such Restricted Subsidiary complies with the covenant described below under the caption “— Limitations on Issuances of Guarantees of Indebtedness”;

(9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the issuer as accrued;

(10) the incurrence by the issuer’s Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the issuer that was not permitted by this clause (10);

(11) the incurrence by the issuer or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims or self-insurance; provided, however, that, upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(12) the incurrence by the issuer or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the issuer or such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of the issuer or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that:

(a) that Indebtedness is not reflected on the balance sheet of the issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on that balance sheet for purposes of this clause (a)); and

(b) the maximum assumable liability in respect of that Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of those noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the issuer and/or that Restricted Subsidiary in connection with that disposition;

(13) the issuance of Disqualified Stock or preferred stock by any of the issuer’s Restricted Subsidiaries issued to the issuer or another Restricted Subsidiary; provided that (i) any subsequent issuance or transfer of any Equity Securities that results in such Disqualified Stock or preferred stock being held by a Person other than the issuer or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such shares of Disqualified Stock or preferred stock to a Person that is not either the issuer or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an issuance of such shares of Disqualified Stock or preferred stock that was not permitted by this clause (13);

(14) the incurrence by the issuer or any of its Restricted Subsidiaries of obligations in respect of performance and surety bonds and completion guarantees provided by the issuer or such Restricted Subsidiary in the ordinary course of business;

(15) the incurrence by the issuer or any Guarantor of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (15), not to exceed $30 million;

(16) the incurrence by the Foreign Restricted Subsidiaries of the issuer of Indebtedness in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Restricted Subsidiaries under any credit facility entered into in connection therewith) not to exceed the greater of (x) $20 million or (y) the amount of the Foreign Borrowing Base as of the date of such incurrence;

(17) the incurrence of any Indebtedness by a Receivables Subsidiary that is not recourse to the issuer or any other Restricted Subsidiary of the issuer (other than Standard Securitization Undertakings) incurred in connection with a Qualified Receivables Transaction; and

(18) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, and from time to time may reclassify, in any manner that complies with this covenant at such time. Indebtedness under the Credit Agreement and the Senior Unsecured Term Loan Agreement on date of the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

Limitation on Senior Subordinated Debt

The issuer will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of the issuer and senior in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in right of payment to such Guarantor’s Note Guarantee.

Liens

The issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured (or, in the case of subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the issuer or any of its Restricted Subsidiaries or pay any indebtedness owed to the issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the issuer or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the issuer or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) Existing Indebtedness, the Credit Agreement and the Senior Unsecured Term Loan Agreement as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such encumbrances than those contained in such Existing Indebtedness, the Credit Agreement and the Senior Unsecured Term Loan Agreement, as in effect on the date of the Indenture;

(2) the Indenture, the Notes and the Note Guarantees or by other Indebtedness of the issuer or of a Guarantor which is pari passu in right of payment with the Notes or Note Guarantees, as applicable, incurred under an indenture pursuant to the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that the encumbrances and restrictions are no more restrictive, taken as a whole, than those contained in the Indenture;

(3) applicable law or regulation;

(4) any agreements or instrument governing Indebtedness or Capital Stock of a Person acquired by the issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(5) customary non-assignment provisions in leases entered into in the ordinary course of business;

(6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

(7) an agreement entered into for the sale or disposition of Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement and so long as such restriction applies only to the Capital Stock or assets to be sold);

(8) Permitted Refinancing Indebtedness, provided that the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Permitted Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

(10) customary limitations on the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(11) any Purchase Money Note, or other Indebtedness or contractual requirements of a Receivables Subsidiary in connection with a Qualified Securitization Transaction; provided that such restrictions only apply to such Receivables Subsidiary; and

(12) cash or other deposits or net worth imposed by customers or agreements entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

The issuer will not, directly or indirectly, consolidate or merge with or into another Person (whether or not the issuer is the surviving corporation), and the issuer will not, and will not cause or permit any Restricted Subsidiary to, sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person (including by way of consolidation or merger), unless:

(1) either: (a) the issuer or such Restricted Subsidiary, as the case may be, is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the issuer or such Restricted Subsidiary) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided that, in the case such Person is a limited liability company or a partnership, a co-obligor of the Notes is a corporation;

(2) the Person formed by or surviving any such consolidation or merger (if other than the issuer or such Restricted Subsidiary) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the issuer or such Restricted Subsidiary (if such Restricted Subsidiary is a Guarantor), as the case may be, under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction and any related financing transactions, no Default or Event of Default exists; and

(4) the issuer or the Person formed by or surviving any such consolidation or merger (if other than the issuer), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” or if not, the Fixed Charge Coverage Ratio on such basis is higher than the Fixed Charge Coverage Ratio immediately prior to such transactions.

In addition, neither the issuer nor any Restricted Subsidiary may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This “Merger,

Consolidation or Sale of Assets” covenant will not apply to (i) a sale, assignment, transfer, conveyance or other disposition of assets between or among the issuer and any of its Restricted Subsidiaries or (ii) the Mergers on the terms set forth in the Merger Agreement and as described in this prospectus.

Transactions with Affiliates

The issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate on or after the Issue Date (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the issuer or such Restricted Subsidiary with an unrelated Person; and

(2) the issuer delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any consulting or employment agreement or arrangement entered into by the issuer or any of its Restricted Subsidiaries approved by a majority of the disinterested members of the Board of Directors of the issuer;

(2) transactions between or among the issuer and/or its Restricted Subsidiaries;

(3) payment of reasonable directors fees to directors of the issuer and the Parent and the provision of customary indemnification to directors and officers of the issuer and the Parent;

(4) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the issuer;

(5) any tax sharing agreement or arrangement and payments pursuant thereto among the issuer and its Subsidiaries and any other Person with which the issuer or its Subsidiaries is required or permitted to file a consolidated, combined or unitary tax return or with which the issuer or any of its Restricted Subsidiaries is or could be part of a consolidated, combined or unitary group for tax purposes in amounts not otherwise prohibited by the Indenture;

(6) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “—Restricted Payments” or any Permitted Investment;

(7) the payment (directly or through the Parent) of annual management, consulting, monitoring and advising fees and related expenses to the Equity Sponsor and its respective Affiliates pursuant to management agreements entered into in connection with the Mergers pursuant to the Merger Agreement and as described in this prospectus;

(8) payments by the issuer or any of its Restricted Subsidiaries to the Equity Sponsor and its Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by the majority of the Board of Directors of the issuer in good faith and are in an amount not to exceed the greater of (i) $1.0 million or (ii) 1.25% of the aggregate transaction value (including enterprise value in connection with acquisitions or divestitures) (or portion thereof) in respect of which such services are rendered;

(9) loans to employees that are approved in good faith by a majority of the Board of Directors of the issuer in an amount not to exceed $3.0 million outstanding at any time and advances and expense reimbursements to employees in the ordinary course of business;

(10) agreements (and payments relating thereto) entered into in connection with the Merger Agreement and as described in this prospectus, as the same may be amended, modified or replaced from time to time, so long as any amendment, modification or replacement is not materially less favorable to the issuer and its Restricted Subsidiaries than the agreement described in this prospectus and in effect on the date of the Indenture;

(11) transactions with a joint venture engaged in a Permitted Business; provided that all the outstanding ownership interests of such joint venture are owned only by the issuer, its Restricted Subsidiaries and Persons who are not Affiliates of the issuer; and

(12) transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment.

Additional Note Guarantees

If the issuer or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than a Receivables Subsidiary) on or after the date of the Indenture, then that newly acquired or created Domestic Subsidiary (other than an Immaterial Subsidiary) must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee within 20 Business Days of the date on which it was acquired or created.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event shall (i) there be any Unrestricted Subsidiaries on or immediately following the date of the Indenture and (ii) the business currently operated by the Egg Products Division be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the issuer and its Restricted Subsidiaries in the Subsidiary so designated (after giving effect to any sale of Equity Interests of such Subsidiary in connection with such designation) will be deemed to be a Restricted Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption “—Restricted Payments” or reduce the amount available for future Investments under one or more clauses of the definition of “Permitted Investments.” That designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Limitations on Issuances of Guarantees of Indebtedness

The issuer will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the issuer or any other Restricted Subsidiary (other than a Guarantee or pledge by a Foreign Restricted Subsidiary securing the payment of Indebtedness of another Foreign Restricted Subsidiary) unless either (1) such Restricted Subsidiary is a Guarantor or (2) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of or pledge to secure such other Indebtedness, unless such other Indebtedness is Senior Debt, in which case the Guarantee of the Notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the Notes are subordinated to such Senior Debt.

Notwithstanding the preceding paragraph, any Note Guarantee will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the caption “—Note Guarantees.” The form of the Note Guarantee will be attached as an exhibit to the Indenture.

Business Activities

The issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

Payments for Consent

The issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the Commission, so long as any Notes are outstanding, the issuer will furnish to the Trustee on behalf of the Holders of Notes, within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the issuer’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the issuer were required to file such reports.

In addition, following the date by which the issuer is required to consummate the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the issuer and the Guarantors have agreed that, for so long as any Notes (but not the Exchange Notes) remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

If the issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the issuer.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes whether or not prohibited by the subordination provisions of the Indenture;

(2) default in payment when due of the principal of, or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the Indenture;

(3) failure by the issuer or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales,” or “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4) failure by the issuer or any of its Restricted Subsidiaries for 45 days after notice by the Trustee or by Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of the other agreements in the Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the issuer or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

(a) is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(6) failure by the issuer or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non-appealable and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed;

(7) except as permitted by the Indenture, any Note Guarantee of a Guarantor (other than an Immaterial Guarantor) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (other than an Immaterial Guarantor), or any Person acting on behalf of any Guarantor (other than an Immaterial Guarantor), shall deny or disaffirm its obligations under its Note Guarantee; and

(8) certain events of bankruptcy or insolvency with respect to the issuer or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together) would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the issuer specifying the respective Event of Default; provided, however, that so long as any Indebtedness permitted to be incurred pursuant to the Credit Agreement shall be outstanding, that acceleration shall not be effective until the earlier of (1) an acceleration of Indebtedness under the Credit Agreement; or (2) five business days after receipt by the issuer and the Agent under the Credit Agreement of written notice of the acceleration of the Notes.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the Notes.

The issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the issuer or any Guarantor, as such, shall have any liability for any obligations of the issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below;

(2) the issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the issuer’s and the Guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the issuer may, at its option and at any time, elect to have the obligations of the issuer and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant

Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the issuer or any of its Subsidiaries is a party or by which the issuer or any of its Subsidiaries is bound, including the Credit Agreement and the Senior Unsecured Term Loan Agreement;

(6) the issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the issuer with the intent of preferring the Holders of Notes over the other creditors of the issuer with the intent of defeating, hindering, delaying or defrauding creditors of the issuer or others; and

(7) the issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes (other than payment provisions relating to the covenant described under the caption “—Repurchase at Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than U.S. dollars;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

(7) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

(8) make any change in the preceding amendment and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of the Indenture relating to subordination that adversely affects the rights of the Holders of the Notes will require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding. Any amendment to, or waiver of, the provisions of the Indenture relating to subordination or legal or covenant defeasance will require the consent of the Agent under the Credit Agreement.

Notwithstanding the preceding, without the consent of any Holder of Notes, the issuer, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the issuer’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the issuer’s or such Guarantor’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect in any material respect the legal rights under the Indenture of any such Holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to provide for the issuance of Additional Notes in accordance with the Indenture;

(7) to add Guarantors with respect to the Notes or to secure the Notes;

(8) to comply with the rules of any applicable securities depositary;

(9) to provide for a successor trustee in accordance with the terms of the Indenture or to otherwise comply with any requirement of the Indenture; or

(10) to conform the text of the Indenture or the Notes to any provision of the Description of Notes to the extent that such provision was intended to be a verbatim recitation of the text of this Description of Notes.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when the issuer or any Guarantor have paid or caused to be paid all sums payable by it under the Indenture and:

either:

(1) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the issuer) have been delivered to the Trustee for cancellation; or

(2) (a) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year, including as a result of a redemption notice properly given pursuant to the Indenture, and the issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption; (b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the issuer or any Guarantor is a party or by which the issuer or any Guarantor is bound; and (c) the issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes or on the redemption date, as the case may be.

In addition, the issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of the issuer or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days or apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Michael Foods, Inc., 301 Carlson Parkway, Suite 400, Minnetonka, Minnesota 55305, Attention: Chief Financial Officer.

Book-Entry, Delivery and Form

The registered notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, for credit to an account of a direct or indirect participant in DTC, including the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”).

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The issuer takes no responsibility for these operations and procedures and urges investors to contact the system or its participants directly to discuss these matters.

DTC has advised the issuer that DTC is a limited-purpose trust issuer created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the issuer that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the issuer and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the issuer, the Trustee nor any agent of the issuer or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the issuer that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the issuer. Neither the issuer nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the issuer that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the issuer nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive Notes in registered certificated form (“Certificated Notes”) if:

(1) DTC (a) notifies the issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case the issuer fails to appoint a successor depositary;

(2) the issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes.

Same Day Settlement and Payment

The issuer will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The issuer will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Governing Law

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Asset Acquisition” means (a) an Investment by the issuer or any of its Restricted Subsidiaries in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the issuer, or shall be merged with or into the issuer or any Restricted Subsidiary of the issuer, or (b) the acquisition by the issuer or any Restricted Subsidiary of the issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance or sale of Equity Interests by any of the issuer’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets having a fair market value of less than $5.0 million;

(2) a transfer of assets between or among the issuer and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the issuer or to another Restricted Subsidiary;

(4) the sale, lease, sub-lease, license, sub-license or consignment of equipment, inventory or other assets in the ordinary course of business, including leases with a duration of no greater than 24 months with respect to facilities which are temporarily not in use or pending their disposition;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(7) the licensing of intellectual property to third Persons on customary terms as determined by the Board of Directors in good faith;

(8) any sale of accounts receivable, or participations therein, in connection with any Qualified Receivables Transaction;

(9) any sale or disposition of any property or equipment that has become damaged, worn-out, obsolete, condemned, given over in lieu of deed or otherwise unsuitable or not required for the ordinary course of the business of the issuer and its Restricted Subsidiaries; and

(10) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or a committee thereof authorized to exercise the power of the board of directors of such corporation;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, as of any date, an amount equal to:

(1) 80% of the face amount of all accounts receivable owned by the issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus

(2) 50% of the book value of all inventory owned by the issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date;

all calculated on a consolidated basis and in accordance with GAAP.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 360 days from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a rating of P-1 or better from Moody’s Investor Service, Inc. or A-1 or better from Standard & Poor’s Rating Services;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within six months after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries or the issuer and its Restricted Subsidiaries, in each case, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or Related Parties of the Principals;

(2) the adoption of a plan relating to the liquidation or dissolution of the Parent or the issuer;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the issuer or the Parent, as the case may be;

(4) the first day on which a majority of the members of the Board of Directors of the Parent or the issuer are not Continuing Directors; or

(5) the Parent or the issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Parent or the issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent, the issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Parent or the issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the surviving or transferee person.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period and, without duplication, plus:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether or not paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(4) any management fees paid by the issuer to Vestar Capital Partners L.P. or Thomas H. Lee Partners L.P., as the case may be, in such period, to the extent that any such management fees were deducted in computing such Consolidated Net Income; provided that the maximum aggregate amount of such management fees in any 12-month period shall not exceed the greater of $1.5 million and an amount equal to 1.0% of the consolidated earnings before interest, taxes, depreciation and amortization of the issuer and its Subsidiaries for such period as computed in the management agreements entered into in connection with the Mergers; minus

(5) non-cash items increasing such Consolidated Net Income for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the issuer shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the issuer only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the issuer by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

(4) the cumulative effect of a change in accounting principles shall be excluded;

(5) any increase in cost of sales as a result of the step-up in inventory valuation arising from applying the purchase method of accounting in accordance with GAAP in connection with any acquisition consummated after the date of the Indenture, net of taxes, shall be excluded;

(6) non-cash charges relating to employee benefit or other management compensation plans of the Parent (to the extent such non-cash charges relate to plans of the Parent for the benefit of members of the Board of Directors of the issuer (in their capacity as such) or employees of the issuer and its Restricted Subsidiaries), the issuer or any of its Restricted Subsidiaries or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards of the Parent (to the extent such non-cash charges relate to plans of the Parent for the benefit of members of the Board of Directors of the issuer (in their capacity as such) or employees of the issuer and its Restricted Subsidiaries), the issuer or any of its Restricted Subsidiaries (excluding in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period) in each case, to the extent that such non-cash charges are deducted in computing such Consolidated Net Income shall be excluded; and

(7) any goodwill impairment charges shall be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the issuer or the Parent, as the case may be, who:

(1) was a member of such Board of Directors on the date of the Indenture or the date of the Mergers; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Agreement” means that certain Credit Agreement, to be dated as of the date of the Indenture, by and among the issuer, the Parent, Bank of America, N.A., as Administrative Agent, Deutsche Bank Securities Inc. and UBS Securities LLC, as co-Syndication Agents, and the other Lenders named therein providing for up to $495.0 million in term loan borrowings and $100.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement and the Senior Unsecured Term Loan Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the issuer or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the issuer or such Subsidiary in order to satisfy applicable statutory or regulatory obligations; and provided further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Domestic Subsidiary” means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the issuer.

“Egg Products Division” means those operations and Subsidiaries of the issuer and its Restricted Subsidiaries which are principally engaged in the egg products business.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offering (including in a private placement) of the Equity Interests (other than Disqualified Stock) of the issuer or the Parent, other than public offerings with respect to the Equity Interests registered on Form S-8.

“Equity Sponsor” means Thomas H. Lee Partners, L.P., a Delaware limited partnership.

“Excluded Contributions” means the net cash proceeds received by the issuer after the date of the Indenture from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the issuer or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock) of the issuer, in each case designated within 60 days of the receipt of such net cash proceeds as Excluded Contributions pursuant to an Officers’ Certificate, the cash proceeds of which are excluded from the calculation set forth in the second clause (3) of the first paragraph of the covenant described above under the “—Certain Covenants—Restricted Payments.”

“Existing Indebtedness” means Indebtedness outstanding on the date of the Indenture, other than under the Credit Agreement, the Senior Unsecured Term Loan Agreement and the Indenture.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) the Recapitalization, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the issuer or any Restricted Subsidiary of the issuer during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis including Pro Forma Cost Savings assuming that the Recapitalization and all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the issuer or was merged with or into the issuer or any Restricted Subsidiary of the issuer since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period; and

(2) in calculating Fixed Charges attributable to interest on any Indebtedness computed on a pro forma basis, (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Calculation Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Calculation Date; (b) if interest on any Indebtedness actually incurred on the Calculation Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Calculation Date will be deemed to have been in effect during the four-quarter period; and (c) notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate swaps, caps or collars, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreement.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends and distributions, whether paid or accrued and whether or not in cash, on any series of preferred stock or Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the issuer (other than Disqualified Stock) or to the issuer or a Restricted Subsidiary of the issuer, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Borrowing Base” means, as of any date, an amount equal to:

(1) 80% of the face amount of all accounts receivable owned by the Foreign Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus

(2) 50% of the book value of all inventory owned by the Foreign Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date;

all calculated on a consolidated basis and in accordance with GAAP.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary of the issuer incorporated in any jurisdiction outside the United States.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means:

(1) each direct or indirect Domestic Subsidiary of the issuer; and

(2) any other subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture; and their respective successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of fixing, hedging or swapping commodity price risk; and

(3) foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk.

“Holdings” means M-Foods Holdings, Inc. (formerly known as THL Food Products Holding Co.), a Delaware corporation and the immediate parent of the issuer.

“Immaterial Guarantor” means any Guarantor that is an Immaterial Subsidiary.

“Immaterial Subsidiary” means any Subsidiary of the issuer that has less than $100,000 in total assets.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

(1) borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness; and

(3) with respect to Indebtedness of another Person secured by a Lien on the assets of the Company or any of its Restricted Subsidiaries, the lesser of the fair market value of the property secured or the amount of the secured Indebtedness.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made consistent with past practices), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the issuer or any Restricted Subsidiary of the issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the issuer, the issuer shall be deemed to have made a Restricted Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by the issuer or any Restricted Subsidiary of the issuer of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the issuer or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of October 10, 2003, by and among Holdings, THL Food Products, M-Foods Holdings, M-Foods Investors, LLC, as representative of the Stockholders identified therein, and the Stockholders identified therein.

“Mergers” means the merger of THL Food Products with and into M-Foods Holdings, with M-Foods Holdings continuing as the surviving corporation, and the subsequent merger of M-Foods Holdings with and into Michael Foods, with M-Foods Holdings continuing as the surviving corporation and changing its name to “Michael Foods, Inc.,” all in accordance with the terms of the Merger Agreement.

“M-Foods Holdings” means M-Foods Holdings, Inc., a Delaware corporation.

“Michael Foods” means Michael Foods, Inc., a Minnesota corporation.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale (without reference to the $5.0 million limitation); or (b) the disposition of any other assets by such Person or any of its Restricted Subsidiaries (other than in the ordinary course of business) or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary, unusual or nonrecurring gain (or loss) (including nonrecurring gains or losses of the issuer and its Subsidiaries incurred in connection with the Merger Agreement and the related refinancing), together with any related provision for taxes on such extraordinary, unusual or nonrecurring gain (or loss).

“Net Proceeds” means the aggregate cash proceeds received by the issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or disposition of such non-cash consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness, unless there is a required reduction in commitments) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any (1) reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and (2) any reserve or payment with respect to any liabilities associated with such asset or assets and retained by the issuer after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the issuer or any of its Restricted Subsidiaries.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, costs, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Parent” means any direct or indirect parent company of the issuer.

“Permitted Business” means any business conducted or proposed to be conducted (as described in this prospectus) by the issuer and its Restricted Subsidiaries on the date of the Indenture and other businesses reasonably related or ancillary thereto.

“Permitted Investments” means:

(1) any Investment in the issuer or in a Restricted Subsidiary of the issuer;

(2) any Investment in Cash Equivalents;

(3) any Investment by the issuer or any Restricted Subsidiary of the issuer in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the issuer; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the issuer or a Restricted Subsidiary of the issuer;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale or other sale of assets that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5) any Investment the payment for which consists of Equity Interests (other than Disqualified Stock) of the issuer or the Parent (which Investment, in the case of the Parent, is contributed to the common equity capital of the issuer; provided that any such contribution shall be excluded from clause 3(b) of the first paragraph of the covenant described under the caption “—Certain Covenants—Restricted Payments”);

(6) Hedging Obligations;

(7) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) since the date of the Indenture, not to exceed $20.0 million;

(8) any Investment of the issuer or any of its Restricted Subsidiaries existing on the date of the Indenture;

(9) loans to employees that are approved in good faith by a majority of the Board of Directors of the issuer in an amount not to exceed $3.0 million outstanding at any time;

(10) any Investment acquired by the issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of a Person; or

(b) as a result of a foreclosure by the issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(11) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(12) Investments in joint ventures engaged in a Permitted Business not in excess of $20.0 million in the aggregate outstanding at any one time;

(13) Investments by the issuer or a Restricted Subsidiary of the issuer in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction; and

(14) any Guarantee otherwise permitted under the Indenture.

“Permitted Liens” means:

(1) Liens on the assets of the issuer and any Guarantor securing Senior Debt that was permitted by the terms of the Indenture to be incurred;

(2) Liens in favor of the issuer or any Restricted Subsidiary of the Company;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the issuer or any Restricted Subsidiary of the issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the issuer or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition thereof by the issuer or any Restricted Subsidiary of the issuer; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the issuer or the Restricted Subsidiary;

(5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with such Indebtedness;

(6) Liens of the issuer and its Restricted Subsidiaries existing on the date of the Indenture;

(7) Liens incurred in the ordinary course of business of the issuer or any Restricted Subsidiary of the issuer with respect to obligations that do not exceed $5.0 million at any one time outstanding;

(8) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;

(9) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(10) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith;

(11) Liens to secure Indebtedness of any Foreign Restricted Subsidiary permitted by clause (16) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets of such Foreign Restricted Subsidiary; and

(12) Liens on assets of a Receivables Subsidiary arising in connection with a Qualified Receivables Transaction.

“Permitted Refinancing Indebtedness” means any Indebtedness of the issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium and other amounts necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by the issuer or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock issuer, trust, unincorporated organization, limited liability issuer or government or other entity.

“Principals” means the Equity Sponsor and its Affiliates.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an Asset Acquisition that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Calculation Date and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the date of the Indenture, (ii) were actually implemented by the business that was the subject of any such Asset Acquisition within six months after the date of the Asset Acquisition and prior to the Calculation Date that are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such Asset Acquisition and that the issuer reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the Asset Acquisition and, in the case of each of (i), (ii) and (iii), are described, as provided below, in an officer’s certificate, as if all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be accompanied by a certificate delivered to the Trustee from the issuer’s Chief Financial Officer that outlines the specific actions taken or to be taken, the net cost savings achieved or to be achieved from each such action and that, in the case of clause (iii) above, such savings have been determined to be probable.

“Public Equity Offering” means an offer and sale for cash of common stock (other than Disqualified Stock) of the issuer or the Parent pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the issuer).

“Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Indebtedness, owed to the issuer or any Restricted Subsidiary of the issuer in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreement, amounts paid to investors in respect of interest, principal and other amounts owning to such investors and amounts paid in connection with the purchase of newly generated receivables.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the issuer or by any Restricted Subsidiary of the issuer pursuant to which the issuer or any Restricted Subsidiary of the issuer may sell, convey or otherwise transfer to a Receivables Subsidiary, any accounts receivable (whether now existing or arising in the future) of the issuer or any Restricted Subsidiary of the issuer and any asset related thereto, including, without limitation, all collateral securing such accounts receivable, and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with an asset securitization transaction involving accounts receivable.

“Recapitalization” means the Mergers and all related transactions as described in this prospectus.

“Receivables Subsidiary” means a Subsidiary of the issuer (other than a Guarantor) that engages in no activities other than in connection with the financing of accounts receivables and that is designated by the Board of Directors of the issuer (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the issuer or any other Restricted Subsidiary of the issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the issuer or any other Restricted Subsidiary of the issuer in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the issuer or any other Restricted Subsidiary of the issuer, directly or indirectly, contingently or otherwise to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the issuer nor any other Restricted Subsidiary of the issuer has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the issuer or such other Restricted Subsidiary of the issuer than those that might be obtained at the time from Persons that are not Affiliates of the issuer, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the issuer nor any other Restricted Subsidiary of the issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve a certain level of operating results. Any such designation by the Board of Directors of the issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the issuer giving effect to such designation and an officers’ certificate certifying, to the best of such officer’s knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

“Related Party” means:

(1) any controlling stockholder, partner, member, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause.

“Replacement Assets” means (1) non-current tangible assets that will be used or useful in a Permitted Business or (2) all or substantially all of the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Senior Unsecured Term Loan Agreement” means that certain Senior Unsecured Term Loan Agreement, to be dated as of the date of the Indenture, by and among the issuer, the Parent, Bank of America, N.A., as Administrative Agent, Deutsche Bank Securities Inc. and UBS Securities LLC, as co-Syndication Agents, and the other Lenders named therein providing for up to $135.0 million in term loan borrowings including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

“Standard Securitization Undertaking” means representations, warrantees, covenants and indemnities entered into by the issuer or any Restricted Subsidiary of the issuer that are reasonably customary in an accounts receivable transaction.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Surviving Corporation” means the Surviving Corporation (as defined in the Merger Agreement) upon consummation of the subsequent merger contemplated by Section 8.06 of the Merger Agreement.

“THL Food Products” means THL Food Products Co., a Delaware corporation.

“Total Tangible Assets” means the total consolidated assets, less good will and intangibles, of the issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet of the issuer.

“Unrestricted Subsidiary” means any Subsidiary (other than any Subsidiary in the Egg Products Division) of the issuer that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the issuer or any Restricted Subsidiary of the issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the issuer;

(3) is a Person with respect to which neither the issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4) is a guarantor or otherwise directly or indirectly provides credit support for any Indebtedness of the issuer or any of its Restricted Subsidiaries at the time of such designation unless such guarantee or credit support is released upon such designation; and

(5) has at least one director on its Board of Directors that is not a director or executive officer of the issuer or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the issuer or any of its Restricted Subsidiaries.

Any designation of a Restricted Subsidiary of the issuer as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” the issuer shall be in default of such covenant.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences relating to the exchange of old notes for registered notes in the exchange offer. This discussion is a general summary only and does not address all tax aspects relating to the exchange. This discussion deals only with the U.S. federal income tax consequences to persons who hold such notes as capital assets and does not deal with the consequences to special classes of holders of the notes, such as dealers in securities or currencies, brokers, traders that mark-to-market their securities, insurance companies, tax-exempt entities, financial institutions or “financial services entities,” persons with a functional currency other than the U.S. dollar, regulated investment companies, real estate investment trusts, retirement plans, expatriates or former long-term residents of the United States, persons who hold their notes as part of a straddle, hedge, “conversion transaction,” “constructive sale” or other integrated investment, persons subject to the alternative minimum tax, partnerships or other pass-through entities or investors in partnerships or other pass-through entities that hold the notes. The discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and the Treasury Regulations promulgated thereunder, and rulings and judicial interpretations thereof, all as in effect on the date of this prospectus, any of which may be repealed or subject to change, possibly with retroactive effect.

Consequences of Tendering Old Notes

The exchange of your old notes for registered notes in the exchange offer will have no U.S. federal income tax consequences to you. For example, there would be no change in your tax basis and your holding period would carry over to the registered notes. In addition, the U.S. federal income tax consequences of holding and disposing of your registered notes would be the same as those applicable to your old notes.

THE PRECEDING DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF OLD NOTES FOR REGISTERED NOTES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT RELATING TO THE EXCHANGE, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

PLAN OF DISTRIBUTION

Any broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other trading activities (other than old notes acquired directly from the issuer), may exchange such old notes pursuant to the exchange offer; however, such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the registered notes received by such broker-dealer in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery of such broker-dealer of this prospectus. We have agreed that, for a period ending on the earlier of (a) 180 days after the registration statement containing this prospectus is declared effective and (b) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until         , 2004, all dealers effecting transactions in the registered notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of registered notes by broker-dealers. Registered notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over the counter market, in negotiated transactions, through the writing of options on the registered notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such registered notes. Any broker-dealer that resells registered notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such registered notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of registered notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Weil, Gotshal & Manges LLP, New York, New York has passed upon the validity of the registered notes and the related guarantees on our behalf.

INDEPENDENT ACCOUNTANTS

The consolidated financial statements as of December 31, 2002 and for the fiscal year then ended included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of the 2001 predecessor for the fiscal year ended December 31, 2000 and the three months ended March 31, 2001 and the consolidated financial statements of our predecessor as of December 31, 2001 and for the nine months then ended, included in this prospectus have been audited by Grant Thornton LLP, independent accountants, as stated in their report also appearing in this prospectus.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act with respect to the registered notes. This prospectus, which is a part of the registration statement, omits certain information included in the registration statement and the exhibits thereto. For further information with respect to us and the securities, we refer you to the registration statement and its exhibits. The descriptions of certain contracts and documents contained in this prospectus are summaries and qualified in their entirety by reference to the copies of their contracts or documents filed as an exhibit to the registration statement. You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review our SEC filings, including the registration statement by accessing the SEC’s Internet site at http://www.sec.gov.

Upon completion of the exchange offer, we will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, will file reports with the SEC. You may inspect and copy these reports and other information at the address set forth above. You may request copies of the documents, at no cost, by telephone at (952) 258-4000 or by mail to Michael Foods, Inc., 301 Carlson Parkway, Minneapolis, Minnesota 55305.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Unaudited Consolidated Financial Statements Michael Foods, Inc.

Condensed Consolidated Balance Sheets at September 30, 2003 and December 31, 2002 (unaudited)	F-2

Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2003 and 2002 (unaudited)	F-3

Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2003 and 2002 (unaudited)	F-5

Notes to Condensed Consolidated Financial Statements (unaudited)	F-6

Audited Consolidated Financial Statements Michael Foods, Inc.

Reports of Independent Accountants	F-22

Consolidated Balance Sheets at December 31, 2002 and 2001	F-25

Consolidated Statements of Operations for the Year Ended December 31, 2002, the Nine Months Ended December 31, 2001, the Three Months Ended March 31, 2001 and for the Year Ended December 31, 2000	F-26

Consolidated Statements of Shareholder’s Equity for the Year Ended December 31, 2002, the Nine Months Ended December 31, 2001, the Three Months Ended March 31, 2001 and for the Year Ended December 31, 2000

F-27

Consolidated Statements of Cash Flows for the Year Ended December 31, 2002, the Nine Months Ended December 31, 2001, the Three Months Ended March 31, 2001 and for the Year Ended December 31, 2000	F-28

Notes to Consolidated Financial Statements	F-29

MICHAEL FOODS, INC.

(A wholly-owned subsidiary of M-Foods Holdings, Inc.)

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands)

	September 30, 2003	December 31, 2002
ASSETS
Current assets
Cash and equivalents	$25,316	$20,572
Accounts receivable, less allowances	106,162	101,579
Inventories	89,681	95,807
Prepaid expenses and other	10,921	13,571
Assets held for sale	58,909	—

Total current assets	290,989	231,529
Property, plant and equipment, net	230,725	282,353
Other assets
Goodwill	336,094	341,028
Joint ventures and other assets	33,050	38,112

	369,144	379,140

	$890,858	$893,022

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Current maturities of long-term debt	$13,841	$17,671
Accounts payable	66,931	65,990
Accrued liabilities
Compensation	14,076	15,251
Insurance	8,841	7,855
Customer programs	40,983	26,484
Income taxes	10,748	7,403
Interest	14,615	9,336
Hedging derivative liability	6,943	11,001
Other	12,822	11,393
Liabilities related to business to be sold	6,813	—

Total current liabilities	196,613	172,384
Long-term debt, less current maturities	428,284	493,718
Deferred income taxes	55,127	47,119
Commitments and contingencies	—	—
Non-controlling interest	—	475
Shareholder’s equity
Common stock, $0.01 par value, 1,000 shares authorized, issued and outstanding	—	—
Additional paid-in capital	147,498	147,498
Retained earnings	63,991	39,476
Accumulated other comprehensive loss	(655)	(7,648)

	210,834	179,326

	$890,858	$893,022

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

MICHAEL FOODS, INC.

(A wholly-owned subsidiary of M-Foods Holdings, Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three months ended September 30,

(Unaudited, dollars in thousands)

	2003	2002
Net sales	$346,065	$293,954

Cost of sales	286,900	239,777

Gross profit	59,165	54,177

Selling, general and administrative expenses	31,227	29,207

Operating profit	27,938	24,970

Interest expense, net	11,873	12,844

Earnings before income taxes	16,065	12,126

Income tax expense	6,297	4,760

Net earnings	$9,768	$7,366

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

MICHAEL FOODS, INC.

(A wholly-owned subsidiary of M-Foods Holdings, Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Nine months ended September 30,

(Unaudited, dollars in thousands)

	2003	2002
Net sales	$968,209	$862,136
Cost of sales	800,753	702,639

Gross profit	167,456	159,497
Selling, general and administrative expenses	91,545	88,656

Operating profit	75,911	70,841
Interest expense, net	35,840	37,840

Earnings before income taxes	40,071	33,001
Income tax expense	15,556	12,960

Net earnings	$24,515	$20,041

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

MICHAEL FOODS, INC.

(A wholly-owned subsidiary of M-Foods Holdings, Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine months ended September 30,

(Unaudited, dollars in thousands)

	2003	2002
Net cash provided by operating activities	$98,379	$78,577

Cash flows from investing activities:
Capital expenditures	(22,802)	(19,242)
Business acquisition	—	(17,593)
Investments in joint ventures and other assets	—	2,336

Net cash used in investing activities	(22,802)	(34,499)

Cash flows from financing activities:
Proceeds on notes payable and revolving line of credit	—	5,000
Payments on long-term debt	(70,951)	(20,268)
Capital contribution from parent	—	656

Net cash used in financing activities	(70,951)	(14,612)

Effect of exchange rate changes on cash	118	—

Net increase in cash and equivalents	4,744	29,466

Cash and equivalents at beginning of period	20,572	27,660

Cash and equivalents at end of period	$25,316	$57,126

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

MICHAEL FOODS, INC.

(A wholly-owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE A—2001 MERGER

On April 10, 2001, Michael Foods, Inc. and its subsidiaries (“Michael Foods”, “Company”, “we”, “us”, “our”) was acquired in a transaction (the “Merger”) led by an investor group comprised of a management group led by Michael Foods’ Chairman, President and Chief Executive Officer, Gregg Ostrander; affiliates of Jeffrey Michael, a member of the board of directors; and affiliates of two private equity investment firms, Vestar Capital Partners and Goldner Hawn Johnson & Morrison Incorporated (collectively, “M-Foods Investors, LLC”). Michael Foods, Inc. is a wholly-owned subsidiary of M-Foods Holdings, Inc., which is a subsidiary of M-Foods Investors, LLC. Under the terms of the Merger Agreement, all outstanding shares of Michael Foods common stock were converted into the right to receive $30.10 per share in cash, or value equal thereto, and all outstanding stock options were converted into the right to receive, in cash, $30.10 per share reduced by the exercise price per share for all shares subject to such stock options. The purchase of the outstanding shares was financed through equity financing of approximately $175,000,000, a senior secured credit facility of up to $470,000,000 at market-based variable interest rates, and $200,000,000 of senior subordinated notes at an 11.75% annual interest rate. As a result of the Merger, the stock of pre-merger Michael Foods (“Predecessor”) is no longer publicly traded and, therefore, earnings per share calculations are no longer included for financial statement presentation.

Immediately after the close of the Merger, we contributed the assets of our Dairy Products Division into two limited liability companies, M-Foods Dairy, LLC and M-Foods Dairy TXCT, LLC (collectively, the “Dairy LLCs”) and in exchange received voting preferred and voting common units from these entities equal to the fair value of the net assets contributed, which collectively was approximately $35,800,000. The preferred units issued to us by the Dairy LLCs have an annual 10% preferred return guarantee and represent 100% of the preferred units issued and outstanding. In addition, we received 5% of the common units issued by the Dairy LLCs, which represents 100% of the voting common units issued and outstanding. These common units have a stated value of $25,000. The remaining 95% of the common units, which are non-voting, are owned by M-Foods Dairy Holdings, LLC, another entity which is owned by the same owners or affiliates of such owners, in the same proportion, as the unit holders of M-Foods Investors, LLC. The common unit interests owned by M-Foods Dairy Holdings, LLC were issued in exchange for $475,000 and are reflected as non-controlling interest in the accompanying consolidated balance sheet. See also Note E.

The 2001 Merger was accounted for as a purchase in accordance with Accounting Principles Board Opinion 16, Business Combinations and Emerging Issues Task Force Issue No. 88-16, Basis in Leveraged Buyout Transactions. Accordingly, the acquired assets and liabilities have been recorded at fair value for the interests acquired by new investors and at the carryover basis for continuing investors. As a result, the assets and liabilities were assigned new values, which are part Predecessor cost and part fair value in the same proportions as the carryover basis of the residual interests retained by the continuing management investors and continuing affiliate investors of the Michael family, and the new interests acquired by the new investors. The amount of carryover basis was reflected as a deemed dividend of $66,631,000.

NOTE B—SUBSEQUENT EVENT

On October 10, 2003, THL Food Products Holding Co. and its wholly owned subsidiary, THL Food Products Co., entered into a merger agreement with M-Foods Holdings, Inc., among others, pursuant to which THL Food Products Holding Co. will acquire M-Foods Holdings, Inc. for approximately $1.05 billion, subject to certain adjustments. THL Food Products Co. and THL Food Products Holding Co. are affiliates of Thomas H. Lee Partners, a Boston-based private equity firm.

MICHAEL FOODS, INC.

(A wholly-owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

(UNAUDITED)

Concurrently with the consummation of the merger transaction, we entered into a new $100 million revolving credit agreement, a $495 million term loan, a $135 million senior unsecured term loan facility and issued $150 million aggregate principal amount of senior subordinated notes.

The merger transaction and these related financing transactions were consummated on November 20, 2003.

NOTE C—BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with Regulation S-X pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading.

We utilize a fiscal year consisting of either 52 or 53 weeks, ending on the Saturday nearest to December 31 each year. The quarters ended September 30, 2003 and 2002 each included 13 weeks of operations. For clarity of presentation, the Company has described both periods presented as if the quarters ended on September 30th.

In the opinion of management, the unaudited financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the results of operations for the periods indicated. The results of operations and cash flows of the Company for the period ended September 30, 2003 are not necessarily indicative of the results expected for the full year.

These unaudited interim consolidated financial statements should be read in conjunction with our consolidated financial statements and notes thereto, contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 143, “Accounting for Asset Retirement Obligations” which provides accounting requirements for retirement obligations associated with tangible long-lived assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002 and was adopted by the Company effective January 1, 2003. The adoption of SFAS No. 143 did not have a material effect on our consolidated financial statements.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred. Prior to the adoption of this standard, a liability for an exit cost, as defined by Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring), was recognized at the date of an entity’s commitment to an exit plan. SFAS No. 146 was effective for the Company for exit plans or disposal activities initiated after December 31, 2002. Effective January 1, 2003, we adopted the provisions of SFAS 146, which had no impact on our financial statements.

In November 2002, the FASB issued FASB Interpretation No. 45, “Guarantors Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” This interpretation elaborates on the disclosure requirements in the financial statements concerning obligations under certain guarantees. It also clarifies the requirements related to the recognition of liabilities by a guarantor at the inception

MICHAEL FOODS, INC.

(A wholly-owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

(UNAUDITED)

of certain guarantees. The disclosure requirements of this interpretation were effective for us on December 31, 2002. The adoption of this standard did not impact our financial statements.

FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (FIN 46), as amended, an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, addresses consolidation by business enterprises of variable interest entities that possess certain characteristics. FIN 46 requires that if a business enterprise has a controlling financial interest in a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity must be included in the consolidated financial statements with those of the business enterprise. FIN 46 applies immediately to variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date. For variable interest entities created before February 1, 2003, FIN 46 is effective for the first period ending after December 15, 2003. At September 30, 2003, we do not have ownership in any variable interest entities. We will apply the consolidation requirements of FIN 46 in future periods should an interest in a variable interest entity be acquired.

In May 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS No. 149 was effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have a material impact on our financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” The statement requires that an issuer classify financial instruments that are within its scope as a liability. Many of those instruments were classified as equity under previous guidance. SFAS No. 150 was effective for all financial instruments entered into or modified after May 31, 2003. Otherwise, it was effective on July 1, 2003. The adoption of SFAS No. 150 did not have a material effect on our financial position or results of operations.

NOTE D—ASSET PURCHASE

On August 26, 2002, we acquired the egg products assets of Canadian Inovatech Inc. for approximately $18.0 million. The total purchase price was allocated to the acquired assets and liabilities based on their fair values at the acquisition date as determined by a third party appraisal firm. The allocation of the purchase price resulted in goodwill of $4.8 million. We also entered into long-term leases for two plants operated by the seller. This entity’s results of operations have been included in our operating results since the date of the asset purchase. Also, as a result of this asset purchase, we own 67%, rather than 33%, of a Canadian egg products joint venture, Trilogy Egg Products, Inc. Hence, Trilogy became a consolidated entity under our financial reporting as of the date of the asset purchase.

The following unaudited pro forma statement of earnings information has been prepared assuming the asset purchase had occurred on January 1, 2002. The net sales and earnings before income taxes for the nine months ended September 30, 2003 represent actual results for the period (dollars in thousands):

	Nine months ended September 30, 2003	Nine months ended September 30, 2002
Net sales	$968,209	$896,491
Earnings before income taxes	40,071	35,232

MICHAEL FOODS, INC.

(A wholly-owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

(UNAUDITED)

This unaudited pro forma information is not necessarily indicative of the combined results of operations that would have occurred had the transaction occurred on the noted date, nor is it indicative of the results which may occur in the future.

NOTE E—OPERATING SEGMENT HELD FOR SALE

On October 15, 2003, we completed the sale of our Dairy Products Division operating segment to Dean Foods Company for approximately $155 million. The Dairy Products Division is substantially made up of the assets of the Dairy LLC’s. The Dairy Products Division processes and sells ice milk and ice cream mixes, creamers, milk and specialty dairy products. In accordance with the transition services agreement, we will be compensated for certain transition services provided to the buyer for a period currently anticipated to be 12 to 18 months after the close of the transaction. These transition services include services such as information technology, sales, customer service and procurement. By providing these transition services, we are deemed to have “significant continuing involvement” in the Dairy Products Division operating segment. Therefore, we determined that the sale did not meet the accounting criteria for “discontinued operations”, but did meet the accounting criteria for classification as “held for sale.” Accordingly, the related assets and liabilities of the Dairy Products Division operating segment were classified as current assets and liabilities held for sale at September 30, 2003, and any related depreciation and amortization of the assets was stopped beginning in June 2003. The operations of the Dairy Products Division operating segment are included in the statement of earnings of the Company through September 30, 2003.

External net sales and earnings from the Dairy Products Division operating segment held for sale as of September 30, 2003 were as follows (dollars in thousands):

	Nine months ended September 30, 2003	Nine months ended September 30, 2002
External net sales	$144,667	$147,727
Earnings before income taxes	11,439	7,257

Assets and liabilities of the Dairy Products Division operating segment classified as held for sale in the Consolidated Balance Sheet as of September 30, 2003 are as follows (dollars in thousands):

September 30, 2003
Assets
Accounts receivable, less allowances	$12,720
Inventories	7,485
Property, plant and equipment, net	36,073
Other assets	2,631

$58,909

Liabilities
Accounts payable	$6,559
Accrued liabilities	4,385
Deferred income taxes	(4,606)
Non-controlling interest	475

$6,813

MICHAEL FOODS, INC.

(A wholly-owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

(UNAUDITED)

NOTE F—OTHER FINANCIAL STATEMENT DATA

Inventories

Inventories, other than flocks, are stated at the lower of cost (determined on a first-in, first-out basis) or market. Flock inventory represents the cost of purchasing and raising flocks to laying maturity, at which time their cost is amortized to operations over their expected useful life of generally one to two years, assuming no salvage value.

Inventories consisted of the following (dollars in thousands):

	September 30, 2003	December 31, 2002
Raw materials and supplies	$15,024	$18,552
Work in process and finished goods	54,345	54,574
Flocks	20,312	22,681

	$89,681	$95,807

Goodwill

The change in the carrying amount of goodwill for the period ended September 30, 2003 is as follows:

Balance at December 31, 2002	$341,028
Reduction related to resolution of certain tax contingencies recorded at the date of the Merger	(3,171)
Goodwill related to Dairy Division (see Note E)	(1,763)

Balance at September 30, 2003	$336,094

NOTE G—COMMITMENTS AND CONTINGENCIES

Potato Procurement Contract

We have a contract to purchase potatoes expiring in 2004 which will supply approximately 45% and 40% of the Potato Products Division’s raw material needs in 2003 and 2004, respectively, at an approximate cost of $5.3 million each year.

Egg Procurement Contracts

We maintain egg procurement contracts with numerous cooperatives and egg producers throughout the Midwestern and Eastern United States and Canada which supply approximately 50% of our egg requirements. Most of these contracts vary in length from 18 months to 7 years with prices primarily indexed to grain or Urner Barry egg market indices. No single egg supplier provides more than 10% of our egg requirements. Based upon the best estimates available to us for grain and egg prices, we project that our purchases from our top five long-term contracted egg suppliers will approximate $141 million in 2003, $138 million in 2004, $82 million in 2005, $20 million in 2006, and $16 million in 2007. The 2003 amount will account for approximately 60% of our contracted egg purchases this year.

Patent Litigation

We have an exclusive license agreement for a patented process for the production and sale of extended shelf-life liquid egg products. Under the license agreement, we have the right to defend and prosecute

MICHAEL FOODS, INC.

(A wholly-owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

(UNAUDITED)

infringement of the underlying patents. We may offset 50% of our costs of defending the patents against royalty payments due to the patent holder - North Carolina State University. The U.S. Federal Court of Appeals has upheld the validity of the patents on two separate occasions. In September 2000, the U.S. Patent and Trademark Office allowed product claims beyond the process claims previously allowed for the extended shelf-life egg product. These patents are scheduled to expire beginning in 2006.

In 2000, litigation was settled with one party related to the infringement of these patents and a sub-license was issued to the infringing party granting them the right to manufacture and distribute extended shelf-life liquid whole egg product subject to a royalty payable to us and the patent holder on all future product sold. In connection with this settlement, the patent holder received a lump sum payment for the past production and sale of the product and other matters related to the infringement.

We are continuing to pursue litigation related to other parties who we believe are infringing the product and process patents, including Rose Acre Farms, Inc. and Cutler Egg Products, Inc. The patent infringement trial with Sunny Fresh Foods, Inc., a subsidiary of Cargill, Inc., concluded with a jury verdict issued on August 12, 2003. The jury found the licensed patents to be valid and enforceable, but also found that Sunny Fresh Foods, Inc. did not infringe the patents. All post-trial motions were denied. We have filed an appeal.

Other Litigation

We are engaged in routine litigation incidental to our business. We believe the ultimate outcome of such litigation will not have a material effect on our consolidated financial position, liquidity or results of operations.

Other Matter

As of September 30, 2003, we have an approximate $3.7 million investment recorded for Belovo S.A. (Belovo), a Belgium egg products company, which represents our approximate 36% interest accounted for under the equity method. Earlier in 2003, Belovo notified the Belgium government of a potential finished products inventory contamination issue. Belovo is currently working with the Belgium government to resolve the status of inventory held in quarantine. The potential loss, if any, related to this matter has not been determined.

NOTE H—COMPREHENSIVE INCOME (LOSS)

The components of and changes in accumulated other comprehensive loss (AOCL), net of taxes, during the nine months ended September 30, 2003 were as follows (dollars in thousands):

	Cash Flow Hedges	Foreign Currency Translation	Total AOCL
Balance at December 31, 2002	$(7,799)	$151	$(7,648)
Foreign currency translation adjustment	—	2,711	2,711
Net unrealized change on cash flow hedges	4,282	—	4,282

Balance at September 30, 2003	$(3,517)	$2,862	$(655)

MICHAEL FOODS, INC.

(A wholly-owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

(UNAUDITED)

Comprehensive income, net of taxes, for the nine months ended September 30, 2003 and 2002 was as follows (dollars in thousands):

Net income for the nine months ended September 30, 2003		$24,515

Net gains arising during the period from cash flow hedges:
Net unrealized derivative gains during period	4,282
Foreign currency translation adjustment	2,711

Other comprehensive income		6,993

Comprehensive income for the nine months ended September 30, 2003		$31,508

Net income for the nine months ended September 30, 2002		$20,041

Net gains (losses) arising during the period from cash flow hedges:
Net unrealized derivative losses during period	(1,211)
Foreign currency translation adjustment	326

Other comprehensive loss		(885)

Comprehensive income for the nine months ended September 30, 2002		$19,156

NOTE I—BUSINESS SEGMENTS

We operate in four reportable segments – Egg Products, Refrigerated Distribution, Dairy Products and Potato Products. See Note E regarding the sale of the Dairy Products Division operating segment. Certain financial information on our operating segments is as follows (unaudited, dollars in thousands):

	Company
	Egg Products	Refrigerated Distribution	Dairy Products	Potato Products	Corporate	Total
THREE MONTHS ENDED SEPTEMBER 30, 2003:
External net sales	$207,796	$67,750	$51,789	$18,730	N/A	$346,065
Intersegment sales	4,810	—	26	922	N/A	5,758
Operating profit (loss)	18,537	3,655	5,358	2,685	(2,297)	27,938
Depreciation and amortization	10,965	710	—	1,171	8	12,854

THREE MONTHS ENDED SEPTEMBER 30, 2002:
External net sales	$165,944	$58,409	$51,425	$18,176	N/A	$293,954
Intersegment sales	3,030	—	—	932	N/A	3,962
Operating profit (loss)	17,718	3,748	2,305	3,120	(1,921)	24,970
Depreciation and amortization	10,681	564	1,182	1,165	8	13,600

NINE MONTHS ENDED SEPTEMBER 30, 2003:
External net sales	$575,570	$193,029	$144,667	$54,943	N/A	$968,209
Intersegment sales	11,643	—	88	2,688	N/A	14,419
Operating profit (loss)	51,119	12,557	11,918	6,268	(5,951)	75,911
Depreciation and amortization	33,403	2,149	2,200	3,511	23	41,286

NINE MONTHS ENDED SEPTEMBER 30, 2002:
External net sales	$483,018	$178,617	$147,727	$52,774	N/A	$862,136
Intersegment sales	8,803	—	—	2,555	N/A	11,358
Operating profit (loss)	52,712	8,306	7,914	7,551	(5,642)	70,841
Depreciation and amortization	32,436	1,547	3,388	3,494	28	40,893

MICHAEL FOODS, INC.

(A wholly-owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

(UNAUDITED)

NOTE J—SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION

On November 20, 2003, in connection with the merger transaction, we entered into a new $100 million revolving credit agreement, a $495 million term loan, a $135 million senior unsecured term loan facility and issued $150 million aggregate principal amount of senior subordinated notes all of which have been guaranteed, on a joint and several basis, by us and our wholly owned domestic subsidiaries.

The following condensed consolidating financial information presents our consolidated balance sheet as of September 30, 2003 and December 31, 2002 and the statements of operations for the three and nine month periods ended September 30, 2003 and 2002 and statements of cash flows for the nine month periods ended September 30, 2003 and 2002. These financial statements reflect Michael Foods, Inc. (the Parent), the wholly owned guarantor subsidiaries (on a combined basis), the non-wholly owned subsidiaries, and elimination entries necessary to reflect such entities on a consolidated basis. The assets and liabilities of the Dairy Products segment are presented in current assets held for sale and liabilities related to business to be sold (see Note E).

MICHAEL FOODS, INC.

(A wholly-owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

(UNAUDITED)

Condensed Consolidating Balance Sheets

September 30, 2003

(Unaudited, dollars in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries		Eliminations	Consolidated
			M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC
Assets
Current assets
Cash and equivalents	$27,278	$(1,962)	$—	$—	$—	$25,316
Accounts receivable, less allowances	129	106,767	7,642	5,078	(13,454)	106,162
Inventories	—	89,681	4,024	3,461	(7,485)	89,681
Prepaid expenses and other	374	10,547	388	67	(455)	10,921
Assets held for sale	—	—	—	—	58,909	58,909

Total current assets	27,781	205,033	12,054	8,606	37,515	290,989
Property, plant and equipment, net	21	230,703	21,676	10,316	(31,991)	230,725
Other assets
Goodwill	2,410	333,684	1,763	—	(1,763)	336,094
Joint ventures and other assets	11,937	23,530	104	132	(2,653)	33,050
Preferred return receivable for subsidiaries	—	27,302	—	—	(27,302)	—
Investment in subsidiaries	609,132	—	—	—	(609,132)	—

	623,479	384,516	1,867	132	(640,850)	369,144

	$651,281	$820,252	$35,597	$19,054	$(635,326)	$890,858

Liabilities and shareholder’s equity
Current liabilities
Current maturities of long-term debt	$13,283	$558	$—	$—	$—	$13,841
Accounts payable	196	67,471	3,004	3,555	(7,295)	66,931
Accrued liabilities	41,011	68,017	2,944	1,441	(4,385)	109,028
Liabilities related to business to be sold	—	—	—	—	6,813	6,813

Total current liabilities	54,490	136,046	5,948	4,996	(4,867)	196,613
Long-term debt, less current maturities	386,807	41,477	—	—	—	428,284
Deferred income taxes	(1,325)	56,452	—	—	—	55,127

Total liabilities	439,972	233,975	5,948	4,996	(4,867)	680,024
Non-controlling interest	475	—	—	—	(475)	—
Preferred unit holder return payable	—	—	20,301	7,001	(27,302)	—
Shareholder’s equity	210,834	586,277	9,348	7,057	(602,682)	210,834

	$651,281	$820,252	$35,597	$19,054	$(635,326)	$890,858

MICHAEL FOODS, INC.

(A wholly-owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

(UNAUDITED)

Condensed Consolidating Balance Sheets

December 31, 2002

(Unaudited, dollars in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries		Eliminations	Consolidated
			M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC
Assets
Current assets
Cash and equivalents	$19,665	$907	$—	$—	$—	$20,572
Accounts receivable, less allowances	314	90,108	7,836	4,399	(1,078)	101,579
Inventories	—	88,376	3,412	4,019	—	95,807
Prepaid expenses and other	202	12,704	600	65	—	13,571

Total current assets	20,181	192,095	11,848	8,483	(1,078)	231,529
Property, plant and equipment, net	44	252,825	18,104	11,380	—	282,353
Other assets
Goodwill	—	339,265	1,763	—	—	341,028
Joint ventures and other assets	15,362	22,082	139	529	—	38,112
Preferred return receivable for subsidiaries	—	17,170	—	—	(17,170)	—
Investment in subsidiaries	639,819	—	—	—	(639,819)	—

	655,181	378,517	1,902	529	(656,989)	379,140

	$675,406	$823,437	$31,854	$20,392	$(658,067)	$893,022

Liabilities and shareholder’s equity
Current liabilities
Current maturities of long-term debt	$14,714	$557	$—	$2,400	$—	$17,671
Accounts payable	426	60,933	2,836	2,873	(1,078)	65,990
Accrued liabilities	35,372	49,953	2,352	1,046	—	88,723

Total current liabilities	50,512	111,443	5,188	6,319	(1,078)	172,384
Long-term debt, less current maturities	448,734	44,984	—	—	—	493,718
Deferred income taxes	(3,641)	50,760	—	—	—	47,119

Total liabilities	495,605	207,187	5,188	6,319	(1,078)	713,221
Non-controlling interest	475	—	—	—	—	475
Preferred unit holder return payable	—	—	12,442	4,728	(17,170)	—
Shareholder’s equity	179,326	616,250	14,224	9,345	(639,819)	179,326

	$675,406	$823,437	$31,854	$20,392	$(658,067)	$893,022

MICHAEL FOODS, INC.

(A wholly-owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

(UNAUDITED)

Condensed Consolidating Statements of Operations

Three months ended September 30, 2003

(Unaudited, dollars in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries		Eliminations	Consolidated
			M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC
Net sales	$—	$300,008	$27,173	$24,642	$(5,758)	$346,065
Cost of sales	—	248,367	23,068	22,487	(7,022)	286,900

Gross profit	—	51,641	4,105	2,155	1,264	59,165
Selling, general and administrative expenses	2,297	27,726	1,962	1,110	(1,868)	31,227

Operating profit (loss)	(2,297)	23,915	2,143	1,045	3,132	27,938
Interest expense, net	11,099	1,602	(676)	(152)	—	11,873
Other income	1,735	—	—	—	(1,735)	—

Earnings (loss) before equity in earnings of subsidiaries and income taxes	(11,661)	22,313	2,819	1,197	1,397	16,065
Equity in earnings of subsidiaries	16,967	4,016	(2,819)	(1,197)	(16,967)	—

Earnings (loss) before income taxes	5,306	26,329	—	—	(15,570)	16,065
Income tax expense (benefit)	(4,462)	10,759	—	—	—	6,297

Net earnings (loss)	9,768	15,570	—	—	(15,570)	9,768
Other comprehensive income (loss)
Foreign currency translation adjustment	—	16	—	—	—	16
Change in cash flow hedges	1,221	735	—	—	—	1,956

Comprehensive income (loss)	$10,989	$16,321	$—	$—	$(15,570)	$11,740

MICHAEL FOODS, INC.

(A wholly-owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

(UNAUDITED)

Condensed Consolidating Statements of Operations

Three months ended September 30, 2002

(Unaudited, dollars in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries		Eliminations	Consolidated
			M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC
Net sales	$—	$246,491	$28,016	$23,409	$(3,962)	$293,954
Cost of sales	—	196,733	26,325	20,681	(3,962)	239,777

Gross profit	—	49,758	1,691	2,728	—	54,177
Selling, general and administrative expenses	1,921	26,175	1,325	992	(1,206)	29,207

Operating profit (loss)	(1,921)	23,583	366	1,736	1,206	24,970
Interest expense, net	11,995	889	(29)	(11)	—	12,844
Other income	1,206	—	—	—	(1,206)	—

Earnings (loss) before equity in earnings of subsidiaries and income taxes	(12,710)	22,694	395	1,747	—	12,126
Equity in earnings of subsidiaries	15,776	2,142	(395)	(1,747)	(15,776)	—

Earnings (loss) before income taxes	3,066	24,836	—	—	(15,776)	12,126
Income tax expense (benefit)	(4,300)	9,060	—	—	—	4,760

Net earnings (loss)	7,366	15,776	—	—	(15,776)	7,366
Other comprehensive income (loss)
Foreign currency translation adjustment	—	(1,000)	—	—	—	(1,000)
Change in cash flow hedges	(2,511)	1,562	—	—	—	(949)

Comprehensive income (loss)	$4,855	$16,338	$—	$—	$(15,776)	$5,417

MICHAEL FOODS, INC.

(A wholly-owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

(UNAUDITED)

Condensed Consolidating Statements of Operations

Nine months ended September 30, 2003

(Unaudited, dollars in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries		Eliminations	Consolidated
			M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC
Net sales	$—	$837,874	$79,847	$64,907	$(14,419)	$968,209
Cost of sales	—	689,310	67,548	59,979	(16,084)	800,753

Gross profit	—	148,564	12,299	4,928	1,665	167,456
Selling, general and administrative expenses	5,952	81,513	5,074	3,354	(4,348)	91,545

Operating profit (loss)	(5,952)	67,051	7,225	1,574	6,013	75,911
Interest expense, net	33,416	3,223	(634)	(165)	—	35,840
Other income	4,172	—	—	—	(4,172)	—

Earnings (loss) before equity in earnings of subsidiaries and income taxes	(35,196)	63,828	7,859	1,739	1,841	40,071
Equity in earnings of subsidiaries	46,198	9,598	(7,859)	(1,739)	(46,198)	—

Earnings (loss) before income taxes	11,002	73,426	—	—	(44,357)	40,071
Income tax expense (benefit)	(13,513)	29,069	—	—	—	15,556

Net earnings (loss)	24,515	44,357	—	—	(44,357)	24,515
Other comprehensive income (loss)
Foreign currency translation adjustment	—	2,711	—	—	—	2,711
Change in cash flow hedges	2,380	1,902	—	—	—	4,282

Comprehensive income (loss)	$26,895	$48,970	$—	$—	$(44,357)	$31,508

MICHAEL FOODS, INC.

(A wholly-owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

(UNAUDITED)

Condensed Consolidating Statements of Operations

Nine months ended September 30, 2002

(Unaudited, dollars in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries		Eliminations	Consolidated
			M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC
Net sales	$—	$725,767	$79,841	$67,886	$(11,358)	$862,136
Cost of sales	—	580,747	71,230	62,020	(11,358)	702,639

Gross profit	—	145,020	8,611	5,866	—	159,497
Selling, general and administrative expenses	5,642	79,436	4,182	2,986	(3,590)	88,656

Operating profit (loss)	(5,642)	65,584	4,429	2,880	3,590	70,841
Interest expense, net	35,295	2,493	34	18	—	37,840
Other income	3,590	—	—	—	(3,590)	—

Earnings (loss) before equity in earnings of subsidiaries and income taxes	(37,347)	63,091	4,395	2,862	—	33,001
Equity in earnings of subsidiaries	43,438	7,257	(4,395)	(2,862)	(43,438)	—

Earnings (loss) before income taxes	6,091	70,348	—	—	(43,438)	33,001
Income tax expense (benefit)	(13,950)	26,910	—	—	—	12,960

Net earnings (loss)	20,041	43,438	—	—	(43,438)	20,041
Other comprehensive income (loss)
Foreign currency translation adjustment	—	326	—	—	—	326
Change in cash flow hedges	(5,218)	4,007	—	—	—	(1,211)

Comprehensive income (loss)	$14,823	$47,771	$—	$—	$(43,438)	$19,156

MICHAEL FOODS, INC.

(A wholly-owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

(UNAUDITED)

Condensed Consolidating Statements of Cash Flows

Nine months ended September 30, 2003

(Unaudited, dollars in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries		Consolidated
			M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC
Net cash provided by operating activities	$36,251	$46,411	$10,293	$5,424	$98,379

Cash flows from investing activities:
Capital expenditures	—	(16,649)	(5,417)	(736)	(22,802)

Net cash used in investing activities	—	(16,649)	(5,417)	(736)	(22,802)

Cash flows from financing activities:
Payments on long-term debt	(67,965)	(586)	—	(2,400)	(70,951)
Distribution to preferred unit holders	—	7,164	(4,876)	(2,288)	—
Investment in subsidiaries	39,327	(39,327)	—	—	—

Net cash used in financing activities	(28,638)	(32,749)	(4,876)	(4,688)	(70,951)

Effect of exchange rate changes on cash	—	118	—	—	118

Net increase (decrease) in cash and equivalents	7,613	(2,869)	—	—	4,744
Cash and equivalents at beginning of period	19,665	907	—	—	20,572

Cash and equivalents at end of period	$27,278	$(1,962)	$—	$—	$25,316

MICHAEL FOODS, INC.

(A wholly-owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

(UNAUDITED)

Condensed Consolidating Statements of Cash Flows

Nine Months ended September 30, 2002

(Unaudited, dollars in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries		Consolidated
			M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC
Net cash provided by operating activities	$31,229	$37,684	$5,243	$4,421	$78,577

Cash flows from investing activities:
Capital expenditures	—	(13,847)	(3,760)	(1,635)	(19,242)
Business acquisition	—	(17,593)	—	—	(17,593)
Investments in joint ventures and other assets	(156)	2,642	(150)	—	2,336

Net cash used in investing activities	(156)	(28,798)	(3,910)	(1,635)	(34,499)

Cash flows from financing activities:
Proceeds from revolving line of credit	5,000	—	—	—	5,000
Payments on long-term debt	(17,641)	(227)	—	(2,400)	(20,268)
Capital contribution from parent	656	—	—	—	656
Distribution to preferred unit holders	—	1,719	(1,333)	(386)	—
Investment in subsidiaries	7,544	(7,544)	—	—	—

Net cash used in financing activities	(4,441)	(6,052)	(1,333)	(2,786)	(14,612)

Net increase in cash and equivalents	26,632	2,834	—	—	29,466
Cash and equivalents at beginning of period	33,947	(6,287)	—	—	27,660

Cash and equivalents at end of period	$60,579	$(3,453)	$—	$—	$57,126

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

Report of Independent Accountants

BOARD OF DIRECTORS

MICHAEL FOODS, INC.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of shareholder’s equity and of cash flows present fairly, in all material respects, the financial position of Michael Foods, Inc. and its subsidiaries (the Company), a wholly owned subsidiary of M-Foods Holdings, Inc., at December 31, 2002, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The financial statements of the Company as of December 31, 2001 and for the nine months then ended were audited by other independent certified public accountants whose report, dated February 8, 2002, expressed an unqualified opinion on those statements.

The financial statements of Michael Foods, Inc. and subsidiaries (the Predecessor) for the three months ended March 31, 2001 and for the year ended December 31, 2000 were audited by other independent certified public accountants whose report, dated May 15, 2001, expressed an unqualified opinion on those statements.

As discussed in Note C to the financial statements, the Company adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” and Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statement 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections” on January 1, 2002.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
February 18, 2003, except for Note K, as to which the date is November 20, 2003.

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

BOARD OF DIRECTORS

MICHAEL FOODS, INC.

We have audited the accompanying consolidated balance sheet of Michael Foods, Inc. and subsidiaries (a wholly-owned subsidiary of M-Foods Holdings, Inc.) as of December 31, 2001 and the related consolidated statements of earnings, shareholder’s equity, and cash flows for the nine months then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Michael Foods, Inc. and subsidiaries (a wholly-owned subsidiary of M-Foods Holdings, Inc.) as of December 31, 2001, and the results of its operations and its cash flows for the nine months then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
February 8, 2002

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

BOARD OF DIRECTORS

MICHAEL FOODS, INC.

We have audited the consolidated statements of operations, shareholder’s equity, and cash flows of Michael Foods, Inc. and subsidiaries (the Predecessor”) for the year ended December 31, 2000 and the three months ended March 31, 2001. These financial statements are the responsibility of the Predecessor’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Michael Foods, Inc. and subsidiaries for the year ended December 31, 2000 and for the three months ended March 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
May 15, 2001, (except for the third paragraph of “Recent Accounting Pronouncements” within Note C, as to which the date is February 18, 2003)

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

CONSOLIDATED BALANCE SHEETS

	December 31,
	2002	2001
ASSETS
CURRENT ASSETS
Cash and equivalents	$20,572,000	$27,660,000
Accounts receivable, less allowances	101,579,000	102,317,000
Inventories	95,807,000	78,941,000
Prepaid expenses and other	13,571,000	11,370,000

Total current assets	231,529,000	220,288,000
PROPERTY, PLANT AND EQUIPMENT
Land	3,873,000	3,873,000
Buildings and improvements	110,702,000	99,561,000
Machinery and equipment	259,501,000	226,759,000

	374,076,000	330,193,000
Less accumulated depreciation	91,723,000	39,039,000

	282,353,000	291,154,000
OTHER ASSETS
Goodwill	341,028,000	341,021,000
Joint ventures and other assets	38,112,000	44,670,000

	379,140,000	385,691,000

	$893,022,000	$897,133,000

LIABILITIES AND SHAREHOLDER’S EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$17,671,000	$12,962,000
Accounts payable	65,990,000	64,492,000
Accrued liabilities
Compensation	15,251,000	12,582,000
Insurance	7,855,000	8,191,000
Customer programs	26,484,000	21,996,000
Income taxes	7,403,000	9,853,000
Interest	9,336,000	10,619,000
Hedging derivative liability	11,001,000	4,186,000
Other	11,393,000	9,930,000

Total current liabilities	172,384,000	154,811,000
LONG-TERM DEBT, less current maturities	493,718,000	540,132,000
DEFERRED INCOME TAXES	47,119,000	48,725,000
COMMITMENTS AND CONTINGENCIES	—	—
NON-CONTROLLING INTEREST	475,000	475,000

SHAREHOLDER’S EQUITY
Common stock, $0.01 par value, 1,000 shares authorized, issued and outstanding	—	—
Additional paid-in capital	147,498,000	146,792,000
Retained earnings	39,476,000	9,815,000
Accumulated other comprehensive loss	(7,648,000)	(3,617,000)

	179,326,000	152,990,000

	$893,022,000	$897,133,000

The accompanying notes are an integral part of these financial statements.

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Company		Predecessor
	Year ended December 31, 2002	Nine Months ended December 31, 2001	Three Months ended March 31, 2001	Year ended December 31, 2000
Net sales	$1,168,160,000	$885,642,000	$275,627,000	$1,080,601,000
Cost of sales	953,333,000	734,008,000	227,707,000	889,138,000

Gross profit	214,827,000	151,634,000	47,920,000	191,463,000
Selling, general and administrative expenses	116,444,000	87,484,000	27,376,000	104,657,000
Transaction expenses	—	—	11,050,000	—

Operating profit	98,383,000	64,150,000	9,494,000	86,806,000
Interest expense, net	50,179,000	42,335,000	3,293,000	13,206,000

Earnings before other expense and income taxes	48,204,000	21,815,000	6,201,000	73,600,000
Other expense-early extinguishment of debt	—	—	15,513,000	—

Earnings (loss) before income taxes	48,204,000	21,815,000	(9,312,000)	73,600,000
Income tax expense (benefit)	18,543,000	12,000,000	(3,659,000)	28,890,000

NET EARNINGS (LOSS)	$29,661,000	$9,815,000	$(5,653,000)	$44,710,000

The accompanying notes are an integral part of these financial statements.

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	TOTAL SHAREHOLDER’S EQUITY
	SHARES ISSUED	AMOUNT
Predecessor
Balance at January 1, 2000	20,301,624	$203,000	$102,777,000	$162,577,000	$(958,000)	$264,599,000
Repurchase of common stock	(2,109,400)	(21,000)	(46,104,000)	—	—	(46,125,000)
Incentive plan stock compensation	40,890	—	876,000	—	—	876,000
Stock options exercised, net of shares surrendered for exercise price and income taxes	56,370	1,000	650,000	—	—	651,000
Tax benefit from stock options exercised	—	—	307,000	—	—	307,000
Net earnings	—	—	—	44,710,000	—	—
Foreign currency translation adjustment loss	—	—	—	—	(359,000)	—
Comprehensive income	—	—	—	—	—	44,351,000
Dividends ($.31 per share)	—	—	—	(5,926,000)	—	(5,926,000)

Balance at December 31, 2000	18,289,484	183,000	58,506,000	201,361,000	(1,317,000)	258,733,000
Incentive plan stock compensation	39,703	—	1,169,000	—	—	1,169,000
Stock options exercised, net of shares surrendered for exercise price and income taxes	36,543	1,000	545,000	—	—	546,000
Tax benefit from stock options exercised	—	—	4,055,000	—	—	4,055,000
Stock options extended	—	—	310,000	—	—	310,000
Net loss	—	—	—	(5,653,000)	—	—
Foreign currency translation adjustment income	—	—	—	—	1,088,000	—
Futures loss	—	—	—	—	(1,632,000)	—
Comprehensive income (loss)	—	—	—	—	—	(6,197,000)
Dividends ($.08 per share)	—	—	—	(1,465,000)	—	(1,465,000)

Balance at March 31, 2001	18,365,730	$184,000	$64,585,000	$194,243,000	$(1,861,000)	$257,151,000

Company
Balance at March 31, 2001	18,365,730	$184,000	$64,585,000	$194,243,000	$(1,861,000)	$257,151,000
Merger with M-Foods Holdings, Inc.	(18,365,730)	(184,000)	(64,585,000)	(194,243,000)	1,861,000	(257,151,000)
Proceeds from issuance of common stock, $0.01 par	1,000	—	213,393,000	—	—	213,393,000
Deemed dividend to continuing shareholders	—	—	(66,631,000)	—	—	(66,631,000)
Allocation of deemed dividend to accumulated other comprehensive loss	—	—	—	—	(577,000)	(577,000)

Balance at April 1, 2001	1,000	—	146,762,000	—	(577,000)	146,185,000
Additional capital invested by parent	—	—	30,000	—	—	30,000
Net earnings	—	—	—	9,815,000	—	—
Foreign currency translation adjustment income	—	—	—	—	10,000	—
Interest rate swap	—	—	—	—	(1,206,000)	—
Futures loss	—	—	—	—	(1,844,000)	—
Comprehensive income	—	—	—	—	—	6,775,000

Balance at December 31, 2001	1,000	—	146,792,000	9,815,000	(3,617,000)	152,990,000
Additional capital invested by parent	—	—	706,000	—	—	706,000
Net earnings	—	—	—	29,661,000	—	—
Foreign currency translation adjustment income	—	—	—	—	141,000	—
Interest rate swap	—	—	—	—	(5,384,000)	—
Futures gain	—	—	—	—	1,212,000	—
Comprehensive income	—	—	—	—	—	25,630,000

Balance at December 31, 2002	1,000	$—	$147,498,000	$39,476,000	$(7,648,000)	$179,326,000

The accompanying notes are an integral part of these financial statements.

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Company		Predecessor
	Year ended December 31, 2002	Nine months ended December 31, 2001	Three months ended March 31, 2001	Year ended December 31, 2000
Cash flows from operating activities:
Net earnings (loss)	$29,661,000	$9,815,000	$(5,653,000)	$44,710,000
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation	53,543,000	39,689,000	11,114,000	42,355,000
Amortization of intangibles	716,000	7,256,000	1,421,000	5,628,000
Amortization of deferred financing costs	4,218,000	2,359,000	—	—
Deferred income taxes	(1,606,000)	(2,749,000)	(1,547,000)	2,707,000
Tax benefit from stock options exercised	—	—	4,055,000	307,000
Changes in operating assets and liabilities:
Accounts receivable	1,648,000	18,569,000	(7,903,000)	(20,274,000)
Inventories	(10,630,000)	3,400,000	(4,944,000)	(4,537,000)
Prepaid expenses and other	(1,902,000)	(3,784,000)	293,000	(199,000)
Accounts payable	560,000	4,837,000	5,443,000	7,203,000
Accrued liabilities	6,797,000	21,401,000	11,737,000	(8,815,000)

Net cash provided by operating activities	83,005,000	100,793,000	14,016,000	69,085,000

Cash flows from investing activities:
Capital expenditures	(27,394,000)	(23,299,000)	(10,837,000)	(37,373,000)
Business acquisitions	(17,883,000)	(626,925,000)	—	—
Joint ventures and other assets	4,752,000	(4,953,000)	3,888,000	(1,127,000)

Net cash used in investing activities	(40,525,000)	(655,177,000)	(6,949,000)	(38,500,000)

Cash flows from financing activities:
Payments on revolving line of credit	(30,000,000)	(65,750,000)	(52,000,000)	(168,400,000)
Proceeds from revolving line of credit	25,000,000	53,800,000	45,500,000	191,600,000
Payments on long-term debt	(45,274,000)	(155,106,000)	(109,000)	(3,109,000)
Proceeds from long-term debt	—	570,000,000	—	184,000
Repurchase of common stock	—	—	—	(46,125,000)
Proceeds from issuance of common stock	—	174,800,000	546,000	651,000
Additional capital invested by parent	706,000	30,000	—	—
Dividends	—	—	(1,465,000)	(5,926,000)
Other	—	—	310,000	—

Net cash provided by (used in) financing activities	(49,568,000)	577,774,000	(7,218,000)	(31,125,000)

Net increase (decrease) in cash and equivalents	(7,088,000)	23,390,000	(151,000)	(540,000)
Cash and equivalents at beginning of period	27,660,000	4,270,000	4,421,000	4,961,000

Cash and equivalents at end of period	$20,572,000	$27,660,000	$4,270,000	$4,421,000

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$46,959,000	$28,866,000	$5,945,000	$13,484,000
Income taxes	15,098,000	7,467,000	1,025,000	27,225,000

The accompanying notes are an integral part of these financial statements.

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A—MERGER AGREEMENT

On April 10, 2001, Michael Foods, Inc. and its subsidiaries (“Michael Foods,” “Company,” “we,” “us,” “our”) was acquired in a transaction (the “Merger”) led by an investor group comprised of a management group led by Michael Foods’ Chairman, President and Chief Executive Officer, Gregg Ostrander, affiliates of Jeffrey Michael, a member of the Predecessor’s Board of Directors, and affiliates of two private equity investment firms, Vestar Capital Partners and Goldner Hawn Johnson & Morrison Incorporated, (collectively, “M-Foods Investors, LLC”). Michael Foods, Inc. is a wholly-owned subsidiary of M-Foods Holdings, Inc.; M-Foods Holdings, Inc. is a wholly-owned subsidiary of M-Foods Investors, LLC. Under the terms of the Merger agreement, all outstanding shares of Michael Foods common stock were converted into the right to receive $30.10 per share in cash, or value equal thereto, and all outstanding stock options were converted into the right to receive, in cash, $30.10 per share reduced by the exercise price per share for all shares subject to such stock options. The purchase of the outstanding shares was financed through new equity financing of approximately $175,000,000, a senior secured credit facility of up to $470,000,000 at market-based variable interest rates, and $200,000,000 of senior subordinated notes at an 11.75% annual interest rate. As a result of the Merger, the stock of pre-merger Michael Foods (“Predecessor”) is no longer publicly traded and, therefore, earnings per share calculations are no longer included for financial statement presentation.

Immediately after the close of the Merger, we contributed the assets of our dairy products division into two limited liability corporations, M-Foods Dairy, LLC and M-Foods Dairy TXCT, LLC (collectively, the “Dairy LLCs”) and in exchange received voting preferred and voting common units from these entities equal to the fair value of the net assets contributed, which collectively were approximately $35,800,000. The preferred units issued to us have an annual 10% preferred return guarantee and represent 100% of the preferred units issued and outstanding. In addition, we received 5% of the common units issued by the Dairy LLCs, with the common units held by the Company representing 100% of the voting common units issued and outstanding. These common units have a stated value of $25,000. The remaining 95% of the common units, which are non-voting, are owned by M-Foods Dairy Holdings, LLC, which is owned by the same owners or affiliates of such owners, in the same proportion, as the unit holders of M-Foods Investors, LLC. The common unit interests owned by M-Foods Dairy Holdings, LLC were issued in exchange for $475,000 and are reflected as non-controlling interest in the accompanying consolidated balance sheet.

The Merger was accounted for as a purchase in accordance with Accounting Principles Board Opinion 16, Business Combinations and EITF 88-16, Basis in Leveraged Buyout Transactions. Accordingly, the acquired assets and liabilities have been recorded at fair value for the interests acquired by new investors and at the carryover basis for continuing investors. As a result, the assets and liabilities were assigned new values, which are part Predecessor cost and part fair value in the same proportions as the carryover basis of the residual interests retained by the continuing management investors and continuing affiliate investors of the Michael family, and the new interests acquired by the new investors. The amount of carryover basis was reflected as a deemed dividend of $66,631,000.

For ease of presentation, the Merger was accounted for as if it had occurred on April 1, 2001. Management determined that results of operations were not significant and no material transactions occurred during the period from April 1 through April 9, 2001. Our consolidated financial statements have been presented on a comparative basis with the Predecessor’s historical consolidated financial statements prior to the date of Merger. Different bases of accounting have been used to prepare the Company and Predecessor consolidated financial statements.

The primary differences relate to additional interest expense for new debt and depreciation and amortization of fixed assets and other intangible assets recorded at fair value at the date of Merger.

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

For accounting purposes, the Merger was considered a leveraged buy-out. The total purchase price of approximately $562,881,000 was allocated to the acquired assets and assumed liabilities based on their fair values at April 1, 2001, net of the deemed dividend of $66,631,000. These allocations were based on a valuation by a third party appraisal firm. The allocation of the purchase price was as follows:

Working capital	$88,663,000
Property, plant & equipment	307,544,000
Other assets	42,816,000
Goodwill	347,537,000
Long-term debt	588,426,000
Other liabilities	51,474,000

In connection with the Merger, the Predecessor incurred transaction expenses of approximately $26,600,000 associated with the Merger and change-in-control provisions of various compensation, debt and other agreements, which have been reflected in the Predecessor financial statements. These transaction expenses include the expense related to the early extinguishment of debt resulting from the change-in-control. In addition, we incurred other merger related and debt issuance costs of approximately $40,000,000, which have been capitalized as direct costs of the Merger and deferred financing costs in our consolidated balance sheet.

The following unaudited pro forma net sales and earnings before other expense and income taxes for the year ended December 31, 2001 are derived from the application of pro forma adjustments to the Predecessor’s historical statement of earnings, and assume the Merger had occurred on January 1, 2001. The pro forma earnings for the year ended December 31, 2001 are also adjusted for goodwill amortization determined in accordance with the provisions of SFAS 142 (see Note C, Goodwill and Intangibles). The net sales and earnings before other expense and income taxes for the year ended December 31, 2002 represent actual results for the period.

	Year ended December 31, 2002	Year ended December 31, 2001
Net sales	$1,168,160,000	$1,161,269,000
Earnings before other expense and income taxes	48,204,000	19,446,000

The most significant of the pro forma adjustments reflected in the above amounts were to reverse the impact of the one-time transaction-related charges recorded during the three months ended March 31, 2001, to record the incremental interest on the additional debt incurred in connection with the Merger and to record additional depreciation and amortization charges resulting from the fair value adjustments made to fixed assets and the recording of additional intangible assets. The pro forma financial information should be read in conjunction with the related historical information and is not necessarily indicative of the results that would have been obtained had the transaction actually taken place at the beginning of the periods presented.

NOTE B—ASSET PURCHASE

On August 26, 2002, we acquired the egg products assets of Canadian Inovatech Inc. for approximately $18,000,000. The total purchase price was allocated to the acquired assets and liabilities based on their fair values at the acquisition date as determined by a third party appraisal firm. The allocation of the purchase price resulted in goodwill of $4,807,000. We also entered into long-term leases for two plants operated by the seller. This entity’s results of operations have been included in our operating results since the date of the asset purchase.

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Also, as a result of this asset purchase, we now own 67%, rather than 33%, of a Canadian egg products joint venture—Trilogy Egg Products, Inc. Hence, Trilogy became a consolidated entity under our financial reporting as of the date of the asset purchase.

The following unaudited pro forma statement of earnings information has been prepared assuming the asset purchase and the merger transaction described in Note A had occurred on January 1, 2001:

	Year ended December 31, 2002	Year ended December 31, 2001
Net sales	$1,202,515,000	$1,197,509,000
Earnings before other expense and income taxes	50,434,000	22,447,000

This unaudited pro forma information is not necessarily indicative of the combined results of operations that would have occurred had the transactions occurred on the noted dates, nor is it indicative of the results which may occur in the future.

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

The Company is a diversified producer and distributor of food products in four areas—egg products, refrigerated distribution, dairy products, and potato products. The Company believes it is the largest producer of processed egg products in the United States, and is a leading producer and distributor of specialty potato and dairy products to the foodservice, retail and industrial markets. The Company also distributes refrigerated food items, primarily cheese and other dairy items, to the retail food market in the central United States.

The Company adopted the accounting policies of the Predecessor.

Principles of Consolidation and Fiscal Year

The consolidated financial statements include the accounts of Michael Foods, Inc. and all majority owned subsidiaries in which it has control. All significant inter-company accounts and transactions have been eliminated. The Company’s investments in non-controlled entities in which it has the ability to exercise significant influence over operating and financial policies are accounted for by the equity method. The Company utilizes a fifty-two, fifty-three week fiscal year ending on the Saturday nearest to December 31, but for clarity of presentation, describes all periods as if the year end is December 31. The years ended December 31, 2002, 2001 and 2000 each consisted of fifty-two weeks.

Basis of Presentation

The accompanying consolidated financial statements as of December 31, 2000 and for the year then ended and for the three months ended March 31, 2001 have been taken from the historical books and records of the Predecessor.

Use of Estimates

Preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

affect reported amounts of assets and liabilities, related revenues and expenses and disclosure about contingent assets and liabilities at the date of the financial statements. Actual results could differ from the estimates used by management.

Cash and Equivalents

The Company considers all highly liquid temporary investments with original maturities of three months or less to be cash equivalents. Substantially all of the Company’s cash and equivalents is with one bank.

Accounts Receivable

The Company grants credit to customers in the normal course of business, but generally does not require collateral or any other security to support amounts due. Management performs on-going credit evaluations of customers. The Company maintains an allowance for potential credit losses which, when realized, have been within management’s expectations. The allowance was $3,110,000 and $2,650,000 at December 31, 2002 and 2001.

Inventories

Inventories, other than flocks, are stated at the lower of cost (determined on a first-in, first-out basis) or market. Flock inventory represents the cost of purchasing and raising flocks to laying maturity, at which time their cost is amortized to operations over their expected useful lives of generally one to two years.

Inventories consisted of the following at December 31:

	2002	2001
Raw materials and supplies	$18,552,000	$15,347,000
Work in process and finished goods	54,574,000	43,027,000
Flocks	22,681,000	20,567,000

	$95,807,000	$78,941,000

Accounting for Hedge Activities

Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standard (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. This standard establishes accounting and reporting standards for derivative financial instruments and hedge activities. Certain of the Company’s operating segments hold derivative instruments, such as corn, soybean meal, cheese and fuel futures that the Company believes provide an economic hedge of future transactions and are designated as cash flow hedges. As the commodities being hedged are either grain ingredients fed to the Company’s flocks, raw materials or production inputs, the changes in the market value of such contracts have historically been, and are expected to continue to be, highly effective at offsetting changes in price movements of these items. In addition, the Company has also entered into interest rate swap agreements, which correspond with the interest payment terms of a portion of the Company’s variable rate senior secured credit facility. As the significant components of the swap agreements and the credit facility are highly correlative, the Company expects the swaps to be highly effective over the terms of the agreements. The amount of hedge ineffectiveness was immaterial for the years ended December 31, 2002 and 2001.

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

The Company actively monitors its exposure to commodity price risks and uses derivative commodity instruments to manage the impact of certain of these risks. The Company uses derivatives, primarily futures contracts, only for the purpose of managing risks associated with underlying exposures. The Company’s futures contracts are cash flow hedges of firm purchase commitments and anticipated production requirements, as they reduce the Company’s exposure to changes in the cash price of the respective items and generally extend for less than one year.

The Company does not trade or use instruments with the objective of earning financial gains on the commodity price, nor does it use instruments where there are not underlying exposures. Gains and losses on futures contracts are deferred as a component of Accumulated Other Comprehensive Loss (“AOCL”) in the Company’s equity section of the balance sheet and a corresponding amount is recorded in other current assets or liabilities, as appropriate. The amounts deferred are subsequently recognized in cost of sales when the associated products are sold. The cost or benefit of contracts closed prior to the execution of the underlying purchase is deferred until the anticipated purchase occurs. As a result of the volatility of the markets, deferred gains and losses in AOCL may fluctuate until the related contract is closed.

Initially, upon adoption of the new derivative accounting standard, and prospectively as required by the standard on the date new derivatives are entered into, the Company formally documents all relationships between hedging instruments and hedged items, as well as the Company’s risk management objectives and strategy for undertaking the hedge. This process includes specific identification of the hedging instrument and the hedge transaction, the nature of the risk being hedged and how the hedging instrument’s effectiveness will be assessed. Both at the inception of the hedge and on an ongoing basis, the Company assesses whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of hedged items. If it is determined that a derivative ceases to be a highly effective hedge or the forecasted transaction being hedged will no longer occur, the Company will discontinue hedge accounting, and any gains or losses on the derivative instrument will be recognized in earnings during the period in which it no longer qualifies as a hedge. No such instances occurred in the years ended December 31, 2002 or 2001.

Property, Plant and Equipment

Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on the straight-line basis. Estimated service lives range from 10-40 years for buildings and improvements and 3-10 years for machinery and equipment. Accelerated and straight-line methods are used for income tax purposes. The Company and Predecessor capitalized interest costs relating to the construction and installation of property, plant and equipment of $196,000 and $224,000 for the nine months ended December 31, 2001 and the year ended December 31, 2000, respectively. No interest was capitalized by the predecessor during the three months ended March 31, 2001 or by the Company for the year ended December 31, 2002.

Goodwill and Intangible Assets

In June 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and SAFS No. 142, “Goodwill and Other Intangible Assets.” SFAS 141 eliminates the pooling-of-interests method of accounting for business combinations, requiring that all business combinations initiated after June 30, 2001 be accounted for using the purchase method. SFAS 142 provides that goodwill is no longer amortized, but rather is reviewed for impairment at least annually and more frequently in certain circumstances using a two-step process.

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

In October 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment of Disposal of Long-Lived Assets.” This statement addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of and supercedes SFAS 121. SFAS 144 does, however, retain the fundamental provisions of SFAS 121 for the recognition and measurement of the impairment of long-lived assets to be held and used and the measurement of long-lived assets to be disposed of by sale.

As of January 1, 2002, we adopted SFAS 141, 142 and 144. The effect of adopting SFAS 142 was to reduce amortization expense by approximately $8,824,000 for the year ended December 31, 2002. As a result of adopting these standards, our accounting policies for goodwill and intangible assets changed effective January 1, 2002, as described below:

Goodwill and Intangible Assets with Indefinite Lives

We recognize the excess cost of an acquired entity over the net amount assigned to assets acquired, including intangible assets with indefinite lives, and liabilities assumed, as goodwill. Goodwill and intangible assets with indefinite lives will be tested for impairment on an annual basis and between annual tests whenever there is an impairment indicated. Impairment losses will be recognized whenever the implied fair value is less than the carrying value of the related asset. Prior to January 1, 2002, goodwill and intangible assets with indefinite lives were amortized over 40 years. Beginning January 1, 2002, goodwill and intangible assets with indefinite lives are no longer amortized.

Other Intangibles

We recognize an acquired intangible asset apart from goodwill whenever the asset arises from contractual or other legal rights, or whenever it is capable of being separated or divided from the acquired entity and sold, transferred, licensed, rented, or exchanged, either individually or in combination with a related contract, asset, or liability. An intangible asset other than goodwill is amortized over its estimated useful life unless that life is determined to be indefinite. Impairment losses are recognized if the carrying amount of an intangible asset subject to amortization is not recoverable from expected future cash flows and its carrying amount exceeds its fair value.

The adoption of SFAS 141 and 144 did not affect our financial position or results of operations. During the second quarter of 2002 pursuant to SFAS 142, we completed the transitional impairment test of goodwill with no impairment indicated at January 1, 2002. During the fourth quarter of 2002, pursuant to SFAS 142, we completed the annual impairment test of goodwill with no impairment indicated.

The change in the carrying amount of goodwill for the year ended December 31, 2002 is as follows:

Balance at December 31, 2001	$341,021,000
Goodwill related to the Inovatech acquisition (see Note B)	4,807,000
Reduction related to resolution of certain tax contingencies recorded at the date of the Merger	(4,800,000)

Balance at December 31, 2002	$341,028,000

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Each segment’s share of this goodwill was as follows:

	2002	2001
Egg Products	$254,189,000	$254,182,000
Refrigerated Distribution	35,560,000	35,560,000
Potato Products	49,516,000	49,516,000
Dairy Products	1,763,000	1,763,000

The following table presents a reconciliation of net earnings (loss), as reported in the financial statements, to those amounts adjusted for goodwill and intangible amortization determined in accordance with the provisions of SFAS 142.

	Year ended December 31, 2002	Nine months ended December 31, 2001	Three months ended March 31, 2001
	(Company)		(Predecessor)
Reported net earnings (loss)	$29,661,000	$9,815,000	$(5,653,000)
Add back: goodwill amortization	—	6,516,000	885,000

Adjusted net earnings (loss)	$29,661,000	$16,331,000	$(4,768,000)

The carrying amount for other indefinite-lived intangible assets (trademarks) as of December 31, 2002 and 2001 was $13,406,000. The Predecessor had no indefinite-lived intangible assets.

Our acquired intangible assets that have been determined to have a definite life and continue to be amortized as of December 31, 2002 are as follows:

	Gross Carrying Amount	Accumulated Amortization
Licenses and non-compete	$2,526,000	$(1,353,000)

The aggregate amortization expense for the year ended December 31, 2002 was approximately $716,000 and $637,000 for the nine months ended December 31, 2001. The Predecessor had amortization expense of approximately $500,000 during the three months ended March 31, 2001. The estimated amortization expense for the years ended December 31, 2003 through December 31, 2006 is as follows:

2003	$715,000
2004	186,000
2005	186,000
2006	86,000

Deferred Financing Costs

In connection with the Merger financing, deferred financing costs of $21,035,000 were capitalized. These costs are included in other assets and are being amortized using the interest method over the lives of the respective debt agreements. Accumulated amortization was $6,473,000 and $2,359,000 at December 31, 2002 and 2001 respectively.

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Foreign Joint Ventures and Currency Translation

The Company has invested in foreign joint ventures in Europe and Canada related to its egg products division. The European joint venture investment is accounted for using the equity method of accounting. The financial statements for this entity are measured in their local currency and then translated into U.S. dollars. The balance sheet accounts are translated using the current exchange rate at the balance sheet date and the operating results are translated using the average rates prevailing throughout the reporting period. Accumulated translation gains or losses are recorded in AOCL and are included as a component of comprehensive income (loss). The Company now owns 67% of the Canadian joint venture and therefore its financial statements are included in the consolidated financial statements of the Company. The financial statements of the Canadian joint venture are translated using the same methodology as used for the European joint venture with the accumulated translation gains or losses being recorded in AOCL and are included as a component of comprehensive income (loss).

Revenue Recognition

Sales are recognized when goods are shipped to customers and are recorded net of estimated customer programs and returns.

Stock-Based Compensation

The Predecessor utilized the intrinsic value method of accounting for its stock-based employee compensation plans. Pro forma information related to the fair value method of accounting is provided in Note I. The Company does not have any stock-based compensation plans.

Recent Accounting Pronouncements

On January 1, 2002, we adopted Emerging Issues Task Force (EITF) Issue No. 00-25, Vendor Income Statement Characterization of Consideration to a Reseller on the Vendors Products, effective January 1, 2002. The adoption of EITF Issue 00-25 did not have a material effect on our consolidated financial statements. In addition, we adopted EITF Issue No. 01-09, Accounting for Consideration given by a Vendor to a Customer (including a Reseller of the Vendor’s Products), effective January 1, 2002. The adoption of EITF Issue No. 01-09 did not have a material effect on our consolidated financial statements.

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 143, “Accounting for Asset Retirement Obligations” which provides accounting requirements for retirement obligations associated with tangible long-lived assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 did not have a material effect on our consolidated financial statements.

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statement 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections”. SFAS No. 145 rescinds SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt” Under SFAS No. 4, all gains and losses from extinguishment of debt were required to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. SFAS No. 145 requires that gains and losses from extinguishment of debt be classified as an extraordinary item only if they are part of the entities recurring operations and not unusual or infrequent. The effect of adopting this standard on our financial statements was to reclassify our extraordinary loss in the three-month period ended March 31, 2001 to other expense in the statement of operations.

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

In June 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. Prior to the adoption of this Standard, a liability for an exit cost, as defined by Emerging Issues Task Force Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring),” was recognized at the date of an entity’s commitment to an exit plan. SFAS No. 146 was effective for the Company for exit plans or disposal activities initiated after December 31, 2002. Adoption is not expected to have a material impact on our financial position or results of operations.

In November 2002, the FASB issued Interpretation No. 45, “ Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” This interpretation elaborates on the disclosure requirements in the financial statements concerning obligations under certain guarantees. It also clarifies the requirements related to the recognition of liabilities by a guarantor at the inception of certain guarantees. The disclosure requirements of this interpretation were effective for us on December 31, 2002 but did not require any additional disclosure. The recognition provisions of the interpretation are applicable only to guarantees issued or modified after December 31, 2002. Effective January 1, 2003, we adopted the provisions of SFAS 146, which had no impact on our financial statements.

FASB issued FASB Interpretation No. 46. “Consolidation of Variable Interest Entities” (FIN 46), as amended, an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, addresses consolidation by business enterprises of variable interest entities that possess certain characteristics. FIN 46 requires that if a business enterprise has a controlling financial interest in a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity must be included in the consolidated financial statements with those of the business enterprise. FIN 46 applies immediately to variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date. For variable interest entities created before February 1, 2003, FIN 46 is effective for the first period ending after December 15, 2003. At September 30, 2003, we do not have ownership in any variable interest entities. We will apply the consolidation requirements of FIN 46 in future periods should an interest in a variable interest entity be acquired.

Advertising

Advertising costs are expensed as incurred. Advertising expense was $8,973,000 for the year ended December 31, 2002 and $3,779,000 during the nine months ended December 31, 2001. The Predecessor incurred advertising expense of $3,011,000 during the three months ended March 31, 2001 and $9,132,000 for the year ended December 31, 2000.

NOTE D—LONG-TERM DEBT

Long-term debt consisted of the following on December 31:

	2002	2001
Revolving lines of credit	$—	$5,000,000
Senior notes payable	300,305,000	342,650,000
Subordinated notes payable	200,000,000	200,000,000
Other	11,084,000	5,444,000

	511,389,000	553,094,000
Less current maturities	17,671,000	12,962,000

	$493,718,000	$540,132,000

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Concurrent with the Merger, the Company entered into a new senior credit agreement, which consists of a $100,000,000 revolving credit facility, a $100,000,000 senior term loan A, both of which are due April 2007, and a $270,000,000 senior term loan B due April 2008. The Company’s senior credit facility bears interest at a floating base rate plus an applicable margin, as defined in the agreement (effective rate of 6.8% at December 31, 2002). In addition, the Company also issued $200,000,000 of 11.75% senior subordinated notes due April 2011, which are subordinated to the senior credit agreement.

The revolving credit and senior term loans are collateralized by substantially all of the assets of the Company. The revolving credit loan, the A and B term loans and senior subordinated notes contain restrictive covenants, including restrictions on dividends and distributions to shareholders and unit holders, a minimum fixed charge coverage ratio, a maximum leverage ratio, and a minimum interest coverage ratio, in addition to limitations on additional indebtedness and liens. Covenants related to operating performance are primarily based on earnings before income tax, interest expense and depreciation and amortization expense. In addition, the revolving credit, A and B term loans and senior subordinated note agreements also include guarantees by substantially all of the Company’s domestic subsidiaries. The fair value of the Company’s long-term debt at December 31, 2002 approximated the carrying value.

Aggregate maturities of the Company’s long-term debt are as follows:

Years Ending December 31,
2003	$17,671,000
2004	14,699,000
2005	18,401,000
2006	23,356,000
2007	175,193,000
Thereafter	262,069,000

$511,389,000

NOTE E—INCOME TAXES

The Merger was accomplished through a cash-for-stock transaction. As a result, the basis of the Company’s assets and liabilities did not change for income tax reporting purposes. Goodwill arising through the Merger is not deductible. A portion of Predecessor goodwill, which was deductible for tax purposes prior to the Merger, will continue to be deductible.

The taxable income or loss of the Dairy LLCs will be distributed primarily to the Company until it has received payment for its preferred units and a 10% cumulative return on the preferred units, and all senior and subordinated debt has been retired.

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Income tax expense (benefit) consists of the following:

	Company		Predecessor
	Year ended December 31, 2002	Nine months ended December 31, 2001	Three months ended March 31, 2001	Year ended December 31, 2000
Current:
Federal	$17,579,000	$10,998,000	$3,100,000	$23,447,000
Foreign	266,000	—	—	—
State	2,304,000	1,792,000	877,000	2,736,000

	20,149,000	12,790,000	3,977,000	26,183,000
Deferred:
Federal	(1,456,000)	(720,000)	(1,406,000)	2,461,000
State	(150,000)	(70,000)	(141,000)	246,000

	(1,606,000)	(790,000)	(1,547,000)	2,707,000

	$18,543,000	$12,000,000	$2,430,000	$28,890,000

The net deferred tax liability associated with the cumulative temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes are as follows:

	December 31,
	2002	2001
Depreciation	$41,301,000	$43,120,000
Flock inventories	6,008,000	5,730,000
Goodwill	3,830,000	3,150,000
Trademarks	4,970,000	4,980,000
Non-compete agreement	(3,404,000)	(3,390,000)
Other	(5,586,000)	(4,865,000)

	$47,119,000	$48,725,000

The following is a reconciliation of the federal statutory income tax rate to the consolidated effective tax rate:

	Company		Predecessor
	Year ended December 31, 2002	Nine Months ended December 31, 2001	Three Months ended March 31, 2001	Year ended December 31, 2000
Federal statutory rate	35.0%	35.0%	35.0%	35.0%
State taxes	2.9	5.1	1.9	2.6
Goodwill	—	10.2	3.4	1.2
Other	0.6	4.7	(1.0)	0.5

	38.5%	55.0%	39.3%	39.3%

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

NOTE F—EMPLOYEE RETIREMENT PLAN

Full-time employees who meet certain service requirements are eligible to participate in a defined contribution retirement plan. The Company matches up to 4% of each participant’s eligible compensation. Company contributions for the year ended December 31, 2002 were $2,699,000 and for the nine months ended December 31, 2001 were $1,964,000. Predecessor contributions totaled $1,194,000 for the three months ended March 31, 2001 and $2,692,000 in the year ended December 31, 2000.

The Company also contributes funds to two union retirement plans which totaled $139,000 for the year ended 2002 and $101,000 for the nine months ended December 31, 2001. Predecessor contributions to the two union plans totaled $34,000 for the three months ended March 31, 2001 and $163,000 for the year ended December 31, 2000.

NOTE G—RELATED PARTY TRANSACTIONS

Pursuant to management agreements with Vestar and Goldner Hawn Johnson and Morrison, the Company pays them a combined annual fee of $1,000,000 or .75% of consolidated earnings before interest, taxes, depreciation and amortization, whichever is greater. The management fee for the year ended December 31, 2002 was $1,166,000 and for the nine month period ended December 31, 2001 was approximately $800,000.

In February 1997, the Predecessor acquired Papetti’s Hygrade Egg Products, Inc. and affiliated companies (collectively, “Papetti’s”). In connection with this acquisition, the Predecessor entered into various operating leases with the previous owners of Papetti’s for the majority of Papetti’s operating facilities. The future annual minimum rental commitments under these leases are approximately $2,100,000 through February 2007, with the exception of one lease that expires in February 2017. In addition, the Company and Predecessor purchase eggs under an annual egg supply agreement with a partnership in which various Papetti family members own a 50% interest. Annual purchases in 2001 from this partnership were approximately $10,000,000. Following the Merger, the previous owners of Papetti’s are no longer considered to be related parties, as these individuals no longer own Company stock. The Company continues to be obligated under the operating lease obligations and egg supply contracts described above.

NOTE H—COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company’s corporate offices and several of its manufacturing facilities are leased under operating leases expiring at various times through February 2017. The leases provide that real estate taxes, insurance, and maintenance expenses are obligations of the Company. In addition, the Company leases some of its transportation and manufacturing equipment under operating leases.

Rent expense, including real estate taxes and maintenance expenses, was approximately $11,258,000 for the year ended December 31, 2002 and $8,795,000 for the nine months ended December 31, 2001. Predecessor rent expense was $2,002,000 for the three months ended March 31, 2001 and $8,639,000 for the year ended December 31, 2000. The following is a schedule of minimum rental commitments for base rent for the years ending December 31:

2003	$6,901,000
2004	7,006,000
2005	5,553,000
2006	5,014,000
2007	3,324,000
Thereafter	16,079,000

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Debt Guarantees

The Company has guaranteed the repayment of certain industrial revenue bonds used for the expansion of the wastewater treatment facilities of several municipalities where the Company has manufacturing facilities. The repayment of these bonds is funded through the wastewater treatment charges paid by the Company. However, should those charges not be sufficient to pay the bond payments as they become due the Company has agreed to pay any shortfall. The remaining principal balance of these bonds at December 31, 2002 was approximately $6,700,000.

Potato Procurement Contract

The Company has a contract to purchase potatoes which expires in 2004 and which will supply approximately 45% and 40% of the potato products division’s raw material needs in 2003 and 2004, respectively.

Egg Procurement Contracts

The Company maintains egg procurement contracts with numerous cooperatives and egg producers throughout the Midwestern and Eastern United States and Canada, which supply approximately 50% of the Company’s egg requirements. Most of these contracts vary in length from 18 to 72 months with prices primarily indexed to grain or Urner Barry market indices. No single egg supplier provides more than 10% of the Company’s egg requirements. Based upon the best estimates available to us for grain and egg prices, we project our purchases from our top five long-term contracted egg suppliers will approximate $141 million in 2003, $138 million in 2004, $82 million in 2005, and $16 million in 2007, and that the 2003 amount will account for approximately 60% of our total egg purchases this year.

Patent Litigation

The Company has an exclusive license agreement for a patented process for the production and sale of extended shelf-life liquid egg products. Under the license agreement, the Company has the right to defend and prosecute infringement of the underlying patents. The Company may offset 50% of its costs of defending the patents against royalty payments due to the patent holders-North Carolina State University.

The U.S. Federal Court of Appeals has upheld the validity of the patents on two separate occasions. The U.S. Patent and Trademark Office allowed product claims beyond the process claims previously allowed for the extended shelf-life egg product. These patents are scheduled to expire in 2006.

In 2000, the Predecessor settled litigation with one party related to the infringement of these patents and issued a sub-license to the infringing party granting them the right to manufacture and distribute extended shelf-life liquid whole egg product subject to a royalty payable to the Company and the patent holder on all future product sold. In connection with this settlement, the patent holder received a lump sum payment for the past production and sale of the product and other matters related to the infringement. The Company is continuing to pursue litigation related to other parties who are infringing the product and process patents, including Sunny Fresh Foods, Inc., a subsidiary of Cargill, Inc., Rose Acre Farms and Cutler Egg Products.

Other Litigation

The Company is engaged in routine litigation incidental to its business. Management believes the ultimate outcome of this litigation will not have a material effect on the Company’s consolidated financial position, liquidity or results of operations.

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

NOTE I—SHAREHOLDER’S EQUITY

Company—Common Stock

The Company has authorized, issued and outstanding common stock of 1,000 shares with a $.01 par value. All common shares were issued to M-Foods Holdings, Inc., a wholly owned subsidiary of M-Foods Investors, LLC, in connection with the Merger.

Predecessor—Capital Stock

The Predecessor had authorized capital stock of 50,000,000 shares consisting of 40,000,000 shares of $.01 par value common stock and 10,000,000 shares of undesignated stock. The Board of Directors had the authority to determine voting, conversion and other rights of the undesignated stock.

Incentive Plan

The Predecessor had an incentive compensation plan for certain key employees. The Predecessor utilized unissued common stock for a portion of the incentive compensation in this plan. The Predecessor accrued for all incentive compensation as earned. In connection with the Merger, this Plan was terminated and all shares of common stock previously awarded under the plan were retired through the Merger.

Stock Option Plans

The Predecessor maintained non-qualified stock option plans. The stock options granted under these plans generally had a ten year term, vested ratably over five years, and had an exercise price equal to the fair market value of the stock on the date of grant. In connection with the Merger, all options for common stock previously awarded became fully vested in accordance with the terms of the respective plans and the option holders, except for certain options held by senior members of management, were paid the difference between the $30.10 per share consideration and the exercise price of their respective options (See Note A).

Option transactions under these plans for the year ended December 31, 2000 and the three months ended March 31, 2001, are summarized as follows:

	NUMBER OF SHARES	WEIGHTED AVERAGE EXERCISE PRICE
Outstanding at January 1, 2000	1,638,541	18.53
Granted	306,500	21.51
Exercised	(65,070)	13.09
Canceled	(60,056)	22.01

Outstanding at December 31, 2000	1,819,915	19.11
Exercised	(36,581)	14.94
Canceled	(2,889)	23.69

Outstanding at March 31, 2001	1,780,445	19.20

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

The following tables summarize information concerning outstanding and exercisable stock options at March 31, 2001:

OPTIONS OUTSTANDING

EXERCISE PRICES
RANGE	WEIGHTED AVERAGE	NUMBER OF SHARES	WEIGHTED AVERAGE REMAINING CONTRACTUAL LIFE
$7.63 -$11.13	$10.04	368,800	3.9 years
11.50 -15.13	12.53	233,019	3.8 years
17.83 -24.56	21.90	605,526	7.9 years
24.69 -29.75	25.04	573,100	7.2 years

		1,780,445

OPTIONS EXERCISABLE

EXERCISE PRICES
RANGE	WEIGHTED AVERAGE	NUMBER OF SHARES
$7.63 -$11.13	$10.00	350,100
11.50 -15.13	12.53	229,019
17.83 -24.56	21.86	238,606
24.69 -29.75	25.19	310,000

		1,127,725

Pro forma net earnings would have been $43,037,000 had the fair value method been used for valuing options granted in the year ended 2000.

The weighted average fair value of options granted in the year ended 2000 were $9.49 per share, computed by applying the following weighted average assumptions to the Black Scholes options pricing model: dividend yield of 1%; risk-free rate of return of 5.1%; volatility of 40%, and an average term of 7 years. There were no options granted during the three months ended March 31, 2001.

NOTE J—BUSINESS SEGMENTS

The Company operates in four reportable segments:

Egg products processes and distributes numerous egg products and shell eggs primarily through its facilities in the Midwest and Eastern United States and Canada. Sales of egg products are made through an internal sales force and independent brokers to the foodservice, industrial and retail markets primarily throughout North America.

Refrigerated distribution distributes a wide range of refrigerated food products, including various cheese products packaged at its Wisconsin cheese packaging facility. Sales of refrigerated food products are made through an internal sales force to retail and wholesale markets primarily throughout the central United States.

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Dairy products processes and distributes soft serve ice cream mix, frozen yogurt mix, milk and specialty dairy products, many of which are ultra-high temperature pasteurized, from its facilities in Connecticut, Minnesota and Texas. Sales of dairy products are made through an internal sales force to domestic quick service restaurants, other foodservice outlets and independent retailers throughout the United States.

Potato products processes and distributes refrigerated potato products from its manufacturing facilities in Minnesota and Nevada. Sales of potato products are made through an internal sales force to foodservice and retail markets throughout the United States.

The Company identifies its segments based on its organizational structure, which is primarily by principal products. Operating profit represents earnings before interest expense, interest income, income taxes, and allocations of corporate costs to the respective divisions. Intersegment sales are made at market prices. The Company’s corporate office maintains a majority of the Company’s cash under its cash management policy.

Sales to two customers, primarily by the egg products segment, accounted for approximately 17% and 15% of consolidated net sales for the year ended December 31, 2002 and 18% and 15% of consolidated net sales for the nine months ended December 31, 2001. Accounts receivable for one customer was 14% of consolidated accounts receivable at December 31, 2002. The Predecessor had sales to one customer, which accounted for approximately 12% of consolidated net sales for the three months ended March 31, 2001 and 15% of consolidated net sales for the year ended December 31, 2000.

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Certain financial information for the Company’s operating segments is as follows (in thousands):

	EGG PRODUCTS	REFRIGERATED DISTRIBUTION	DAIRY PRODUCTS	POTATO PRODUCTS	CORPORATE	TOTAL
Company
Year ended December 31, 2002:
External net sales	$657,824	$247,588	$190,578	$72,170	$—	$1,168,160
Intersegment sales	12,375	—	81	3,376	—	15,832
Operating profit (loss)	71,717	13,744	9,918	10,832	(7,828)	98,383
Total assets	644,395	83,224	52,248	78,526	34,629	893,022
Depreciation and amortization	42,833	2,108	4,626	4,658	34	54,259
Capital expenditures	18,198	1,167	6,399	1,630	—	27,394

Nine months ended December 31, 2001:
External net sales	$482,324	$201,496	$150,554	$51,268	$—	$885,642
Intersegment sales	9,137	—	—	2,552	—	11,689
Operating profit (loss)	48,648	4,947	7,885	6,639	(3,969)	64,150
Total assets	623,502	90,844	49,691	80,303	52,793	897,133
Depreciation and amortization	37,020	1,990	3,120	4,787	28	46,945
Capital expenditures	13,604	2,327	5,810	1,549	9	23,299

Predecessor
Three months ended March 31, 2001:
External net sales	$163,529	$61,185	$35,328	$15,585	$—	$275,627
Intersegment sales	4,246	—	—	1,003	—	5,249
Operating profit (loss)	12,915	3,639	3,958	1,688	(12,706)	9,494
Depreciation and amortization	9,611	339	1,274	1,278	33	12,535
Capital expenditures	3,990	248	5,916	683	—	10,837

Year ended December 31, 2000:
External net sales	$637,355	$241,114	$141,401	$60,731	$—	$1,080,601
Intersegment sales	13,357	80	516	2,477	—	16,430
Operating profit (loss)	67,658	16,001	1,322	7,650	(5,825)	86,806
Total assets	461,298	45,716	53,505	44,122	8,263	612,904
Depreciation and amortization	36,435	1,316	4,724	5,372	136	47,983
Capital expenditures	25,376	1,042	9,565	1,390	—	37,373

NOTE K—SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION

On November 20, 2003, in connection with our merger transaction, we entered into a new $100 million revolving line of credit agreement, a $495 million term loan, a $135 million Senior Unsecured term loan facility and issued $150 million aggregate principal amount of senior subordinated notes, all of which have been guaranteed on a joint and several basis by us and our wholly owned domestic subsidiaries.

The following condensed consolidating financial information presents the consolidated balance sheet and statements of earnings and cash flows of the Company as of December 31, 2002 and the nine months

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

ended December 31, 2001, and the Predecessor’s consolidated balance sheet as of December 31, 2000 and the consolidated statements of earnings and cash flows for the three months ended March 31, 2001 and for the year ended December 31, 2000. These financial statements reflect Michael Foods, Inc. (the parent), the wholly owned guarantor subsidiaries (on a combined basis), the non-wholly owned subsidiaries, and elimination entries necessary to combine such entities on a consolidated basis.

Condensed Consolidating Balance Sheets

December 31, 2002

(in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries		Eliminations	Consolidated
			M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC
Assets
Current Assets
Cash and equivalents	$19,665	$907	$—	$—	$—	$20,572
Accounts receivable, less allowances	314	90,108	7,836	4,399	(1,078)	101,579
Inventories	—	88,376	3,412	4,019	—	95,807
Prepaid expenses and other	202	12,704	600	65	—	13,571

Total current assets	20,181	192,095	11,848	8,483	(1,078)	231,529
Property, Plant and Equipment—net	44	252,825	18,104	11,380	—	282,353
Other assets:
Goodwill	—	339,265	1,763	—	—	341,028
Joint ventures and other assets	15,362	22,082	139	529	—	38,112
Preferred return receivable for subs	—	17,170	—	—	(17,170)	—
Investment in subsidiaries	639,819	—	—	—	(639,819)	—

	655,181	378,517	1,902	529	(656,989)	379,140

Total assets	$675,406	$823,437	$31,854	$20,392	$(658,067)	$893,022

Liabilities and Shareholder’s Equity
Current Liabilities
Current maturities of long-term debt	$14,714	$557	$—	$2,400	$—	$17,671
Accounts payable	426	60,933	2,836	2,873	(1,078)	65,990
Accrued liabilities	35,372	49,953	2,352	1,046	—	88,723

Total current liabilities	50,512	111,443	5,188	6,319	(1,078)	172,384
Long-term debt, less current maturities	448,734	44,984	—	—	—	493,718
Deferred income taxes	(3,641)	50,760	—	—	—	47,119

Total liabilities	495,605	207,187	5,188	6,319	(1,078)	713,221
Non-controlling interest	475	—	—	—	—	475
Preferred unit holder return payable	—	—	12,442	4,728	(17,170)	—
Shareholder’s equity	179,326	616,250	14,224	9,345	(639,819)	179,326

Total liabilities and shareholder’s equity	$675,406	$823,437	$31,854	$20,392	$(658,067)	$893,022

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Company

Condensed Consolidating Balance Sheets

December 31, 2001

(in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarnator Subsidiaries
			M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC	Eliminations	Consolidated
Assets
Current Assets
Cash and equivalents	$33,947	$(6,287)	$—	$—	$—	$27,660
Accounts receivable, less allowances	223	91,744	6,535	5,765	(1,950)	102,317
Inventories	—	72,034	3,592	3,315	—	78,941
Prepaid expenses and other	972	9,850	496	52	—	11,370

Total current assets	35,142	167,341	10,623	9,132	(1,950)	220,288
Property, Plant and Equipment—net	78	263,893	15,657	11,526	—	291,154
Other assets:
Goodwill, net	—	339,258	1,763	—	—	341,021
Joint ventures and other assets	19,521	24,091	—	1,058	—	44,670
Preferred return receivable for subs	—	8,188	—	—	(8,188)	—
Investment in subsidiaries	675,556	—	—	—	(675,556)	—

	695,077	371,537	1,763	1,058	(683,744)	385,691

Total assets	$730,297	$802,771	$28,043	$21,716	$(685,694)	$897,133

Liabilities and Shareholder’s Equity
Current Liabilities
Current maturities of long-term debt	$10,255	$307	$—	$2,400	$—	$12,962
Accounts payable	265	60,223	2,612	3,342	(1,950)	64,492
Accrued liabilities	30,210	44,020	2,151	976	—	77,357

Total current liabilities	40,730	104,550	4,763	6,718	(1,950)	154,811
Long-term debt, less current maturities	537,395	337	—	2,400	—	540,132
Deferred income taxes	(1,293)	50,018	—	—	—	48,725

Total liabilities	576,832	154,905	4,763	9,118	(1,950)	743,668
Non-controlling interest	475	—	—	—	—	475
Preferred unit holder return payable	—	—	7,500	688	(8,188)	—
Shareholder’s equity	152,990	647,866	15,780	11,910	(675,556)	152,990

Total liabilities and shareholder’s equity	$730,297	$802,771	$28,043	$21,716	$(685,694)	$897,133

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Company

Condensed Consolidating Earnings Statements

Year ended December 31, 2002

(in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries		Eliminations	Consolidated
			M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC
Net sales	$—	$993,333	$105,299	$85,360	$(15,832)	$1,168,160
Cost of sales	—	796,995	94,693	77,477	(15,832)	953,333

Gross profit	—	196,338	10,606	7,883	—	214,827
Selling, general and administrative expenses	7,828	104,019	5,563	3,830	(4,796)	116,444

Operating profit (loss)	(7,828)	92,319	5,043	4,053	4,796	98,383
Interest expense, net	(46,800)	(3,264)	(102)	(13)	—	(50,179)
Other income (expense)	4,796	—	—	—	(4,796)	—

Earnings (loss) before preferred stock dividends, equity in earnings (loss) of subsidiaries and income taxes	(49,832)	89,055	4,941	4,040	—	48,204
Preferred stock dividends	—	8,981	(4,941)	(4,040)	—	—
Equity in earnings (loss) of subsidiaries	59,556	—	—	—	(59,556)	—

Earnings (loss) before income taxes	9,724	98,036	—	—	(59,556)	48,204
Income tax expense (benefit)	(19,937)	38,480	—	—	—	18,543

NET EARNINGS (LOSS)	$29,661	$59,556	$—	$—	$(59,556)	$29,661

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Company

Condensed Consolidating Earnings Statements

Nine months ended December 31, 2001

(in thousands)

			Non-Guarnator Subsidiaries
	Parent	Guarantor Subsidiaries	M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC	Eliminations	Consolidated
Net sales	$—	$746,777	$69,911	$80,643	$(11,689)	$885,642
Cost of sales	—	608,961	59,626	77,110	(11,689)	734,008

Gross profit	—	137,816	10,285	3,533	—	151,634
Selling, general and administrative expenses	3,969	80,043	3,194	3,367	(3,089)	87,484

Operating profit (loss)	(3,969)	57,773	7,091	166	3,089	64,150
Interest income (expense), net	(42,361)	(436)	409	53	—	(42,335)
Other income	3,089	—	—	—	(3,089)	—

Earnings (loss) before preferred stock dividends, equity in earnings (loss) of subsidiaries and income taxes	(43,241)	57,337	7,500	219	—	21,815
Preferred stock dividends	—	8,188	(7,500)	(688)	—	—
Equity in earnings (loss) of subsidiaries	29,269	(469)	—	469	(29,269)	—

Earnings (loss) before income taxes	(13,972)	65,056	—	—	(29,269)	21,815
Income tax expense (benefit)	(23,787)	35,787	—	—	—	12,000

NET EARNINGS (LOSS)	$9,815	$29,269	$—	$—	$(29,269)	$9,815

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Predecessor

Condensed Consolidating Earnings Statements

Three months ended March 31, 2001

(in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries		Eliminations	Consolidated
			M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC
Net sales	$—	$245,548	$17,684	$17,644	$(5,249)	$275,627
Cost of sales	—	200,854	14,994	17,108	(5,249)	227,707

Gross profit	—	44,694	2,690	536	—	47,920
Selling, general and administrative expenses	1,656	27,720	1,027	1,712	(1,522)	30,593
Recall insurance settlement	—	—	(3,217)	—	—	(3,217)
Transaction costs	11,050	—	—	—	—	11,050

Operating profit (loss)	(12,706)	16,974	4,880	(1,176)	1,522	9,494
Interest income (expense), net	(3,308)	14	1	—	—	(3,293)
Other income (expense)	(13,991)	—	—	—	(1,522)	(15,513)

Earnings (loss) before equity in earnings of subsidiaries and income taxes	(30,005)	16,988	4,881	(1,176)	—	(9,312)
Equity in earnings (loss) of subsidiaries	12,573	—	—	—	(12,573)	—

Earnings (loss) before income taxes	(17,432)	16,988	4,881	(1,176)	(12,573)	(9,312)
Income tax expense (benefit)	(11,779)	6,649	1,918	(447)	—	(3,659)

NET EARNINGS (LOSS)	$(5,653)	$10,339	$2,963	$(729)	$(12,573)	$(5,653)

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Predecessor

Condensed Consolidating Earnings Statements

Year ended December 31, 2000

(in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries		Eliminations	Consolidated
			M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC
Net sales	$—	$955,115	$68,102	$73,814	$(16,430)	$1,080,601
Cost of sales	—	775,173	59,948	70,447	(16,430)	889,138

Gross profit	—	179,942	8,154	3,367	—	191,463
Selling, general and administrative expenses	5,825	93,294	3,668	7,412	(5,542)	104,657

Operating profit (loss)	(5,825)	86,648	4,486	(4,045)	5,542	86,806
Interest income (expense), net	(13,276)	64	6	—	—	(13,206)
Other income	5,542	—	—	—	(5,542)	—

Earnings (loss) before equity in earnings of subsidiaries and income taxes	(13,559)	86,712	4,492	(4,045)	—	73,600
Equity in earnings (loss) of subsidiaries	53,279	—	—	—	(53,279)	—

Earnings (loss) before income taxes	39,720	86,712	4,492	(4,045)	(53,279)	73,600
Income tax expense (benefit)	(4,990)	33,651	1,766	(1,537)	—	28,890

NET EARNINGS (LOSS)	$44,710	$53,061	$2,726	$(2,508)	$(53,279)	$44,710

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Predecessor

Condensed Consolidating Statements of Cash Flows

Year ended December 31, 2002

(in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries		Consolidated
			M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC
Net cash provided by operating activities	$32,175	$37,773	$6,144	$6,913	$83,005

Cash flows from investing activities:
Capital expenditures	—	(20,997)	(4,449)	(1,948)	(27,394)
Business acquisitions	—	(17,883)	—	—	(17,883)
Investments in joint ventures and other assets	(133)	5,024	(139)	—	4,752

Net cash used in investing activities	(133)	(33,856)	(4,588)	(1,948)	(40,525)

Cash flows from financing activities:
Payments on notes payable and revolving line of credit	(30,000)	—	—	—	(30,000)
Proceeds from notes payable and revolving line of credit	25,000	—	—	—	25,000
Payments on long-term debt	(42,345)	(529)	—	(2,400)	(45,274)
Proceeds from issuance of stock	—	—	—	—	—
Additional capital invested by parent	706	—	—	—	706
Distribution to preferred unit holders	—	4,121	(1,556)	(2,565)	—
Investment in subsidiaries	315	(315)	—	—	—

Net cash provided by (used in) financing activities	(46,324)	3,277	(1,556)	(4,965)	(49,568)
Net increase (decrease) in cash and equivalents	(14,282)	7,194	—	—	(7,088)
Cash and equivalents at beginning of year	33,947	(6,287)	—	—	27,660

Cash and equivalents at end of year	$19,665	$907	$—	$—	$20,572

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Company

Condensed Consolidating Statements of Cash Flows

Nine months ended December 31, 2001

(in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries		Consolidated
			M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC
Net cash provided by operating activities	$28,125	$52,276	$13,334	$7,058	$100,793

Cash flows from investing activities:
Capital expenditures	(9)	(17,480)	(1,770)	(4,040)	(23,299)
Business acquisitions	(626,925)	—	—	—	(626,925)
Investments in joint ventures and other assets	(249)	(4,704)	—	—	(4,953)

Net cash used in investing activities	(627,183)	(22,184)	(1,770)	(4,040)	(655,177)

Cash flows from financing activities:
Payments on notes payable and revolving line of credit	(65,750)	—	—	—	(65,750)
Proceeds from notes payable and revolving line of credit	53,800	—	—	—	53,800
Payments on long-term debt	(152,349)	(357)	—	(2,400)	(155,106)
Proceeds from long-term debt	570,000	—	—	—	570,000
Proceeds from issuance of stock	174,800	—	—	—	174,800
Additional capital invested by parent	30	—	—	—	30
Distribution to preferred unit holders	—	12,189	(11,571)	(618)	—
Investment in subsidiaries	48,147	(48,147)	—	—	—

Net cash provided by (used in) financing activities	628,678	(36,315)	(11,571)	(3,018)	577,774

Net increase (decrease) in cash and equivalents	29,620	(6,223)	(7)	—	23,390
Cash and equivalents at beginning of period	4,327	(64)	7	—	4,270

Cash and equivalents at end of period	$33,947	$(6,287)	$—	$—	$27,660

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Predecessor

Condensed Consolidating Statements of Cash Flows

Three months ended March 31, 2001

(in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries		Consolidated
			M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC
Net cash provided by (used in) operating activities	$12,000	$4,487	$(2,440)	$(31)	$14,016

Cash flows from investing activities:
Capital expenditures	—	(4,923)	(3,664)	(2,250)	(10,837)
Investments in joint ventures and other assets	434	3,454	—	—	3,888

Net cash provided by (used in) investing Activities	434	(1,469)	(3,664)	(2,250)	(6,949)

Cash flows from financing activities:
Payments on notes payable and revolving line of credit	(52,000)	—	—	—	(52,000)
Proceeds from notes payable and revolving line of credit	45,500	—	—	—	45,500
Payments on long-term debt	—	(109)	—	—	(109)
Proceeds from issuance of stock	546	—	—	—	546
Other	310	—	—	—	310
Dividends	(1,465)	—	—	—	(1,465)
Investment in subsidiaries	(9,785)	1,393	6,111	2,281	—

Net cash provided by (used in) financing activities	(16,894)	1,284	6,111	2,281	(7,218)

Net increase (decrease) in cash and equivalents	(4,460)	4,302	7	—	(151)
Cash and equivalents at beginning of period	8,787	(4,366)	—	—	4,421

Cash and equivalents at end of period	$4,327	$(64)	$7	$—	$4,270

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Predecessor

Condensed Consolidating Statements of Cash Flows

Year ended December 31, 2000

(in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries		Consolidated
			M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC
Net cash provided by (used in) operating activities	$47,044	$18,514	$3,900	$(373)	$69,085

Cash flows from investing activities:
Capital expenditures	—	(27,808)	(3,181)	(6,384)	(37,373)
Investments in joint ventures and other assets	(112)	(1,015)	—	—	(1,127)

Net cash used in investing activities	(112)	(28,823)	(3,181)	(6,384)	(38,500)

Cash flows from financing activities:
Payments on notes payable and revolving line of credit	(168,400)	—	—	—	(168,400)
Proceeds from notes payable and revolving line of credit	191,600	—	—	—	191,600
Payments on long-term debt	—	(709)	—	(2,400)	(3,109)
Proceeds from long-term debt	—	184	—	—	184
Proceeds from issuance of stock	651	—	—	—	651
Repurchase of common stock	(46,125)	—	—	—	(46,125)
Dividends	(5,926)	—	—	—	(5,926)
Investment in subsidiaries	(16,621)	8,183	(719)	9,157	—

Net cash provided by (used in) financing activities	(44,821)	7,658	(719)	6,757	(31,125)

Net increase (decrease) in cash and equivalents	2,111	(2,651)	—	—	(540)
Cash and equivalents at beginning of year	6,676	(1,715)	—	—	4,961

Cash and equivalents at end of year	$8,787	$(4,366)	$—	$—	$4,421

MICHAEL FOODS, INC.

(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

NOTE L—QUARTERLY FINANCIAL DATA

QUARTERLY FINANCIAL DATA (UNAUDITED) (In thousands)

As a result of the Merger, the stock of the Predecessor is no longer publicly traded and, therefore, earnings per share information is no longer included for financial statement presentation.

	QUARTER
	FIRST	SECOND	THIRD	FOURTH
2002
Net sales	$278,429	$289,753	$293,954	$306,024
Gross profit	51,116	54,204	54,177	55,330
Net earnings	5,359	7,316	7,366	9,620

	Predecessor	Company
	QUARTER
	FIRST	SECOND	THIRD	FOURTH
2001
Net sales	$275,627	$295,109	$299,225	$291,308
Gross profit	47,920	50,254	50,789	50,591
Net earnings (loss)	(5,653)	1,669	3,297	4,849

Until                      , 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments of subscriptions.

$150,000,000

Offer to exchange all outstanding

$150,000,000 principal amount of

8% Senior Subordinated Notes Due 2013

for

$150,000,000 principal amount of

8% Senior Subordinated Notes due 2013

registered under the Securities Act of 1933

PROSPECTUS

                    , 2004

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20: Indemnification of Directors and Officers.

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants’ directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the Registrants are covered by insurance policies maintained and held in effect by Michael Foods, Inc. against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Registrants Incorporated Under Delaware Law

Michael Foods, Inc. and Michael Foods of Delaware, Inc. are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Statute”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an “indemnified capacity”). The indemnity may include expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Section 145 of the Delaware Statute also provides that such indemnification, unless ordered by a court, must be authorized (i) by a majority vote of disinterested directors, even if less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even if less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders, upon a determination that indemnification of the director or officer has met the applicable standard of conduct.

Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute.

The Amended and Restated Certificate of Incorporation of Michael Foods, Inc., as amended, provides that a director shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director to the fullest extent permitted by the Delaware Statute. The bylaws of Michael Foods, Inc. provide that indemnification may be provided to any director or officer who was or is a party to any action, suit or proceeding to the fullest extent provided by the Delaware Statute.

The Amended and Restated Certificate of Incorporation of Michael Foods of Delaware, Inc. provides that a director shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director to the fullest extent permitted by the Delaware Statute and that, in addition, no director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

(iii) under Section 174 of the Delaware Statute, or (iv) for any transaction from which the director derived an improper personal benefit. The bylaws of Michael Foods of Delaware, Inc. do not contain indemnification provisions.

Registrants Incorporated Under Minnesota Law

Casa Trucking, Inc., Crystal Farms Refrigerated Distribution Company, KMS Dairy, Inc., Minnesota Products, Inc., Northern Star Co. and Papetti’s Hygrade Egg Products, Inc. are incorporated under the laws of the State of Minnesota. Section 302A.521 of the Minnesota Business Corporation Act (the “Minnesota Statute”) provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person: (i) has not been indemnified therefor by another organization or employee benefit plan, (ii) acted in good faith, (iii) received no improper personal benefit and Section 302A.255 of the Minnesota Statute (with respect to director conflicts of interest), if applicable, has been satisfied, (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (v) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person’s official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person’s official capacity for other affiliated organizations. Section 302A.521 of the Minnesota Statute further authorizes a corporation to purchase and maintain insurance on behalf of a person in that person’s official capacity, regardless of whether the corporate would be required to indemnify such person under the Minnesota Statute.

All determinations of whether indemnification of a director or officer is required under Section 302A.521 of the Minnesota Statute must be made: (i) by the board of directors by a majority of a quorum of disinterested directors, (ii) if a quorum cannot be obtained, by a majority of a committee of the board, consisting solely of two or more disinterested directors, designated to act in the matter by a majority of the full board, (iii) by special legal counsel, selected either by a majority of the board or a committee by vote pursuant to clause (i) or (ii) above or, if the requisite quorum of the full board cannot be obtained and the committee cannot be established, by a majority of the full board, (iv) by the affirmative vote of the shareholders (interested shareholders’ votes are not counted), or (v) by a court, if an adverse determination is made under clauses (i) to (iv) above, or if no determination is made under clauses (i) to (iv) within 60 days after either (a) the later to occur of the termination of a proceeding or a written request for indemnification to the corporation, or (b) a written request for an advance of expenses.

The Articles of Incorporation and bylaws of each of Papetti’s Hygrade Egg Products, Inc. and Casa Trucking, Inc. authorize indemnification of directors and officers of the corporation to the fullest extent provided by the Minnesota Statute.

The Articles of Incorporation of Crystal Farms Refrigerated Distribution Company provide that the corporation shall indemnify a director of the corporation for actions claiming breach of fiduciary duty as a director, except for (i) liability based upon breach of a duty of loyalty, (ii) liability for acts not performed in good faith, intentional misconduct, or a knowing violation of law, (iii) liability based on payment of an improper dividend, or (iv) liability based on a transaction in which the director received an improper personal benefit. The bylaws of Crystal Farms Refrigerated Distribution Company authorize the indemnification of directors and officers to the fullest extent provided by the Minnesota Statute.

The Articles of Incorporation of Minnesota Products, Inc. provide that the corporation shall indemnify all persons made party to pending or threatened actions by reason of the fact that such person acted as a director, officer, employee or agent of the corporation and provided that such person acted in good faith, and, in a manner he or she reasonably believed to be not opposed to the best interests of the corporation, and, with respect to a criminal action, had no reasonable cause to believe his or her conduct was unlawful. Similar provisions apply with respect to actions brought by or on behalf of the corporation, except that no indemnification will be provided if the director or officer is adjudged liable for negligence or misconduct in connection with the performance of duties, unless a court directs otherwise. The articles require the corporation to indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director or officer of the corporation, against reasonable expenses incurred by him or her. The bylaws of Minnesota Products, Inc. do not include indemnification provisions.

The Articles of Incorporation and bylaws of KMS Dairy, Inc. and Northern Star Co. contain no articles, sections or provisions relating to indemnification.

Registrants Incorporated Under Nebraska Law

M.G. Waldbaum Company is incorporated under the laws of the State of Nebraska. Under Sections 21-20,102 to 21-20,111 of the Nebraska Business Corporation Act (the “Nebraska Statute”), indemnification of directors and officers may be provided for judgments, fines, settlements, penalties, and expenses, including attorney’s fees, incurred in connection with any threatened, pending, or completed action, suit, or proceeding other than an action by or in the right of the corporation. This applies to any civil, criminal, investigative or administrative action provided that the director or officer involved acted in good faith, in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Nebraska Statute further provides that, unless ordered by a court, a corporation may not indemnify a director or officer: (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding, if it is determined that the director or officer has met the relevant standard of conduct referenced above, or (ii) in connection with any proceeding with respect to conduct for which a director or officer was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled. The Nebraska Statute directs that any such indemnification must be authorized upon a determination that such indemnification is proper: (i) if there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote, (ii) by special legal counsel selected in the manner prescribed in clause (i) above or if there are fewer than two disinterested directors, selected by the board of directors in which selection directors who do not qualify as disinterested directors may participate, or (iii) by the shareholders, but shares owned by or voted under the control of an interested director may not be voted on the determination.

The Nebraska Statute provides that a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party against reasonable expenses incurred by him or her. With respect to officers who are not directors, the Nebraska Statute provides that a corporation may indemnify such officer to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for (a) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or (b) liability arising out of conduct that constitutes (i) receipt by him or her of a financial benefit to which he or she is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, or (iii) an intentional violation of criminal law. A corporation may purchase and maintain insurance on behalf of a director or officer against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director or officer regardless of whether the corporation would have the power to indemnify him or her under the Nebraska Statute.

The bylaws of M.G. Waldbaum Company provide that the corporation shall indemnify all persons acting as directors, officers, or agents of the corporation made a party to any action, suit or proceeding if such persons acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The bylaws contain similar provisions with respect to actions brought by or on behalf of the corporation, except that no indemnification will be provided if the director or officer is adjudged liable for negligence or misconduct in connection in the performance of duties, unless a court directs otherwise. The bylaws provide that the corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director or officer of the corporation, against reasonable expenses incurred by him or her. The Articles of Incorporation of M.G. Waldbaum Company do not include provisions addressing indemnification.

Registrants Incorporated Under Nevada Law

Farm Fresh Foods, Inc. is incorporated under the laws of the State of Nevada. Sections 78.7502 to 78.752 of the Nevada General Corporation Law (the “Nevada Statute”) require a corporation to indemnify officers and directors for any expenses, including attorneys’ fees, actually and reasonably incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the officer or director has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada Statute permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses actually and reasonably incurred in connection with any action or proceeding (i) if such officer or director (a) acted in good faith and in a manner in which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, (b) is not liable pursuant to Section 78.138 of the Nevada Statute (fiduciary duties), and (c) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, or (ii) with respect to an action by or in the right of the corporation, if such officer or director (a) acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and (b) is not liable pursuant to Section 78.138 of the Nevada Statute (fiduciary duties), except that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines upon application that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The Nevada Statute also prohibits indemnification of an officer or director if a final adjudication establishes that the officer’s or director’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada Statute may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law. The Nevada Statute further provides that a corporation may purchase and maintain insurance for officers and directors against liabilities incurred while acting in such capacities regardless of whether the corporation has the authority to indemnify such persons under the Nevada Statute. Any discretionary indemnification under the Nevada Statute must be authorized upon a determination that such indemnification is proper: (i) by the stockholders, (ii) by a majority of a quorum of disinterested directors, or (iii) by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Articles of Incorporation and bylaws of Farm Fresh Foods, Inc. provide that the corporation shall indemnify all persons who, as a result of their service to the corporation in an official capacity, are made a party to any action, suit or proceeding to the fullest extent provided by the Nevada Statute.

Registrants Incorporated Under New Jersey Law

Papetti Electroheating Corporation is incorporated under the laws of the State of New Jersey. Section 14A:3-5 of the New Jersey Business Corporation Act (the “New Jersey Statute”) provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful. For a proceeding by or in the right of a corporation, the New Jersey Statute provides that the corporation has the power to indemnify a director or officer against his or her expenses in such a proceeding involving the director or officer by reason of his or her being or having been such a director or officer, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided with respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation, unless and only to the extent that the court shall determine upon application that despite the adjudication of liability such director of officer is entitled to indemnity for such expenses the court shall deem proper. The New Jersey Statute provides that any indemnification of a director or officer (or, in the case of indemnification in connection with an action by or in the right of a corporation, unless ordered by a court), unless otherwise provided in the certificate of incorporation or bylaws, must be authorized upon a determination that such indemnification is proper: (i) by the board of directors or a committee thereof, acting by a majority vote of a quorum of disinterested directors, (ii) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors, or (iii) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.

The New Jersey Statute further provides that a corporation must indemnify a director or officer against expenses to the extent that such director or officer has been successful on the merits or otherwise in any proceeding or in defense of any claim, issue or matter therein. The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (i) were in breach of his or her duty of loyalty to the corporation or its shareholders, (ii) were not in good faith or involved a knowing violation of law, or (iii) resulted in receipt by the director or officer of an improper personal benefit. The New Jersey Statute also provides that a corporation may purchase and maintain insurance for officers and directors against liabilities incurred while acting in such capacities regardless of whether the corporation has the power to indemnify such persons under the New Jersey Statute.

The Certificate of Incorporation of Papetti Electroheating Corporation provides that the corporation will indemnify any and all corporate agents to the fullest extent provided by the New Jersey Statute. The bylaws do not include indemnification provisions.

Registrants Incorporated Under Wisconsin Law

WFC, Inc. is incorporated and Wisco Farm Cooperative is organized under the laws of the State of Wisconsin. Sections 180.0850 to 180.0859 of the Wisconsin Corporate Statute (the “Wisconsin Statute”) require a corporation to indemnify any director or officer who is a party to any threatened, pending or completed proceeding, to the extent the director or officer has been successful on the merits or otherwise in the defense of the proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation. If the director or officer is not successful in defense of the proceeding, a corporation must indemnify the director or officer unless the liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest, (ii) a violation of criminal law, unless the person has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (iii) a transaction from which the person derived an improper personal profit, or (iv) willful misconduct. A corporation’s articles of incorporation may limit its obligation to indemnify under these provisions. The Wisconsin Statute also provides that a corporation may purchase and maintain insurance for officers and directors against liabilities incurred while acting in such capacities whether or not the corporation would be empowered to indemnify such persons under the Wisconsin Statute.

Subject to certain exceptions, the director or officer seeking indemnification must select one of the following means for determining his or her right to indemnification: (i) by a majority vote of a quorum of the board of directors consisting of disinterested directors, or if a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the board of directors and consisting solely of 2 or more disinterested directors, (ii) by independent legal counsel selected by a quorum of the board of directors or its committee in the manner prescribed in clause (i) above, or, if unable to obtain such a quorum or committee, by a majority vote of the full board of directors, including directors who are parties to the same or related proceedings, (iii) by a panel of three arbitrators consisting of one arbitrator selected by those directors entitled under clause (ii) above to select independent legal counsel, one arbitrator selected by the director or officer seeking indemnification and one arbitrator selected by the two arbitrators previously selected; (iv) by an affirmative vote of shares as provided in Section 180.0725 of the Wisconsin Statute, (v) by a court under Section 180.0854 of the Wisconsin Statute, or (vi) by any other method provided for in any additional right to indemnification permitted under the Wisconsin Statute (i.e., pursuant to articles or bylaws, a written agreement, or resolution of the directors or shareholders in accordance with the Wisconsin Statute).

Sections 185.034 to 185.042 of the Wisconsin Cooperatives Statute contains indemnification provisions for directors and officers of a cooperative mirroring the indemnification provisions in the Wisconsin Statute.

The Articles of Incorporation of WFC, Inc. provide for indemnification of its directors and officers to the fullest extent provided by the Wisconsin Statute, and for all money damages for breach of a fiduciary duty except for those resulting from willful failure to deal fairly with the corporation in connection with a matter in which the director or officer has a material conflict of interest or where the director or officer has violated criminal law, unless the director or officer had no reasonable cause to believe his activities were unlawful, the director or officer received an improper personal benefit or the director or officer committed willful misconduct. The bylaws of WFC, Inc. provide that directors and officers are entitled to indemnification to the fullest extent provided by the Wisconsin Statute, provided that a determination shall have been made by a disinterested quorum of directors, independent legal counsel, or the stockholders that the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal matter, had no reasonable cause to believe his or her conduct was unlawful.

The articles and bylaws of Wisco Farm Cooperative do not include any provisions regarding the indemnification of its officers or directors.

Item 21. Exhibits.

(a) The following exhibits are filed as part of this Registration Statement or incorporated by reference herein:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated October 10, 2003, by and among M-Foods Investors, LLC, THL Food Products Holdings Co., THL Food Products Co., M-Foods Holdings, Inc. and certain shareholders of M-Foods Holdings, Inc.(1)

*2.2	Letter Agreement, dated October 17, 2003, by and among M-Foods Investors, LLC, THL Food Products Holdings Co., THL Food Products Co. and M-Foods Holdings, Inc.

Exhibit No.	Description
*2.3	Letter Agreement, dated October 24, 2003, by and among M-Foods Investors, LLC, THL Food Products Holdings Co., THL Food Products Co. and M-Foods Holdings, Inc.

*2.4	Letter Agreement, dated November 17, 2003, by and among M-Foods Investors, LLC, THL Food Products Holdings Co., THL Food Products Co. and M-Foods Holdings, Inc.

3.1	Amended and Restated Certificate of Incorporation of Michael Foods, Inc. (formerly known as M-Foods Holdings, Inc.)

3.2	Certificate of Merger of THL Food Products Co. with and into M-Foods Holdings, Inc., dated November 20, 2003

3.3	Agreement and Plan of Merger, dated November 20, 2003, by and among M-Foods Holdings, Inc. and Michael Foods, Inc.

3.4	Certificate of Merger of Michael Foods, Inc. with and into M-Foods Holdings, Inc., dated November 20, 2003

3.5	Bylaws of Michael Foods, Inc. (formerly known as M-Foods Holdings, Inc.)

3.6	Amended and Restated Certificate of Incorporation of Michael Foods of Delaware, Inc. (formerly known as Michael Foods, Inc.) (2)

3.7	Bylaws of Michael Foods of Delaware, Inc. (formerly known as Michael Foods, Inc.) (2)

3.8	Articles of Incorporation of WFC, Inc. (2)

3.9	Bylaws of WFC, Inc. (2)

3.10	Third Amended Articles of Incorporation of Wisco Farm Cooperative (2)

3.11	Second Amended and Restated Bylaws of Wisco Farm Cooperative (2)

3.12	Articles of Incorporation of Crystal Farms Refrigerated Distribution Company (formerly known as Michael Foods Refrigerated Distribution Company) (2)

3.13	Bylaws of Crystal Farms Refrigerated Distribution Company (formerly known as Michael Foods Refrigerated Distribution Company) (2)

3.14	Articles of Incorporation of Northern Star Co. (formerly known as Minnesota Products, Inc.) (2)

3.15	Bylaws of Northern Star Co. (formerly known as Minnesota Products, Inc.) (2)

3.16	Articles of Incorporation of Minnesota Products, Inc. (formerly known as TCW Corporation) (2)

3.17	Bylaws of Minnesota Products, Inc. (formerly known as TCW Corporation) (2)

3.18	Articles of Incorporation of Farm Fresh Foods, Inc. (formerly known as Farm Fresh Foods of Nevada, Inc.) (2)

3.19	Bylaws of Farm Fresh Foods, Inc. (formerly known as Farm Fresh Foods of Nevada, Inc.) (2)

3.20	Articles of KMS Dairy, Inc. (formerly known as Kohler Mix Specialties, Inc.) (2)

3.21	Bylaws of KMS Dairy, Inc. (formerly known as Kohler Mix Specialties, Inc.) (2)

3.22	Articles of Incorporation of M. G. Waldbaum Company (2)

3.23	Bylaws of M. G. Waldbaum Company (3)

3.24	Articles of Incorporation of Papetti’s Hygrade Food Products, Inc. (formerly known as Papetti’s Acquisition, Inc.) (2)

Exhibit No.	Description
3.25	Bylaws of Papetti’s Hygrade Food Products, Inc. (formerly known as Papetti’s Acquisition, Inc.) (2)

3.26	Articles of Incorporation of Papetti Electroheating Corporation (2)

3.27	Bylaws of Papetti Electroheating Corporation (2)

3.28	Articles of Incorporation of Casa Trucking, Inc. (2)

3.29	Bylaws of Casa Trucking, Inc. (2)

4.1	Indenture, dated March 27, 2000, between Michael Foods Acquisition Corp. and BNY Midwest Trust Company, as trustee (3)

4.2	Supplemental Indenture, dated as of April 10, 2001, by and among Michael Foods, Inc., M-Foods Holdings, Inc., Michael Foods of Delaware, Inc., Northern Star Co., Minnesota Products, Inc., Farm Fresh Foods of Nevada, Inc., Crystal Farms Refrigerated Distribution Company, WFC, Inc., Wisco Farm Cooperative, M. G. Waldbaum Company, Papetti’s Hygrade Egg Products, Inc., Casa Trucking, Inc., Papetti Electroheating Corporation, Kohler Mix Specialties, Inc., Midwest Mix, Inc., Kohler Mix Specialties of Connecticut, Inc. and BNY Midwest Trust Company, as trustee (3)

4.3	Fourth Supplemental Indenture, dated as of October 31, 2003, by and among Michael Foods, Inc. and BNY Midwest Trust Company

4.4	Collateral Pledge and Security Agreement, dated March 27, 2001, between Michael Foods Acquisition Corp., and Banc of America Securities, LLC and Bear, Stearns & Co. and BNY Midwest Trust Company as collateral agent and securities intermediary (3)

4.5	Indenture, dated November 20, 2003, among Michael Foods, Inc., the Guarantors party thereto and Wells Fargo Bank Minnesota, National Association, as trustee

4.6	Registration Rights Agreement, dated November 20, 2003, among Michael Foods, Inc., the Subsidiary Guarantors party thereto and Banc of America Securities LLC, Deutsche Bank Securities Inc. and UBS Securities LLC

*5.1	Opinion of Weil, Gotshal & Manges LLP regarding the validity of the securities offered hereby

10.1	Credit Agreement dated as of November 20, 2003, among THL Food Products Co., as Borrower, THL Food Products Holding Co., Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the other lenders party thereto, Banc of America Securities LLC and Deutsche Bank Securities Inc., as Joint Lead Arrangers and Joint Book Managers, Deutsche Bank Securities Inc. and UBS Securities LLC, as Co-Syndication Agents, and General Electric Capital Corporation and Cooperative Centrale Raiffeisen – Boerenleenbank B.A., “Rabobank International,” New York Branch, as Co-Documentation Agents

10.2	Senior Unsecured Term Loan Agreement dated as of November 20, 2003, among THL Food Products Co., as Borrower, THL Food Products Holding Co., Bank of America, N.A., as Administrative Agent, the lenders party thereto, Bank of America Securities LLC and Deutsche Bank Securities, Inc., as Joint Lead Arrangers and Joint Book Managers, and Deutsche Bank Securities Inc. and UBS Securities LLC, as Co-Syndication Agents

*10.3	Employment Agreement, dated November 20, 2003, by and among Michael Foods, Inc. and Gregg A. Ostrander

*10.4	Employment Agreement, dated November 20, 2003, by and among Michael Foods, Inc. and John D. Reedy

*10.5	Employment Agreement, dated November 20, 2003, by and among Michael Foods, Inc. and James D. Clarkson

Exhibit No.	Description
*10.6	Employment Agreement, dated November 20, 2003, by and among Michael Foods, Inc. and James Mohr

*10.7	Employment Agreement, dated November 20, 2003, by and among Michael Foods, Inc. and Max R. Hoffmann

*10.8	Senior Management Unit Subscription Agreement, dated November 20, 2003, between Michael Foods Investors, LLC, (formerly known as THL-MF Investors, LLC) and Gregg A. Ostrander

*10.9	Senior Management Unit Subscription Agreement, dated November 20, 2003, between Michael Foods Investors, LLC, (formerly known as THL-MF Investors, LLC) and John D. Reedy

*10.10	Senior Management Unit Subscription Agreement, dated November 20, 2003, between Michael Foods Investors, LLC, (formerly known as THL-MF Investors, LLC) and James D. Clarkson

*10.11	Senior Management Unit Subscription Agreement, dated November 20, 2003, between Michael Foods Investors, LLC, (formerly known as THL-MF Investors, LLC) and James Mohr

*10.12	Senior Management Unit Subscription Agreement, dated November 20, 2003, between Michael Foods Investors, LLC, (formerly known as THL-MF Investors, LLC) and Max R. Hoffmann

*10.13	Stock Option Agreement, dated November 20, 2003, between Gregg A. Ostrander and M-Foods Holdings, Inc. (formerly known as THL Food Products Holding Co.)

*10.14	Stock Option Agreement, dated November 20, 2003, between John D. Reedy and M-Foods Holdings, Inc. (formerly known as THL Food Products Holding Co.)

*10.15	Stock Option Agreement, dated November 20, 2003, between James D. Clarkson and M-Foods Holdings, Inc. (formerly known as THL Food Products Holding Co.)

*10.16	Stock Option Agreement, dated November 20, 2003, between James Mohr and M-Foods Holdings, Inc. (formerly known as THL Food Products Holding Co.)

*10.17	Stock Option Agreement, dated November 20, 2003, between Max R. Hoffmann and M-Foods Holdings, Inc. (formerly known as THL Food Products Holding Co.)

*10.18	THL Food Products Holding Co. Stock Option Plan

*10.19	Management Agreement, dated November 20, 2003, by and among Michael Foods, Inc. and THL Managers V, LLC

*10.20	Securityholders Agreement, dated November 20, 2003, between Michael Foods Investors, LLC, (formerly known as THL-MF Investors, LLC) and the other parties thereto

*10.21	Amended and Restated Limited Liability Company Agreement of Michael Foods Investors, LLC, (formerly known as THL-MF Investors, LLC), dated November 20, 2003, between THL-MF Investors, LLC and the other parties thereto

*10.22	Subscription and Share Purchase Agreement, dated November 20, 2003, between M-Foods Holdings, Inc. (formerly known as THL Food Products Holding Co.) and Michael Foods Investors, LLC, (formerly known as THL-MF Investors, LLC)

10.23	Lease, dated as of February 26, 1997, by and between Michael Foods of Delaware, Inc., as successor to Michael Foods, Inc., a Delaware corporation and A&A Urban Renewal, relating to the lease of a facility located at 100 Trumbell St., Elizabeth, NJ (4)

10.24	Lease, dated as of February 26, 1997, by and between Michael Foods of Delaware, Inc., as successor to Michael Foods, Inc., a Delaware corporation, and Papetti Holding Company, et al., relating to the lease of a facility located at 877-879 E. North Ave., Elizabeth, NJ (4)

10.25	Lease, dated as of February 26, 1997, by and between Michael Foods of Delaware, Inc., as successor to Michael Foods, Inc., a Delaware corporation, and Papetti Holding Company, relating to the lease of a facility located at 847-855 E. North Ave., Elizabeth, NJ (4)

Exhibit No.	Description

10.26	Lease, dated as of February 26, 1997, by and between Michael Foods of Delaware, Inc. as successor to Michael Foods, Inc., a Delaware corporation, and Jersey Pride Urban Renewal, relating to the lease of a facility located at One Papetti Plaza, Elizabeth, NJ (4)

10.27	North Carolina State University Consolidated, Restated and Amended License Agreement, dated June 9, 2000, by and between North Carolina State University and the Company (5)

12.1	Computation of ratio of earnings to fixed charges

21.1	Subsidiaries of Michael Foods, Inc.

23.1	Consent of Grant Thornton LLP

23.2	Consent of PricewaterhouseCoopers LLP

*23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages hereto)

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of Wells Fargo Bank Minnesota, National Association

*99.1	Form of Letter of Transmittal

*99.2	Form of Notice of Guaranteed Delivery

*99.3	Form of letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

*99.4	Form of Letter to Beneficial Holders

(1)	Incorporated by reference from the Company’s current report on Form 8-K filed with the Commission on October 16, 2003.
(2)	Incorporated by reference from the Company’s registration statement on Form S-4 (Registration No. 333-63722) filed with the Commission on June 22, 2001.
(3)	Incorporated by reference from Amendment No. 1 to the Company’s registration statement on Form S-4 (Registration No. 333-63722) filed with the Commission on July 18, 2001.
(4)	Incorporated by reference from the Company’s current report on Form 8-K filed with the Commission on November 22, 2000.
(5)	Incorporated by reference from the Company’s quarterly report on Form 10-Q filed with the Commission on November 22, 2000.

*	To be filed by amendment.

Item 22. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake:

(1) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(3) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

(5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Michael Foods, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on the 11th day of February, 2004.

MICHAEL FOODS, INC.

By:	/s/ JOHN D. REEDY

John D. Reedy
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander and John D. Reedy, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 11th day of February, 2004.

Signature	Title
/s/ GREGG A. OSTRANDER Gregg A. Ostrander	President, Chief Executive Officer and Chairman of the Board of Directors (principal executive officer and director)

/s/ JOHN D. REEDY John D. Reedy	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

/s/ TODD M. ABBRECHT Todd M. Abbrecht	Director

/s/ ANTHONY J. DINOVI Anthony J. DiNovi	Director

/s/ JEROME J. JENKO Jerome J. Jenko	Director

/s/ KENT R. WELDON Kent R. Weldon	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Michael Foods of Delaware, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on the 11th day of February, 2004.

MICHAEL FOODS OF DELAWARE, INC.

By:	/s/ JOHN D. REEDY
John D. Reedy
Vice President Finance

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander and John D. Reedy, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 11th day of February, 2004.

Signature	Title
/s/ JOHN D. REEDY	Vice President Finance and Director
John D. Reedy

/s/ GREGG A. OSTRANDER	Director
Gregg A. Ostrander

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, M. G. Waldbaum Company has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on the 11th day of February, 2004.

M. G. WALDBAUM COMPANY

By:	/s/ JOHN D. REEDY
John D. Reedy
Vice President Finance

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander and John D. Reedy, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 11th day of February, 2004.

Signature	Title
/s/ JOHN D. REEDY	Vice President Finance and Director
John D. Reedy

/s/ GREGG A. OSTRANDER	Director
Gregg A. Ostrander

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Papetti’s Hygrade Egg Products, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on the 11th day of February, 2004.

PAPETTI’S HYGRADE EGG PRODUCTS, INC.

By:	/s/ JOHN D. REEDY
John D. Reedy
Vice President Finance

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander and John D. Reedy, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 11th day of February, 2004.

Signature	Title
/s/ JOHN D. REEDY	Vice President Finance and Director
John D. Reedy

/s/ GREGG A. OSTRANDER	Director
Gregg A. Ostrander

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Papetti Electroheating Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on the 11th day of February, 2004.

PAPETTI ELECTROHEATING CORPORATION

By:	/s/ JOHN D. REEDY
John D. Reedy
Vice President Finance

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander and John D. Reedy, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 11th day of February, 2004.

Signature	Title
/s/ JOHN D. REEDY	Vice President Finance and Director
John D. Reedy

/s/ GREGG A. OSTRANDER	Director
Gregg A. Ostrander

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Casa Trucking, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on the 11th day of February, 2004.

CASA TRUCKING, INC.

By:	/s/ JOHN D. REEDY
John D. Reedy
Vice President Finance

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander and John D. Reedy, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 11th day of February, 2004.

Signature	Title
/s/ JOHN D. REEDY	Vice President Finance and Director
John D. Reedy

/s/ GREGG A. OSTRANDER	Director
Gregg A. Ostrander

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Crystal Farm Refrigerated Distribution Company has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on the 11th day of February, 2004.

CRYSTAL FARMS REFRIGERATED DISTRIBUTION COMPANY

By:	/s/ JOHN D. REEDY
John D. Reedy
Vice President Finance

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander and John D. Reedy, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 11th day of February, 2004.

Signature	Title
/s/ JOHN D. REEDY	Vice President Finance and Director
John D. Reedy

/s/ GREGG A. OSTRANDER	Director
Gregg A. Ostrander

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, WFC, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on the 11th day of February, 2004.

WFC, INC.

By:	/s/ JOHN D. REEDY
John D. Reedy
Vice President Finance

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander and John D. Reedy, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 11th day of February, 2004.

Signature	Title
/s/ JOHN D. REEDY	Vice President Finance and Director
John D. Reedy

/s/ GREGG A. OSTRANDER	Director
Gregg A. Ostrander

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Wisco Farm Cooperative has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on the 11th day of February, 2004.

WISCO FARM COOPERATIVE

By:	/s/ JOHN D. REEDY
John D. Reedy
Vice President Finance

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander and John D. Reedy, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 11th day of February, 2004.

Signature	Title
/s/ JOHN D. REEDY	Vice President Finance and Director
John D. Reedy

/s/ GREGG A. OSTRANDER	Director
Gregg A. Ostrander

/s/ MARK D. WITMER	Director
Mark D. Witmer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Northern Star Co. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on the 11th day of February, 2004.

NORTHERN STAR CO.

By:	/s/ JOHN D. REEDY
John D. Reedy
Vice President Finance

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander and John D. Reedy, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 11th day of February, 2004.

Signature	Title
/s/ JOHN D. REEDY	Vice President Finance and Director
John D. Reedy

/s/ GREGG A. OSTRANDER	Director
Gregg A. Ostrander

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Minnesota Products, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on the 11th day of February, 2004.

MINNESOTA PRODUCTS, INC.

By:	/s/ JOHN D. REEDY
John D. Reedy
Vice President Finance

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander and John D. Reedy, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 11th day of February, 2004.

Signature	Title
/s/ JOHN D. REEDY	Vice President Finance and Director
John D. Reedy

/s/ GREGG A. OSTRANDER	Director
Gregg A. Ostrander

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Farm Fresh Foods, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on the 11th day of February, 2004.

FARM FRESH FOODS, INC.

By:	/s/ JOHN D. REEDY
John D. Reedy
Vice President Finance

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander and John D. Reedy, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 11th day of February, 2004.

Signature	Title
/s/ JOHN D. REEDY	Vice President Finance and Director
John D. Reedy

/s/ GREGG A. OSTRANDER	Director
Gregg A. Ostrander

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KMS Dairy, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on the 11th day of February, 2004.

KMS DAIRY, INC.

By:	/s/ JOHN D. REEDY
John D. Reedy
Vice President Finance

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander and John D. Reedy, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 11th day of February, 2004.

Signature	Title
/s/ JOHN D. REEDY	Vice President Finance and Director
John D. Reedy

/s/ GREGG A. OSTRANDER	Director
Gregg A. Ostrander

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated October 10, 2003, by and among M-Foods Investors, LLC, THL Food Products Holdings Co., THL Food Products Co., M-Foods Holdings, Inc. and certain shareholders of M-Foods Holdings, Inc.(1)

*2.2	Letter Agreement, dated October 17, 2003, by and among M-Foods Investors, LLC, THL Food Products Holdings Co., THL Food Products Co. and M-Foods Holdings, Inc.

*2.3	Letter Agreement, dated October 24, 2003, by and among M-Foods Investors, LLC, THL Food Products Holdings Co., THL Food Products Co. and M-Foods Holdings, Inc.

*2.4	Letter Agreement, dated November 17, 2003, by and among M-Foods Investors, LLC, THL Food Products Holdings Co., THL Food Products Co. and M-Foods Holdings, Inc.

3.1	Amended and Restated Certificate of Incorporation of Michael Foods, Inc. (formerly known as M-Foods Holdings, Inc.)

3.2	Certificate of Merger of THL Food Products Co. with and into M-Foods Holdings, Inc., dated November 20, 2003

3.3	Agreement and Plan of Merger, dated November 20, 2003, by and among M-Foods Holdings, Inc. and Michael Foods, Inc.

3.4	Certificate of Merger of Michael Foods, Inc. with and into M-Foods Holdings, Inc., dated November 20, 2003

3.5	Bylaws of Michael Foods, Inc. (formerly known as M-Foods Holdings, Inc.)

3.6	Amended and Restated Certificate of Incorporation of Michael Foods of Delaware, Inc. (formerly known as Michael Foods, Inc.) (2)

3.7	Bylaws of Michael Foods of Delaware, Inc. (formerly known as Michael Foods, Inc.) (2)

3.8	Articles of Incorporation of WFC, Inc. (2)

3.9	Bylaws of WFC, Inc. (2)

3.10	Third Amended Articles of Incorporation of Wisco Farm Cooperative (2)

3.11	Second Amended and Restated Bylaws of Wisco Farm Cooperative (2)

3.12	Articles of Incorporation of Crystal Farms Refrigerated Distribution Company (formerly known as Michael Foods Refrigerated Distribution Company) (2)

3.13	Bylaws of Crystal Farms Refrigerated Distribution Company (formerly known as Michael Foods Refrigerated Distribution Company) (2)

3.14	Articles of Incorporation of Northern Star Co. (formerly known as Minnesota Products, Inc.) (2)

3.15	Bylaws of Northern Star Co. (formerly known as Minnesota Products, Inc.) (2)

3.16	Articles of Incorporation of Minnesota Products, Inc. (formerly known as TCW Corporation) (2)

3.17	Bylaws of Minnesota Products, Inc. (formerly known as TCW Corporation) (2)

3.18	Articles of Incorporation of Farm Fresh Foods, Inc. (formerly known as Farm Fresh Foods of Nevada, Inc.) (2)

3.19	Bylaws of Farm Fresh Foods, Inc. (formerly known as Farm Fresh Foods of Nevada, Inc.) (2)

3.20	Articles of KMS Dairy, Inc. (formerly known as Kohler Mix Specialties, Inc.) (2)

3.21	Bylaws of KMS Dairy, Inc. (formerly known as Kohler Mix Specialties, Inc.) (2)

Exhibit No.	Description

3.22	Articles of Incorporation of M. G. Waldbaum Company (2)

3.23	Bylaws of M. G. Waldbaum Company (3)

3.24	Articles of Incorporation of Papetti’s Hygrade Food Products, Inc. (formerly known as Papetti’s Acquisition, Inc.) (2)

3.25	Bylaws of Papetti’s Hygrade Food Products, Inc. (formerly known as Papetti’s Acquisition, Inc.) (2)

3.26	Articles of Incorporation of Papetti Electroheating Corporation (2)

3.27	Bylaws of Papetti Electroheating Corporation (2)

3.28	Articles of Incorporation of Casa Trucking, Inc. (2)

3.29	Bylaws of Casa Trucking, Inc. (2)

4.1	Indenture, dated March 27, 2000, between Michael Foods Acquisition Corp. and BNY Midwest Trust Company, as trustee (3)

4.2	Supplemental Indenture, dated as of April 10, 2001, by and among Michael Foods, Inc., M-Foods Holdings, Inc., Michael Foods of Delaware, Inc., Northern Star Co., Minnesota Products, Inc., Farm Fresh Foods of Nevada, Inc., Crystal Farms Refrigerated Distribution Company, WFC, Inc., Wisco Farm Cooperative, M. G. Waldbaum Company, Papetti’s Hygrade Egg Products, Inc., Casa Trucking, Inc., Papetti Electroheating Corporation, Kohler Mix Specialties, Inc., Midwest Mix, Inc., Kohler Mix Specialties of Connecticut, Inc. and BNY Midwest Trust Company, as trustee (3)

4.3	Fourth Supplemental Indenture, dated as of October 31, 2003, by and among Michael Foods, Inc. and BNY Midwest Trust Company

4.4	Collateral Pledge and Security Agreement, dated March 27, 2001, between Michael Foods Acquisition Corp., and Banc of America Securities, LLC and Bear, Stearns & Co. and BNY Midwest Trust Company as collateral agent and securities intermediary (3)

4.5	Indenture, dated November 20, 2003, among Michael Foods, Inc., the Guarantors party thereto and Wells Fargo Bank Minnesota, National Association, as trustee

4.6	Registration Rights Agreement, dated November 20, 2003, among Michael Foods, Inc., the Subsidiary Guarantors party thereto and Banc of America Securities LLC, Deutsche Bank Securities Inc. and UBS Securities LLC

*5.1	Opinion of Weil, Gotshal & Manges LLP regarding the validity of the securities offered hereby

10.1	Credit Agreement dated as of November 20, 2003, among THL Food Products Co., as Borrower, THL Food Products Holding Co., Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the other lenders party thereto, Banc of America Securities LLC and Deutsche Bank Securities Inc., as Joint Lead Arrangers and Joint Book Managers, Deutsche Bank Securities Inc. and UBS Securities LLC, as Co-Syndication Agents, and General Electric Capital Corporation and Cooperative Centrale Raiffeisen – Boerenleenbank B.A., “Rabobank International,” New York Branch, as Co-Documentation Agents

10.2	Senior Unsecured Term Loan Agreement dated as of November 20, 2003, among THL Food Products Co., as Borrower, THL Food Products Holding Co., Bank of America, N.A., as Administrative Agent, the lenders party thereto, Bank of America Securities LLC and Deutsche Bank Securities, Inc., as Joint Lead Arrangers and Joint Book Managers, and Deutsche Bank Securities Inc. and UBS Securities LLC, as Co-Syndication Agents

Exhibit No.	Description

*10.3	Employment Agreement, dated November 20, 2003, by and among Michael Foods, Inc. and Gregg A. Ostrander

*10.4	Employment Agreement, dated November 20, 2003, by and among Michael Foods, Inc. and John D. Reedy

*10.5	Employment Agreement, dated November 20, 2003, by and among Michael Foods, Inc. and James D. Clarkson

*10.6	Employment Agreement, dated November 20, 2003, by and among Michael Foods, Inc. and James Mohr

*10.7	Employment Agreement, dated November 20, 2003, by and among Michael Foods, Inc. and Max R. Hoffmann

*10.8	Senior Management Unit Subscription Agreement, dated November 20, 2003, between Michael Foods Investors, LLC, (formerly known as THL-MF Investors, LLC) and Gregg A. Ostrander

*10.9	Senior Management Unit Subscription Agreement, dated November 20, 2003, between Michael Foods Investors, LLC, (formerly known as THL-MF Investors, LLC) and John D. Reedy

*10.10	Senior Management Unit Subscription Agreement, dated November 20, 2003, between Michael Foods Investors, LLC, (formerly known as THL-MF Investors, LLC) and James D. Clarkson

*10.11	Senior Management Unit Subscription Agreement, dated November 20, 2003, between Michael Foods Investors, LLC, (formerly known as THL-MF Investors, LLC) and James Mohr

*10.12	Senior Management Unit Subscription Agreement, dated November 20, 2003, between Michael Foods Investors, LLC, (formerly known as THL-MF Investors, LLC) and Max R. Hoffmann

*10.13	Stock Option Agreement, dated November 20, 2003, between Gregg A. Ostrander and M-Foods Holdings, Inc. (formerly known as THL Food Products Holding Co.)

*10.14	Stock Option Agreement, dated November 20, 2003, between John D. Reedy and M-Foods Holdings, Inc. (formerly known as THL Food Products Holding Co.)

*10.15	Stock Option Agreement, dated November 20, 2003, between James D. Clarkson and M-Foods Holdings, Inc. (formerly known as THL Food Products Holding Co.)

*10.16	Stock Option Agreement, dated November 20, 2003, between James Mohr and M-Foods Holdings, Inc. (formerly known as THL Food Products Holding Co.)

*10.17	Stock Option Agreement, dated November 20, 2003, between Max R. Hoffmann and M-Foods Holdings, Inc. (formerly known as THL Food Products Holding Co.)

*10.18	THL Food Products Holding Co. Stock Option Plan

*10.19	Management Agreement, dated November 20, 2003, by and among Michael Foods, Inc. and THL Managers V, LLC

*10.20	Securityholders Agreement, dated November 20, 2003, between Michael Foods Investors, LLC, (formerly known as THL-MF Investors, LLC) and the other parties thereto

*10.21	Amended and Restated Limited Liability Company Agreement of Michael Foods Investors, LLC, (formerly known as THL-MF Investors, LLC), dated November 20, 2003, between THL-MF Investors, LLC and the other parties thereto

*10.22	Subscription and Share Purchase Agreement, dated November 20, 2003, between M-Foods Holdings, Inc. (formerly known as THL Food Products Holding Co.) and Michael Foods Investors, LLC, (formerly known as THL-MF Investors, LLC)

Exhibit No.	Description

10.23	Lease, dated as of February 26, 1997, by and between Michael Foods of Delaware, Inc., as successor to Michael Foods, Inc., a Delaware corporation and A&A Urban Renewal, relating to the lease of a facility located at 100 Trumbell St., Elizabeth, NJ (4)

10.24	Lease, dated as of February 26, 1997, by and between Michael Foods of Delaware, Inc., as successor to Michael Foods, Inc., a Delaware corporation, and Papetti Holding Company, et al., relating to the lease of a facility located at 877-879 E. North Ave., Elizabeth, NJ (4)

10.25	Lease, dated as of February 26, 1997, by and between Michael Foods of Delaware, Inc., as successor to Michael Foods, Inc., a Delaware corporation, and Papetti Holding Company, relating to the lease of a facility located at 847-855 E. North Ave., Elizabeth, NJ (4)

10.26	Lease, dated as of February 26, 1997, by and between Michael Foods of Delaware, Inc. as successor to Michael Foods, Inc., a Delaware corporation, and Jersey Pride Urban Renewal, relating to the lease of a facility located at One Papetti Plaza, Elizabeth, NJ (4)

10.27	North Carolina State University Consolidated, Restated and Amended License Agreement, dated June 9, 2000, by and between North Carolina State University and the Company (5)

12.1	Computation of ratio of earnings to fixed charges

21.1	Subsidiaries of Michael Foods, Inc.

23.1	Consent of Grant Thornton LLP

23.2	Consent of PricewaterhouseCoopers LLP

*23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages hereto)

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of Wells Fargo Bank Minnesota, National Association

*99.1	Form of Letter of Transmittal

*99.2	Form of Notice of Guaranteed Delivery

*99.3	Form of letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

*99.4	Form of Letter to Beneficial Holders

(1)	Incorporated by reference from the Company’s current report on Form 8-K filed with the Commission on October 16, 2003.
(2)	Incorporated by reference from the Company’s registration statement on Form S-4 (Registration No. 333-63722) filed with the Commission on June 22, 2001.
(3)	Incorporated by reference from Amendment No. 1 to the Company’s registration statement on Form S-4 (Registration No. 333-63722) filed with the Commission on July 18, 2001.
(4)	Incorporated by reference from the Company’s current report on Form 8-K filed with the Commission on November 22, 2000.
(5)	Incorporated by reference from the Company’s quarterly report on Form 10-Q filed with the Commission on November 22, 2000.

*	To be filed by amendment.